Exhibit 4.1

EXECUTION COPY

ARCH STREET CLO, LTD.

Issuer,

ARCH STREET CLO, LLC

Co-Issuer,

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

INDENTURE

Dated as of September 15, 2016

COLLATERALIZED LOAN OBLIGATIONS

i

v

Schedules, Exhibits and Annexes

Schedule 1	-	Moody's Industry Classification Group List
Schedule 2	-	S&P Industry Classifications
Schedule 3	-	Diversity Score Calculation
Schedule 4	-	Moody's Rating Definitions
Schedule 5	-	S&P Rating Definition
Schedule 6	-	Approved Index List
Schedule 7	-	Fitch Rating Definition

Exhibit A	-	Forms of Notes
Exhibit B	-	Forms of Note Transfer and Exchange Certificates
Exhibit B-1	-	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note
Exhibit B-2	-	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note
Exhibit B-3	-	Form of Transferee/Exchange Certificate
Exhibit B-4	-	Form of ERISA Certificate
Exhibit C	-	Form of Section 3(c)(7) Reminder Notice
Exhibit D	-	Form of Beneficial Owner Certificate
Exhibit E	-	Form of Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix Notice
Exhibit F	-	Form of Contribution Notice
Exhibit G	-	Form of Banking Entity Notice

INDENTURE, dated as of September 15, 2016, among ARCH STREET CLO, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), ARCH STREET CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (together with its permitted successors, the "Trustee").

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Co-Issued Notes issuable as provided in this Indenture and the Issuer is duly authorized to execute and deliver this Indenture to provide for the Issuer Only Notes issuable as provided in this Indenture.  All covenants and agreements made by the Co-Issuers in this Indenture are for the benefit and security of the Trustee and the Secured Parties.  The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created by this Indenture, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement's terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Administrator and the Collateral Manager (collectively, the "Secured Parties"), all of its right, title, and interest, whether now owned or hereafter acquired, in, to, and under the following property, other than in each case any Excluded Property:

(a) the Collateral Obligations which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments on or with respect to them, and all Collateral Obligations that are Delivered to the Trustee in the future pursuant to this Indenture and all payments on or with respect to them;

(b) all Workout Assets that are Delivered to the Trustee pursuant to this Indenture and all payments on or with respect to them;

(c) the Custodial Account, the Collection Account, the Payment Account, the Funding Reserve Account, the Interest Reserve Account, the Closing Date Expense Account, the Expense Reimbursement Account, the Ramp-Up Account, the Contribution Account and the Class X Notes Account (collectively, the "Accounts"), all Eligible Investments and other funds and property credited to the Accounts, and all income from the investment of funds in the Accounts;

(d) the Management Agreement, the Securities Account Control Agreement, the Risk Retention Letter and the Collateral Administration Agreement;

(e) all Cash, money and other property Delivered to the Trustee;

(f) all accounts, general intangibles, payment intangibles, inventory, equipment, chattel paper, instruments, documents, money, deposit accounts, goods, letters of credit, letter-of-credit rights, oil, gas, and other minerals, investment property, and supporting obligations (all terms used in this clause and defined in the UCC shall have the meanings set forth in the UCC);

(g) the Issuer's equity interests in any Blocker Subsidiary and all payments and rights thereunder; and

(h) all proceeds with respect to the foregoing (all of the foregoing, the "Collateral").

This Grant is made in trust to secure the Secured Notes equally and ratably without prejudice, priority, or distinction between any Secured Note and any other Secured Note because of difference in time of issuance or otherwise.  This Grant is not intended to and does not transfer any liability under the Collateral, which liabilities shall remain the sole obligation of the Issuer.  This Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and the other provisions of this Indenture,

(i) the payment of all amounts due on the Secured Notes in accordance with their terms,

(ii) the payment of all other sums payable to the Secured Parties under this Indenture, and

(iii) compliance with this Indenture, (collectively, the "Secured Obligations"), all as provided in this Indenture.

The Trustee acknowledges such respective Grants, accepts the trusts under this Indenture in accordance with this Indenture, and agrees to perform its duties under this Indenture in accordance with the provisions hereof.

ARTICLE 1

DEFINITIONS

Section 1.1.	Definitions.

Except as otherwise specified in this Indenture or as the context may otherwise require, the following terms have the respective meanings provided below for all purposes of this Indenture.

"25% Limitation":  The meaning specified in Section 2.6(c).

"A/B Exchange":  An exchange of one security (the "A Security") for another security (the "B Security") of the same issuer or issuers, which security shall have substantially identical terms to the A Security except that one or more transfer restrictions applicable to the A Security are inapplicable to the B Security.

"Accountants' Effective Date AUP Reports": The meaning specified in Section 7.19(b).

"Accountants' Effective Date Comparison AUP Report": The meaning specified in Section 7.19(b).

"Accountants' Effective Date Recalculation AUP Report": The meaning specified in Section 7.19(b).

"Accountants' Report":  An agreed upon procedures report of a firm of Independent certified public accountants of international reputation appointed by the Issuer pursuant to Section 10.7(a), which may be the firm of Independent accountants that performs certain accounting services for the Issuer or the Collateral Manager.

"Accounts":  The meaning specified in the Granting Clauses.

"Accredited Investor":  The meaning specified in Rule 501(a) of Regulation D.

"Act":  The meaning specified in Section 14.2(a).

"Adjusted Collateral Principal Amount": As of any date of determination, the sum of,

(a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations, Deferring Obligations and Long-Dated Obligations); plus

(b) unpaid Principal Financed Accrued Interest (excluding any unpaid Principal Financed Accrued Interest in respect of Defaulted Obligations or Long-Dated Obligations); plus

(c) without duplication, Available Principal Amounts; plus

(d) the Moody's Collateral Value of all Defaulted Obligations, Deferring Obligations and Long-Dated Obligations; provided that the Adjusted Collateral Principal Amount will be zero for any Defaulted Obligation or Long-Dated Obligation which the Issuer has owned for more than three years after its default date or the date it became a Long-Dated Obligation, as applicable; plus

(e) the aggregate, for each Discount Obligation, of the product of (x) the purchase price (expressed as a percentage of par) and (y) the Principal Balance of such Discount Obligation, excluding accrued interest; minus

(f) the CCC/Caa Haircut Amount;

provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, Deferring Obligation, Long-Dated Obligation or any asset that falls within the CCC/Caa Excess, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any Measurement Date.

"Adjusted Weighted Average Moody's Rating Factor":  As of any Measurement Date, a number equal to the Weighted Average Moody's Rating Factor determined in the following manner: for purposes of determining a Moody's Default Probability Rating, Moody's Rating or Moody's Derived Rating in connection with determining the Weighted Average Moody's Rating Factor for purposes of this definition, the last paragraph of the definition of each of "Moody's Default Probability Rating," "Moody's Rating" and "Moody's Derived Rating" shall be disregarded, and instead each applicable rating on credit watch by Moody's that is on (a) positive watch will be treated as having been upgraded by one rating subcategory, (b) negative watch will be treated as having been downgraded by two rating subcategories and (c) negative outlook will be treated as having been downgraded by one rating subcategory.

"Administration Agreement":  The Amended and Restated Administration Agreement, dated as of September 15, 2016, between the Issuer and the Administrator, providing for the administrative functions of the Issuer, as modified, amended, and supplemented and in effect from time to time.

"Administrative Expense Cap":  An amount on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date) equal to the sum of (a) 0.02% per annum (prorated for the related Due Period on the basis of a 360 day year consisting of twelve 30-day months) of the Available Asset Amount on the related Determination Date and (b) U.S.$200,000 per annum (prorated for the related Due Period on the basis of a 360 day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the fourth Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Due Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the amounts by which such aggregated Administrative Expense Caps exceed such aggregated Administrative Expenses may be applied to increase the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the fourth Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

"Administrative Expenses":  Amounts due or accrued (including indemnities), and payable (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) in the following order, representing:

(i) fees, indemnities and expenses payable to the Trustee (including all amounts in respect of compensation and reimbursement under Section 6.7), the Collateral Administrator and the Bank in any of its other capacities;

(ii) fees, indemnities, taxes and expenses (A) payable by the Issuer in relation to establishing and maintaining the website on which the Issuer will post information in compliance with Rule 17g-5 and (B) incurred by any Blocker Subsidiary;

(iii) on a pro rata basis, (A) fees and expenses payable to the Rating Agencies in connection with any rating of the Secured Notes and any rating of the Collateral Obligations owned by either Co-Issuer (including, in each case above, fees and expenses for surveillance, credit estimates, and other fees owing to any Rating Agency), (B) fees, indemnities, taxes and expenses payable to the Administrator, the independent manager of the Co-Issuer and any Independent accountants, agents, and counsel for either of the Co-Issuers and (C) expenses and indemnities (but not Management Fees) payable to the Collateral Manager under this Indenture and the Management Agreement;

(iv) fees and expenses payable to third-party loan pricing services; and

(v) amounts due and payable to any other person (except the Collateral Manager) if permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including, without limitation, the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any fees or expenses incurred in connection with a Refinancing or a Re-Pricing), including any expenses relating to FATCA compliance and expenses incurred by the Issuer, the Co-Issuer or any Blocker Subsidiary in making filings and pleadings pursuant to Section 5.4(d).

For the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Secured Notes and distributions in respect of the Subordinated Notes) shall not constitute Administrative Expenses. Notwithstanding the foregoing, (x) the Collateral Manager may direct the payment of Rating Agency fees and expenses other than in the order required above (only after the payment of amounts due pursuant to clause (i) above) if the Collateral Manager, the Trustee or the Issuer have been advised by a Rating Agency that the non-payment of its fees will imminently result in the withdrawal of any currently assigned rating on any Outstanding Class of Secured Notes, and (y) the Collateral Manager, in its reasonable discretion, may direct a non-pro rata payment to be paid pursuant to clause (iii) above if required to ensure the delivery of continued accounting services and reports set forth herein.

"Administrator":  MaplesFS Limited, in its capacity as an administrator under the Administration Agreement.

"Affected Bank":  A "bank" for purposes of Section 881 of the Code or an entity affiliated with such a bank that directly or indirectly owns more than 33-1/3% of the aggregate principal amount of either the Class F Notes or the Subordinated Notes outstanding and (x) is not a "U.S. Person" as defined under Section 7701(a)(30) of the Code and (y) is not entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by Obligors resident in the United States to such bank are reduced to 0%.

"Affected Class":  Any Class of Secured Notes that, as a result of the occurrence of a Tax Event has not received or will not receive 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

"Affiliate" or "Affiliated":  With respect to a person,

(i) any other person who, directly or indirectly, is in control of, or controlled by, or is under common control with, the person or

(ii) any other person who is a director, officer or employee (A) of the person, (B) of any subsidiary or parent company of the person, or (C) of any person described in clause (i) above.

For the purposes of this definition, control of a person shall mean the power, direct or indirect,

(A) to vote more than 50% of the securities having ordinary voting power for the election of directors of the person or

(B) to direct the corporate management and corporate policies of the person whether by contract or otherwise (this does not include the Management Agreement unless it is amended expressly to provide for those services).

For the purpose of this definition, the Administrator and its Affiliates are neither Affiliates of nor Affiliated with the Co-Issuers and the Co-Issuers are neither Affiliates of nor Affiliated with the Administrator, or any of their Affiliates.

"Agent Members":  Members of, or participants in, a Depository, Euroclear or Clearstream.

"Aggregate Coupon":  As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (including, for any Permitted Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the Principal Balance of such Collateral Obligation.

"Aggregate Excess Funded Spread":  As of any Measurement Date, the amount obtained by multiplying:

(a) the amount equal to LIBOR applicable to the Secured Notes during the Periodic Interest Accrual Period in which such Measurement Date occurs; by

(b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Collateral Obligations (excluding any Deferrable Obligation to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Loan and Revolving Loan) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.

"Aggregate Funded Spread":  As of any Measurement Date, the sum of:

(a) in the case of each Floating Rate Obligation (including, for any Permitted Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Instruments thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Loan and Revolving Loan) that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread on such Collateral Obligation above such index as of the immediately preceding Determination Date multiplied by (ii) the Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Loan or Revolving Loan); provided that, with respect to any LIBOR Floor Obligation, the stated interest rate spread on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable index and (y) the excess, if any, of the specified "floor" rate relating to such Collateral Obligation over the applicable index; and

(b) in the case of each Floating Rate Obligation (including for any Permitted Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon and excluding the unfunded portion of any Delayed Drawdown Loan and Revolving Loan) that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index over LIBOR as of the immediately preceding Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Loan or Revolving Loan).

For the avoidance of doubt, for purposes of this definition a Collateral Obligation whose interest rate at any time is determined by reference to a spread over the higher of (x) a London interbank offered rate and (y) a stated minimum percentage per annum, and which Collateral Obligation's interest rate at the time of determination is based on the stated minimum referred to in clause (y) at such time will be deemed to bear interest at a spread over an index other than a London interbank offered rate based index (and such index will, at such time, be equal to the stated minimum percentage referred to in clause (y)).

"Aggregate Principal Amount":  When used with respect to any of the Notes as of any date, the aggregate principal amount of the Notes outstanding on that date (including any Periodic Rate Shortfall Amounts previously added to the principal amount of any of the Deferrable Notes that remains unpaid except to the extent otherwise expressly provided herein).

"Aggregate Principal Balance":  When used with respect to the Collateral Obligations, the sum of the Principal Balances of all the Collateral Obligations.  When used with respect to a portion of the Collateral Obligations, the term Aggregate Principal Balance means the sum of the Principal Balances of that portion of the Collateral Obligations.

"Aggregate Unfunded Spread":  As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Loan and Revolving Loan (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Loan and Revolving Loan as of such date.

"AIFMD":  Directive 2011/61/EU on Alternative Investment Fund Managers.

"AIFMD Level 2 Regulation":  The Commission Delegated Regulation 231/2013.

"AIFMD Retention Requirements":  Article 51 of the AIFMD Level 2 Regulation and Article 17 of the AIFMD as implemented by the AIFMD Level 2 Regulation, including any guidance published in relation thereto and any implementing laws or regulations in force in any Member State of the European Union; provided that, for purposes of the obligations of the Retention Holder,  references to the AIFMD Retention Requirements shall mean only the AIFMD and related guidance and implementing regulations, laws and rules effective as of the Closing Date.

"AML and Sanctions Laws":  The meaning specified in Section 2.6(k).

"Applicable Issuer" or "Applicable Issuers":  With respect to the Co-Issued Notes, each of the Co-Issuers.  With respect to the Issuer Only Notes, the Issuer only.  With respect to any additional notes issued in accordance with Sections 2.13 and 3.2, the Issuer and, if such notes are co-issued, the Co-Issuer.

"Applicable Periodic Rate":  With respect to any specified Class of Secured Notes, the per annum interest rate payable on the Secured Notes of each Class with respect to each Periodic Interest Accrual Period equal to LIBOR for the Periodic Interest Accrual Period plus the spread specified in the applicable "Interest Rate" rows of the table in Section 2.3; provided that upon the occurrence of a Re-Pricing with respect to a Class of Re-Pricing Eligible Notes, the applicable revised spread over LIBOR to be applied with respect to such Class of Re-Pricing Eligible Notes.

"Approved Index List":  The nationally recognized indices specified in Schedule 6 hereto as such list may be modified through the addition or removal of nationally recognized indices from time to time by the Collateral Manager upon notice to the Rating Agencies.

"Approved Pricing Service":  Any of (i) Loan Pricing Corporation, Market Group Limited, Loan X Mark-It Partners, FT Interactive, Bridge Information Systems, KDP, IDC, Bank of America High Yield Index, Interactive Data Pricing and Reference Data, Inc., Pricing Direct Inc., S&P Security Evaluations Service, Thompson Reuters Pricing Service or TradeWeb Markets LLC, or (ii) any other nationally recognized loan pricing service selected by the Collateral Manager with notice to the Rating Agencies.

"Asset-backed Commercial Paper":  Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

"Assigned Moody's Rating":  The meaning specified in Schedule 4.

"Assumed Reinvestment Rate":  LIBOR (as determined on the most recent Determination Date relating to a Periodic Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.50% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0%.

"Authenticating Agent":  The Trustee or the person designated by the Trustee to authenticate the Notes on behalf of the Trustee pursuant to Section 6.14.

"Authorized Officer":  With respect to the Issuer or the Co-Issuer, any Officer or agent who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding on, the Issuer or the Co-Issuer.  With respect to the Collateral Manager, any managing member, Officer, manager, employee, or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding on, the Collateral Manager with respect to the subject matter of the request, certificate, or order in question.  With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and the certification may be considered as in full force until receipt by the other party of written notice to the contrary.

"Available Asset Amount":  At any time, an amount equal to:

(a) the Aggregate Principal Balance of all Collateral Obligations, plus

(b) Eligible Investments and cash representing Principal Proceeds on deposit in the Collection Account plus any amount deposited on the Closing Date in the Collection Account or the Ramp-Up Account remaining therein.

"Available Principal Amounts":  At any time, the sum of the amounts then on deposit in the Collection Account representing Principal Proceeds plus the amounts then on deposit in the Ramp-Up Account (in each case including the aggregate Principal Balance of all Eligible Investments therein).

"Average Life":  On any Measurement Date with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such Measurement Date to the respective dates of each successive scheduled distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Collateral Obligation.

"Bank":  U.S. Bank National Association, in its individual capacity and not as Trustee.

"Banking Entity Notice":  A notice delivered by a Section 13 Banking Entity in the form of Exhibit G.

"Bankruptcy Code":  The United States Bankruptcy Code, Title 11 of the United States Code.

"Bankruptcy Law":  The Bankruptcy Code, Part V of the Companies Law (2013 Revision) of the Cayman Islands, the Bankruptcy Law (1997 Revision) of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules 2008 of the Cayman Islands.

"Bankruptcy Subordination Agreement":  The meaning specified in Section 5.4(d)(ii).

"Beneficial Owner":  Any person owning an interest in a Global Note or as reflected on the books of the Depository, Euroclear or Clearstream or on the books of an Agent Member or on the books of an indirect participant for which an Agent Member acts as agent.

"Benefit Plan Investor":  A "benefit plan investor" within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, which includes any employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to the fiduciary responsibility provisions of Title I of

ERISA, any plan to which Section 4975 of the Code applies or any entity whose underlying assets include plan assets by reason of such employee benefit plan's or plan's investment in the entity.

"Blocker Subsidiary":  An entity treated as a corporation for U.S. federal income tax purposes, 100% of the equity interests in which are owned directly or indirectly by the Issuer.

"Board Resolution":  With respect to the Issuer, a resolution of the board of directors of the Issuer and, with respect to the Co-Issuer, an action in writing by the sole member of the Co-Issuer.

"Bond":  A publicly issued or privately placed debt security (that is not a Loan) that is issued by a corporation, limited liability company, partnership or trust.

"Bridge Loan":  Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

"Business Day":  A day on which commercial banks and foreign exchange markets settle payments in each of New York City, London, and any other city in which the Corporate Trust Office of the Trustee is located (initially being Boston) and, in the case of the final payment of principal of any Note, the place of presentation of the Note designated by the Trustee.

"Caa Collateral Obligation":  A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with a Moody's Rating of "Caa1" or lower.

"Calculation Agent":  The meaning specified in Section 7.16(a).

"Cash":  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

"CCC Collateral Obligation":  A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of "CCC+" or lower.

"CCC/Caa Collateral Obligations":  The CCC Collateral Obligations and/or the Caa Collateral Obligations, as the context requires.

"CCC/Caa Excess":  The amount equal to the greater of (a) the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of the current Determination Date and (b) the excess of the Principal Balance of all Caa Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of the current Determination Date; provided that, in determining which Collateral Obligations fall into the CCC/Caa Excess, CCC/Caa Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations as of such determination date) of all of the CCC/Caa Collateral Obligations included in the greater of clause (a) and (b) above will be used for this purpose.

"CCC/Caa Haircut Amount":  At any time, an amount equal to the excess, if any, of:

(a) the Aggregate Principal Balance of all Collateral Obligations included in the CCC/Caa Excess at such time; less

(b) the sum of the Market Values of all Collateral Obligations included in the CCC/Caa Excess at such time.

"Certificate of Authentication":  The meaning specified in Section 2.1.

"Certificated Note":  The meaning specified in Section 2.2(b).

"Certificated Secured Note":  The meaning specified in Section 2.2(b).

"Certificated Security":  The meaning specified in Section 8‑102(a)(4) of the UCC.

"Certificated Subordinated Note":  The meaning specified in Section 2.2(b).

"CFR":  The meaning specified in Schedule 4.

"Class":  In the case of (x) the Secured Notes, all of the Secured Notes having the same Applicable Periodic Rate, Stated Maturity and designation and (y) the Subordinated Notes, all of the Subordinated Notes.

"Class A/B Coverage Tests":  The Class A/B Overcollateralization Test and the Class A/B Interest Coverage Test.

"Class A/B Interest Coverage Test":  The Interest Coverage Test applicable to the Class A Notes and the Class B Notes.

"Class A/B Overcollateralization Ratio":  As of any Measurement Date, the ratio calculated by dividing

(i) the Adjusted Collateral Principal Amount by

(ii) the sum of the Aggregate Principal Amounts of the Class A Notes and the Class B Notes as of such Measurement Date.

"Class A/B Overcollateralization Test":  A test that will be satisfied on any Measurement Date if the Class A/B Overcollateralization Ratio is at least equal to the specified Required Level indicated in the table in the definition of "Overcollateralization Test."

"Class A Notes":  The Class A Senior Secured Floating Rate Notes issued by the Co-Issuers pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class B Notes":  The Class B Senior Secured Floating Rate Notes issued by the Co-Issuers pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class C Coverage Tests":  The Class C Overcollateralization Test and the Class C Interest Coverage Test.

"Class C Interest Coverage Test":  The Interest Coverage Test applicable to the Class C Notes.

"Class C Notes":  The Class C Senior Secured Deferrable Floating Rate Notes issued by the Co-Issuers pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class C Overcollateralization Ratio":  As of any Measurement Date, the ratio calculated by dividing

(i) the Adjusted Collateral Principal Amount by

(ii) the sum of the Aggregate Principal Amounts of the Class A Notes, the Class B Notes and the Class C Notes as of such Measurement Date.

"Class C Overcollateralization Test":  A test that will be satisfied on any Measurement Date if the Class C Overcollateralization Ratio is at least equal to the specified Required Level indicated in the table in the definition of "Overcollateralization Test."

"Class D Coverage Tests":  The Class D Overcollateralization Test and the Class D Interest Coverage Test.

"Class D Interest Coverage Test":  The Interest Coverage Test applicable to the Class D Notes.

"Class D Notes":  The Class D Senior Secured Deferrable Floating Rate Notes issued by the Co-Issuers pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class D Overcollateralization Ratio":  As of any Measurement Date, the ratio calculated by dividing

(i) the Adjusted Collateral Principal Amount by

(ii) the sum of the Aggregate Principal Amounts of the Co-Issued Notes (other than the Class X Notes) as of such Measurement Date.

"Class D Overcollateralization Test":  A test that will be satisfied on any Measurement Date if the Class D Overcollateralization Ratio is at least equal to the specified Required Level indicated in the table in the definition of "Overcollateralization Test."

"Class E Notes":  The Class E Secured Deferrable Floating Rate Notes issued by the Issuer pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class E Overcollateralization Ratio":  As of any Measurement Date, the ratio calculated by dividing

(i) the Adjusted Collateral Principal Amount by

(ii) the sum of the Aggregate Principal Amounts of the Secured Notes (other than the Class X Notes and the Class F Notes) as of such Measurement Date.

"Class E Overcollateralization Test":  A test that will be satisfied on any Measurement Date if the Class E Overcollateralization Ratio is at least equal to the specified Required Level indicated in the table in the definition of "Overcollateralization Test."

"Class F Notes":  The Class F Secured Deferrable Floating Rate Notes issued by the Issuer pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class X Notes":  The Class X Senior Secured Floating Rate Notes issued by the Co-Issuers pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class X Notes Account":  The trust account established pursuant to Section 10.3(i).

"Clearing Agency":  An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Clearing Corporation":  (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Section 8‑102(a)(5) of the UCC.

"Clearing Corporation Security":  Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

"Clearstream":  Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg.

"Closing Date":  September 15, 2016.

"Closing Date Expense Account":  The meaning specified in Section 10.3(d).

"Co-Issued Notes":  The Class X Notes, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

"Co-Issuer":  Arch Street CLO, LLC, a limited liability company organized under the laws of the State of Delaware.  The Co-Issuer will have no substantial assets.

"Co-Issuers":  The Issuer and the Co-Issuer.

"Code":  The United States Internal Revenue Code of 1986, as amended.

"Collateral":  The meaning specified in the Granting Clauses.

"Collateral Administration Agreement":  The agreement dated as of the Closing Date among the Issuer, the Collateral Manager, and the Collateral Administrator, as modified, amended, and supplemented and in effect from time to time.

"Collateral Administrator":  U.S. Bank National Association, in its capacity as a collateral administrator under the Collateral Administration Agreement, and any permitted successor thereto.

"Collateral Interest Amount":  As of any Measurement Date, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations or the deferring portions of Deferrable Obligations, but including Interest Proceeds actually received from Defaulted Obligations and the deferring portion of Deferrable Obligations), in each case during the Due Period in which such Measurement Date occurs (or after such Due Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Due Period).

"Collateral Manager":  NewStar Capital LLC and any permitted successor Collateral Manager pursuant to the Management Agreement.

"Collateral Manager Event":  The occurrence of any event that is grounds for removal of the Collateral Manager for "cause" as provided in Section 9.03 of the Management Agreement (with the giving of notice or the lapse of time or both).

"Collateral Manager Notes":  As of any date of determination, (a) all Notes held on such date by a Collateral Manager Related Investor and (b) all Notes as to which economic exposure is held on such date (whether through any derivative financial transaction or otherwise) by any Collateral Manager Related Investor.

"Collateral Manager Related Investor": The Collateral Manager, its Affiliates, their respective shareholders, members, partners, employees, and any fund or account managed by the Collateral Manager or an Affiliate of the Collateral Manager.

"Collateral Obligation":  An obligation that is a Senior Secured Loan, Second Lien Loan or Unsecured Loan (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment) or Participation therein, in each case, that as of the date on which the Issuer commits to acquire such obligation:

(1) is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(2) is not (A) a Defaulted Obligation or (B) a Credit Risk Obligation;

(3) is not a lease;

(4) if it is a Deferrable Obligation it is a Permitted Deferrable Obligation;

(5) provides (in the case of a Delayed Drawdown Loan or Revolving Loan, with respect to amounts drawn thereunder) for a fixed amount of principal payable in cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(6) does not constitute Margin Stock;

(7) the Issuer will receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than (A) taxes imposed under FATCA, (B) withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax and (C) withholding tax on (x) fees received with respect to a letter of credit, (y) amendment, waiver, consent and extension fees and (z) commitment fees and other similar fees in respect of Revolving Loans and Delayed Drawdown Loans;

(8) has an S&P Rating and a Moody's Rating;

(9) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager in its sole and conclusive judgment;

(10) except for Delayed Drawdown Loans and Revolving Loans, is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer;

(11) does not have a rating with an "f," "r," "p," "pi," "q," "t" or "sf" subscript assigned by S&P or an "sf" subscript assigned by Moody's;

(12) is not a Related Obligation, a Long-Dated Obligation, a Zero Coupon Bond, a Bridge Loan or a Structured Finance Obligation;

(13) will not require the Issuer, the Co-Issuer or the pool of Collateral to be registered as an investment company under the Investment Company Act;

(14) is not an Equity Security and is not, by its terms, convertible into or exchangeable for an Equity Security at any time over its life and does not have any attached equity warrants;

(15) is not the subject of an Offer (other than an exchange offer in which a security that is not registered under the Securities Act is exchanged for (i) a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or (ii) a security that would otherwise qualify for purchase under the Investment Criteria);

(16) does not have an S&P Rating that is below "CCC-" or a Moody's Default Probability Rating that is below "Caa3";

(17) is purchased at a price at least equal to 50% of its principal balance;

(18) if it is a Floating Rate Obligation, the floating rate is determined by reference to (a) the Dollar prime rate, federal funds rate or London interbank offered rate, (b) a similar interbank offered rate, commercial deposit rate or (c) any other then-customary index;

(19) is Registered;

(20) is not a Synthetic Security;

(21) does not pay interest less frequently than semi-annually;

(22) does not constitute or support a letter of credit;

(23) is not a Small Obligor Loan;

(24) is issued by an obligor that is (x) Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction, (y) a  Non-Emerging Market Obligor and (z) not Domiciled in Greece or Cyprus;

(25) is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(26) is not a Bond, a note or a commodity forward contract;

(27) is not an Interest Only Security, a Step-Up Obligation or a Step-Down Obligation;

(28) is an Eligible Asset (so long as the Portfolio Acquisition and Disposition Requirements are applicable);

(29) if it is a Loan issued pursuant to Underlying Instruments governing the issuance of indebtedness having an aggregate issuance amount (whether drawn or undrawn) of less than U.S.$250,000,000, it is not an obligation with respect to which the Collateral Manager or any Affiliate of the Collateral Manager was a party to such Underlying Instruments; and

(30) is not an other debt security not constituting a Loan.

"Collateral Principal Amount":  As of any Measurement Date, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations) and (b) without duplication, the Available Principal Amounts.

"Collateral Quality Test":  A test satisfied on any Measurement Date on and after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if a test is not satisfied on such Measurement Date, the degree of compliance with such test is maintained or improved after giving effect to any purchase or sale effected on such Measurement Date):

(i) the Minimum Floating Spread Test;

(ii) the Maximum Moody's Rating Factor Test;

(iii) the Moody's Diversity Test;

(iv) the Minimum Weighted Average Moody's Recovery Rate Test;

(v) the Minimum Weighted Average Coupon Test; and

(vi) the Weighted Average Life Test.

"Collection Account":  The trust account established pursuant to Section 10.2(a).

"Commitment Amount":  With respect to any Revolving Loan or Delayed Drawdown Loan, the maximum aggregate outstanding principal amount (whether then funded or unfunded) of advances or other extensions of credit that the Issuer could be required to make to the borrower under its Underlying Instruments.

"Concentration Limitations":  Limitations satisfied on any Measurement Date on or after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed investment after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the investment):

(i) not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans, cash and Eligible Investments;

(ii) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of Second Lien Loans, Unsecured Loans and First-Lien Last-Out Loans;

(iii) not more than 5.0% of the Collateral Principal Amount may consist, in the aggregate, of Unsecured Loans;

(iv) not more than 2.0% of the Collateral Principal Amount may consist of obligations issued by a single obligor and its Affiliates, except that, without duplication, obligations (other than DIP Loans) issued by up to five obligors and their respective Affiliates may each constitute up to 2.5% of the Collateral Principal Amount;

(v) not more than 7.5% of the Collateral Principal Amount may consist of Caa Collateral Obligations;

(vi) not more than 7.5% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(vii) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(viii) not more than 3.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(ix) not more than 7.5% of the Collateral Principal Amount may consist of DIP Loans;

(x) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Loans and unfunded and funded commitments under Revolving Loans;

(xi) not more than 20.0% of the Collateral Principal Amount may consist of Participations;

(xii) with respect to any Participation proposed to be acquired by the Issuer, the Moody's Counterparty Criteria are met;

(xiii) (a) all of the Collateral Obligations must be issued by Non-Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
10.0%	All countries (in the aggregate) other than the United States;
10.0%	Canada;
7.5%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;
4.0%	all Group II Countries in the aggregate;
3.0%	all Group III Countries in the aggregate; and
5.0%	all Tax Jurisdictions in the aggregate;

(xiv) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 15.0% of the

Collateral Principal Amount; and (y) the second largest S&P Industry Classification may represent up to 12.0% of the Collateral Principal Amount;

(xv) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody's Default Probability Rating derived from an S&P Rating as set forth in the definition of the term "Moody's Derived Rating";

(xvi) not more than 60.0% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xvii) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations issued pursuant to Underlying Instruments governing the issuance of indebtedness having an aggregate issuance amount (whether drawn or undrawn) of less than U.S.$250,000,000;

(xviii) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations; and

(xix) not more than 5.0% of the Collateral Principal Amount may consist of Permitted Deferrable Obligations.

"Contribution ":  The meaning specified in Section 10.3(h).

"Contribution Account":  The trust account established pursuant to Section 10.3(h).

"Contributor ":  The meaning specified in Section 10.3(h).

"Controlling Class":  The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; then the Class E Notes so long as any Class E Notes are Outstanding; then the Class F Notes so long as any Class F Notes are Outstanding; and then the Subordinated Notes so long as any Subordinated Notes are Outstanding. The Class X Notes will not constitute the Controlling Class at any time.

"Controlling Person":  A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to any of the assets of the Co-Issuers or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any Person controlling, controlled by or under common control with such Person, including with respect to a Person, other than an individual, having the power to exercise a controlling influence over the management or policies of such Person.

"Corporate Trust Office":  The corporate trust office of the Trustee at which the Trustee performs its duties under this Indenture, currently having an address of (a) for Note transfer purposes and for presentment and surrender by courier of the Notes for final payment thereon, 111 Filmore Avenue East, St. Paul, Minnesota 55107-1402, Attention: Bond Holder Service – Arch Street CLO, (b) for presentment and surrender by overnight delivery of the Notes for final payment thereon, 111 Filmore Avenue East, St. Paul, Minnesota 55107-1402, Attention: Bond Holder Service – Arch Street CLO, and (c) for all other purposes, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: CDO Unit – Arch Street CLO, or in each case, such other address the Trustee designates from time to time by notice to the Noteholders, the Collateral Manager, the Issuer, and the Rating Agencies or the principal corporate trust office of any successor Trustee.

"Coverage Tests":  Collectively, the Overcollateralization Tests and the Interest Coverage Tests. For the avoidance of doubt, there are no Coverage Tests in respect of the Class X Notes.

"Cov-Lite Loan":  A Collateral Obligation that is not subject to financial covenants; provided that a Collateral Obligation shall not constitute a Cov-Lite Loan if (a) the Underlying Instruments require the obligor to comply with one or more Maintenance Covenants (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Underlying Instruments) or (b) the Underlying Instruments contain either a cross-default provision to, or is pari passu with, another loan of the underlying obligor forming part of the same loan facility that requires the underlying obligor to comply with one or more financial covenants or Maintenance Covenants.

"CR Assessment": The counterparty risk assessment published by Moody's.

"Credit Improved Criteria":  The criteria that will be met if, with respect to any Collateral Obligation, the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more positive, or less negative, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List plus 0.50 percentage points over the same period.

"Credit Improved Obligation":  Any Collateral Obligation which, in the Collateral Manager's judgment exercised in accordance with the Management Agreement, has significantly improved in credit quality after it was acquired by the Issuer, which improvement may (but need not) be evidenced by one of the following:  (a) such Collateral Obligation satisfies the Credit Improved Criteria, (b) such Collateral Obligation has been upgraded at least one rating sub-category by either Rating Agency since the date the Issuer first acquired such Collateral Obligation and remains at a rating above the rating at such time or has been placed and remains on credit watch with positive implication by either Rating Agency, (c) the issuer of such Collateral Obligation has raised equity capital or other capital subordinated to the Collateral Obligation since the date the Issuer first acquired such Collateral Obligation, (d) the issuer of such Collateral Obligation has, in the Collateral Manager's reasonable commercial judgment, shown improved results or possesses less credit risk, in each case since such Collateral Obligation was acquired by the Issuer or (e) such Collateral Obligation has, in the Collateral Manager's reasonable commercial judgment, a market price that is greater than the price warranted by its terms and credit characteristics; provided that, during a Restricted Trading Period, in addition to the foregoing, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by any Rating Agency at least one rating sub-category or has been placed and remains on credit watch with positive implication by either of the Rating Agencies or S&P since it was first acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation, (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Improved Obligation or (iv) such Collateral Obligation's interest rate spread has decreased since the date on which it was first acquired by the Issuer under this Indenture by at least 0.50%.

"Credit Risk Criteria":  The criteria that will be met if, with respect to any Collateral Obligation, the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more negative, or less positive, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List less 0.50 percentage points over the same period.

"Credit Risk Obligation":  Any Collateral Obligation that, in the Collateral Manager's judgment exercised in accordance with the Management Agreement, has a significant risk of declining in credit quality or price; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if, in addition to the foregoing, (i) such Collateral Obligation has been downgraded by either of the Rating Agencies or S&P at least one rating sub-category since the date the Issuer first acquired such Collateral Obligation or has been placed and remains on credit watch with negative implication by either of the Rating Agencies or S&P since it was first acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation, (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Risk Obligation or (iv) such Collateral Obligation's interest rate spread has increased since the date on which it was first acquired by the Issuer under this Indenture by at least 0.50%.

"CRR":  Regulation (EU) No. 575/2013.

"CRR Retention Requirements": Articles 404 to 410 (inclusive) of the CRR, together with the final regulatory technical standards published in the Official Journal of the European Union on June 13, 2014, implementing technical standards published in the Official Journal of the European Union on June 5, 2014, and any other guidelines and technical standards published in relation thereto by the EBA or contained in any European Commission delegated regulation as may be effective from time to time; provided that, for purposes of the obligations of the Retention Holder, references to the CRR Retention Requirements shall mean only the CRR, the Final Technical Standards and related guidance and implementing regulations, laws and rules effective as of the Closing Date.

"Cumulative Deferred Senior Management Fee": After any Payment Date, the Current Deferred Senior Management Fee not distributed plus the cumulative amount of the Senior Management Fee that the Collateral Manager has elected to defer on prior Payment Dates and has not yet been repaid and shall accrue interest at a rate per annum equal to LIBOR applicable to the Secured Notes for the related Periodic Interest Accrual Period (calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed during the related Due Period) plus 0.25%.

"Cumulative Deferred Subordinated Management Fee": After any Payment Date, the Current Deferred Subordinated Management Fee not distributed plus the cumulative amount of the Subordinated Management Fee that the Collateral Manager has elected to defer on prior Payment Dates and has not yet been repaid and shall accrue interest at a rate per annum equal to LIBOR applicable to the Secured Notes for the related Periodic Interest Accrual Period (calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed during the related Due Period) plus 0.25%.

"Cumulative Interest Amount":  For a Payment Date and any Class of Secured Notes, the applicable Periodic Interest Amount with respect to such Payment Date and the applicable Periodic Rate Shortfall Amount, if any, with respect to such Payment Date.

"Current Deferred Senior Management Fee": All or any portion of the Senior Management Fee that the Collateral Manager, in its sole discretion, elects to defer in a written notice to each of the Trustee and the Collateral Administrator prior to the beginning of any calendar year. An amount equal to the Current Deferred Senior Management Fee for any Payment Date will be distributed as Interest Proceeds in accordance with the Priority of Payments on such Payment Date or, at the election of the Collateral Manager, deposited into the Collection Account as Principal Proceeds for investment in Collateral Obligations and/or Eligible Investments.

"Current Deferred Subordinated Management Fee": All or any portion of the Subordinated Management Fee that the Collateral Manager, in its sole discretion, elects to defer in a written notice to each of the Trustee and the Collateral Administrator prior to the beginning of any calendar year. An amount equal to the Current Deferred Subordinated Management Fee for any Payment Date will be distributed as Interest Proceeds in accordance with the Priority of Payments on such Payment Date or, at the election of the Collateral Manager, deposited into the Collection Account as Principal Proceeds for investment in Collateral Obligations and/or Eligible Investments.

"Current Pay Obligation":  Any Collateral Obligation (other than a DIP Loan) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid (disregarding any forbearance or grace period in excess of 90 days with respect to any payment that is unpaid but would be due and payable but for such forbearance or grace period) and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the issuer or obligor of such Collateral Obligation:

(a) will continue to make scheduled payments of interest (and/or fees, as applicable, in the case of a Delayed Drawdown Loan or Revolving Loan) thereon and will pay the principal thereof by maturity or as otherwise contractually due;

(b) if the issuer or obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest (and/or fees and other payments, as applicable, in the case of a Delayed Drawdown Loan or Revolving Loan) and principal payments due thereunder have been paid in cash when due;

(c) has a Market Value of at least 80% of its par value,

(for purposes of clause (c), if the Market Value can't be determined pursuant to clauses (i) or (ii) of the definition of the term "Market Value", than the Market Value of a Current Pay Obligation shall be deemed to be zero); and

(d) if the Secured Notes are then rated by Moody's, (A) has a Moody's Rating of at least "Caa1" and a Market Value of at least 80% of its par value or (B) has a Moody's Rating of at least "Caa2" and its Market Value is at least 85% of its par value.

"Custodial Account":  The securities account established pursuant to Section 10.3(a).

"Custodian":  The meaning specified in Section 3.3(a) with respect to the items of Collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which will be a Securities Intermediary.

"Default":  Any Event of Default or any occurrence that, with notice or the lapse of time or both, would become an Event of Default.

"Defaulted Obligation":  Any Collateral Obligation included in the Collateral as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager's judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days but in no case beyond the passage of any grace period applicable thereto);

(b) a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof), after the passage (in the case of a default that in the Collateral Manager's judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(c) the issuer or others have instituted proceedings to have the issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such issuer has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d) (i) such Collateral Obligation has a Fitch Rating of "D" or "RD" for more than 90 consecutive days; (ii) the obligor on such Collateral Obligation has a "probability of default" rating assigned by Moody's of "LD" for more than 90 consecutive days; or (iii) the obligor on such Collateral Obligation has a "probability of default" rating assigned by Moody's of "D" for more than 30 consecutive days;

(e) such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer that would constitute a Defaulted Obligation under clause (d) above were such other debt obligation owned by the Issuer; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(f) a default with respect to which the Collateral Manager has received notice or has knowledge that a default has occurred under the underlying instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a "Defaulted Obligation";

(h) such Collateral Obligation is a Participation with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation; or

(i) such Collateral Obligation is a Participation in a loan that would, if such loan were a Collateral Obligation, constitute a "Defaulted Obligation" or with respect to which the Selling Institution has a Fitch Rating of "D" or "RD" or a Moody's Rating of "D" or "LD" or had such rating before such rating was withdrawn;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) and (i) above if such Collateral Obligation (or, in the case of a Participation, the underlying Senior Secured Loan, Second Lien Loan or Unsecured Loan) is a Current Pay Obligation; provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 3.0% of the Collateral Principal Amount will be treated as Defaulted Obligations, and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (e), and (i) if such Collateral Obligation (or, in the case of a Participation, the underlying Senior Secured Loan, Second Lien Loan or Unsecured Loan) is a DIP Loan.

Each obligation received in connection with a Distressed Exchange that would be a Collateral Obligation but for the fact that it is a Defaulted Obligation shall be deemed to be a Defaulted Obligation, and each other obligation received in connection with a Distressed Exchange shall be deemed to be an Equity Security.

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee prompt written notice should any Collateral Obligation become a Defaulted Obligation.  Until so notified or until the Trustee obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

"Deferrable Notes":  Collectively, the Class C Notes, the Class D Notes, the E Notes and the Class F Notes.

"Deferrable Obligation":  A Collateral Obligation (including any Permitted Deferrable Obligation) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

"Deferring Obligation":  A Deferrable Obligation that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Collateral Obligations that have a Moody's Rating of at least "Baa3," for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Moody's Rating of "Ba1" or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash. For the avoidance of doubt, a Permitted Deferrable Obligation will not be considered a Deferring Obligation, but if it is deferring the payment of the required current cash pay interest due thereon, such a failure to pay interest could make such Collateral Obligation a Defaulted Obligation under clause (a) of the definition thereof.

"Delayed Drawdown Loan":  A Loan that

(i) requires the Issuer to make one or more future advances to the borrower under its Underlying Instruments,

(ii) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and

(iii) does not permit the re-borrowing of any amount previously repaid.

A Loan shall only be considered to be a Delayed Drawdown Loan for so long as its unused commitment amount is greater than zero.

"Deliver" or "Delivered" or "Delivery":  The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation in which the underlying loan is represented by an Instrument,
(a)

causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and
(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;
(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),
(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and
(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;
(iii)	in the case of each Clearing Corporation Security,
(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and
(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;
(iv)

in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank ("FRB") (each such security, a "Government Security"),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and
(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;
(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,
(a)

causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian's securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary's securities account,

(b)

causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian's securities account, and

(c)

causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,
(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,
(b)

if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and
(vii)	in the case of each general intangible (including any Participation in which neither the Participation nor the underlying loan is represented by an Instrument),
(a)	causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, D.C., and
(b)	causing the registration of the security granted under this Indenture in the Register of Mortgages of the Issuer at the Issuer's registered office in the Cayman Islands.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

As provided in Section 1.3(a) of this Indenture, capitalized terms used in this definition of "Deliver" and not otherwise defined in this Indenture have the meanings assigned to them in the UCC.

"Depository" or "DTC":  The Depository Trust Company.

"Determination Date":  The last day of any Due Period.

"DIP Loan":  Any Loan:

(i)

that has a rating assigned by Moody's (or if the Loan does not have a rating assigned by Moody's, the Collateral Manager has commenced the process of having a rating assigned by Moody's within five Business Days of the date the Loan is acquired by the Issuer),

(ii)

that is an obligation of a debtor in possession as described in Section 1107 of the Bankruptcy Code or a trustee (if appointment of a trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code) (a "Debtor") organized under the laws of the United States or any state of the United States, and

(iii)

the terms of which have been approved by a final order of the United States Bankruptcy Court, United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as those terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that:
(A)	the Loan is secured by liens on the Debtor's otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code,
(B)	the Loan is secured by liens of equal or senior priority on property of the Debtor's estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code,
(C)	the Loan is fully secured (based on a current valuation or appraisal report) by junior liens on the Debtor's encumbered assets, or
(D)	if any portion of the Loan is unsecured, the repayment of the Loan retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code.

"Discount Obligation":  Any Collateral Obligation that was purchased (as determined without averaging prices of purchases on different dates and treating each portion of a Collateral Obligation purchased on different dates as a separate Collateral Obligation) for less than (1) 85.0% of its Principal Balance, if such Collateral Obligation has a Moody's Rating lower than "B3," or (2) 80.0% of its Principal Balance, if such Collateral Obligation has a Moody's Rating of "B3" or higher; provided that:

(a) such Collateral Obligation will cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of its par value on each such day;

(b) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation:

(A) is purchased or committed to be purchased within 30 Business Days of such sale;

(B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation;

(C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 50%; and

(D) has a Moody's Default Probability Rating equal to or greater than the Moody's Default Probability Rating of the sold Collateral Obligation.

Any Collateral Obligations described in clauses (A) through (D) above will not be considered to be Discount Obligations.

(c) clause (b) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if (x) such application would result in more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (b) has been applied or (y) the Aggregate Principal Balance of the Collateral Obligations to which such clause (b) has been applied since the Closing Date exceeds 10% of the Target Initial Par Amount.

"Dissolution Expenses": The sum of (i) an amount not to exceed the greater of (a) $40,000 and (b) the amount (if any) reasonably estimated by the Trustee (which estimation may be based on quotes from vendors) as the sum of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Collateral and the dissolution of the Issuers and (ii) any accrued and unpaid Administrative Expenses.

"Distressed Exchange":  In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the issuer or obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or obligation or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring satisfy the definition of "Collateral Obligation" (provided that the Aggregate Principal Balance of all securities and obligations to which this proviso applies or has applied, measured cumulatively from the Closing Date onward, may not exceed 35% of the Target Initial Par Amount).

"Diversity Score":  A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 3 to this Indenture.

"Domicile" or "Domiciled":  With respect to any issuer of, or obligor with respect to, a Collateral Obligation, its country of organization.

"Dollar" or "U.S. Dollar" or "U.S.$":  A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

"Due Date":  Each date on which any payment is due on a Collateral Obligation in accordance with its terms.

"Due Period":  With respect to any Payment Date, the period from the day following the last day of the immediately preceding Due Period (or in the case of the first Payment Date, from the Closing Date) and ending at the close of business on the sixth day of the calendar month in which such Payment Date occurs or, if such day is not a Business Day, on the next succeeding Business Day (or in the case of the final Payment Date or any Payment Date that is a Redemption Date, through the Business Day before such Payment Date).

"Effective Date":  The earlier to occur of (i) February 20, 2017 and (ii) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

"Effective Date Issuer Certificate": The meaning specified in Section 7.19(b).

"Effective Date Ratings Confirmation":  Satisfaction of the Moody's Rating Condition (except that the Moody's Rating Condition shall be deemed to be satisfied if the Issuer, or the Collateral Manager on its behalf, has provided to Moody's a Passing Report) with notice by the Issuer to Fitch of the occurrence of the Effective Date.

"Effective Date-Related Redemption":  The meaning specified in Section 9.5.

"Effective Date-Related Redemption Amount":  The meaning specified in Section 9.5.

"Effective Date-Related Redemption Date":  The meaning specified in Section 9.5.

"Effective Date Report": The meaning specified in Section 7.19(b).

"Effective Date Tests": The meaning specified in Section 7.19(b).

"Eligible Asset":  A financial asset, either fixed or revolving, that by its terms converts into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

"Eligible Investment Required Ratings":  (a) If such obligation or security (i) has both a long-term and a short-term credit rating from Moody's, such ratings are "Aa3" or better (not on credit watch for possible downgrade) and "P-1" (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody's, such rating is "Aaa" (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody's, such rating is "P-1" (not on credit watch for possible downgrade) and (b) from Fitch, (i) for securities with maturities up to 30 days, a short-term credit rating of at least "F1" and a long-term credit rating of at least "A" (if such long-term rating exists) or (ii) for securities with maturities of more than 30 days but not in excess of 60 days, a short-term credit rating of "F1+" and a long-term credit rating of at least "AA-" (if such long-term rating exists).

"Eligible Investments":  Either cash or any United States dollar investment that, at the time it is delivered to the Trustee (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof or if such Eligible Investments are issued by the Bank, such Payment Date, and (y) is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including U.S. Bank National Association and its Affiliates) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper (other than extendible commercial paper or Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bears interest or is sold at a discount from the face amount thereof and has a maturity of not more than 183 days from its date of issuance; and

(iv) registered money market funds that have, at all times, credit ratings of "Aaa-mf" by Moody's and, to the extent that Fitch is rating any Notes then Outstanding, either the highest credit rating assigned by Fitch ("AAAmmf") to the extent rated by Fitch or otherwise the highest credit rating assigned by another NRSRO (excluding Moody's);

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (b) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (f) in the Collateral Manager's judgment, such obligation or security is subject to material non-credit related risks, (g) such obligation is a Structured Finance Obligation, (h) such obligation or security is represented by a certificate of interest in a grantor trust, or (i) such obligation or security would not, as determined by the Issuer (or the Collateral Manager on its behalf) be treated as "cash equivalents" for the purposes of Section __.10(c)(8)(iii)(A) of the regulations implementing the Volcker Rule and in accordance with any applicable interpretive guidance thereunder. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation.

"Enforcement Event":  The meaning specified in Section 11.1(a)(iii).

"Equity Security":  Any security or debt obligation which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities may not be purchased by the Issuer but it is possible that the Issuer (or an Issuer Subsidiary) may receive an Equity Security in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout that would be considered "received in lieu of debts previously contracted with respect to the Collateral Obligation" under the Volcker Rule.

"ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

"Euroclear":  Euroclear Bank S.A./N.V., as operator of the Euroclear system.

"EU Retention Requirements":  The CRR Retention Requirements, the AIFMD Retention Requirements and the Solvency II Level 2 Retention Requirements.

"Event of Default":  The meaning specified in Section 5.1.

"Exercise Notice":  The meaning specified in Section 9.6.

"Excess Weighted Average Floating Spread":  A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

"Exchange Act":  The United States Securities Exchange Act of 1934, as amended.

"Excluded Property":  U.S.$250 (attributable to the issue and allotment of the Issuer's Ordinary Shares) and U.S.$251 (attributable to the issue and allotment of the Issuer's NS Shares), a U.S.$250 transaction fee paid to the Issuer, the bank account in which those amounts are credited in the Cayman Islands and any interest earned on those amounts or the membership interests of the Co-Issuer.

"Expense Reimbursement Account":  The securities account established pursuant to Section 10.3(c).

"FATCA":  Sections 1471 through 1474 of the Code, any final current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such sections of the Code or analogous provisions of non-U.S. law.

"Financial Asset":  The meaning specified in Section 8‑102(a)(9) of the UCC.

"Financing Statements":  The meaning specified in Section 9‑102(a)(39) of the UCC.

"First-Lien Last-Out Loan": A loan that, prior to a default with respect to such loan, is entitled to receive payments pari passu with Senior Secured Loans of the same obligor, but following a default becomes fully subordinated to Senior Secured Loans of the same obligor and is not entitled to any payments until such Senior Secured Loans are paid in full.

"Fitch": Fitch Ratings, Inc. and any successor in interest.

"Fitch Rating":  The meaning specified in Schedule 7 hereto.

"Fitch Eligible Counterparty Ratings":  With respect to an institution, investment or counterparty, a short-term credit rating of at least "F1" and a long-term credit rating of at least "A" by Fitch.

"Fixed Rate Obligation":  Any Collateral Obligation that bears a fixed rate of interest.

"Floating Rate Obligation":  Any Collateral Obligation that bears a floating rate of interest.

"Funding Reserve Account":  The securities account established pursuant to Section 10.3(b).

"Funding Reserve Excess":  The meaning specified in Section 10.3(b)(ii)(B).

"GAAP":  The meaning specified in Section 6.3(i).

"Global Notes":  Any Regulation S Global Notes or Rule 144A Global Notes.

"Grant":  To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over, and confirm.  A Grant of any item of the Collateral shall include all rights, powers, and options, but none of the obligations, of the granting party thereunder, including the immediate continuing right to claim for, collect, receive, and receipt for principal and interest payments in respect of such item of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Group I Country":  The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be specified in publicly available published criteria from Moody's from time to time).

"Group II Country":  Germany, Sweden and Switzerland (or such other countries as may be specified in publicly available published criteria from Moody's from time to time).

"Group III Country":  Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway (or such other countries as may be specified in publicly available published criteria from Moody's from time to time).

"Hedge Agreements":  Any interest rate swap, floor and/or cap agreements (other than an asset-specific agreement), including, without limitation, one or more interest rate swap basis agreements (but not any asset-specific agreement), between the Issuer and any hedge counterparty, as amended from time to time, and any replacement agreement entered into as permitted herein.

"Highest Ranking Class":  As of any date of determination, the Class of Secured Notes that has no Priority Class.

"Holder FATCA Information": Information requested by the Issuer or an Intermediary (or an agent thereof) to be provided by the Holders or beneficial owners of Notes to the Issuer or an Intermediary that in the reasonable determination of the Issuer or an Intermediary (or agent thereof) is required to be requested by FATCA.

"IGA": The meaning specified in Section 7.17(o) (Certain Tax Matters).

"Incentive Management Fee":  A fee that will be payable to the Collateral Manager if and to the extent funds are available for such purpose in accordance with the Priority of Payments, in arrears on each Payment Date in an amount equal to the sum of 20% of the amount of Interest Proceeds available to be distributed after payment of amounts referred to in clauses (A) through (W) under Section 11.1(a)(i); 20% of the amount of Principal Proceeds available to be distributed after payment of amounts referred to in clauses (A) through (U) under Section 11.1(a)(ii) and 20% of the amount of proceeds of the collateral available to be distributed after payment of amounts referred to in clauses (A) through (U) under Section 11.1(a)(iii).  The Incentive Management Fee will not be payable on any Payment Date unless the Subordinated Notes Internal Rate of Return exceeds 12%. The Collateral Manager may, in its sole discretion, elect in a written notice to each of the Trustee and the Collateral Administrator prior to the Determination Date relating to any Payment Date, to waive payment of all or any portion of the Incentive Management Fee payable to the Collateral Manager on such Payment Date; provided that such election may be rescinded by the Collateral Manager with respect to any such Payment Date by subsequent written notice to each of the Trustee and the Collateral Administrator at any time prior to the Determination Date relating to such Payment Date.  For the avoidance of doubt, any Incentive Management Fee so waived with respect to any Payment Date shall not be payable to the Collateral Manager on any subsequent Payment Date.

"Incurrence Covenant":  A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

"Indenture":  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental to this Indenture entered into pursuant to this Indenture, as so supplemented or amended.

"Independent":  As to any person, any other person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member of the firm, or an investment bank and any member of the bank) who

(i) does not have and is not committed to acquire any material direct or any material indirect financial interest in the person or in any Affiliate of the person, and

(ii) is not connected with the person as an Officer, employee, promoter, underwriter, voting trustee, partner, director, or person performing similar functions.

"Independent" when used with respect to any accountant may include an accountant who audits the books of the person if in addition to satisfying the criteria above the accountant is independent with respect to the person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent person's opinion or certificate is to be furnished to the Trustee, the opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning of this Indenture.

"Index Maturity":  Three months; provided that with respect to the first Periodic Interest Accrual Period, LIBOR will be determined by interpolating linearly between the rate for three months and six months.

"Information Agent":  The meaning specified in Section 7.20(a).

"Initial Purchaser":   Credit Suisse Securities (USA) LLC, in its capacity as Initial Purchaser with respect to the Notes.

"Initial Rating":  The ratings by Moody's and Fitch with respect to each applicable Class of Secured Notes as set forth in Section 2.3 as in effect on the Closing Date.

"Institutional Accredited Investor":  An institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"Instrument":  The meaning specified in Section 9‑102(a)(47) of the UCC.

"Interest Coverage Ratio":  For any designated Class or Classes of Secured Notes (other than the Class X Notes, the Class E Notes and the Class F Notes), as of any Determination Date, following the second Payment Date, the percentage derived from the following equation: (A - B) / C, where:

A = The Collateral Interest Amount as of such Determination Date;

B = Amounts payable (or expected as of the Determination Date to be payable) on the following Payment Date as set forth in clauses (A) and (B) under Section 11.1(a)(i) hereof; and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Priority Class of Secured Notes (other than the Class X Notes) (excluding Periodic Rate Shortfall Amounts but including any interest on Periodic Rate Shortfall Amounts with respect to the Deferrable Notes) on such Payment Date.

When the Interest Coverage Ratio is calculated with respect to a Payment Date, only Interest Proceeds actually received in the related Due Period will be included in such calculation.

"Interest Coverage Tests":  Collectively, the Class A/B Interest Coverage Test, the Class C Interest Coverage Test and the Class D Interest Coverage Test.  There will be no Interest Coverage Test in respect of the Class X Notes, the Class E Notes or the Class F Notes.

The Interest Coverage Test in respect of each Class or Classes of Secured Notes (other than the Class X Notes, the Class E Notes and the Class F Notes) is a test the first Measurement Date for which will be on the Determination Date related to the third Payment Date after the Closing Date and that is satisfied with respect to any specified Class or Classes of Secured Notes (other than the Class X Notes, the Class E Notes and the Class F Notes) if, as of the Determination Date related to the third Payment Date after the Closing Date and any Measurement Date thereafter on which any Secured Notes (other than the Class X Notes, the Class E Notes and the Class F Notes) remain Outstanding, the Interest Coverage Ratio equals or exceeds the applicable Required Level specified in the table below for the Class or Classes:

Test	Required Level
Class A/B Interest Coverage Test	120.0%
Class C Interest Coverage Test	115.0%
Class D Interest Coverage Test	110.0%

"Interest Diversion Test":  A test that is satisfied as of any Determination Date during the Reinvestment Period on which the Class E Overcollateralization Ratio is at least 105.3%.

"Interest Only Security":  Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

"Interest Proceeds":  With respect to any Due Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Due Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Due Period, less any such amount that represents Principal Financed Accrued Interest;

(ii) all principal and interest payments received by the Issuer during the related Due Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Due Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv) commitment fees and other similar fees received by the Issuer during such Due Period in respect of Revolving Loans and Delayed Drawdown Loans;

(v) any amounts deposited in the Collection Account from the Expense Reimbursement Account and/or the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to this Indenture in respect of the related Determination Date;

(vi) any funds transferred from the interest subaccount of the Ramp-Up Account to the Collection Account and designated as Interest Proceeds by the Collateral Manager in accordance with this Indenture;

(vii) any amounts deposited in the Collection Account from the Contribution Account in accordance with the requirements set forth in the definition of the term "Permitted Use," at the direction of the related Contributor (or, if no direction is given by the Contributor, at the Collateral Manager's reasonable discretion); and

(viii) any Investment Gains realized in respect of any Collateral Obligation if the conditions in clauses (1) and (2) below are satisfied, as designated by the Collateral Manager in an amount sufficient to ensure no Retention Deficiency occurs (it being understood that the amount of Investment Gains which are not deposited into the interest subaccount of the Collection Account pursuant to this clause (H) will constitute Principal Proceeds):

(1)

(x) during the Reinvestment Period, the Collateral Principal Amount is greater than 105.0% of the Reinvestment Target Par Balance and (y) after the Reinvestment Period, the Collateral Principal Amount is greater than 102.5% of the Reinvestment Target Par Balance;

(2)	each of the Maximum Moody's Rating Factor and the Weighted Average Life Test is satisfied after giving effect to such deposit; and
(3)	the deposit of such amounts into the principal subaccount of the Collection Account would cause (or would be likely to cause) a Retention Deficiency;

provided that (1) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation, (2)  any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Obligation and is held by a Blocker Subsidiary will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the Collateral

Obligation, at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange and (3) any amounts received in respect of any other asset held by a Blocker Subsidiary will constitute Principal Proceeds (and not Interest Proceeds).

"Interest Reserve Account":  The trust account established pursuant to Section 10.3(f).

"Interest Reserve Amount":  U.S.$831,498.

"Intermediary": Any nominee, agent, broker or other entity through which a holder holds its Notes.

"Investment Advisers Act":  The United States Investment Advisers Act of 1940, as amended.

"Investment Company Act":  The United States Investment Company Act of 1940, as amended.

"Investment Criteria":  The meaning specified in Section 12.2(b).

"Investment Criteria Adjusted Balance": With respect to each Collateral Obligation, the Principal Balance of such Collateral Obligation determined pursuant to the definition of Adjusted Collateral Principal Amount.

"Investment Gains":  In respect of any Collateral Obligation (or a portion thereof) which is repaid, prepaid, redeemed or sold, any excess of (a) the Principal Proceeds or Sale Proceeds received in respect thereof over (b) the greater of (1) the related Principal Balance thereof (where for such purpose "Principal Balance" shall be determined as set out in the definition of Retention Basis Amount) and (2) an amount equal to the purchase price thereof (expressed as a percentage of par) multiplied by the Principal Balance thereof (where for such purpose "Principal Balance" shall be determined as set out in the definition of Retention Basis Amount), in each case net of (i) any expenses incurred in connection with any repayment, prepayment, redemption or sale thereof, and (ii) in the case of a sale of such Collateral Obligation, any interest accrued but not paid thereon which has not been capitalized as principal and included in the sale price thereof.

"Investment Restrictions":  The requirements set forth in Exhibit A of the Management Agreement.

"Irish Listing Agent":  The meaning specified in Section 7.2.

"IRS":  The United States Internal Revenue Service.

"Issuer":  The person named as such in the first sentence of this Indenture.

"Issuer Only Notes":  The Class E Notes, the Class F Notes and the Subordinated Notes.

"Issuer Order" and "Issuer Request":  A written order or request (which may be in the form of a standing order or request and which, unless the Trustee requests otherwise, may be in the form of an email or other electronic communication acceptable to the Trustee) to be provided by the Issuer, the Co-Issuer or by the Collateral Manager on behalf of the Issuer or the Co-Issuer in accordance with the provisions of the Management Agreement and this Indenture, dated and signed in the name of the Issuer or the Co-Issuer by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or by the Collateral Manager by an Authorized Officer of the Collateral Manager, on behalf of the Issuer or the Co-Issuer.

"Junior Class":  With respect to a particular Class of Notes, each Class of Notes that is subordinated to the Class, as indicated in the table in Section 2.3.

"Knowledgeable Employee":  The meaning set forth in Rule 3c-5 promulgated under the Investment Company Act.

"LIBOR":  Determined by the Calculation Agent for any Periodic Interest Accrual Period with respect to the Secured Notes, the offered rate, as determined by the Calculation Agent, for U.S. dollar deposits having a maturity of the Index Maturity that appears on the Reuters Screen (or any successor page) (or, if the Index Maturity does not appear on such page, the rate determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available), as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of the Periodic Interest Accrual Period (each such day, a "LIBOR Determination Date").

If, on any LIBOR Determination Date, such rate does not appear on the Reuters Screen or such other page as may replace such Reuters Screen, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for U.S. dollar deposits having a maturity of the Index Maturity in the London interbank market in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks.  If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations.  If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Calculation Agent (at the direction of the Collateral Manager) are quoting on the relevant LIBOR Determination Date for three-month U.S. dollar deposits in the London interbank market in an amount determined by the Calculation Agent that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.  Notwithstanding the foregoing, if LIBOR as calculated in accordance with this definition is less than zero percent then LIBOR shall be deemed to equal zero percent.  As used herein, "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent (at the direction of the Collateral Manager).

"LIBOR Determination Date": The meaning specified in the definition of "LIBOR".

"LIBOR Floor Obligation": As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on the London interbank offered rate and (b) that provides that such London interbank offered rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation.

"Liquidation Direction":  The meaning specified in Section 5.5(a).

"Loan":  Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

"Long-Dated Obligation":  Any Collateral Obligation with a maturity later than the Stated Maturity of the Notes; provided, that, if any Collateral Obligation has scheduled distributions that occur both before and after the Stated Maturity of the Notes, only the scheduled distributions on such Collateral Obligation occurring after the Stated Maturity of the Notes will constitute a Long-Dated Obligation; provided, further, that, in determining the scheduled distributions on such Collateral Obligation occurring after the Stated Maturity of the Notes, such Collateral Obligation will be deemed to have a maturity and amortization schedule based on zero prepayments.

"Maintenance Covenant":  A covenant by the underlying obligor of a loan to comply with one or more financial covenants during each reporting period applicable to such loan, whether or not such obligor has taken any specified action.

"Majority":  With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Principal Amount of such Class or Classes of Notes, as the case may be.

"Management Agreement":  The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager, as modified, amended, and supplemented and in effect from time to time.

"Management Fee":  The Senior Management Fee, the Subordinated Management Fee and the Incentive Management Fee.

"Margin Stock":  "Margin Stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System, including any debt security that is by its terms convertible into Margin Stock, but does not include any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation received pursuant to an offer by an issuer of a Defaulted Obligation.

"Market Value":  With respect to any loans or other assets, the amount (determined by the Collateral Manager) as of any Measurement Date equal to the product of the principal amount thereof and the price determined in the following manner:

(i) subject to clause (ii) below, in the case of a loan only, the bid price determined by an Approved Pricing Service;

(ii) if a price described in clause (i) is not available, the Market Value shall be the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager (or, if only two such bids can be obtained, the lower of the bid prices of such two bids or, if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, the bid price of such bid); provided that, if the Collateral Manager is not a Registered Investment Advisor, a Market Value determined from the bid price of only one bid may only be used for a period of 30 days immediately following the date of such bid;

(iii) if a price described in clause (i) or (ii) is not available, then the Market Value of an asset will be the lower of (x) the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee and determined by the Collateral Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that, if the Collateral Manager is not a Registered Investment Advisor, the Market Value of any such asset may not be determined in accordance with this clause (iii)(x) for more than 30 days; and (y) solely if such asset either was purchased within the three preceding months or was previously assigned a Market Value within the three preceding months, either (A) if such asset was purchased within the three preceding months, its purchase price or (B) otherwise, the last Market Value that was assigned to it other than pursuant to this clause (iii)(y); or

(iv) if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value of such Defaulted Obligation shall be deemed to be zero.

"Maturity":  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as provided in such Note and in this Indenture, as the case may be, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

"Maturity Amendment":  With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation.  For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

"Maximum Moody's Rating Factor Test":  A test that will be satisfied on any Measurement Date if the Adjusted Weighted Average Moody's Rating Factor of the Collateral Obligations is less than or equal to the lesser of (A) 3300 and (B) the sum of (i) the number set forth in the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix at the intersection of the applicable "row/column combination" chosen by the Collateral Manager (or interpolating between two adjacent rows and/or adjacent columns, as applicable) in accordance with the Indenture, and (ii) the Moody's Weighted Average Recovery Adjustment.

"Measurement Date":  Any date:

(i) on which the Issuer commits to acquire or dispose of any Collateral Obligation,

(ii) on which a Collateral Obligation becomes a Defaulted Obligation,

(iii) that is a Determination Date, and

(iv) that is the date as of which the information in a Monthly Report is calculated pursuant to Section 10.5.

"Memorandum and Articles of Association":  The memorandum and articles of association of the Issuer.

"Merging Entity":  The meaning specified in Section 7.10.

"Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix": The following chart used to determine which of the "row/column combinations" are applicable for purposes of determining compliance with the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test:

Minimum Weighted Average Spread	Minimum Diversity Score
	40	45	50	55	60	65	70
2.60%	1,350	1,370	1,390	1,415	1,435	1,440	1,460
2.80%	1,585	1,610	1,630	1,650	1,670	1,685	1,700
3.00%	1,795	1,825	1,850	1,870	1,885	1,900	1,915
3.20%	1,965	1,995	2,020	2,040	2,055	2,070	2,085
3.40%	2,130	2,160	2,190	2,210	2,225	2,245	2,265
3.60%	2,305	2,335	2,365	2,390	2,410	2,430	2,445
3.80%	2,385	2,440	2,495	2,541	2,580	2,605	2,625
4.00%	2,455	2,515	2,575	2,621	2,660	2,695	2,725
4.20%	2,535	2,595	2,650	2,695	2,735	2,770	2,805
4.40%	2,605	2,665	2,725	2,770	2,815	2,850	2,880
4.60%	2,680	2,740	2,800	2,845	2,885	2,920	2,955
4.80%	2,730	2,800	2,870	2,915	2,960	2,995	3,030
5.00%	2,800	2,870	2,935	2,985	3,035	3,070	3,100

"Minimum Floating Spread":  The number set forth in the column entitled "Minimum Weighted Average Spread" in the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix based upon the applicable row chosen by the Collateral Manager in accordance with this Indenture.

"Minimum Floating Spread Test":  The test that is satisfied on any Measurement Date if the Weighted Average Floating Spread equals or exceeds the Minimum Floating Spread.

"Minimum Weighted Average Coupon": 6.0%.

"Minimum Weighted Average Coupon Test": The test that will be satisfied on any Measurement Date if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

"Minimum Weighted Average Moody's Recovery Rate Test":  The test that will be satisfied on any date of determination if the Weighted Average Moody's Recovery Rate equals or exceeds 44.0%.

"Money":  The meaning specified in Section 1‑201(24) of the UCC.

"Monthly Determination Date":  The meaning specified in Section 10.5(a).

"Monthly Report":  The meaning specified in Section 10.5(a).

"Monthly Report Date":  The meaning specified in Section 10.5(a).

"Moody's":  Moody's Investors Service, Inc.

"Moody's Collateral Value":  On any Measurement Date, with respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the Moody's Recovery Amount of such Defaulted Obligation or Deferring Obligation as of such date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of such date.

"Moody's Counterparty Criteria":  With respect to any Participation proposed to be acquired by the Issuer, criteria that will be met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participations with Selling Institutions that have the same or a lower Moody's credit rating does not exceed the "Aggregate Percentage Limit" set forth below for such Moody's credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participations with any single Selling Institution that has the Moody's credit rating set forth below or a lower credit rating does not exceed the "Individual Percentage Limit" set forth below for such Moody's credit rating:

Moody's credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
Aaa	20%	20%
Aa1	20%	10%
Aa2	20%	10%
Aa3	15%	10%
A1 and P-1 (both)	10%	5%
A2* and P-1 (both)	5%	5%
A2	0%	0%

* and not on watch for possible downgrade.

"Moody's Default Probability Rating":  The meaning specified in Schedule 4.

"Moody's Derived Rating":  The meaning specified in Schedule4.

"Moody's Diversity Test":  A test that will be satisfied on any Measurement Date if the Diversity Score (rounded to the nearest whole number) equals or exceeds the greater of (A) the number set forth in the column entitled "Minimum Diversity Score" in the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix based upon the applicable "row/column combination" chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with this Indenture and (B) 45.

"Moody's Industry Classification":  The industry classifications set forth in Schedule 1 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if Moody's publishes revised industry classifications.

"Moody's Rating":  The meaning specified in Schedule 4.

"Moody's Rating Condition":  For so long as Moody's is a Rating Agency, a condition that is satisfied if (a) with respect to the Effective Date rating confirmation procedure described in Sections 7.19(b) and (c), Moody's provides written confirmation (including by means of electronic message, facsimile transmission, press release, posting to its internet website, or other means then considered industry standard) that Moody's will not downgrade or withdraw its initial ratings of the Secured Notes; or (b) with respect to any other event or action, Moody's has, upon request of the Collateral Manager or the Issuer, confirmed in writing (including by means of electronic message, facsimile transmission, press release, posting to its internet website, or other means then considered industry standard) that no immediate withdrawal or reduction with respect to its then-current rating by Moody's of the Secured Notes will occur as a result of such event or action; provided that (i) the Moody's Rating Condition will not be applicable (and will not be required to be satisfied) if no Secured Notes rated by Moody's are then Outstanding or (ii) if Moody's makes a public announcement or informs the Issuer, the Collateral Manager or the Trustee in writing that (a) it believes that satisfaction of the Moody's Rating Condition is not required with respect to an action or (b) its practice is not to give such confirmations.

"Moody's Rating Factor":  Relating to any Collateral Obligation is the number set forth in the table below opposite the Moody's Default Probability Rating of such Collateral Obligation.

Moody's Default Probability Rating	Moody's Rating Factor	Moody's Default Probability Rating	Moody's Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody's Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody's Default Probability Rating equal to the long-term issuer rating of the United States.

"Moody's Recovery Amount":  With respect to any Collateral Obligation that is a Defaulted Obligation or a Deferring Obligation, an amount equal to:

(a) the applicable Moody's Recovery Rate; multiplied by

(b) the Principal Balance of such Collateral Obligation.

"Moody's Recovery Rate":  With respect to any Collateral Obligation, as of any Measurement Date, the recovery rate determined in accordance with the following, in the following order of priority:

(a) if the Collateral Obligation has been specifically assigned a recovery rate by Moody's (for example, in connection with the assignment by Moody's of an estimated rating), such recovery rate;

(b) if the preceding clause does not apply to the Collateral Obligation, except with respect to DIP Loans or Participations therein, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Moody's Rating of such Collateral Obligation and its Moody's Default Probability Rating (for purposes of clarification, if the

Moody's Rating is higher than the Moody's Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody's Ratings Subcategories Difference Between the Moody's Rating and the Moody's Default Probability Rating	Senior Secured Loans	Second Lien Loans and First-Lien Last- Out Loans *	Unsecured Loans
+2 or more	60.0%	55.0%	45.0%
+1	50.0%	45.0%	35.0%
0	45.0%	35.0%	30.0%
-1	40.0%	25.0%	25.0%
-2	30.0%	15.0%	15.0%
-3 or less	20.0%	5.0%	5.0%

*If such Collateral Obligation does not have both a CFR and an Assigned Moody's Rating, such Collateral Obligation will be deemed to be an Unsecured Loan for purposes of this table.

(c) if the Collateral Obligation is a DIP Loan or a Participation therein (other than a DIP Loan which has been specifically assigned a recovery rate by Moody's), 50%.

"Moody's Weighted Average Recovery Adjustment": As of any date of determination, the greater of (a) zero and (b) the product of (i)(A) the Weighted Average Moody's Recovery Rate as of such date of determination multiplied by 100 minus (B) 44 and (ii) with respect to the adjustment of the Maximum Moody's Rating Factor Test, the number set forth in the column entitled "Moody's Recovery Rate Modifier" in the Recovery Rate Modifier Matrix based upon the applicable "row/column combination" then in effect; provided, however, if the Weighted Average Moody's Recovery Rate for purposes of determining the Moody's Weighted Average Recovery Adjustment is greater than 60%, then such Weighted Average Moody's Recovery Rate shall equal 60% or such other percentage as shall have been notified to Moody's by or on behalf of the Issuer; provided, further, that the amount specified in clause (b)(i) above may only be allocated once on any date of determination.

"Non-Call Period":  The period from the Closing Date to but not including the Payment Date in October 2018.

"Non-Emerging Market Obligor":  An obligor that is Domiciled in (x) any country  that has a country ceiling for foreign currency bonds of at least "Aa2" by Moody's (which is not on watch for downgrade) or (y) without duplication, the United States; provided, however, that up to 10% of the Collateral Principal Amount may consist of Collateral Obligations that, at the time of the Issuer's commitment to purchase, are issued by an obligor Domiciled in a country with a Moody's foreign country ceiling rating of "A1", "A2" or "A3".

"Non-Permitted ERISA Holder":  The meaning specified in Section 2.12(d).

"Non-Permitted Holder":  The meaning specified in Section 2.12(b).

"Noteholder" or "Holder":  With respect to any Notes, the Person in whose name a Note is registered in the Register.

"Notes":  The Class X Notes, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.

"NS Shares":  49,750 NS shares of U.S.$1.00 par value each being part of the authorized share capital of the Issuer.

"Obligor":  The issuer of a Bond or the obligor or guarantor under a loan, as the case may be.

"Offer":  A tender offer, voluntary redemption, exchange offer, conversion or other similar action.

"Offering":  The offering of the Notes.

"Offering Memorandum":  The final Offering Memorandum, dated September 12, 2016 and as further amended, prepared and delivered in connection with the offer and sale of the Notes.

"Officer":  With respect to the Issuer and any corporation, any director, the Chairman of the board of directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the entity; with respect to the Co-Issuer and any limited liability company, any manager; with respect to any partnership, any of its general partners; and with respect to the Trustee, any Trust Officer.

"Opinion of Counsel":  A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency, in form and substance reasonably satisfactory to each Rating Agency if so addressed, of a nationally recognized law firm with one or more partners reasonably satisfactory to the Trustee and admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm (with respect to United States tax matters, including Paul Hastings LLP) may, except as otherwise expressly provided in this Indenture, be counsel for the Collateral Manager, the Issuer or the Co-Issuer.  Whenever an Opinion of Counsel is required under this Indenture, the Opinion of Counsel may rely on opinions of other nationally recognized counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany the Opinion of Counsel and shall either be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency) may rely on it.  An Opinion of Counsel may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion.

"Optional Redemption":  Collectively, an Optional Redemption by Liquidation, an Optional Redemption by Refinancing and an Optional Redemption of Subordinated Notes.

"Optional Redemption by Liquidation":  A redemption of the Secured Notes in accordance with Section 9.2(a).

"Optional Redemption by Refinancing":  A redemption of the Secured Notes in accordance with Section 9.2(b).

"Optional Redemption of Subordinated Notes":  A redemption of the Subordinated Notes in accordance with Section 9.2(c).

"Ordinary Shares":  250 ordinary shares of U.S.$1.00 par value each being part of the authorized share capital of the Issuer.

"Other Plan Law": Any federal, state, local or non-U.S. law substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

"Outstanding":  With respect to the Notes or any specified Class thereof, as of any date of determination, all of the Notes or all of the Notes of the specified Class, as the case may be, theretofore authenticated and delivered under this Indenture, except Notes:

(1) cancelled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date the Trustee provides notice to Holders pursuant to Section 4.1 that the Indenture has been discharged;

(2) for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for their Holders pursuant to Section 4.1(a)(ii) and if the Notes are to be redeemed, notice of redemption has been duly given pursuant to this Indenture;

(3) in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; and

(4) alleged to have been destroyed, defaced, lost, or stolen for which replacement Notes have been issued as provided in Section 2.7, unless proof satisfactory to the Trustee is presented that any such Notes are held by a protected purchaser;

provided that, in determining whether the Holders of the requisite Aggregate Principal Amount of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver under this Indenture, (A) Notes owned or beneficially owned by the Issuer, the Co-Issuer, any Affiliate of either of them and (only in the case of a vote to (w) remove the Collateral Manager for "cause," (x) waive an event constituting "cause" under the Management Agreement as a basis for termination of the Management Agreement or removal of the Collateral Manager or (y) if the Collateral Manager is removed for "cause", appoint a successor Collateral Manager to the extent set forth in the Management Agreement) Collateral Manager Notes shall be disregarded and shall not be deemed to be Outstanding, except that, in determining whether the Trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Trust Officer of the Trustee has actual knowledge to be so owned or beneficially owned shall be so disregarded and (B) only in the case of the resignation, removal and replacement of the Collateral Manager, any Notes owned by a Section 13 Banking Entity who has delivered a Banking Entity Notice shall be disregarded and deemed not to be Outstanding (for the avoidance of doubt, only Notes that a Trust Officer of the Trustee actually knows to be owned by the Person that submitted the applicable Banking Entity Notice shall be so disregarded).  Notes so owned or beneficially owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, the Co-Issuer, or any Affiliate of the Issuer or the Co-Issuer.

"Overcollateralization Ratio":  The Class A/B Overcollateralization Ratio, the Class C Overcollateralization Ratio, the Class D Overcollateralization Ratio or the Class E Overcollateralization Ratio, as the context may require.

"Overcollateralization Test":  A test that is satisfied with respect to any Class or Classes of Secured Notes if, as of any Measurement Date on or after the Effective Date if, as of such Measurement Date, the Overcollateralization Ratio for the Class or Classes is at least equal to the specified Required Level for the Class indicated in the table below:

Test	Required Level
Class A/B Overcollateralization Test	121.6%
Class C Overcollateralization Test	115.5%
Class D Overcollateralization Test	109.4%
Class E Overcollateralization Test	104.3%

"Participation":  A participation interest in a loan that, at the time of acquisition or the Issuer's commitment to acquire the same, is represented by a contractual obligation of a Selling Institution that satisfies each of the following criteria:

(i) such participation would constitute a Collateral Obligation were it acquired directly;

(ii) the Selling Institution is the lender on the loan;

(iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan;

(iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation;

(v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Loan or Delayed Drawdown Loan, at the time of the funding of such loan);

(vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation; and

(vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants;

provided that, for the avoidance of doubt, a Participation shall not include a sub-participation interest in any loan.

"Passing Report":  The meaning specified in Section 7.19(c).

"Paying Agent":  Any person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

"Payment Account":  The trust account established pursuant to Section 10.3(e).

"Payment Date":  Each of (i) the 20th day of January, April, July and October of each year, or, if any such date is not a Business Day, then on the next succeeding Business Day, commencing in January 2017 and (ii) following the occurrence and during the continuance of an Enforcement Event, any date or dates fixed by the Trustee for application of money pursuant to Section 5.7; provided that, following the redemption in full of the Secured Notes, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption by Liquidation of the Subordinated Notes) on any dates designated by the Collateral Manager (which dates may or may not be the dates stated above) upon eight Business Days' prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall promptly forward to the Holders of the Subordinated Notes), and each such date shall constitute a "Payment Date."

"Periodic Interest Accrual Period":  The following period:  (A) with respect to the initial Payment Date (or, in the case of a Re-Pricing, the first Payment Date following such Re-Pricing), the period from, and including, the Closing Date (or, in the case of a Re-Pricing, the Re-Pricing Date) to, but excluding, such Payment Date, and (B) thereafter, the period from, and including, the preceding Payment Date to, but excluding, the next succeeding Payment Date until the principal of the related Class of Notes is paid or made available for payment; provided, that any interest-bearing notes issued after the Closing Date in accordance with the terms of this Indenture shall accrue interest during the Periodic Interest Accrual Period in which such additional notes are issued from and including the applicable date of issuance of such additional notes to but excluding the last day of such Periodic Interest Accrual Period at the applicable interest rate.

"Periodic Interest Amount":  With respect to each Class of Secured Notes and any Payment Date, the aggregate amount of interest accrued at the Applicable Periodic Rate during the related Periodic Interest Accrual Period on the Aggregate Principal Amount of such Class on the first day of such Periodic Interest Accrual Period (after giving effect to any payment of principal of such Class of Notes on such date, including in connection with a redemption of a Class of Notes on any date during the related Periodic Interest Accrual Period).

"Periodic Rate Shortfall Amount":  With respect to each Class of Secured Notes and any Payment Date, any shortfall or shortfalls in the payment of the Periodic Interest Amount on such Class of Notes with respect to any preceding Payment Date or Payment Dates together with interest accrued thereon at the Applicable Periodic Rate (net of all Periodic Rate Shortfall Amounts, if any, paid with respect to such Class of Notes prior to such Payment Date).

"Permitted Deferrable Obligation":  Any Deferrable Obligation that (or the Underlying Instrument of which) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, LIBOR plus 2.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

"Permitted Use":  With respect to any Contribution received into the Contribution Account, any of the following uses: (i) during the Reinvestment Period only, the transfer of the applicable portion of such amount to the Collection Account for application as Interest Proceeds; provided that only up to 50% of any Contribution may be designated as Interest Proceeds; (ii)  the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds; provided that any such transfer does not result in a Retention Deficiency; and (iii) the transfer of the applicable portion of such amount to pay any Administrative Expenses and other costs or expenses associated with an Optional Redemption by Refinancing or a Re-Pricing.

"Person":  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

"Pledged Obligations":  As of any date of determination, the Collateral Obligations, the Workout Assets (other than a Workout Asset that is an Equity Security held by a Blocker Subsidiary, an interest in which is granted to the Trustee as specified herein), the Eligible Investments and any other securities or obligations that have been granted to the Trustee that form part of the Collateral.

"Portfolio Acquisition and Disposition Requirements":  The meaning specified in Section 12.3(c).

"Post-Reinvestment Period Settlement Obligation": The meaning specified in Section 12.2.

"Post-Reinvestment Principal Proceeds":  Principal Proceeds received from Prepaid/Sold Post-Reinvestment Collateral Obligations.

"Prepaid/Sold Post-Reinvestment Collateral Obligation":  After the end of the Reinvestment Period, (i) a Collateral Obligation which has prepaid, whether by tender, redemption prior to the stated maturity thereof, exchange or other prepayment or (ii) any Credit Risk Obligation which is sold by the Issuer.

"Principal Balance":  With respect to

(a) any Pledged Obligation other than those specifically covered in this definition, the outstanding principal amount of the Pledged Obligation as of the relevant Measurement Date;

(b) any Pledged Obligation in which the Trustee does not have a first priority perfected security interest (for the avoidance of doubt, only after the settlement date of such Pledged Obligation), zero, except as otherwise expressly specified in this Indenture;

(c) any Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, zero (except as otherwise expressly set forth in this Indenture);

(d) any Revolving Loan or Delayed Drawdown Loan, its Principal Balance shall include any unfunded amount thereof (regardless of the nature of the contingency relating to the Issuer's obligation to fund the unfunded amount), except as otherwise expressly specified in this Indenture;

(e) any Equity Security is zero; and

(f) any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation, zero;

provided, however, that solely for purpose of calculating the Available Asset Amount as it pertains to any Management Fee, clause (c) above shall be disregarded and the "Principal Balance" of each applicable Defaulted Obligation shall be the outstanding principal amount thereof.

"Principal Financed Accrued Interest":  With respect to (i)  any Collateral Obligation owned or purchased by the Issuer on the Closing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

"Principal Proceeds":  With respect to any Due Period or Determination Date, all amounts received by the Issuer during the related Due Period that do not constitute Interest Proceeds and any amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

"Priority Class":  With respect to any specified Class or Classes of Notes, each Class or Classes of Notes that ranks senior to that Class, as indicated in the table in Section 2.3.

"Priority of Payments":  The meaning specified in Section 11.1(a).

"Proceeding":  Any suit in equity, action at law, or other judicial or administrative proceeding.

"Process Agent": The meaning specified in Section 7.2.

"Purchase Agreement":  The Purchase Agreement dated as of the Closing Date among the Issuer, the Co-Issuer and the Initial Purchaser.

"Purchase Price":  With respect to the purchase of any Collateral Obligation (other than any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation), the net purchase price paid by the Issuer for the Collateral Obligation.  The net purchase price is determined by subtracting from the purchase price the amount of any Principal Financed Accrued Interest and any syndication and other upfront fees paid to the Issuer and by adding the amount of any related transaction costs (including assignment fees) paid by the Issuer to the seller of the Collateral Obligation or its agent.

"QEF": The meaning specified in Section 7.17(j).

"QIB/QP":  Any person that, at the time of its acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

"Qualified Broker/Dealer":  Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Cantor Fitzgerald Securities; Credit Agricole CIB; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; Goldman Sachs & Co.; Guggenheim Partners LLC; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; J.P. Morgan Securities LLC; Knight Capital Group; Lloyds TSB Bank; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Oppenheimer & Co. Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; Société Générale; StormHarbour; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association.

"Qualified Institutional Buyer":  The meaning specified in Rule 144A under the Securities Act.

"Qualified Purchaser":  The meaning specified in Section 2(a)(51)(A) of the Investment Company Act, Rule 2a51-2 under the Investment Company Act and the regulations thereunder.

"Ramp-Up Account":  The trust account established pursuant to Section 10.3(g).

"Rating Agency":  Each of Moody's and Fitch, in each case, for so long as it assigns a rating at the request of the Issuer to the Class or Classes of Secured Notes to which it assigned a rating on the Closing Date or, with respect to the Pledged Obligations generally, if at any time Moody's or Fitch ceases to provide rating services with respect to loans, any other nationally recognized statistical rating organization selected by the Issuer and reasonably satisfactory to a Majority of each Class of Secured Notes.  If at any time Moody's ceases to be a Rating Agency, references to rating categories of Moody's in the Indenture shall instead be references to the equivalent categories of the replacement rating agency (if such replacement is selected) as of the most recent date on which the replacement rating agency and Moody's published ratings for the type of security in respect of which the replacement rating agency is used. If at any time Fitch ceases to be a Rating Agency, references to rating categories of Fitch in the Indenture shall instead be references to the equivalent categories of the replacement rating agency (if such replacement is selected) as of the most recent date on which the replacement rating agency and Fitch published ratings for the type of security in respect of which the replacement rating agency is used. If no Secured Notes are rated by any Rating Agency, no provision relating to the Secured Notes and a Rating Agency shall be applicable.

"Recalcitrant Holder":  (i) A Holder of debt or equity in the Issuer or the Co-Issuer that fails to provide the Holder FATCA Information or (ii) a foreign financial institution as defined under FATCA that does not satisfy (or is not deemed to satisfy or not excused from satisfying) Section 1471(b) of the Code.

"Record Date":  For each Payment Date, the Business Day immediately preceding such Payment Date; provided, however, for Certificated Notes the Record Date shall be the last day (whether or not a Business Day) of the month immediately preceding such Payment Date.

"Recovery Rate Modifier Matrix":  The following chart, used to determine which of the "row/column combinations" (or the linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) are applicable for purposes of determining the Moody's Weighted Average Recovery Adjustment, as determined in accordance with the definition thereof.

Minimum Weighted Average Spread	Minimum Diversity Score
	40	45	50	55	60	65	70
2.60%	41	45	45	45	45	45	45
2.80%	46	48	50	50	48	48	48
3.00%	50	50	50	50	50	50	50
3.20%	51	51	53	53	53	55	56
3.40%	56	58	58	60	61	61	60
3.60%	43	53	64	64	64	63	63
3.80%	43	45	47	48	47	51	56
4.00%	46	46	47	48	49	48	50
4.20%	43	45	49	49	50	51	51
4.40%	46	48	48	50	50	50	51
4.60%	46	48	48	50	51	51	51
4.80%	55	53	51	51	51	51	51
5.00%	55	53	53	53	51	51	53
	Moody's Recovery Rate Modifier

"Redemption Date":  Any Payment Date specified for an Optional Redemption of Secured Notes pursuant to Section 9.2.

"Redemption Price":  With respect to (i) any Secured Note, an amount equal to (a) the outstanding principal amount of the portion of the Secured Note being redeemed plus (b) accrued and unpaid interest on the Secured Note, including any Cumulative Interest Amount, to and including the Redemption Date; provided that, in connection with any Optional Redemption by Liquidation or Optional Redemption by Refinancing, Holders of 100% of the Aggregate Principal Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes and (ii) any of the Subordinated Notes, the proportional share allocable to such Subordinated Notes (based on the Aggregate Principal Amount of such Subordinated Notes) of the amount of proceeds of the Collateral remaining after giving effect to the redemption of the Secured Notes in full.

"Reference Banks": The meaning specified in the definition of "LIBOR".

"Refinancing":  The meaning specified in Section 9.2(b).

"Refinancing Date":  The meaning specified in Section 9.2(b).

"Refinancing Proceeds":  The meaning specified in Section 9.2(b).

"Register":  The meaning specified in Section 2.6(a).

"Registered":  In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a "registration- required obligation" as defined in Section 163(f)(2)(A) of the Code) and issued after July 18, 1984.

"Registered Investment Advisor":  A Person duly registered as an investment advisor in accordance with the Investment Advisers Act.

"Registered Office Agreement":  The agreement by the Issuer to comply with the standard Terms and Conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Company) as published at http://www.maplesfiduciaryservices.com/terms/ and agreed and approved by board resolutions of the Issuer.

"Registrar":  The meaning specified in Section 2.6(a).

"Regulation D":  Regulation D under the Securities Act.

"Regulation S":  Regulation S under the Securities Act.

"Regulation S Global Note":  The meaning specified in Section 2.2(b).

"Reinvestment Period":  The period from and including the Closing Date to and including the first to occur of:

(i) the Payment Date after the date that the Collateral Manager, in its sole discretion, notifies the Issuer, the Trustee, each Rating Agency, and the Collateral Administrator that it can no longer reinvest in additional Collateral Obligations in accordance with this Indenture and the Management Agreement,

(ii) the Payment Date in October 2020,

(iii) the Payment Date on which all Notes are to be optionally redeemed or an earlier date after notice of an Optional Redemption chosen by the Collateral Manager to facilitate the liquidation of the Collateral for the Optional Redemption, and

(iv) the date of the acceleration of the Maturity of any Class of Secured Notes pursuant to Section 5.2 (subject to reinstatement upon the rescission of the related declaration of acceleration).

"Reinvestment Period Settlement Condition": The meaning specified in Section 12.2.

"Reinvestment Target Par Balance":  As of any date of determination, (i) the Target Initial Par Amount minus (ii) the amount of any reduction in the Aggregate Principal Amount of the Notes issued on the Closing Date through the payment of Principal Proceeds plus (iii) the aggregate amount of Principal Proceeds that result from the issuance of such additional notes pursuant to Sections 2.13 and 3.2 utilized to purchase additional Collateral Obligations (after giving effect to such issuance of any additional notes); provided that the amount of such increase shall not be less than the Aggregate Principal Amount of such additional notes minus (iv) the amount of any reduction in the Aggregate Principal Amount of such additional notes through the payment of Principal Proceeds.

"Related Obligation":  An obligation issued by the Collateral Manager, any of its Affiliates that are collateralized debt obligation funds or any other person that is a collateralized debt obligation fund whose investments are primarily managed by the Collateral Manager or any of its Affiliates.

"Re-Priced Class":  The meaning specified in Section 9.6.

"Re-Pricing":  The meaning specified in Section 9.6.

"Re-Pricing Date":  The meaning specified in Section 9.6.

"Re-Pricing Eligible Notes":  The Secured Notes (other than the Class X Notes, the Class A Notes, the Class B Notes and the Class C Notes).

"Re-Pricing Intermediary":  The meaning specified in Section 9.6.

"Re-Pricing Rate":  The meaning specified in Section 9.6.

"Required Level":  A percentage stated in the definition of "Interest Coverage Tests" or "Overcollateralization Test", as applicable.

"Restricted Trading Period":  The period during which, (a) the Moody's rating of the Class A Notes is withdrawn (and not reinstated) or is one or more sub-categories below its initial rating on the Closing Date or (b)the Moody's rating of the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes is withdrawn (and not reinstated) or is two or more sub-categories below its initial rating on the Closing Date; provided, however, that the Restricted Trading Period shall not apply (so long as the Moody's rating of the applicable Class of Notes has not been further downgraded, withdrawn or put on watch) if either (i) a Majority of the Controlling Class provides a direction to the Trustee rescinding such Restricted Trading Period or (ii) after giving effect to any sale (and any related reinvestment) or purchase of the relevant Collateral Obligations, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligation being sold but including any related reinvestment) and Eligible Investments constituting Principal Proceeds (including, without duplication, the related reinvestment or any remaining net proceeds of such sale) will be greater than the Reinvestment Target Par Balance; provided that, for the purpose of this clause (ii), the Principal Balance of any Defaulted Obligation shall be the Moody's Collateral Value of such Defaulted Obligation; provided further, that the Principal Balance will be zero for any Defaulted Obligation which the Issuer has owned for more than three years after its default date. For the avoidance of doubt, any rating of a Class of Notes that is withdrawn upon repayment in full of the principal of such Class of Notes will not be considered a rating that is "withdrawn" hereunder.

"Retention Basis Amount":  On any date of determination, an amount used for determining the EU Retention Requirements and in determining whether a Retention Deficiency has occurred and equal to the Collateral Principal Amount on such date with the following adjustments: (i) Defaulted Obligations shall be included in the Collateral Principal Amount and the Principal Balances thereof shall be deemed to equal their respective outstanding principal amounts, and (ii) any Equity Security owned by the Issuer shall be included in the Collateral Principal Amount with a Principal Balance determined as follows: (a)

in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an equity security received upon a "debt for equity swap" in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the equity security and (c) in the case of any other equity security, the nominal value thereof as determined by the Collateral Manager.

"Retention Deficiency":  As of any date of determination, an event which occurs if the Aggregate Principal Amount of Subordinated Notes held by the Retention Holder is less than 5 percent of the Retention Basis Amount and as a result EU Retention Requirements are not complied with.

"Retention Event":  An event which occurs if at any time the Retention Holder (a) sells, hedges or otherwise mitigates its credit risk under or associated with the Retention or the underlying portfolio of Collateral Obligations, except to the extent permitted (i) under the terms of the Risk Retention Letter, to a successor collateral manager upon a removal or resignation of NewStar as the Collateral Manager, or (ii) in accordance with the EU Retention Requirements or (b) materially breaches the terms of the Risk Retention Letter.

"Retention Holder":  NewStar Capital LLC, in its capacity as retention holder in accordance with the Risk Retention Letter and any successor, assignee or transferee, to the extent permitted under the Risk Retention Letter and the EU Retention Requirements.

"Reuters Screen":  Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time on the applicable determination date.

"Revolving Loan":  A Loan (excluding any Delayed Drawdown Loan) that requires the Issuer to make future advances to (or for the account of) the borrower under its Underlying Instruments (including any letter of credit for which the Issuer is required to reimburse the issuing bank for under it).  A Loan shall only be considered to be a Revolving Loan for so long as its unused Commitment Amount is greater than zero.

"Risk Retention Letter":  The letter entered into among the Issuer and the Retention Holder and addressed to the Trustee and the Initial Purchaser, dated on or about the Closing Date as may be amended or supplemented from time to time.

"Rule 3a-7":  Rule 3a-7 promulgated under the Investment Company Act.

"Rule 17g-5":  Rule 17g-5 under the Exchange Act.

"Rule 144A":  Rule 144A under the Securities Act.

"Rule 144A Global Note":  The meaning specified in Section 2.2(b).

"Rule 144A Information":  The meaning specified in Section 7.15.

"S&P":  Standard & Poor's Rating Services, a Standard & Poor's Financial Services LLC business.

"S&P Industry Classification":  The industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

"S&P Rating":  The meaning specified in Schedule 5.

"Sale":  The meaning specified in Section 5.17(a).

"Sale Proceeds":  All proceeds received with respect to Collateral Obligations or other Pledged Obligations as a result of their sales or other dispositions less any reasonable expenses expended by the Collateral Manager or the Trustee in connection with the sales or other dispositions, which shall be paid from such proceeds notwithstanding their characterization otherwise as Administrative Expenses.

"Second Lien Loan":  Any assignment of or Participation in a Loan that:  (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests.

"Section 3(c)(7)":  Section 3(c)(7) of the Investment Company Act.

"Section 3(c)(7) Reminder Notice":  A notice from the Issuer to the Noteholders (to be delivered in accordance with Sections 10.5(a) and (b)) substantially in the form of Exhibit C hereto.

"Section 13 Banking Entity":  An entity that (i) is defined as a "banking entity" under the Volcker Rule regulations (Section __.2(c)), (ii) provides written certification thereof to the Issuer and the Trustee, and (iii) identifies the Class or Classes of Notes held by such entity and the outstanding principal amount thereof.

"Secured Note Payment Sequence":  The application of funds in the following order:

(A)	to the payment, pro rata based on Aggregate Principal Amount, of principal of the Class X Notes and the Class A Notes until the Class X Notes and the Class A Notes have been paid in full;
(B)	to the payment of principal of the Class B Notes until paid in full;
(C)

to the payment of (1) first, any Cumulative Interest Amount (excluding any Periodic Rate Shortfall Amount and interest on the Periodic Rate Shortfall Amount) on the Class C Notes and (2) second, any Periodic Rate Shortfall Amount (including interest on the Periodic Rate Shortfall Amount) on the Class C Notes, in each case, until such amounts have been paid in full;

(D)	to the payment of principal of the Class C Notes until paid in full;
(E)

to the payment of (1) first, any Cumulative Interest Amount (excluding any Periodic Rate Shortfall Amount and interest on the Periodic Rate Shortfall Amount) on the Class D Notes and (2) second, any Periodic Rate Shortfall Amount (including interest on the Periodic Rate Shortfall Amount) on the Class D Notes, in each case, until such amounts have been paid in full;

(F)	to the payment of principal of the Class D Notes until paid in full;
(G)

to the payment of (1) first, any Cumulative Interest Amount (excluding any Periodic Rate Shortfall Amount and interest on the Periodic Rate Shortfall Amount) on the Class E Notes and (2) second, any Periodic Rate Shortfall Amount (including interest on the Periodic Rate Shortfall Amount) on the Class E Notes, in each case, until such amounts have been paid in full;

(H)	to the payment of principal of the Class E Notes until paid in full;
(I)

to the payment of (1) first, any Cumulative Interest Amount (excluding any Periodic Rate Shortfall Amount and interest on the Periodic Rate Shortfall Amount) on the Class F Notes and (2) second, any Periodic Rate Shortfall Amount (including interest on the Periodic Rate Shortfall Amount) on the Class F Notes, in each case, until such amounts have been paid in full; and

(J)	to the payment of principal of the Class F Notes until paid in full.

"Secured Notes":  The Class X Notes, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes.

"Secured Obligations":  The meaning specified in the Granting Clause.

"Secured Parties":  The meaning specified in the Granting Clause.

"Securities Account Control Agreement": The Securities Account Control Agreement, dated as of the Closing Date, among the Issuer, the Trustee and the Bank as Custodian.

"Securities Act":  The United States Securities Act of 1933, as amended.

"Securities Intermediary":  As defined in Section 8‑102(a)(14) of the UCC.

"Security Entitlement":  The meaning specified in Section 8‑102(a)(17) of the UCC.

"Selling Institution":  An institution that creates a participation interest.

"Senior Management Fee":  A fee that is payable on each Payment Date (subject to availability of funds and to the Priority of Payments) in an amount equal to 0.20% per annum of the Available Asset Amount as of the first day of the related Due Period.  The Senior Management Fee is payable before any interest payments on the Secured Notes and is calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed during the related Due Period. The Collateral Manager may, in its sole discretion, elect in a written notice to each of the Trustee and the Collateral Administrator prior to the Determination Date relating to any Payment Date, to waive payment of all or any portion of the Senior Management Fee payable to the Collateral Manager on such Payment Date; provided that such election may be rescinded by the Collateral Manager with respect to any such Payment Date by subsequent written notice to each of the Trustee and the Collateral Administrator at any time prior to the Determination Date relating to such Payment Date.  For the avoidance of doubt, any Senior Management Fee so waived with respect to any Payment Date shall not be payable to the Collateral Manager on any subsequent Payment Date.

"Senior Secured Loan":  Any assignment of or Participation in a Loan that:  (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan; (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under the Loan; (c) the value of the collateral securing the Loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a Loan made to an Obligor that is secured solely or primarily by the stock of, or other equity interests in, such Obligor or one or more of its subsidiaries to the extent that either (1) in the Collateral Manager's judgment, the applicable Underlying Instruments of such Loan limit the activities of such Obligor or such subsidiary, as applicable, in such a manner so as to provide a reasonable expectation that (x) cash flows from such Obligor or from such subsidiary and such Obligor, as applicable, are sufficient to provide debt service on such Loan and (y) assets of such Obligor or of such subsidiary and such Obligor, as applicable, would be available to repay principal of and interest on such Loan in the event of the enforcement of such Underlying Instruments or (2) the granting by such Obligor or any such subsidiary of a lien on its own property (whether to secure such Loan or to secure any other similar type of indebtedness owing to third parties) would violate laws or regulations applicable to such Obligor or to such subsidiary.

"Share Trustee":  MaplesFS Limited.

"Similar Law": Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to Other Plan Law.

"Small Obligor Loan":  Any loan made pursuant to Underlying Instruments that, together with all other Underlying Instruments of the same Obligor (it being understood that any co-borrowers will be treated as one Obligor) governing loans secured by substantially the same collateral, govern the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than U.S.$150,000,000.

"Solvency II Level 2 Regulation": Chapter VIII of the Commission Delegated Regulation (EU) No. 2015/35 of October 10, 2014.

"Solvency II Level 2 Retention Requirements":  The risk retention requirements and due diligence requirements of the Solvency II Level 2 Regulation, including any implementing and/or delegated regulation, technical standards and guidance related thereto as may be amended from time to time.

"Special Redemption":  The meaning specified in Section 9.5.

"Special Redemption Amount":  The meaning specified in Section 9.5.

"Special Redemption Date":  The meaning specified in Section 9.5.

"Sponsor":  In relation to the Issuer, its "sponsor" under the U.S. Risk Retention Rules.

"STAMP":  The meaning specified in Section 2.6(b).

"Stated Maturity":  (a) With respect to any Collateral Obligation, the maturity date specified in it or the applicable Underlying Instrument; and (b) with respect to the Notes of any Class, the Payment Date in October 2028.  Unless otherwise specified, "Stated Maturity" means the Stated Maturity of the Notes.

"Step-Down Obligation":  An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

"Step-Up Obligation": An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

"Structured Finance Obligation":  Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

"Subordinated Management Fee":  A fee that is payable on each Payment Date (subject to availability of funds and to the Priority of Payments) in an amount equal to 0.30% per annum of the Available Asset Amount as of the first day of the related Due Period.  The Subordinated Management Fee is payable before any distributions on the Subordinated Notes and is calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed during the related Due Period.  Subordinated Management Fees not paid when due as a result of the Priority of Payments (excluding Subordinated Management Fees voluntarily deferred by the Collateral Manager, which shall bear interest as set forth in the Management Agreement) will not bear interest. The Collateral Manager may, in its sole discretion, elect in a written notice to each of the Trustee and the Collateral Administrator prior to the Determination Date relating to any Payment Date, to waive payment of all or any portion of the Subordinated Management Fee payable to the Collateral Manager on such Payment Date; provided that such election may be rescinded by the Collateral Manager with respect to any such Payment Date by subsequent written notice to each of the Trustee and the Collateral Administrator at any time prior to the Determination Date relating to such Payment Date.  For the avoidance of doubt, any Subordinated Management Fee so waived with respect to any Payment Date shall not be payable to the Collateral Manager on any subsequent Payment Date.

"Subordinated Notes":  The Subordinated Notes issued by the Issuer pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Subordinated Notes Internal Rate of Return":  An annualized internal rate of return (computed using the "XIRR" function in Microsoft® Excel 2007 or an equivalent function in another software package), stated on a per annum basis, for the following cash flows, assuming all Subordinated Notes were purchased on the Closing Date at a price of par:

(i) each distribution of Interest Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date; and

(ii) each distribution of Principal Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date.

"Substitute Obligations":  The meaning specified in Section 12.2(b)(ii).

"Successor Entity":  The meaning specified in Section 7.10(a).

"Supermajority": With respect to any Class or Classes of Notes, the Holders of more than 66-2/3% of the Aggregate Principal Amount of such Class or Classes of Notes, as the case may be.

"Synthetic Security":  Any swap transaction, structured bond investment, credit linked note, or other derivative financial instrument relating to a debt instrument or a basket or portfolio of debt instruments or an index or indices in connection with a basket or portfolio of debt instruments or other similar instruments.

"Target Initial Par Amount": U.S.$400,000,000.

"Target Initial Par Condition":  A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations held by the Issuer on the Effective Date), will equal or exceed the Target Initial Par Amount; provided that, for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the Effective Date shall be treated as having a Principal Balance equal to its Moody's Collateral Value.

"Tax Event":  An event that occurs as of any date of determination if on or prior to the next Payment Date following such date of determination (i)(x) a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date results in any Obligor under any Collateral Obligation or Eligible Investment being required to deduct or withhold from any payment under such Collateral Obligation or Eligible Investment to the Issuer for or on account of any tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Collateral Obligations or Eligible Investments results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Interest Proceeds for the Due Period, or (ii) any jurisdiction imposes net income, profits or similar tax on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$2,000,000.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof.  Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

"Tax Jurisdiction":  The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands or the Channel Islands and any other tax advantaged jurisdiction as may be notified by Moody's to the Collateral Manager from time to time; provided that, in the case of each such tax jurisdiction, in the

Collateral Manager's good faith business judgment, a majority of the assets, revenues or operations supporting the related Collateral Obligation are directly or through subsidiaries located in the United States of America.

"Trading Plan":  The meaning specified in Section 1.2(l).

"Trading Plan Period":  The meaning specified in Section 1.2(l).

"Transaction Documents":  The Indenture, the Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Purchase Agreement, the Risk Retention Letter and the Administration Agreement.

"Transaction Parties":  The Co-Issuers, the Collateral Manager, the Initial Purchaser, the Trustee, the Collateral Administrator, the Retention Holder and the Administrator.

"Transfer Agent":  The person or persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

"Transferee Certificate":  The meaning specified in Section 2.6(c).

"Treasury":  The U.S. Department of Treasury.

"Trust Officer":  When used with respect to the Trustee, any officer in the Global Corporate Trust group of the Corporate Trust Office (or any successor group of the Trustee) including any director, vice president, assistant vice president, associate, or any other officer of the Trustee customarily performing functions similar to those performed by such officers in the Global Corporate Trust group of the Corporate Trust Office, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

"Trustee":  As defined in the first sentence of this Indenture.

"UCC":  The Uniform Commercial Code as in effect in the State of New York, and as amended from time to time or, if different, the State of the United States that governs the perfection of the relevant security interest.

"Uncertificated Security":  The meaning specified in Section 8‑102(a)(18) of the UCC.

"Underlying Instrument":  The indenture, credit agreement or any other agreement pursuant to which a Pledged Obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such asset or of which the holders of such asset are the beneficiaries.

"Unregistered Securities":  The meaning specified in Section 5.17(c).

"Unsalable Asset":  (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the Obligor, or (iv) any other exchange or any other security or debt obligation that is part of the Collateral, in the case of (i), (ii) or (iii) in respect of which the Issuer has not received a payment in cash during the preceding 12 months or (b) any Collateral certified by the Collateral Manager as having a Market Value of less than $10,000, in each case of (a) and (b) with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral for at least 90 days and (y) in its commercially reasonable judgment such Collateral is not expected to be saleable for the foreseeable future.

"Unsecured Loan": A senior unsecured Loan obligation of any corporation, partnership or trust which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

"U.S. Risk Retention Rules":  The final rules implementing the credit risk retention requirements of Section 941 of the Dodd–Frank Wall Street Reform and Consumer Protection Act issued on October 21, 2014.

"U.S. Tax Person": The definition of United States Person as provided in Section 7701(a)(30) of the Code.

"Valuation Report":  The meaning specified in Section 10.5(b).

"Volcker Rule":  Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

"Weighted Average Coupon": As of any Measurement Date, the number obtained by dividing:

(a) the amount equal to the Aggregate Coupon; by

(b) an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such Measurement Date, in each case, including, for any Permitted Deferrable Obligation, only the required current cash interest required by the Underlying Instruments thereon.

"Weighted Average Floating Spread":  As of any Measurement Date, is the number obtained by dividing:

(a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread plus (C) the Aggregate Excess Funded Spread; by

(b) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date, in each case, excluding any Deferrable Obligation to the extent of any non-cash interest.

"Weighted Average Life":  As of any Measurement Date with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding Principal Balance of such Collateral Obligation and dividing such sum by:

(b) the aggregate remaining Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

"Weighted Average Life Test":  A test satisfied on any Measurement Date if the Weighted Average Life of all Collateral Obligations as of such date is less than the number of years (rounded to the nearest one hundredth thereof) during the period from such measurement date to September 15, 2024.

"Weighted Average Moody's Rating Factor":  The number (rounded up to the nearest whole number) determined by:

(a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the Moody's Rating Factor of such Collateral Obligation (as described below) and

(b) dividing such sum by the outstanding Principal Balance of all such Collateral Obligations.

"Weighted Average Moody's Recovery Rate":  As of any Measurement Date, the number, expressed as a percentage, obtained by summing the product of the Moody's Recovery Rate on such Measurement Date of each Collateral Obligation and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.

"Workout Asset":  A Loan or Equity Security acquired in connection with the workout or restructuring of any Collateral Obligation or Workout Asset that the Issuer does not advance any funds to purchase and that is either:

(i) an Equity Security or

(ii) a Loan:

(a) that does not qualify as a Collateral Obligation; or

(b) that the Collateral Manager otherwise designates as a Workout Asset and that satisfies clause (1) of the definition of "Collateral Obligation" and that provides for a fixed amount of principal payable on scheduled payment dates or at maturity.

"Zero Coupon Bond":  Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2. Assumptions as to Collateral Obligations; Construction Conventions.

This Section 1.2 shall be applied in connection with all calculations required to be made pursuant to this Indenture:

(i) with respect to the scheduled payment of principal or interest on any Collateral Obligation, or any payments on any other assets included in the Collateral,

(ii) with respect to the sale of and reinvestment in Collateral Obligations, and

(iii) with respect to the income that can be earned on the scheduled payment of principal or interest on the Collateral Obligations and on any other amounts that may be received for deposit in the Collection Account.

The provisions of this Section 1.2 shall be applicable to any determination or calculation that is covered by this Section 1.2 (including without limitation the Concentration Limitations, the Collateral Quality Test and the Coverage Tests), whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to zero.  Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations.

(c) For purposes of calculating clause (i) of the Concentration Limitations, the Available Principal Amounts shall each be deemed to be a Floating Rate Obligation that is a Senior Secured Loan.

(d) For purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.1%.  All other calculations, unless otherwise set forth in this Indenture or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(e) For all purposes (including calculation of the Coverage Tests), the Principal Balance of a Revolving Loan or a Delayed Drawdown Loan will include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(f) For purposes of calculating the sale proceeds of a Collateral Obligation in sale transactions, sale proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(g) For each Due Period and as of any date of determination, the scheduled payment of principal and/or interest on any Collateral (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have scheduled distributions of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Due Period in respect of such Collateral  (including the proceeds of the sale of such Collateral received and, in the case of sales which have not yet settled, to be received during the Due Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment) that, if received as scheduled, will be available in the Collection Account at the end of the Due Period and (ii) any such amounts received by the Issuer in prior Due Periods that were not disbursed on a previous Payment Date.

(h) Each scheduled payment of principal and/or interest receivable with respect to any Collateral shall be assumed to be received on the applicable due date thereof, and each such scheduled payment of principal and/or interest shall be assumed to be immediately deposited in the Collection Account to earn interest at an Assumed Reinvestment Rate.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms of this Indenture, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

(i) All calculations with respect to scheduled distributions on the Collateral shall be made on the basis of information as to the terms of each such Collateral and upon reports of payments, if any, received on such Collateral that are furnished by or on behalf of the issuer of such Collateral and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(j) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation.  Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(k) If a Collateral Obligation included in the Collateral would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of "Defaulted Obligation," then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligation as of the date of determination) will be deemed Defaulted Obligations.  Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(l) For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a "Trading Plan") may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within ten Business Days (determined as of the trade date of each such proposed sale and reinvestment) following the date of determination of such compliance (such period, the "Trading Plan Period"); provided that (i) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (ii) no Trading Plan Period may include a Determination Date, (iii) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (iv) if the Investment Criteria are not satisfied with respect to any such identified requirement, notice will be provided to the Trustee and each Rating Agency, and (v) the Collateral Manager on behalf of the Issuer notified the Trustee and the Rating Agencies promptly upon the commencement of a Trading Plan.

(m) All monetary calculations under this Indenture will be in U.S. Dollars.

(n) If withholding tax is imposed on (x) the fees associated with any letters of credit, (y) any amendment, waiver, consent or extension fees or (z) commitment fees or other similar fees in respect of Revolving Loans and Delayed Drawdown Loans, the calculations of the Weighted Average Floating Spread, Weighted Average Coupon and the Interest Coverage Tests, as applicable, shall be made on a net basis after taking into account such withholding, unless the obligor is required to make "gross-up" payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(o) Any reference in this Indenture to an amount of the Trustee's or the Collateral Administrator's fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360 day year of twelve 30-day months prorated for the related Periodic Interest Accrual Period and shall be based on the aggregate face amount of the Collateral.

(p) To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth therein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor; provided, that the Collateral Manager may provide a direction under this clause in its sole and absolute discretion.

(q) Except as expressly set forth herein, for purposes of calculating compliance with any tests under this Indenture (including the Target Initial Par Condition, Collateral Quality Test, the Coverage Tests and Concentration Limitations), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(r) For purposes of the calculation of the Coverage Tests and the Collateral Quality Test, Collateral Obligations contributed to a Blocker Subsidiary shall be included net of the actual taxes paid or any future anticipated tax liability with respect thereto.

Section 1.3. Rules of Interpretation.

Except as otherwise expressly provided in this Indenture or unless the context clearly requires otherwise:

(a) Defined terms include, as appropriate, all genders and the plural as well as the singular.  Unless the context otherwise requires, capitalized terms defined in the UCC and not otherwise defined in this Indenture shall have the meanings set forth in the UCC.  Any reference herein to a "beneficial interest" in a security also shall mean, unless the context otherwise requires, a Security Entitlement with respect to such security, and any reference herein to a "beneficial owner" or "beneficial holder" of a security also shall mean, unless the context otherwise requires, the holder of a Security Entitlement with respect to such security.

(b) References to designated articles, sections, subsections, exhibits, and other subdivisions of this Indenture, such as "Section 6.12(a)," refer to the designated article, section, subsection, exhibit, or other subdivision of this Indenture as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision.  The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Indenture as a whole and not to any particular article, section, exhibit, or other subdivision of this Indenture.

(c) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Indenture.  References to law are not limited to statutes.  Any reference to any person includes references to its successors and assigns.

(d) Any party may execute any of the requirements under this Indenture either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Indenture.  Unless a provision is restricted as to time or limited as to frequency, all provisions under this Indenture are implicitly available and things may happen from time to time.

(e) The term "including" and all its variations mean "including but not limited to."  Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

(f) A reference to "a thing" or "any of a thing" does not imply the existence or occurrence of the thing referred to even though not followed by "if any," and "any of a thing" is any and all of it.  A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase "the obligors on a note" means "the obligor or obligors on a note").  "Until something occurs" does not imply that it must occur, and will not be modified by the word "unless."  The word "due" and the word "payable" are each used in the sense that the stated time for payment has passed.  The word "accrued" is used in its accounting sense, i.e., an amount paid is no longer accrued.  In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an "excess" does not exist.  Portions of things may be expressed as fractions or percentages interchangeably.  The word "shall" is used in its imperative sense, as for instance meaning a party agrees to something or something must occur or exist.

(g) All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Indenture, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Indenture are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Indenture shall control.

(h) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words "from" and "beginning" mean "from and including," the word "after" means "from but excluding," the words "to" and "until" mean "to but excluding," and the word "through" means "to and including."  Likewise, in setting deadlines or other periods, "by" means "on or before."  The words "preceding," "following," "before," "after," "next," and words of similar import, mean immediately preceding or following.  References to a month or a year refer to calendar months and calendar years.

(i) Any reference to the enforceability of any agreement against a party means that it is enforceable against the party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(j) Except when only the registered Holder is recognized, such as in Section 2.9, references to Noteholders, Holders, and the like refer equally to beneficial owners who have an interest in a Note but are not reflected in the Register as the owner.

(k) All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Secured Obligations shall be made on the basis of the date on which the Issuer enters into a commitment to purchase or sell an asset (the "trade date"), not the settlement date.

(l) References in Section 11.1 to calculations made on a "pro forma basis" shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

ARTICLE 2

THE NOTES

Section 2.1. Forms Generally.

The Notes and the Trustee's or Authenticating Agent's certificate of authentication on them (the "Certificate of Authentication") shall be in substantially the forms required by this Article 2, with appropriate insertions, omissions, substitutions, and other variations required or permitted by this Indenture, and may have any letters, numbers, or other marks of identification and any legends or endorsements on them that are consistent with this Indenture, as determined by the Authorized Officers of the Issuer executing the Notes as evidenced by their execution thereof.

Section 2.2. Forms of Notes and Certificate of Authentication.

(a) The forms of the Notes including the Certificated Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b) Regulation S Global Notes, Rule 144A Global Notes and Certificated Notes.  The Notes of each Class sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form of Exhibit A hereto (each, a "Regulation S Global Note") and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided, except that (x) purchasers of Secured Notes may elect to have their Secured Notes issued in the form of one or more definitive fully registered notes without coupons (each, a "Certificated Secured Note") and (y) purchasers of Subordinated Notes may elect to have their Subordinated Notes issued in the form of one or more definitive fully registered notes without coupons (each, a "Certificated Subordinated Note" and, together with the Certificated Secured Notes, the "Certificated Notes").

The Notes of each Class sold to persons that are QIB/QPs shall each be issued in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form of Exhibit A hereto (each, a "Rule 144A Global Note") which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided, except that purchasers of Notes may elect to have their Notes issued in the form of Certificated Notes.

All Subordinated Notes sold to (x) Institutional Accredited Investors that are Qualified Purchasers or entities owned exclusively by Qualified Purchasers but not Qualified Institutional Buyers or (y) Accredited Investors that are Knowledgeable Employees or entities owned exclusively by Accredited Investors that are Knowledgeable Employees, in each case, shall be issued in the form of Certificated Subordinated Notes.

The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book Entry Provisions.  This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.  The provisions of the "Operating Procedures of the Euroclear System" of Euroclear

and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee as custodian for DTC, and DTC may be treated by the Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Requests or directions from, or votes of, DTC, Clearstream or Euroclear with respect to any matter shall not be deemed inconsistent if made with respect to (or in separate proportions corresponding to) different beneficial owners.  None of the Trustee, the Transfer Agent, the Registrar, the Authenticating Agent, nor the Paying Agent shall have any duty to monitor, maintain records concerning (or determine compliance with any of the restrictions on transfer set forth herein with respect to) owners of beneficial interests in the Global Notes.  None of the Trustee, the Transfer Agent, the Registrar, the Authenticating Agent, nor the Paying Agent shall have any liability for the accuracy of the records of DTC, Clearstream or Euroclear or any actions or omissions of DTC, Clearstream or Euroclear (or of their respective Agent Members or participants).

(d) Certificated Notes.  Except as provided above and in Section 2.11 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

Section 2.3. Authorized Amount; Denominations; Certain Other Terms.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$409,750,000, except for (i) Periodic Rate Shortfall Amounts with respect to the Deferrable Notes, (ii) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.6, 2.7 or 8.5 and (iii) Notes issued in a Refinancing pursuant to Section 9.2(b) or (iv) additional notes issued in accordance with Sections 2.13 and 3.2.

(b) The Notes shall be divided into the following Classes, having the designations, original principal amounts and other characteristics as follows:

[remainder of page intentionally blank]

Designation[1]	Class X Notes	Class A Notes	Class B Notes	Class C Notes	Class D Notes	Class E Notes	Class F Notes	Subordinated Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Deferrable Floating Rate	Senior Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Subordinated
Issuer(s)	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Issuer	Issuer	Issuer
Initial Principal Amount / Face Amount (U.S.$)	$2,500,000	$256,000,000	$48,000,000	$20,000,000	$22,750,000	$21,000,000	$5,500,000	$34,000,000
Expected Moody's Initial Rating	"Aaa (sf)"	"Aaa (sf)"	"Aa2 (sf)"	"A2 (sf)"	"Baa3](sf)"	"Ba3 (sf)"	"B3 (sf)"	N/A
Expected Fitch Initial Rating	"AAAsf"	"AAAsf"	N/A	"Asf"	"BBB-sf"	N/A	N/A	N/A
Interest Rate	LIBOR[1] + 1.25%	LIBOR[1] + 1.65%	LIBOR[1] + 2.24%	LIBOR[1] + 3.00%	LIBOR[1] + 4.20%[2]	LIBOR[1] + 6.95%[2]	LIBOR[1] + 8.60%[2]	N/A
Stated Maturity (Payment Date in)	October 2028	October 2028	October 2028	October 2028	October 2028	October 2028	October 2028	October 2028
Notes - Minimum Denominations (U.S.$) (Integral Multiples)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000[3] ($1)
Priority Class(es)	None	None	X, A	X, A, B	X, A, B, C	X, A, B, C, D	X, A, B, C, D, E	X, A, B, C, D, E, F
Pari passu Classes	A	X4	None	None	None	None	None	None
Junior Class(es)	B, C, D, E, F, Subordinated Notes	B, C, D, E, F, Subordinated Notes	C, D, E, F, Subordinated Notes	D, E, F, Subordinated Notes	E, F, Subordinated Notes	F, Subordinated Notes	Subordinated Notes	None
Deferrable Notes	No	No	No	Yes	Yes	Yes	Yes	N/A
[1]	Three-month LIBOR is as calculated as set forth in the definition of "LIBOR." For the first Periodic Interest Accrual Period, interest will be calculated in accordance with the definition of "LIBOR."
[2]	The spread over LIBOR for the Re-Pricing Eligible Notes is subject to change as set forth under Section 9.6.
[3]	Subordinated Notes issued in the form of Certificated Subordinated Notes to Accredited Investors that are also Knowledgeable Employees may be issued in minimum denominations of $150,000.
[4]

Interest on the Class X Notes and the Class A Notes will be pari passu. Upon the occurrence of an Enforcement Event and to the extent of payments in accordance with the Secured Note Payment Sequence, principal of the Class X Notes and the Class A Notes will be pari passu. At all other times, principal of the Class X Notes will be paid prior to principal of the Class A Notes in accordance with the Priority of Payments.

Section 2.4. [Reserved].

Section 2.5. Execution, Authentication, Delivery, and Dating.

The Notes shall be executed on behalf of each of the Applicable Issuers by one of their respective Authorized Officers.  The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer, as applicable, shall bind the Issuer and the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Principal Amount, as at the date of issuance, of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Principal Amount, as at the date of transfer, exchange or replacement, of the Notes so transferred, exchanged or replaced.  In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original Aggregate Principal Amount, as at the date of original issuance, of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.6. Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause a register (the "Register") to be kept in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Trustee is hereby initially appointed "Registrar" for the purpose of maintaining the Register and of registering and transfers of the Notes as provided in this Indenture.  The Issuer may rely conclusively on any information in the Register provided to it by the Trustee.

(b) Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor thereto and notify the Collateral Manager of the appointment or, in the absence of such appointment, assume the duties of Registrar.

If the Issuer appoints a person other than the Trustee to be Registrar, the Issuer will give the Trustee prompt written notice of the appointment of the Registrar and of the location, and any change in the location, of the Register.  The Trustee may inspect the Register at all reasonable times and obtain copies of it.  The Trustee may rely on a certificate executed on behalf of the Registrar by an Officer of the Registrar as to the names and addresses of the Holders of the Notes and the principal amounts and number of the Notes.

Upon request at any time the Registrar shall provide to the Issuer and the Collateral Manager (and, if the Registrar is not the Trustee, the Trustee) a current list of Holders of Notes as reflected in the Register (including, if requested, any beneficial owner contact information then in the possession of the Trustee), and the Trustee shall have no liability for disclosure of any such information; provided that, the Registrar will only disclose beneficial owner contact information to the Issuer and the Collateral Manager (and, if the Registrar is not the Trustee, the Trustee) if the Holder has consented to such disclosure in its completed Beneficial Owner Certificate (the form of which is attached hereto as Exhibit D).  Upon request at any time by the Initial Purchaser, the Registrar will give prompt notice to the Initial Purchaser of any transfer of Global Notes or Certificated Notes.  For the avoidance of doubt, the Notes shall be in registered form within the meaning of Sections 5f.103-1 and 1.871-14 of the Treasury Regulations.

Upon surrender for registration of transfer of any Notes at the office or agency of the Registrar or of the Co-Issuers to be maintained pursuant to Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferees, new Notes of any authorized denomination and of a like original Aggregate Principal Amount.

At the option of its Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Registrar or of the Co-Issuers to be maintained pursuant to Section 7.2.  Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued on any registration of transfer or exchange of Notes shall be the valid obligations of the Applicable Issuers evidencing the same obligations, and entitled to the same benefits under this Indenture, as the Notes surrendered for registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer substantially in the form of the exhibits attached hereto and in form satisfactory to the Registrar duly executed by its Holder or his attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.6 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the Depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

No Holder shall incur a service charge for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(c) No Note may be sold or transferred (including by pledge or hypothecation) unless the sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws or the applicable laws of any other jurisdiction, and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.  For the avoidance of doubt, as further set forth in Section 2.12, any transfer of a Note in violation of the foregoing shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

Each initial investor in the Issuer Only Notes, each investor in a Note in the form of a Certificated Note and each transferee acquiring a Subordinated Note in the form of a Global Note from a transferor holding in the form of a Certificated Note, shall provide the Trustee with certificates in the form of Exhibit B-3 and Exhibit B-4 hereto or any other form acceptable to the Trustee.  The Trustee shall require, before any registration of transfer of a Note in which delivery is to be made in the form of a Certificated Note, that the Noteholder's prospective transferee deliver to the Trustee and the Co-Issuers a certificate relating to the transfer in the form of Exhibit B-3 hereto or any other form acceptable to the Trustee (each, a "Transferee Certificate").  The Trustee and the Registrar may conclusively rely on any Transferee Certificate and may presume its accuracy without further inquiry or investigation.

No initial purchase or transfer of any Certificated Note or initial purchase on the Closing Date of the Issuer Only Notes, will be effective, and the Trustee will not recognize any such transfer or initial purchase, if it would result in 25% or more of the Aggregate Principal Amount of any Class of such Notes being held by Benefit Plan Investors (the "25% Limitation").  For purposes of these calculations and all other calculations required by this subsection, any Issuer Only Notes held by a Controlling Person, the Trustee, the Collateral Manager or any of their respective Affiliates shall be disregarded and not treated as Outstanding.  In addition, if any Holder of Certificated Notes (I) informs the Trustee that, as a result of a proposed transfer of interests in, or securities issued by, such Holder, all or a specified portion of the Certificated Notes owned by such Holder would be deemed to be held by a Benefit Plan Investor and (II) requests the Trustee to determine and notify such Holder whether the 25% Limitation would be exceeded after giving effect to such transfer, then the Trustee shall make such determination and notify such Holder accordingly.  Each Holder of Certificated Notes shall be required to agree that it will inform the Trustee of any such transfer, will not permit any such transfer to become effective that would cause the 25% Limitation to be exceeded, and will notify the Trustee of the effectiveness of any transfer that is not prohibited by this paragraph.  After it is notified of the effectiveness of any transfer pursuant to the foregoing sentence, the Trustee shall regard the Certificated Notes held by such Holder (or specified portion thereof) as being held by a Benefit Plan Investor in future calculations of the 25% Limitation made pursuant to this Indenture unless subsequently notified by such Holder that such Notes (or specified portion thereof) would no longer be deemed to be held by Benefit Plan Investors.  In addition, each purchaser and subsequent transferee of any Issuer Only Notes issued in the form of Global Notes will be required or deemed to have represented and agreed, at the time of its acquisition and throughout the period of its holding (including, without limitation, the exercise of any rights thereunder) and disposition of such interest in such Note that: (u) (i) each purchaser who acquires an interest in an Issuer Only Note from the Issuer or the Initial Purchaser on the Closing Date will be required to represent and warrant whether or not the initial investor is a Benefit Plan Investor or a Controlling Person and (ii) each subsequent transferee who acquires an interest in an Issuer Only Note other than from the Issuer or the Initial Purchaser as part of the initial offering will be required to represent and warrant that it is not a Benefit Plan Investor or a Controlling Person; (v) if it is, or is using the assets of, a Benefit Plan Investor and has acquired such Note on the Closing Date, the acquisition, holding and disposition of such Note will not constitute or result in a non -exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.; (w) if such purchaser or subsequent transferee is a non-U.S., governmental, church or other plan subject to any Other Plan Law, (A) it is not, and for so long as it holds such Notes or interest therein will not be, subject to any Similar Law and (B) its acquisition, holding and subsequent disposition will not constitute or result in a non-exempt violation of any Other Plan Law; (x) no transfer of any interest in such Note may be made if, after giving effect to such transfer, such interest in such Note would be held by a Benefit Plan Investor or a Controlling Person; (y) it will not transfer any interest in such Note to a Benefit Plan Investor or a Controlling Person and any purported transfer of an interest in such Note to a Benefit Plan Investor or a Controlling Person will be null and void ab initio; and (z) in the case of a subsequent transferee, if, at any time while it holds any interest in such Note, it becomes a Benefit Plan Investor or a Controlling Person, it will immediately notify the Issuer of such change in status and will transfer its interest in such Note to a person who is not a Benefit Plan Investor or a Controlling Person.

For the avoidance of doubt, unless it acquires such Note on the Closing Date from the Issuer or the Initial Purchaser, Benefit Plan Investors and Controlling Persons will not be permitted to acquire an interest in any Issuer Only Notes issued in the form of a Global Note at any time.

(d) Holders of beneficial interests in any Global Notes are not considered to be Holders of such Notes under this Indenture except as specifically stated herein.  After payment of any interest, principal or other amount to the record Holder of a Global Note, neither the Issuer nor the Co-Issuer will have any responsibility or liability for the payment of such amount by the Holder or to any owner of a beneficial interest in a Global Note.

(e) Neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code, any applicable Similar Law or the Investment Company Act; except that if a certificate or any other document is specifically required by this Section 2.6 to be provided to the Trustee by a prospective transferee, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 2.6.

(f) For so long as any of the Notes are Outstanding, the Issuer shall not issue or register the transfer of any shares of the Issuer (other than the NS Shares) to U.S. persons and the Co-Issuer shall not issue or register the transfer of any membership interests of the Co-Issuer to U.S. persons.  As used in this subsection (f), "U.S. person" has the meaning assigned to it in Regulation S.

(g) So long as a Global Note remains Outstanding and is held by or on behalf of the Depository, transfers of the Global Note, in whole or in part, shall only be made in accordance with Section 2.2(c) and this Section 2.6(g).

(i) General Limitation on Transfers of Global Notes.  Subject to clauses (ii), (iii) and (iv) of this Section 2.6(g) and Section 2.6(h), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

(ii) Rule 144A Global Note to Regulation S Global Note.  If a Holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such Holder (provided that such Holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note.  Upon receipt by the Registrar of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such Holder's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the Holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S and (D) a written certification in the form of Exhibit B-3 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(iii) Regulation S Global Note to Rule 144A Global Note.  If a Holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note (if applicable) or to transfer its interest in such Regulation S Global Note to a person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note (if applicable), such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note.  Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such Holder's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-2 attached hereto given by the Holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the person transferring such interest in such Regulation S Global Note reasonably believes that the person acquiring such interest in a Rule 144A Global Note is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-3 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iv) Global Note to Certificated Note.  If a Holder of a beneficial interest in an Subordinated Note that is a Global Note deposited with DTC wishes at any time to transfer its interest in such Global Note to a person who wishes to take delivery thereof in the form of a corresponding Certificated Note (if applicable), such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Note of the same Class.  Upon receipt of (A) certificates substantially in the form of Exhibits B-3 and B-4 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer arrange for authentication by the Trustee, and upon authentication by the Trustee, deliver one or more Certificated Notes of the same Class, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Global Note transferred by the transferor), and in authorized denominations.

(v) Effect on Global Notes.  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Notes for as long as it remains such an interest.

(h) Certificated Notes.  Transfers of Certificated Notes shall only be made in accordance with Section 2.6(b) and (c) and this Section 2.6(h).

(i) Transfer of Certificated Notes to Certificated Notes.  Upon receipt by the Registrar of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-3 and B-4 attached hereto given by the transferee of such Certificated Note, the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer arrange for authentication by the Trustee, and upon authentication by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(ii) Transfer of Certificated Notes to Global Notes.  If a Holder of a Certificated Note wishes at any time to transfer such Certificated Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note of the same Class, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such Certificated Note for a beneficial interest in a Global Note of the same Class.  Upon receipt of (A) a Holder's

Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or (if applicable) B-2 attached hereto executed by the transferor and certificates substantially in the form of Exhibit B-3 and Exhibit B-4 attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to approve the instructions at DTC to cause to be credited a beneficial interest in the Global Notes in an amount equal to the Certificated Notes to be transferred, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and instruct DTC, concurrently with such cancellation, to credit or request to be credited to the securities account of the person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred.

(i) Exchange of Certificated Notes.

(i) Exchange for Certificated Note.  If a Holder of one or more Certificated Notes wishes at any time to exchange the Certificated Notes for one or more Certificated Notes of the same Class of different principal amounts, the Holder may exchange the Certificated Note for Certificated Notes bearing the same designation as the Certificated Notes endorsed for exchange as provided below.  Upon receipt by the Applicable Issuers and the Registrar of (A) the Holder's Certificated Notes properly endorsed for the exchange and (B) written instructions from the Holder designating the number and principal amounts of the Certificated Notes to be issued (the aggregate of the principal amounts being equal to the aggregate principal amount of the Certificated Notes surrendered for exchange), then the Registrar shall cancel the Certificated Notes in accordance with Section 2.10, record the exchange in the Register in accordance with Section 2.6(a), and upon execution by the Applicable Issuers arrange for authentication by the Trustee, and upon authentication by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Notes endorsed for exchange, registered in the same names as the Certificated Notes surrendered by the Holder, in different principal amounts designated by the Holder, and in authorized denominations.

(ii) Exchange for Global Note.  If a Holder of a Certificated Note wishes at any time to exchange such Certificated Note for a beneficial interest in a Global Note of the same Class, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange, or cause the exchange of, such Certificated Note for a beneficial interest in a Global Note of the same Class.  Upon receipt of (A) the Holder's Certificated Notes properly endorsed for the exchange, (B) certificates substantially in the forms of Exhibit B-3 and Exhibit B-4 attached hereto executed by such Holder, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to approve the instructions at DTC to cause to be credited a beneficial interest in the Global Notes in an amount equal to the Certificated Notes to be exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the exchange in the Register in accordance with Section 2.6(a) and instruct DTC, concurrently with such cancellation, to credit or request to be credited to the securities account of the person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note exchanged.

(j) Legends.  If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA, Similar Law or the Code.  Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.

(k) Certain Representations-Global Notes.  Each person who becomes a beneficial owner of Notes of a Class represented by an interest in a Global Note will be required or will be deemed to represent and agree as follows:

(i) In connection with the purchase of such Notes:  (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any of the Transaction Parties or any of their respective Affiliates other than any statements in the Offering Memorandum for such Notes, and such beneficial owner has read and understands such Offering Memorandum; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by any of the Transaction Parties or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Note) both (a) a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not Affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(d) or (a)(1)(i)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a "qualified purchaser" or (2) not a "U.S. person" as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account or for one or more accounts with respect to which it exercises sole investment discretion, each of which is both a Qualified Institutional Buyer and a Qualified Purchaser; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner understands that the Notes are illiquid and it is prepared to hold the Notes until Maturity; and (K) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii) In the case of the Co-Issued Notes, on each day from the date on which such beneficial owner acquires its interest in such Notes through and including the date on which such beneficial owner disposes of its interest in such Notes that either (A) it is neither a Benefit Plan Investor, nor a governmental, non-U.S., church or other plan which is subject to any Other Plan Law or (B) its acquisition, holding and disposition of any such Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S., church or other plan, a non-exempt violation of any Other Plan Law).

(iii) In the case of the Issuer Only Notes, at the time of its acquisition and throughout the period of its holding (including, without limitation, the exercise of any rights thereunder) and disposition of such interest in such Note that:  (u) (i) each purchaser who acquires an interest in such Notes from the Issuer or the Initial Purchaser on the Closing Date will be required to represent and warrant whether or not the initial investor is a Benefit Plan Investor or a Controlling Person and (ii) each subsequent transferee who acquires an interest in such Notes other than from the Issuer or the Initial Purchaser as part of the initial offering will be deemed to represent and warrant that it is not a Benefit Plan Investor or a Controlling Person; (v) if it is, or is using the assets of, a Benefit Plan Investor and has acquired such Note on the Closing Date, the acquisition, holding and disposition of such Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; (w) if such purchaser or subsequent transferee is a non-U.S., governmental, church or other plan subject to any Other Plan Law, (A) it is not, and for so long as it holds such Notes or interest therein will not be, subject to any Similar Law and (B) its acquisition, holding and subsequent disposition will not constitute or result in a non-exempt violation of any Other Plan Law; (x) no transfer of any interest in such Note may be made if, after giving effect to such transfer, such interest in such Note would be held by a Benefit Plan Investor or a Controlling Person; (y) it will not transfer any interest in such Note to a Benefit Plan Investor or a Controlling Person and any purported transfer of an interest in such Note to a Benefit Plan Investor or a Controlling Person will be null and void ab initio; and (z) in the case of a subsequent transferee, if, at any time while it holds any interest in such Note, it becomes a Benefit Plan Investor or a Controlling Person, it will immediately notify the Issuer of such change in status and will transfer its interest in such Note to a person who is not a Benefit Plan Investor or a Controlling Person.

(iv) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes.  Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes.  Such beneficial owner understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are excepted from registration as such by virtue of Section 3(c)(7) of the Investment Company Act and Rule 3a-7 of the Investment Company Act; provided that the Issuer (or the Collateral Manager on its behalf) may elect not to rely on Rule 3a-7 for its exemption from registration under the Investment Company Act by written notice thereof to the Trustee.

(v) Such beneficial owner is aware that, except as otherwise provided in this Indenture, the Notes being sold to it, if any, in reliance on Regulation S will be represented by one or more

Regulation S Global Notes, and that beneficial interests therein may be held only through Euroclear or Clearstream.

(vi) Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.6, including the Exhibits referenced herein.

(vii) In the case of the Class F Notes and the Subordinated Notes, it is not an Affected Bank.  It acknowledges that no transfer of any Class F Note or Subordinated Note to an Affected Bank shall be effective and the Trustee (acting solely in reliance upon such transfer certificate) shall not recognize any such transfer unless such transfer is specifically authorized by the Issuer in writing.

(viii) Such beneficial owner agrees that it will not cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Blocker Subsidiary prior to the date that is one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of the Notes.

(ix) Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.

(x) Such beneficial owner is not a person with whom dealings are restricted or prohibited under any law relating to economic sanctions or anti-money laundering of the United States, the European Union, Switzerland, or any other applicable jurisdiction ("AML and Sanctions Laws"), and such beneficial owner's purchase of the Notes will not result in the violation of any AML and Sanctions Laws by any Transaction Party, whether as a result of the identity of such beneficial owner, their sources of funds, or otherwise.

(l) Certain Representations-Issuer Only Notes.  Each Person who becomes a beneficial owner of an Issuer Only Note in the form of a Certificated Note will be required to represent, at the time of its acquisition and throughout the period of its holding (including, without limitation, the exercise of any rights thereunder) and disposition of such interest in such Note:

(1) whether or not, for so long as it holds such Notes or interest therein, it is, or is acting on behalf of, a Benefit Plan Investor,

(2) whether or not, for so long as it holds such Notes or interest therein, it is a Controlling Person,

(3) that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (b) if it is a governmental, church or non-U.S. plan, (x) it is not, and for so long as it holds such Notes or interest therein will not be, subject to any Similar Law and (y) its acquisition, holding and disposition of such Notes will not violate any Other Plan Law, and

(4) it will comply with certain transfer restrictions regarding its interest in such Notes (as further set forth in Exhibits B-3 and B-4).

(m) Certain Adjustments.  The aggregate principal amount of any Global Note may be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for the Global Note, which adjustments shall be conclusive as to the aggregate principal amount of any Global Note.

(n) Knowledgeable Employees.  Any transfer of a Subordinated Note to an Accredited Investor who is also a Knowledgeable Employee, or to an entity owned exclusively by Accredited Investors that are Knowledgeable Employees, may be made only with the prior written authorization of the Collateral Manager (acting on behalf of the Issuer).

Section 2.7. Mutilated, Destroyed, Lost, or Stolen Note.

If the Applicable Issuers, the Trustee, and the relevant Transfer Agent receive evidence to their satisfaction of the destruction, loss, or theft of any Note, and they receive the security or indemnity they require to hold each of them harmless, or if any mutilated Note is surrendered to a Transfer Agent, then, in the absence of notice to the Applicable Issuers, the Trustee, or the Transfer Agent that the Note has been acquired by a protected purchaser, and if the Issuer determines, based upon advice of counsel of national reputation in the United States that is experienced in such matters, the requirements of Section 8-405 of the UCC are met and subject to Section 8-406 of the UCC, the Applicable Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver, in exchange for the mutilated, destroyed, lost, or stolen Note, a replacement Note, of like tenor and equal principal amount.

If, after delivery of the replacement Note or payment on it, a protected purchaser of the predecessor Note presents it for payment, transfer, or exchange, the Applicable Issuers, the Transfer Agent, and the Trustee may recover the replacement Note (or the payment on it) from the person to whom it was delivered or any person taking the replacement Note from the person to whom the replacement Note was delivered or any assignee of that person, except a protected purchaser, and may recover on the security or indemnity provided therefor to the extent of any loss, damage, cost, or expense incurred by the Applicable Issuers, the Trustee, and the Transfer Agent in connection with it.

If any mutilated, destroyed, lost, or stolen Note has become payable, the Applicable Issuers in their discretion may, instead of issuing a new Note, pay the Note without requiring its surrender except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section, the Applicable Issuers or the Trustee may require the payment by its Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the issuance and any other expenses (including the fees and expenses of the Trustee) connected with it.

Every new Note issued pursuant to this Section in replacement for any mutilated, destroyed, lost, or stolen Note shall be an original additional contractual obligation of the Applicable Issuers and the new Note shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes of the same Class duly issued under this Indenture.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes.

Section 2.8. Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved; Withholding.

(a) The Secured Notes shall accrue interest at the Applicable Periodic Rate during each Periodic Interest Accrual Period on their Aggregate Principal Amount (determined as of the first day of the

Periodic Interest Accrual Period and after giving effect to any redemption or other payment of principal occurring on that day).  Payment of interest on each Class of Secured Notes (and payments of Interest Proceeds to the Holders of the Subordinated Notes) shall be subordinated to the payments of interest on the related Priority Classes, if any, and other amounts in accordance with the Priority of Payments.

Interest shall cease to accrue on each Secured Note, or in the case of a partial repayment, on the part repaid, from the date of repayment or the respective Stated Maturity unless payment of principal is improperly withheld or unless there is some other default with respect to the payments of principal.

To the extent lawful and enforceable, interest on any Class of Secured Notes shall accrue at the Applicable Periodic Rate for the Class, until paid as provided in this Indenture.

(b) The principal of each Secured Note of each Class matures at par and is due and payable on the Payment Date that is the Stated Maturity for the Class of Secured Notes, unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption, or otherwise.  Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes):

(i) except as otherwise provided herein, may only occur after principal on each Class of Notes that is a Priority Class with respect to the Class has been paid in full and

(ii) is subordinated to the payment on each Payment Date of the principal and interest payable on the Priority Classes, and other amounts in accordance with the Priority of Payments.

(c) Principal payments on the Notes shall be made in accordance with the Priority of Payments and Section 9.1.

(d) As a condition to the payment of principal of and interest on any Secured Note or any payment on any Subordinated Note without the imposition of U.S. withholding tax, the Paying Agent shall require the previous delivery from the Holder, purchaser, Beneficial Owner or transferee, as applicable, of the Notes of:

(i) properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a Person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person) or any other certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments on the Note under any present or future law of the United States or any present or future law of any political subdivision of the United States or taxing authority in the United States or to comply with any reporting or other requirements under any such law; and

(ii) (A) any correct, complete and accurate information that may be requested by the Issuer in connection with FATCA and will take any other actions that the Issuer, the Trustee or their respective agents deem necessary to comply with FATCA and (B) to update any such information provided in clause (A) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required.

(e) Payments in respect of interest on and principal of any Secured Note or any payment on any Subordinated Note shall be made by the Trustee in United States dollars to the Depository or its designee with respect to all Global Notes and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a United States dollar account maintained by the Depository or its nominee with respect to a Global Note, and to the Holder or its designee with respect to a Certificated Note, in the case of a Certificated Note, if its Holder has provided written wiring instructions to the Trustee on or before the related Record Date.

If appropriate instructions for the wire transfer are not received by the related Record Date, then the payment will be made by check drawn on a U.S. bank mailed to the address of the Holder in the Register.  Upon final payment due on the Maturity of any Note, its Holder shall present and surrender such Note at the office designated by the Trustee on or before the Maturity.  If the Trustee and the Applicable Issuers have been furnished the security or indemnity they require to save each of them harmless and an undertaking thereafter to surrender the certificate, then, in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, the final payment shall be made without presentation or surrender.

In the case where any final payment of principal and interest is to be made on any Secured Note (other than on its Stated Maturity and except as otherwise provided in this Indenture) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Applicable Issuers shall mail (by first-class mail, postage prepaid) to the persons entitled thereto at their addresses appearing on the Register, a notice specifying the date on which the payment will be made, the amount of the payment per U.S.$100,000 original principal amount of Secured Notes and Subordinated Notes and the place where such Secured Notes and Subordinated Notes may be presented and surrendered for payment.

(f) Payments to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Principal Amount of the Notes of such Class registered in the name of each Holder on the applicable Record Date bears to the Aggregate Principal Amount of all Notes of such Class on such Record Date.

(g) Interest accrued on the Secured Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Periodic Interest Accrual Period divided by 360.

(h) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding on all future Holders of the Note and of any Note issued upon the registration of its transfer, exchange, or replacement, whether or not the payment is noted on the Note.

(i) Notwithstanding any other provision of this Indenture or any other document to which they may be party, the obligations of the Applicable Issuers under the Notes and under this Indenture or any other document to which they may be party are limited recourse obligations of the Applicable Issuers payable solely from the Collateral and following realization of the Collateral and application of the proceeds of the Collateral in accordance with this Indenture, all obligations of, and any claims against, the Co-Issuers under this Indenture or under the Notes or arising in connection therewith shall be extinguished and shall not thereafter revive.  No recourse shall be had against any Officer, director, employee, shareholder, or incorporator of either of the Co-Issuers or their respective successors or assigns for any amounts payable under the Notes or this Indenture.  The foregoing provisions of this paragraph (i) shall not (1) prevent recourse to the Collateral for the sums due or to become due under any security, instrument, or agreement that is part of the Collateral or (2) be a waiver, release, or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until the Collateral have been realized and proceeds distributed in accordance with this Indenture whereupon any outstanding indebtedness and obligation shall be extinguished.  The foregoing provisions of this paragraph (i) shall not limit the right of any person to name the Issuer or the Co-Issuer as a party defendant in any

Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability is sought or (if obtained) enforced.  The Subordinated Notes are not secured hereunder.

(j) If any withholding tax is imposed on the Issuer's payment (or allocations of income) under the Notes to any Noteholder, as applicable, the tax shall reduce the amount otherwise distributable to the Noteholder, as applicable.  The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally owed, or required by law to be collected, by or on behalf of the Issuer (but the authorization shall not prevent the Trustee or the Issuer from contesting any such tax in appropriate proceedings and withholding payment of the tax, if permitted by law, pending the outcome of the proceedings).  The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to the Noteholder when it is withheld by the Trustee and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold the amounts in accordance with this Section 2.8(j). If any Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with the Noteholder in providing readily available information so long as the Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred and provides the Trustee with security reasonably acceptable to the Trustee assuring the reimbursement.  The Trustee hereby provides notice to each Noteholder that the failure by the Noteholder to (i) provide the Issuer, the Trustee and their respective agents with any correct, complete and accurate information that may be requested by the Issuer in connection with FATCA and take any other actions that the Issuer, the Trustee or their respective agents deem necessary to comply with FATCA and (ii) update any such information provided in clause (i) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required may result in amounts being withheld from payments to the Noteholder.  Nothing in this Indenture shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 2.9. Persons Considered Owners.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Co-Issuers or the Trustee may treat as the owner of the Note the person in whose name any Note is registered on the Register on the applicable Record Date for the purpose of receiving payments on the Note and on any other date for all other purposes whatsoever (whether or not the Note is overdue), and neither the Issuer, the Co-Issuers, nor the Trustee nor any agent of the Issuer, the Co-Issuers, or the Trustee shall be affected by notice to the contrary.  The Co-Issuers will be discharged by payment to, or to the order of, the registered owner of such Global Note in respect of each amount so paid.  No person other than the registered owner of the relevant Global Note will have any claim against the Co-Issuers in respect of any payment due on that Global Note.  Neither the Co-Issuers, the Trustee, nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by the Depository, Euroclear, Clearstream, or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note.

The Collateral Manager shall notify the Trustee of any Affiliate of the Collateral Manager that owns the Notes if the Collateral Manager has actual knowledge of the ownership.

Section 2.10. Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or mutilated, defaced or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold.  No Note may be surrendered (including in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange or redemption, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen.  All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Applicable Issuers shall direct, by an Issuer Order received prior to destruction, that the canceled Notes be returned to the Applicable Issuers.

The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned).  The preceding sentence shall not limit an optional or mandatory redemption pursuant to the terms of this Indenture.

Section 2.11. Certificated Notes.

(a) A Global Note deposited with the Depository pursuant to Section 2.2 shall be transferred in the form of a Certificated Note to its beneficial owners if the transfer complies with Section 2.6 and either:

(i) (A) the Depository notifies the Co-Issuers that it is unwilling or unable to continue as Depository for the Global Note or (B) if at any time the Depository ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after the notice; or

(ii) an Event of Default has occurred and is continuing and request for such transfer has been made by one or more beneficial owners thereof (and such transfer shall be made only to such requesting beneficial owners).

(b) Any Global Note that is transferable in the form of a Certificated Note to its beneficial owners pursuant to this Section 2.11 shall be surrendered by the Depository to the office of the Trustee's agent located in the United States as specified in Section 7.2 (or any other office designated by the Trustee) to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon the transfer of each portion of the Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of the Depository) in authorized denominations.  Any Certificated Note delivered in exchange for an interest in a Global Note, as applicable, shall, except as otherwise provided by this Section 2.11, bear the legends in the applicable portion of Exhibit A hereto and shall be subject to the transfer restrictions referred to in the legends.

(c) The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes, as applicable.

(d) Upon the occurrence of any of the events specified in Section 2.11(a), the Co-Issuers shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

Section 2.12. Non-Permitted Holder or Non-Permitted ERISA Holder.

(a) Notwithstanding anything to the contrary elsewhere in this Indenture, (x) any transfer of a beneficial interest in any Secured Note to a U.S. person that is not a QIB/QP and that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act and (y) any transfer of a beneficial interest in any Subordinated Note to a U.S. person that is not (i) a Qualified Institutional Buyer who is also a Qualified Purchaser, (ii) an Institutional Accredited Investor that is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (iii) an Accredited Investor who is also a Knowledgeable Employee with respect to the Issuer or an entity owned exclusively by Accredited Investors that are Knowledgeable Employees and that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b) In accordance with the terms of this Indenture and the Notes, the Issuer has the right to compel any Non-Permitted Holder to sell its interest in the Notes or may sell such interest in the Notes on behalf of such Non-Permitted Holder.  If (I)(x) any U.S. person that is not a Qualified Institutional Buyer and a Qualified Purchaser shall become the beneficial owner of an interest in any Global Note or (y)(A) any U.S. person that is not an Institutional Accredited Investor that is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (B) any U.S. person that (i) is not an Accredited Investor and a Knowledgeable Employee or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is an Accredited Investor that is a Knowledgeable Employee or (ii) does not have an exemption available under the Securities Act and the Investment Company Act, in each case shall become the Holder or beneficial owner of a Certificated Note, or (II) any holder of Notes shall (x) fail, or be unable, to (i) provide the Issuer, the Trustee and their respective agents with its Holder FATCA Information and take any other actions that the Issuer, the Trustee or their respective agents deem necessary to comply with FATCA and (ii) update its Holder FATCA Information promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required, or (y) prevent (due to its ownership of Notes) the Issuer from qualifying as, or complying with any obligations or requirements imposed on, a "Participating FFI" within the meaning of the Code or a "deemed compliant FFI" within the meaning of the Code or otherwise prevent the Issuer from complying with FATCA (any such person, a "Non-Permitted Holder"), the Issuer shall (but with respect to clause (II), above, may), promptly after discovery that such person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such person to a person that is not a Non-Permitted Holder within 10 days of the date of such notice.  If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose; provided that the Non-Permitted Holder may provide a list of prospective purchasers to the Issuer.  For purposes of clause (II) above, the Issuer may sell a Holder's interest in a Note in its entirety notwithstanding that the sale of only a portion of such interest would permit the Issuer to comply with FATCA.  The Issuer, or the Collateral Manager acting on behalf of the Issuer, will solicit one or more bids from the list of prospective purchasers provided by the Non-Permitted Holder and, at the Issuer's or the Collateral Manager's option, one or more brokers or other market professionals that regularly deal in securities similar to the Notes, as applicable, and selling such Notes to the highest such bidder; provided that prior to the completion of such sale the Non-Permitted Holder will have an opportunity to propose a prospective purchaser who may acquire the Notes at the highest bid received by the Issuer or the Collateral Manager, and no later than the time the other bidder would have made its acquisition, and the Issuer (or the Collateral Manager on its behalf) will sell such Notes to such purchaser so long as it meets all applicable transfer restrictions. However, if the foregoing procedures do not result in any qualifying bids, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion.  The Holder of each Note, the Non-Permitted Holder and each other person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Co-Issuers, the Trustee or the Collateral Manager shall be liable to any person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Issuer Only Note to a person who has made or been deemed to have made an ERISA-related representation required by Section 2.6 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(d) If any person shall become the beneficial owner of an interest in any Note who has made or been deemed to have made a prohibited transaction, Benefit Plan Investor, Similar Law or Other Plan Law representation required by Section 2.6 that is subsequently shown to be false or misleading (any such person a "Non-Permitted ERISA Holder"), or (in the case of the Issuer Only Notes) whose ownership otherwise causes 25% or more of the value of such Class of Notes to be held by Benefit Plan Investors, the Issuer shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer (or upon notice from the Trustee if it makes the discovery (who agrees to notify the Issuer of such discovery, if any)), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer its interest to a person that is not a Non-Permitted ERISA Holder within 10 days of the date of such notice.  If such Non-Permitted ERISA Holder fails to so transfer its Notes the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes, or interest in such Notes, to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose; provided that the Non-Permitted ERISA Holder may provide a list of prospective purchasers to the Issuer.  The Issuer will solicit one or more bids from the list of prospective purchasers provided by the Non-Permitted ERISA Holder and, at the Issuer's option, one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder; provided that prior to the completion of such sale the Non-Permitted ERISA Holder will have an opportunity to propose a prospective purchaser who may acquire the Notes at the highest bid received by the Issuer, and no later than the time the other bidder would have made its acquisition, and the Issuer will sell such Notes to such purchaser so long as it meets all applicable transfer restrictions.  However, if the foregoing procedures do not result in any qualifying bids, the Issuer may select a purchaser by any other means determined by it in its sole discretion.  The Holder of each Note, the Non-Permitted ERISA Holder and each other person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder.  The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.13. Additional Issuance.

(a) On any Business Day during the Reinvestment Period (and, in the case of an issuance of the Subordinated Notes only, after the Reinvestment Period), the Co-Issuers or the Issuer (including at the direction of the Collateral Manager), as applicable, may issue and sell (x) additional Notes of any one or more new classes of Notes that are subordinated to the existing Secured Notes (or to the most junior class of securities of the Issuer (other than the Subordinated Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Secured Notes and the Subordinated Notes is then Outstanding) and/or (y) additional Notes of any one or more existing Classes (other than the

Class X Notes) and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under the Indenture (including, with respect to the issuance of Subordinated Notes, after the Reinvestment Period, to apply proceeds of such issuance as Principal Proceeds); provided that the following conditions are met:

(i) the Issuer has obtained the consent of (w) the Collateral Manager, (x) the Retention Holder, (y) a Majority of the Subordinated Notes and (z) solely with respect to the additional issuance of any Class of Secured Notes, a Majority of the Controlling Class; provided that if only Subordinated Notes are being issued in order to prevent or cure a Retention Deficiency for any reason, only the consent of the Retention Holder shall be required;

(ii) in the case of additional Notes of any one or more existing Classes, the aggregate principal amount of Notes of such Class issued in all additional issuances shall not exceed 100% of the Aggregate Principal Amount of the Notes of such Class on the Closing Date;

(iii) in the case of additional Notes of any one or more existing Classes, the terms of the Notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional Secured Notes will accrue from the issue date of such additional Secured Notes and the interest rate and price of such Notes do not have to be identical to those of the initial Notes of that Class; provided that the spread of any such additional Secured Notes will not be greater than the spread on the applicable Class of Secured Notes) and such additional issuance shall not be considered a Refinancing hereunder;

(iv) with respect to any existing Class of Secured Notes, such additional Notes must be issued at a price equal to or greater than the principal amount thereof;

(v) in the case of additional Notes of any one or more existing Classes, unless only additional Subordinated Notes are being issued, additional Notes of all Classes must be issued and such issuance of additional Notes must be proportional across all Classes; provided that, in relation to each other, the principal amount of Subordinated Notes issued in any such issuance may be larger than the proportion otherwise applicable to the Subordinated Notes;

(vi) prior to the issuance date, the Issuer (or the Collateral Manager on its behalf) must notify the Rating Agencies of such issuance;

(vii) the proceeds of any additional Notes (net of fees and expenses incurred in connection with such issuance) shall not be treated as Refinancing Proceeds and shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments as Principal Proceeds;

(viii) each Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof;

(ix) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Issuer and the Trustee to the effect that (A) such issuance will not result in the Issuer being treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and (B) any additional Secured Notes other than the Class E Notes and the Class F Notes will, and any additional Class E Notes should, be treated as debt for U.S. federal income tax purposes and any additional Class F Notes are not materially more likely to be treated as equity than the previously issued Class F Notes; and

(x) an Officer's certificate of the Issuer (and Co-Issuer, if applicable) shall be delivered to the Trustee certifying that all conditions precedent applicable to the issuance of such additional Notes under this Indenture, including those requirements set forth in this Section 2.13(a), have been satisfied.

(b) With respect to any additional Notes of an existing Class issued as described above, to the extent reasonably practicable, notice will be given first to Holders of such Class at least 20 Business Days prior to such issuance and such Holders will be afforded an opportunity to purchase such Notes on the same terms offered to investors generally, in an amount necessary to preserve their pro rata holdings of Notes of such Class; provided that such requirement shall not apply in respect of an additional issuance of Subordinated Notes if such additional issuance is required in order to prevent or cure a Retention Deficiency for any reason, including but not limited to the projected occurrence of a Retention Deficiency because of an additional issuance of any Class of Secured Notes. With respect to any new class of Notes issued as described above, to the extent reasonably practicable, notice will be given first to Holders of the Subordinated Notes at least 20 Business Days prior to such issuance and such Holders will be afforded an opportunity to purchase such new class of Notes on the same terms offered to investors generally, such that the Holders of the Subordinated Notes may acquire a pro rata portion of the new class of Notes in relation to their holdings of Subordinated Notes.

(c) Notwithstanding the foregoing, unless it consents to do so, none of the Collateral Manager, any Affiliate of the Collateral Manager, the Retention Holder or any Sponsor of the Issuer shall be under any obligation to purchase any additional notes, and no such issuance shall occur if the Issuer or any Sponsor of the Issuer would fail to be in compliance with the U.S. Risk Retention Rules. A determination as to whether the Collateral Manager or any Sponsor of the Issuer would be in breach of the U.S. Risk Retention Rules following any proposed issuance of additional notes shall be made by the Collateral Manager at the time the marketing of the related additional notes is commenced and with respect to the law and regulations then applicable.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1. Conditions to Issuance of Notes on Closing Date.

(a) The Notes to be issued on the Closing Date shall be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officers' Certificates of the Co-Issuers Regarding Corporate Matters.  An Officer's certificate of each of the Co-Issuers:

(A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Purchase Agreement and, in the case of the Issuer, the Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Risk Retention Letter and related Transaction Documents and in each case the execution, authentication, and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount, and Applicable Periodic Rate, as applicable, of each Class of Notes to be authenticated and delivered, and

(B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy, (2) the resolutions have not been rescinded and are in full force on and as of the Closing Date, and (3) the Officers authorized to execute and deliver the documents hold the offices and have the signatures indicated on the documents.

(ii) Governmental Approvals.  From each of the Co-Issuers either:

(A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval, or consent of any governmental bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Applicable Issuer that no other authorization, approval, or consent of any governmental body is required for the valid issuance of the Notes applied for by it, or

(B) an Opinion of Counsel of the Applicable Issuer that no authorization, approval, or consent of any governmental body is required for the valid issuance of the Notes applied for by it except as have been given.

(iii) U.S. Counsel Opinions.  (A) Opinions of Paul Hastings LLP, special U.S. counsel to the Co-Issuers, (B) an opinion of Seward & Kissel LLP, counsel to the Collateral Manager and (C) opinions of Seward & Kissel LLP, counsel to the Trustee and the Collateral Administrator, in each case, dated the Closing Date.

(iv) Issuer's Cayman Counsel Opinion.  An opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date.

(v) Officer's Certificates of Co-Issuers Regarding Indenture.  An Officer's certificate of each of the Co-Issuers stating that, to the best of the Officer's knowledge,

(A) the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes will not result in a default or a breach of, or be a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject;

(B) all conditions precedent in this Indenture relating to the authentication and delivery of the Notes have been complied with; and

(C) all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made.

The Officer's certificate of the Issuer shall also state that, to the best of the Officer's knowledge, all of its representations and warranties contained in this Indenture are true and correct as of the Closing Date.

(vi) Transaction Documents.  An executed counterpart of each Transaction Document and a copy of the purchaser representation letters for the Issuer Only Notes and any Certificated Notes issued on the Closing Date.

(vii) Grant of Collateral Obligations.  Evidence of the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's interest in the Collateral Obligations pledged to the Trustee for inclusion in the Collateral on the Closing Date and Delivery of such Collateral Obligations.

(viii) Certificate of the Collateral Manager Regarding Collateral.  A certificate of an Authorized Officer of the Collateral Manager, dated as of the Closing Date, to the effect that, to the best knowledge of the Collateral Manager, in the case of each Collateral Obligation with respect to which the Collateral Manager on behalf of the Issuer has entered into a binding commitment to purchase or enter into as of the Closing Date:

(A) each such Collateral Obligation satisfies the requirements of the definition of "Collateral Obligation" and of Section 3.1(a)(xiv)(B);

(B) the Issuer committed to purchase or enter into each such Collateral Obligation in compliance with the Investment Restrictions; and

(C) the Aggregate Principal Balance of the Collateral Obligations which the Issuer has committed to purchase or enter into on or prior to the Closing Date is at least U.S.$300,000,000.

(ix) Rating Letters.  An Officer's certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by Moody's (in respect of each Class of Secured Notes) and a copy of a letter signed by Fitch (in respect of the Class X Notes, the Class A Notes, the Class C Notes and the Class D Notes), and confirming that each Class of Secured Notes has been assigned a rating no lower than the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x) Accounts.  Evidence that each of the Accounts has been established.

(xi) Issuer Order for Deposit of Funds into Accounts.  An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount(s) specified in such Issuer Order into (a) the Ramp-Up Account for use pursuant to Section 10.3(g); (b) the Interest Reserve Account for use pursuant to Section 10.3(f); (c) the Closing Date Expense Account for use pursuant to Section 10.3(d); (d) the Funding Reserve Account for use pursuant to Section 10.3(b); and (e) the Class X Notes Account for use pursuant to Section 10.3(i).

(xii) Issuer Order for Authentication of Notes.  An Issuer Order signed in the name of each of the Issuer and Co-Issuer by an Authorized Officer of each of the Issuer and Co-Issuer, dated as of the Closing Date, directing the Trustee to authenticate the Notes in the amounts, in the registered names and with the CUSIP numbers in the Issuer Order.

(xiii) Officer's Certificate of Collateral Manager Regarding Corporate Matters.  An Officer's certificate from the Collateral Manager:

(A) certifying that (1) attached thereto are true and complete copies of the certificate of formation and limited liability company agreement of the Collateral Manager as in effect on the date of the certificate and (2) attached thereto is a copy of a certificate of good standing with respect to the Collateral Manager issued by the Secretary of State of the State of Delaware;

(B) evidencing the authorization by resolution of the execution and delivery of the Management Agreement, the Collateral Administration Agreement, and related transaction documents; and

(C) certifying that (1) the attached copy of the Board Resolution is a true and complete copy, (2) the resolutions have not been rescinded and are in full force on and as of the Closing Date, and (3) the Officers authorized to execute and deliver the documents hold the offices and have the signatures indicated on the documents.

(xiv) Certificate of the Issuer Regarding Collateral.  A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, to the knowledge of the Issuer, in the case of each Collateral Obligation included in the Collateral on the Closing Date:

(A) upon Delivery of each such Collateral Obligation, the Issuer will be the owner of the Collateral Obligation free and clear of any liens, claims, or encumbrances of any nature whatsoever except for those that are being released prior to Delivery of such Collateral Obligation and except for those Granted pursuant to or expressly permitted by this Indenture;

(B) the Issuer has entered into a binding commitment to acquire its ownership in the Collateral Obligation in good faith without notice of any adverse claim, except as described in paragraph (A) above;

(C) the Issuer has not (and will not) assigned, pledged, or otherwise encumbered any interest in the Collateral Obligation (or, if any interest in the Collateral Obligation has been assigned, pledged, or otherwise encumbered, it has been released before the Closing Date or is being released on the Closing Date) other than interests Granted pursuant to or expressly permitted by this Indenture;

(D) the Issuer has full right to Grant the Collateral Obligation to the Trustee;

(E) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(viii), in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Collateral, as the case may be, on the Closing Date and immediately before the delivery of the Collateral Obligation on the Closing Date each Collateral Obligation satisfies the requirements of the definition of "Collateral Obligation";

(F) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(viii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has committed to purchase or enter into on or prior to the Closing Date is at least U.S.$300,000,000; and

(G) upon Grant and Delivery by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligation except as expressly permitted by this Indenture.

(xv) Other Documents.  Any other documents the Trustee reasonably requires.  Nothing in this clause (xv) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2. Conditions to Additional Issuance.

Any additional Notes to be issued in accordance with Section 2.13 may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(a) Officers' Certificate of the Applicable Issuers Regarding Corporate Matters.  An Officer's certificate of each of the Applicable Issuers (i) evidencing the authorization by Board Resolution of the execution, authentication and (with respect to the Issuer only) delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and the Applicable Periodic Rate (if applicable) of the notes to be authenticated and delivered and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals.  From each of the Applicable Issuers either (i) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (ii) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

(c) Officers' Certificate of Applicable Issuers Regarding Indenture.  An Officer's certificate of each of the Applicable Issuers stating that, to the best of the signing Officer's knowledge, such Applicable Issuer is not in default under this Indenture and that the issuance of the additional notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made.  The Officer's certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(d) Supplemental Indenture.  A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(e) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Collection Account for use pursuant to Section 10.2.

(f) Evidence of Required Consents. A certificate of the Collateral Manager consenting to such issuance (such consent not to be unreasonably withheld), and satisfactory evidence of the consent of a Majority of the Subordinated Notes (which shall be deemed to be a single Class for such purpose) and, if applicable, a Supermajority of the Class A Notes to such issuance (which may be in the form of an Officer certificate of the Issuer).

(g) Other Documents.  Such other documents as the Trustee may reasonably require; provided that nothing in this clause (g) shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.2, and to assume the genuineness and due authorization of each signature appearing thereon.

Section 3.3. Custodianship; Delivery of Collateral.

(a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to the Trustee or a custodian appointed by the Trustee and the Issuer, which shall be a Securities Intermediary (the "Custodian") and satisfy the ratings requirements set forth in Section 6.8, all Collateral in accordance with the definition of "Deliver".  Initially, the Custodian shall be the Bank.  Any successor custodian shall be a state or national bank or trust company that (i) has capital and surplus of at least U.S.$200,000,000, (ii) is not an Affiliate of the Issuer or the Co-Issuer, (iii) satisfies the ratings requirements set forth in Section 6.8 and (iv) is a Securities Intermediary.  Subject to the limited right to relocate Collateral as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article 10; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article 10) for the benefit of the Trustee in accordance with this Indenture.  The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released.  The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

Section 3.4. Representations as to Collateral.

(a) The Issuer hereby represents and warrants to the Secured Parties that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and, with respect to an item of Collateral Delivered after the Closing Date, be deemed to be repeated on the date on which such item of Collateral is Delivered as if made at and as of that time), with respect to the then existing Collateral:

(i) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Collateral in favor of the Trustee, which security interest is prior to all other liens, charges, claims, security interests, mortgages, and other encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer, except as expressly permitted by this Indenture.

(ii) The Issuer has good and marketable title to and is the owner of such Collateral free and clear of any liens, claims, or encumbrances of any nature whatsoever except for liens (A) that are being released on the Closing Date, (B) granted pursuant to or expressly permitted by this Indenture, or (C) securing judgments, but only (1) to the extent for an amount and for a period not resulting in an Event of Default under Section 5.1, (2) if the lien attaches after the Closing Date and after the date on which the Issuer acquired such Collateral and (3) if the Issuer has given notice of the lien to the Trustee and the Rating Agencies.

(iii) Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not assigned, pledged, or otherwise encumbered any interest in such Collateral (or, if any interest in such Collateral has been assigned, pledged, or otherwise encumbered, it has been released before the Closing Date or is being released on the Closing Date) other than interests granted pursuant to or expressly permitted by this Indenture.

(iv) The Issuer has full right, and has received all consents and approvals required by the related Underlying Instruments, to grant a security interest in its rights in such Collateral to the Trustee.

(v) Each Collateral Obligation included in such Collateral satisfied the requirements of the definition of "Collateral Obligation" as of the date the Issuer committed to purchase the same.

(vi) Such Collateral has been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC.  The Securities Intermediary for each Account has agreed to treat all assets credited to such Account as "financial assets" within the meaning of Section 8-102(a)(9) of the UCC.

(vii) The Issuer has Granted to the Trustee all of the Issuer's interest in such Collateral pursuant to the Granting Clauses of this Indenture.

(viii) The Issuer has caused (or will cause within ten days of the Closing Date) the filing of appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law to perfect the security interest in the Collateral Granted to the Trustee, for the benefit of the Secured Parties.

(ix) The Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(x) Upon Grant and Delivery by the Issuer, the Trustee has a first priority perfected security interest in such Collateral except as expressly permitted by this Indenture.

(b) The Co-Issuers agree to notify the Rating Agencies promptly if they become aware of the breach of any of the representations and warranties contained in this Section 3.4 and shall not, without notice to the Rating Agencies, waive any of the representations and warranties in this Section 3.4 or any breach thereof.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1. Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect with respect to the Notes and the Collateral except as to:

(i) rights of registration of transfer and exchange,

(ii) substitution of mutilated, destroyed, lost, or stolen Notes,

(iii) rights of Holders of the Notes to receive payments of principal and interest on the Notes as provided in this Indenture,

(iv) the rights, indemnities, and immunities of the Trustee under this Indenture and the obligations of the Trustee under Section 7.3 of this Indenture with respect to the holding and paying of unclaimed funds and under this Section 4.1,

(v) the rights, obligations, and immunities of the Collateral Manager under this Indenture and under the Management Agreement,

(vi) the rights, obligations, and immunities of the Collateral Administrator under this Indenture and under the Collateral Administration Agreement, and

(vii) the rights of Holders of the Secured Notes as beneficiaries of this Indenture with respect to the property deposited with the Trustee and payable to any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture), when:

(a) (x) either:

(i) all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes that have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 2.7 and (B) Notes for whose payment money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from the trust, as provided in Section 7.3), have been delivered to the Trustee for cancellation;

(ii) all Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.3,

and the Issuer has irrevocably deposited with the Trustee, in trust for payment of the principal and interest on the Notes, Cash or non-callable obligations of the United States of America.  The obligations so deposited must be entitled to the full faith and credit of the United States of America or be debt obligations that are rated "Aaa" by Moody's and "AAA" by S&P, in an amount sufficient, as recalculated by a firm of Independent certified public accountants that are nationally recognized, to pay and discharge the entire indebtedness on the Notes, for principal and interest to the date of the deposit (in the case of Notes that have become due and payable), or to the respective Stated Maturity or the respective Redemption Date, as the case may be, and the Issuer shall have Granted to the Trustee a valid perfected security interest in the Eligible Investment that is of first priority, free of any adverse claim, and shall have furnished an Opinion of Counsel with respect thereto; provided that the Issuer shall cause delivery to the Trustee of an Opinion of Counsel of Paul Hastings LLP or Seward & Kissel LLP or another U.S. tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Holders of Notes would recognize no income, gain or loss for U.S. federal income tax purposes as a result of the deposit and satisfaction and discharge of this Indenture; or

(iii) a Liquidation Direction has been given, all of the Collateral is liquidated following the satisfaction of the conditions specified in Section 5.5(a) and the Issuer shall have paid or caused to be paid all proceeds of such liquidation of Collateral in accordance with the Priority of Payments; and

(y) the Issuer has paid all other sums then due and payable under this Indenture by the Issuer and no other amounts are scheduled to be due and payable by the Issuer; or

(b) all Collateral has been liquidated and the proceeds thereof have been distributed in accordance with the Priority of Payments and the Accounts have been closed;

provided, that, in each case, the Co-Issuers have delivered to the Collateral Manager and the Trustee Officer's certificates and an Opinion of Counsel, each stating that all conditions precedent in this Indenture provided for relating to the satisfaction and discharge of this Indenture have been complied with; and the Issuer has delivered to the Collateral Manager and the Trustee an Officer's certificate stating that (i) there is no Collateral that remains subject to the lien of this Indenture and (ii) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

(c) In connection with delivery by the Co-Issuers of the Officer's certificates referred to in clause (b) of this Section 4.1, the Co-Issuers may rely on information provided by the Trustee or the Collateral

Administrator as to the Cash, Collateral Obligations, Equity Securities and Eligible Investments included in the Collateral and any paid and unpaid obligations of the Co-Issuers.

Upon the discharge of this Indenture, the Trustee shall give prompt notice of such discharge to the Issuer, and shall provide such certifications to the Issuer or the Administrator as may be reasonably required by the Issuer or the Administrator in order for the liquidation of the Issuer to be completed.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager, and the Noteholders, as applicable, under Sections 2.8, 4.2, 5.4(d), 5.9, 5.18, 6.6, 6.7, 6.14, 7.1, 7.3, 13.1 and 14.14 shall survive.

Section 4.2. Application of Trust Money.

All monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust for the person entitled to it and applied by the Trustee in accordance with the Notes, and this Indenture, including the Priority of Payments, to the payment of principal and interest, either directly or through any Paying Agent, as the Trustee may determine.  The money shall be held in a segregated non-interest bearing trust account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3. Repayment of Monies Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Trustee under this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon the Paying Agent shall be released from all further liability with respect to the monies.

Section 4.4. Liquidation on Obligation to Incur Administrative Expenses.

If at any time the sum of (i) Eligible Investments (including Cash) and (ii) amounts reasonably expected to be received by the Issuer in Cash during the current collection period (as certified by the Collateral Manager in its reasonable judgment) is less than the Dissolution Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee, the Collateral Administrator (or any other capacity in which the Bank is acting pursuant to the transaction documents), the Administrator and their Affiliates, including for Opinions of Counsel in connection with supplemental indentures pursuant to Article 8, annual opinions under Section 7.6, services of accountants under Section 10.7 and fees of the Rating Agencies under Section 7.14, failure to pay such amounts or provide or obtain such opinions, reports or services shall not constitute a Default hereunder, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services. The foregoing shall not, however, limit, supersede or alter any right afforded to the Trustee under this Indenture to refrain from taking action in the absence of its receipt of any such opinion, report or service which it reasonably determines is necessary for its own protection.

ARTICLE 5

REMEDIES

Section 5.1. Events of Default.

"Event of Default," wherever used in this Indenture, means any one of the following events whatever the reason:

(a) a default in the payment, when due and payable, of (i) any interest on any Class X Notes, Class A Notes or Class B Notes or, if there are no Class X Notes, Class A Notes or Class B Notes Outstanding, any Secured Note comprising the Controlling Class at such time and, in each case, the continuation of any such default for five Business Days, or (ii) any principal of, or interest (or Periodic Rate Shortfall Amount) on, or any Redemption Price in respect of, any Secured Note at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption by Liquidation that is withdrawn in accordance with the Indenture or the failure of a Refinancing to occur shall not constitute an Event of Default; and provided, further, that, in the case of a failure to disburse due to an administrative error or omission by the Collateral Manager, Trustee, the Collateral Administrator, Administrator, Registrar or any Paying Agent, such failure continues for seven Business Days after the date on which a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account (other than a default in payment described in clause (a) above) in excess of U.S.$1,000, in accordance with the Priority of Payments and the continuation of such failure for five Business Days; provided that if such failure results solely from an administrative error or omission by the Collateral Manager, Trustee, the Collateral Administrator, Administrator, Registrar or any Paying Agent, such failure shall not be an Event of Default unless such failure continues for seven Business Days after the date on which a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission or other non-credit related reason;

(c) either of the Co-Issuers or the pool of Collateral is required to register as an investment company under the Investment Company Act and that status continues for 45 days;

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance by, or a material breach of any other covenant or other agreement of, the Issuer or the Co-Issuer under this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any of the Collateral Quality Tests, any of the Concentration Limitations, any of the Coverage Tests or the Interest Diversion Test is not an Event of Default), or the failure of any material representation or warranty of the Issuer or the Co-Issuer made in this Indenture, or in any certificate or other writing delivered pursuant to this Indenture, or in connection with this Indenture, to be correct in any material respect when made, and the breach or failure continues for 45 days after notice to the Issuer, the Co-Issuer, and the Collateral Manager by the Trustee at the direction of a Majority of the Controlling Class by registered or certified mail or overnight delivery service specifying the breach or failure and requiring it to be remedied and stating that the notice is a "Notice of Default" under this Indenture;

(e) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Issuer or the Co-Issuer under the

Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the decree or order remains unstayed and in effect for 60 consecutive days;

(f) the institution by the Issuer or Co-Issuer or the shareholders of the Issuer or the Co-Issuer of Proceedings to have the Issuer or Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent by the Issuer or Co-Issuer or the shareholders of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or Co-Issuer, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action; or

(g) on any Measurement Date prior to payment in full of the Class A Notes, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Principal Amount of the Class A Notes, to equal or exceed 102.5%.

If the Issuer, the Co-Issuer or the Collateral Manager obtains knowledge of the occurrence of an Event of Default, it shall promptly notify the Trustee.

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default is continuing (other than an Event of Default specified in Section 5.1(c), (e) or (f)), the Trustee may, and upon the written direction of a Majority of the Controlling Class shall, declare the principal of all the Secured Notes to be immediately due and payable by notice to the Applicable Issuers, and upon that declaration the unpaid principal of all the Secured Notes, together with all accrued and unpaid interest thereon, and other amounts payable under this Indenture, shall become immediately due and payable.  If an Event of Default specified in Section 5.1(c), (e) or (f) occurs, all unpaid principal, together with all its accrued and unpaid interest, of all the Notes, and other amounts payable under this Indenture, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder and the Reinvestment Period shall terminate automatically (subject to re-commencement pursuant to clause (x) of the second paragraph of Section 5.2(b)).

(b) At any time after the declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, a Majority of the Controlling Class by written notice to the Issuer, the Trustee and Fitch, may rescind the declaration and its consequences if:

(i) The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest, including any Cumulative Interest Amount, and principal on the Secured Notes then due (other than as a result of the acceleration);

(B) all Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder; and

(C) all unpaid Senior Management Fees and Subordinated Management Fees; or

(ii) All Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by the acceleration, have (A) been cured, as determined by a Majority of the Controlling Class by written notice to the Trustee (which determination shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

If a declaration of acceleration is rescinded as described above:

(x) the Reinvestment Period, if terminated by the declaration, shall re-commence on the date of the rescission (unless the Reinvestment Period would have otherwise terminated before that date pursuant to clause (i), (ii) or (iii) of its definition); and

(y) the Trustee shall preserve the Collateral in accordance with this Indenture.  If the preservation of the Collateral is rescinded pursuant to Section 5.5, the Secured Notes may again be accelerated pursuant to Section 5.2(a), notwithstanding any previous rescission of a declaration of acceleration pursuant to this Section 5.2(b).

No rescission shall affect any subsequent Default or impair any right resulting from the Default.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Applicable Issuers covenant that if a default occurs in the payment of any principal or interest when due and payable on any Secured Note, upon demand of the Trustee or the Holder of any affected Secured Note, the Applicable Issuers shall pay to the Trustee, for the benefit of the Holder of the Secured Note, the whole amount then due and payable on the Secured Note for principal and interest with interest on the overdue principal and, to the extent that payments of the interest shall be legally enforceable, on overdue installments of interest, at the Applicable Periodic Rate and, in addition, an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and the Holders and their agents and counsel.

If the Applicable Issuers fail to pay those amounts immediately on demand, the Trustee, in its own name and as Trustee of an express trust, may, and shall at the direction of a Supermajority of the Controlling Class, institute a Proceeding for the collection of the sums due, may prosecute the Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor on the Notes and collect the monies determined to be payable in the manner provided by law out of the Collateral.

If an Event of Default is continuing, the Trustee may, and shall upon written direction of a Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Holders of the Secured Notes by any appropriate Proceedings as is deemed most effective (if no direction is received by the Trustee) or as the Trustee may be directed by a Supermajority of the Controlling Class, to protect and enforce the rights of the Trustee and the Holders of the Secured Notes, whether for the specific enforcement of any agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.  The reasonable compensation, costs, expenses, disbursements and advances incurred or paid by the Trustee and its agents and counsel, in connection with such Proceeding, including, without limitation, the exercise of any remedies pursuant to Section 5.4, shall be reimbursed to the Trustee pursuant to Section 6.7.

Subject always to the provisions of Section 5.4(d), if any Proceedings are pending relating to the Issuer or the Co-Issuer or any other obligor on the Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency, or other similar law, or if a receiver, assignee, or trustee in bankruptcy or reorganization, liquidator, sequestrator, or similar official has been appointed for or taken possession of the Issuer, the Co-Issuer, or their respective property or any other obligor on the Notes or its property, or if any other comparable Proceedings are pending relating to the Issuer, the Co-Issuer, or other obligor on the Notes, or the creditors or property of the Issuer, the Co-Issuer, or other obligor on the Notes, the Trustee, regardless of whether the principal of any Notes is then payable by declaration or otherwise and regardless of whether the Trustee has made any demand pursuant to this Section 5.3, may, by intervention in the Proceedings or otherwise:

(a) file and prove claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Supermajority of the Controlling Class, and file any other papers or documents appropriate and take any other appropriate action (including sitting on a committee of creditors) to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys, and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of the Secured Notes allowed in any Proceedings relating to the Issuer, the Co-Issuer, or other obligor on the Secured Notes or to the creditors or property of the Issuer, the Co-Issuer, or other obligor on the Secured Notes;

(b) unless prohibited by applicable law, upon the direction of a Supermajority of the Controlling Class, vote on behalf of the Holders of the Secured Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation, or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c) collect and receive any monies or other property payable to or deliverable on any such claims, and distribute all amounts received with respect to the claims of the Holders of the Secured Notes and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian, or other similar official is authorized by each of the Holders of the Secured Notes to make payments to the Trustee, and, if the Trustee consents to making payments directly to the

Holders of the Secured Notes, to pay to the Trustee amounts sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee, and their respective agents, attorneys, and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing in this Indenture shall authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of the Holder of any Secured Note, any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or any Holder of Secured Notes, or to authorize the Trustee to vote on the claim of the Holder of any Secured Note in any Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance of the sale or liquidation of the Collateral pursuant to this Section 5.3 except according to Section 5.5(a).

Section 5.4. Remedies.

(a) If an Event of Default is continuing, and the Secured Notes have been declared (or have become) due and payable and the declaration and its consequences have not been rescinded, or at any time after the Stated Maturity, the Co-Issuers agree that the Trustee may, and shall, upon written direction of a Supermajority of the Controlling Class to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any monies adjudged due;

(ii) sell or liquidate all or a portion of the Collateral or interests in it, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights of the Trustee and the Holders of the Secured Notes under this Indenture; and

(v) exercise any other rights and remedies that may be available at law or in equity;

except that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance of the sale or liquidation of the Collateral pursuant to this Section 5.4 except according to Section 5.5(a).

The Trustee may, but need not, obtain at the Issuer's expense, and rely on an opinion of an Independent investment banking firm of national reputation in structuring and distributing securities similar to the Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Secured Notes, which opinion shall be conclusive evidence as to the feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) is continuing the Trustee may, with the consent of, and shall, at the direction of, the Holders of not less than 25% of the Aggregate Principal Amount of the Controlling Class, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under Section 5.1(d), and enforce any equitable decree or order arising from the Proceeding.

(c) Upon any sale, whether made under the power of sale given under this Indenture or by virtue of judicial Proceedings, any Holders or the Collateral Manager (subject to the Management Agreement) may bid for and purchase any part of the Collateral and, upon compliance with the terms of sale, may hold, retain, possess, or dispose of the Collateral in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale given under this Indenture or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchasers at any sale for their purchase money, and the purchasers shall not be obliged to see to its application.

Any sale, whether under any power of sale given under this Indenture or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee, and the Holders of the Notes, shall operate to divest all interest whatsoever, either at law or in equity, of each of them in the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against all persons claiming through or under them.

Any Holder at any such sale may, in payment of the purchase price, deliver to the Trustee for cancellation any of the Notes in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so delivered by such Holder (taking into account the Class of such Notes, the Priority of Payments and Article 13).

(d) (i) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Holders or beneficial owners of the Notes may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Blocker Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws.  Notwithstanding anything to the contrary in this Article 5, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer, the Co-Issuer or any Blocker Subsidiary, the Issuer, the Co-Issuer or such Blocker Subsidiary, as applicable, subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such Proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding to have the Issuer, the Co-Issuer or any Blocker Subsidiary, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer, the Co-Issuer or any Blocker Subsidiary, as the case may be, under applicable bankruptcy law or any other applicable law).  The reasonable fees, costs, charges and expenses incurred by the Co-Issuer, the Issuer or any Blocker Subsidiary (including reasonable attorney's fees and expenses) in connection with taking any such action will be paid as Administrative Expenses.  Any person who acquires a beneficial interest in a Note shall be deemed to have accepted and agreed to the foregoing restrictions.

(ii) In the event one or more Holders or beneficial owners of Secured Notes institutes, or joins in the institution of, a proceeding described in clause (i) above against the Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Collateral (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Note that does not seek to cause any such filing, with such subordination being effective until each Secured Note held by each Holder or beneficial owners of any Secured Note that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination).  The terms described in the immediately preceding sentence are referred to herein as the "Bankruptcy Subordination Agreement".  The Bankruptcy Subordination Agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)).  The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).

(iii) Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Blocker Subsidiary or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer, the Co-Issuer or any Blocker Subsidiary or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(iv) The restrictions described in clause (i) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Notes to acquire such Notes and for the Issuer, the Co-Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer and the Co-Issuer) and the other applicable transaction documents and are an essential term of this Indenture.  Any Holder or beneficial owner of Notes, any Blocker Subsidiary or either of the Co-Issuers may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws.

Section 5.5. Optional Preservation of Collateral.

(a) Notwithstanding anything to the contrary in this Indenture (but subject to Sections 10.6, 12.1 and 12.3), if an Event of Default shall have occurred and be continuing (unless the Trustee has commenced remedies pursuant to Section 5.4), the Collateral Manager may continue to direct sales and other dispositions of Collateral Obligations in accordance with and to the extent permitted under the Indenture.  Subject to the rights of the Collateral Manager described in the preceding sentence, if an Event of Default is continuing, the Trustee shall retain the Collateral intact, collect, and cause the collection of the proceeds of the Collateral and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes, in accordance with the Priority of Payments and Article 10, Article 12 and Article 13 unless:

(i) the Trustee determines with the assistance of the Collateral Manager that the anticipated net proceeds of a sale or liquidation of the Collateral (which shall be deemed to equal (a) the amount of a bid-side quotation for the purchase of such Collateral Obligation from an Approved Pricing Service, (b) if a bid-side quotation cannot be obtained from an Approved Pricing Service, the average of the price quotations from an Approved Pricing Service for

Collateral Obligations similarly rated or (c) if neither clause (a) nor (b) is applicable, another amount certified by the Collateral Manager) would (after deduction of the reasonable expenses of the sale or liquidation) be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including any Periodic Rate Shortfall Amounts) and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including any accrued and unpaid Administrative Expenses (without regard to the Administrative Expense Cap) and the Senior Management Fees due and payable to the Collateral Manager) and a Majority of the Controlling Class agrees with that determination;

(ii) in the case of an Event of Default pursuant to Section 5.1(a) or (g), a Majority of the Controlling Class directs, subject to the provisions of this Indenture, the sale and liquidation of the Collateral (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); or

(iii) in the case of an Event of Default not referred to in clause (ii) above, a Supermajority of each Class of Secured Notes (voting separately by Class) directs, subject to the provisions of this Indenture, the sale and liquidation of the Collateral (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default).

The satisfaction of the conditions described in clause (i), (ii) or (iii) above is referred to herein as a "Liquidation Direction."

The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer and the Collateral Manager.  So long as the Event of Default is continuing, any retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii) or (iii) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Collateral if the conditions in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied.  Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral if prohibited by applicable law.

(c) For the purposes of determining issues relating to the valuation of the Collateral, the satisfaction of the conditions specified in this Indenture, the execution of a sale or liquidation of the Collateral, and the execution of a sale or other liquidation of the Collateral in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain, at the Issuer's expense, and rely on an opinion of an Independent investment banking firm of national reputation, which may be the Initial Purchaser.

The Trustee shall deliver to the Holders of the Notes, the Co-Issuers and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made.  The Trustee shall make the determinations required by Section 5.5(a)(i) at the request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a).  If the calculations by the Trustee are determined to be sufficient to discharge all of the obligations described in Section 5.5(a)(i), the Trustee shall obtain (at the Issuer's expense) an agreed upon procedures report of a firm of Independent certified public accountants recalculating each calculation made by the Trustee pursuant to Section 5.5(a)(i) in accordance with the requirements of this Indenture.

(d) In connection with any determination made pursuant to Section 5.5(a)(i), the Trustee in consultation with the Collateral Manager shall set a date on or prior to which the sale or liquidation of the Collateral must commence.  If the sale or liquidation is not commenced by such date, then the related Liquidation Direction shall expire unless a new determination is made in accordance with Section 5.5(a)(i) and the sale or liquidation of the Collateral is commenced before a date set by the Trustee in consultation with the Collateral Manager in connection with the new determination.

Section 5.6. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or their production in any trial or other Proceeding relating to them, and any Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as provided in Section 5.7.

In any Proceedings brought by the Trustee on behalf of the Secured Notes (and any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Secured Notes.

Section 5.7. Application of Money Collected.

Any money collected by the Trustee with respect to the Notes pursuant to this Article 5 and any money that may then be held or subsequently received by the Trustee with respect to the Notes under this Indenture shall be applied, subject to Section 13.1 and in accordance with Section 11.1, at the date or dates fixed by the Trustee.

Section 5.8. Limitation on Suits.

No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(a) the Holder has previously given to the Trustee written notice of an Event of Default;

(b) the Holders of not less than 25% of the Aggregate Principal Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings with respect to the Event of Default in its own name as Trustee under this Indenture and the Trustee has received indemnity satisfactory to it against the expenses and liabilities to be incurred in compliance with the request;

(c) the Trustee for 30 days or more after its receipt of the notice, request, and offer of indemnity has failed to institute a Proceeding; and

(d) no direction inconsistent with the written request has been given to the Trustee during the 30 day period by a Majority of the Controlling Class.

No one or more Holders of Notes have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

Section 5.9. Unconditional Rights of Holders of Secured Notes to Receive Principal and Interest.

Notwithstanding any provision of this Indenture other than this Section 5.9 and Sections 2.8(j), 5.4(d), and 13.1, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest as it comes due in accordance with the Priority of Payments and Section 13.1, and, subject to Section 5.4(d) and Section 5.8, to institute proceedings for the enforcement of any such payment, and that right shall not be impaired without the consent of the Holder.  Holders of Secured Notes ranking junior to Secured Notes still Outstanding may not institute proceedings for the enforcement of any such payment until no Secured Note ranking senior to their Secured Note remains Outstanding, subject to Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10. Restoration of Rights and Remedies.

If the Trustee or the Holder of any Note has instituted any Proceeding to enforce any right under this Indenture and the Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the Proceeding, the Co-Issuers, the Trustee, and the Holder shall be restored to their former positions under this Indenture, and thereafter all rights of the Trustee and the Holder shall continue as though no Proceeding had been instituted.

Section 5.11. Rights and Remedies Cumulative.

No right or remedy in this Indenture conferred on or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or the Holder of any Secured Note to exercise any right or remedy accruing upon any Event of Default shall impair the right or remedy or constitute a waiver of the Event of Default or an acquiescence in it or of a subsequent Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders of Secured Notes may be exercised from time to time, and as often as deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13. Control by Majority of the Controlling Class.

(a) Notwithstanding any other provision of this Indenture, during the continuance of an Event of Default a Majority of the Controlling Class may institute and direct the time, method, and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee with respect to the Notes, if:

(i) the direction does not conflict with any rule of law or with any express provision of this Indenture; and

(ii) the Trustee has been indemnified to its reasonable satisfaction (and the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity against the liability).

(b) The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with a direction under Section 5.13(a).  Subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received an indemnity against the liabilities and expenses reasonably satisfactory to it).

(c) Any direction to the Trustee to undertake a Sale of the Collateral shall be by the Holders of Secured Notes representing the requisite percentage of the Aggregate Principal Amount of Secured Notes as specified in Section 5.4 and 5.5.

Section 5.14. Waiver of Past Defaults.

Before a judgment or decree for payment of any money due has been obtained by the Trustee, as provided in this Article 5, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a) in the payment of principal, interest or Redemption Price of any Note (which may be waived, in the case of a default in the payment of principal, interest or Redemption Price of any Note, with the consent of the Holder of such Note);

(b) with respect to a provision of this Indenture that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected by the modification or amendment;

(c) in the payment of amounts due to the Collateral Manager or the Trustee, which may only be waived with the consent of the affected party; or

(d) arising as a result of an Event of Default described in Section 5.1(c), (e) or (f).

Upon any such waiver, the Default shall cease to exist, and any Event of Default arising from it shall be cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give written notice of any such waiver to the Collateral Manager, each Holder of Notes and Fitch.

Section 5.15. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance of its Note agrees, that in any suit for the enforcement of any right under this Indenture, or in any suit against the Trustee or the Collateral Manager for any action taken or omitted by it as Trustee or Collateral Manager, as applicable, any court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and that the court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 5.15 shall not apply to any suit instituted by the Trustee or the Collateral Manager, to any suit instituted by any Holder, or group of Holders, of Notes holding in the aggregate more than 10% in Aggregate Principal Amount of the Controlling Class, or to any suit instituted by any Holder of Notes for the enforcement of the payment of the principal of or interest on any Note or any other amount payable under this Indenture after the applicable Stated Maturity (or, in the case of redemption, after the applicable Redemption Date).

Section 5.16. Waiver of Stay or Extension Laws.

To the extent that they may lawfully do so, the Co-Issuers covenant that they will not at any time insist on, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption, or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, that may affect the covenants, the performance of, or any remedies under this Indenture.  To the extent that they may lawfully do so, the Co-Issuers expressly waive all benefit or advantage of any such law or rights, and covenant that they shall not delay or impede the execution of any power in this Indenture granted to the Trustee or the Holders of the Notes but will permit the execution of every power as though the law had not been enacted or rights created.

Section 5.17. Sale of Collateral.

(a) The power to effect any sale (a "Sale") of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral is sold or all amounts secured by the Collateral have been paid.  The Trustee may upon notice to the Noteholders, and shall, at the direction of a Supermajority of the Controlling Class with respect to Collateral from time to time postpone any Sale by public announcement made at the time and place of the Sale.  The Trustee waives its rights to any amount fixed by law as compensation for any Sale.  The Trustee may deduct the reasonable costs, charges and expenses incurred by it in connection with a Sale from the proceeds thereof notwithstanding Section 6.7 or other applicable terms hereof.

(b) The Trustee may bid for and acquire on an arm's-length basis any portion of the Collateral in connection with a public Sale of the Collateral, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes or other amounts secured by the Collateral, all or part of the net proceeds of the Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with the Sale notwithstanding Section 6.7 or other applicable terms hereof.  The Secured Notes need not be produced to complete any Sale, or for the net proceeds of the Sale to be credited against amounts owing on such Secured Notes.  The Trustee may hold, lease, operate, manage, or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Collateral consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee may seek an Opinion of Counsel, or, if no Opinion of Counsel can be obtained and with the consent of a Supermajority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private Sale of the Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of transfer transferring its interest in any portion of the Collateral in connection with its Sale, without recourse, representation or warranty.  In addition, the Trustee is irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with its Sale, and to take all action necessary to effect the Sale.  No purchaser or transferee at a Sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

Section 5.18. Action on the Notes.

The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this

Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of the Notes shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under the judgment on any portion of the Collateral or on any of the assets of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform the duties and only the duties specifically provided in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions, including any Opinion of Counsel, expressed therein, on certificates or opinions, including any Opinion of Counsel, furnished to the Trustee and conforming to the requirements of this Indenture; the Trustee shall examine any certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if the certificate or opinion does not conform.  If a corrected form has not been delivered to the Trustee within 15 days after the notice from the Trustee, the Trustee shall so notify the Holders of the Notes.

(b) If the Trustee has actual knowledge that an Event of Default has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Supermajority (or such other percentage required by this Indenture) of the Controlling Class or other Class if required or permitted by this Indenture), exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer or the Collateral Manager in accordance with this Indenture or a Supermajority (or such other percentage required by this Indenture) of the Aggregate Principal Amount of the Controlling Class (or other Class if required or permitted by this Indenture) relating to the time, method, and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers contemplated under this Indenture, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity satisfactory to it against the risk or liability is not reasonably assured to it unless such risk or liability relates to incidental costs related to its performance of its ordinary services  under this Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.1(c) through 5.1(g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge of it or unless written notice of any event that is in fact the an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and the notice references the Notes generally, the Issuer, the Co-Issuer, the Collateral or this Indenture.  For purposes of determining the Trustee's responsibility and liability under this Indenture, whenever reference is made in this Indenture to an Event of Default or a Default, the reference shall be construed to refer only to an Event of Default or Default of which the Trustee has notice as described in this Section 6.1.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Section 6.1 and Section 6.3.

(f) In the event such firm requires the Bank, in any of its capacities including but not limited to Trustee or Collateral Administrator, to agree to the procedures performed by such firm or execute any agreement in order to access its report, which may contain, among other things, (i) acknowledgements of the sufficiency of the agreed upon procedures agreed to in connection with the engagement of the Independent accountants by the Issuer, (ii) releases of claims and other limitations of liability in favor of the Independent accountants, or (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders), the Issuer hereby directs the Bank to so agree or execute any such agreement; it being understood and agreed that the Bank will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee or the Bank shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.  Notwithstanding the foregoing, in no event shall the Bank be required to execute any agreement in respect of the Independent accountants that the Bank determines adversely affects it in its individual capacity.

(g) Promptly (and in no event later than three Business Days) upon the Trustee receiving any written notice expressly required to be provided to the Trustee by the Collateral Manager under the Management Agreement, the Trustee shall notify the Noteholders and the Rating Agencies.

Section 6.2. Notice of Default.

Promptly after the occurrence of any Default known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit notice of all Defaults under this Indenture known to the Trustee, unless the Default has been cured or waived, and of such declaration of acceleration, by mail to the Collateral Manager and the Co-Issuers, the Rating Agencies, and to all Holders of Notes, as their names and addresses appear on the

Register, the Irish Stock Exchange, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the guidelines of the exchange so require, and, upon written request therefor by a Beneficial Owner in the form of Exhibit D hereto certifying that it is a Beneficial Owner, to the Beneficial Owner (or its designee). Notwithstanding the foregoing, the Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default related to the payment of principal, premium or interest) if the Trustee determines that withholding notice is in the interest of the Holders.

Section 6.3. Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, or other paper or document (including, but not limited to, any reports prepared and delivered under Article 10) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer or the Collateral Manager mentioned in this Indenture shall be sufficiently evidenced by an Issuer Request or Issuer Order or written order of the Collateral Manager;

(c) whenever in the administration of this Indenture the Trustee:

(i) deems it desirable that a matter be proved or established before taking, suffering, or omitting any action under this Indenture, the Trustee may, in the absence of bad faith on its part, rely on an Officer's certificate or Issuer Order (unless other evidence is specifically prescribed in this Indenture); or

(ii) is required to determine the value of, or any other matter with respect to, any Collateral or funds under this Indenture or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers, or other persons qualified to provide the information required to make the determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d) as a condition to taking or omitting to take any action under this Indenture, the Trustee may consult with counsel of its own choosing and the advice of the counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or omitted by it under this Indenture in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes pursuant to this Indenture, unless the Holders have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might reasonably be incurred by it in compliance with the request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, or other paper or document received by it, but the Trustee, in its discretion, may, and upon the written direction of a Supermajority of the Controlling Class or of a

Rating Agency shall, make any further inquiry or investigation into the facts or matters that it deems appropriate or as it is directed, and the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Notes and the Collateral, personally or by agent or attorney, during the Co-Issuers' or the Collateral Manager's normal business hours.  The Trustee shall, and shall cause its agents to, hold in confidence all such information, except to the extent (i) disclosure may be required by law by any regulatory or administrative or governmental authority and (ii) that the Trustee, in its sole discretion determines that disclosure is consistent with its obligations under this Indenture; provided that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents, nominees, custodians or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent, nominee, custodian or non-Affiliated attorney, appointed with due care by it under this Indenture;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers under this Indenture;

(i) the Trustee may request and receive (and rely on) instruction from the Issuer or the accountants identified in the Accountants' Report (and in the absence of its receipt of timely instruction from them, may obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP to the extent any defined term in this Indenture, or any calculation required to be made or determined by the Trustee under this Indenture, is dependent on or defined by reference to United States generally accepted accounting principles ("GAAP"), in any instance;

(j) the permissive rights of the Trustee to take or refrain from taking any actions enumerated in this Indenture are not duties;

(k) the Trustee shall not be responsible or liable for any inaccuracies in the books and records of, nor for any acts or omissions of, the Collateral Manager, the Depository, any Transfer Agent, the Custodian, the Collateral Administrator, Clearstream, DTC, Euroclear, the Calculation Agent, any Paying Agent or under any document executed in connection herewith;

(l) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or the Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.  If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments under this Indenture;

(m) to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(n) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer within the CDO Trust Services Group of the Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received by the Trustee at the CDO Trust Services Group of the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture.  Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(o) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation its right to be indemnified, are extended to, and shall be enforceable by, the Bank in each of its capacities hereunder or under any related document, and to each Paying Agent, Authenticating Agent, Transfer Agent, Registrar and Custodian;

(p) the Trustee will not be liable for the actions or omissions of the Collateral Manager, the Issuer, the Co-Issuer, any Paying Agent, the Authenticating Agent, the Transfer Agent, the Registrar or the Securities Intermediary (other than the Trustee) and without limiting the foregoing, the Trustee will not be under any obligation to monitor, recalculate, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Management Agreement, or to verify or independently determine the accuracy of the information received by it from the Collateral Manager (or from any selling institution, agent, bank, trustee or similar source) with respect to the Collateral;

(q) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments;

(r) in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Collateral Administrator, Calculation Agent or Custodian, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article 6 shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in this Indenture or any other documents to which the Bank in such capacity is a party;

(s) to the extent not inconsistent herewith, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, protections, benefits, immunities and indemnities provided in the Collateral Administration Agreement;

(t) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (including acts of God, strikes, lockouts, riots, acts of war or (to the extent beyond the Trustee's control) loss or malfunctions of utilities, computer (hardware or software) or communications services);

(u) in order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account, together with copies of such party's formation documents such as articles of incorporation, an offering memorandum, or other identifying documents as may be available;

(v) notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted.  The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee's secure website as described in Section 10.5(f);

(w) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.  If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder; and

(x) nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Co-Issuers or the Collateral Manager (unless and except to the extent otherwise expressly set forth herein).

Section 6.4. Not Responsible for Recitals or Issuance of Notes.

The recitals contained in this Indenture and in the Notes, other than the Certificate of Authentication, shall be taken as the statements of the Applicable Issuers.  The Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations under this Indenture), the Collateral or the Notes.  The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or their proceeds or any money paid to the Co-Issuers pursuant to this Indenture.

Section 6.5. May Hold Notes.

The Trustee, any Paying Agent, Registrar, or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar, or other agent.

Section 6.6. Money Held in Trust.

Money held by the Trustee under this Indenture shall be held in trust to the extent required in this Indenture.  The Trustee shall be under no liability for interest on any money received by it under this Indenture except as otherwise agreed on with the Issuer and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.  Under no circumstances shall the Trustee be responsible for any losses on investments made in accordance with an Issuer Order or a written order or request by the Collateral Manager.

Section 6.7. Compensation and Reimbursement.

(a) The Issuer agrees:

(i) to pay the Trustee on each Payment Date reasonable compensation for all services rendered by it under this Indenture in accordance with its letter agreement with the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Indenture or other documents executed in connection with this transaction (including tax compliance costs, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee, except any such expense, disbursement, or advance attributable to its negligence, willful misconduct, or bad faith) but with respect to securities transaction charges, only to the extent they have not been waived during a Due Period due to the Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Trustee and its Officers, directors, employees, and agents, and to hold them harmless against any loss, liability, or expense (including reasonable attorney's fees and costs) incurred without negligence, willful misconduct, or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney's fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties under this Indenture or any other transaction document; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees and costs) for any collection or enforcement action taken pursuant to Section 6.13 or Article 5, respectively.

(b) The Trustee shall receive amounts pursuant to this Section 6.7 as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for their payment.  Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee has not received amounts due to it under this Indenture.  No direction by the Holders of the Notes shall affect the right of the Trustee to collect amounts owed to it under this Indenture.  If on any date when a fee or expense is payable to the Trustee pursuant to this Indenture insufficient funds are available for its payment any portion of a fee not so paid shall be deferred and payable on the next date on which a fee or expense is payable and sufficient funds are available for it. The Trustee shall have a lien ranking senior to that of Holders upon all property or funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee.

(c) The Issuer's payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee under this Indenture that is an Independent entity organized and doing business under the laws of the United States of America or of any state of the United States, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a CR Assessment of at least "Baa1(cr)" (and not on credit watch with negative implications) by Moody's and has a long-term debt rating of at least "A" and a short-term debt rating of at least "F1" by Fitch (or, if not rated by Fitch, a long-term debt rating of at least "BBB" by S&P), and having an office within the United States.  If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of the Trustee shall be its combined capital and surplus in its most recent published report of condition.  If at any time the Trustee ceases to be eligible in accordance with this Section 6.8, it shall resign immediately in the manner and with the effect specified in Section 6.9.

For so long as the Issuer relies on Rule 3a-7, the Trustee shall be a "bank" (as defined in the Investment Company Act) and shall not be "affiliated" (as defined in Rule 405 under the Securities Act) with the Issuer or any person involved in the organization or operation of the Issuer and shall not provide credit enhancement to the Issuer.

Section 6.9. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.  The indemnification provisions in favor of the Trustee in Section 6.7 hereof shall survive its resignation or removal.

(b) The Trustee may resign at any time by giving not less than 30 days' written notice thereof  to the Co-Issuers, the Collateral Manager, the Holders of Notes, and each Rating Agency.  Upon receiving the notice of resignation, the Co-Issuers shall with the consent of the Collateral Manager (so long as no Collateral Manager Event is continuing) and the consent of a Majority of the Controlling Class promptly appoint a successor trustee satisfying the requirements of Section 6.8, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee, together with a copy to each Holder of Notes and the Collateral Manager.  If no successor Trustee has been appointed and an instrument of acceptance by a successor Trustee has not been delivered to the Trustee within 30 days after the giving of the notice of resignation, the resigning Trustee or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed (i) at any time by an Act of a Supermajority of each Class of Notes (voting separately by Class), (ii) at any time when an Event of Default is continuing as determined by a Supermajority of the Controlling Class, or (iii) by order of a court of competent jurisdiction, delivered to the Trustee and to the Co-Issuers.

(d) If at any time:

(i) the Trustee ceases to be eligible under Section 6.8 and fails to resign after written request by the Co-Issuers or a Supermajority of the Controlling Class; or

(ii) the Trustee becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee is removed or becomes incapable of acting, or if a vacancy occurs in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee.  If the Co-Issuers fail to appoint a successor Trustee within 60 days after the removal or incapability or the occurrence of the vacancy, a successor Trustee may be appointed by a Supermajority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee.  The successor Trustee so appointed shall, upon its acceptance of its appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers.  If no successor Trustee has been so appointed by the Co-Issuers or a Majority of the Controlling Class and accepted appointment pursuant to Section 6.10, subject to Section 5.15, then the Trustee to be replaced, or any Holder, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.  In the event that the Trustee resigns or is removed and a successor Trustee is appointed as set forth in this Section 6.9, such successor Trustee shall automatically be deemed to replace the entity that is the resigning or removed Trustee in any other capacity in which such entity provides services to the Issuer, unless otherwise stated in the applicable instrument of acceptance.

(f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of the event by first-class mail, postage prepaid, to the Collateral Manager, to each Rating Agency and to the Holders of Notes as their names and addresses appear in the Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Co-Issuers fail to mail the notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause the notice to be given at the expense of the Co-Issuers.

Section 6.10. Acceptance of Appointment by Successor.

Every successor Trustee appointed under this Indenture shall execute, acknowledge, and deliver to the Co-Issuers and the retiring Trustee an instrument accepting its appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee, without any further act, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Notes or the successor Trustee, the retiring Trustee shall, upon payment of any amounts then due to it, execute and deliver an instrument transferring to the successor Trustee all the rights, powers, trusts and obligations of the retiring Trustee, and shall duly assign, transfer, and deliver to the successor Trustee all property and money held by the retiring Trustee under this Indenture.  Upon request of any successor Trustee, the Co-Issuers shall execute any instruments to more fully and certainly vest in and confirm to the successor Trustee all the rights, powers, trusts and obligations of the Trustee under this Indenture.

No successor Trustee shall accept its appointment unless at the time of its acceptance the successor is qualified and eligible under Section 6.8 and each Rating Agency has been notified.

Section 6.11. Merger, Conversion, Consolidation, or Succession to Business of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion, or consolidation to which the Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee under this Indenture (and of the Bank under all of its other capacities under this Indenture, including as Custodian, Registrar, and Paying Agent) without the execution or filing of any paper or any further act on the part of any of the parties hereto.  If any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, or consolidation to the authenticating Trustee may adopt the authentication and deliver the Notes so authenticated with the same effect as if the successor Trustee had itself authenticated the Notes.

Section 6.12. Co-Trustees.

At any time, to meet the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee may appoint a co-trustee (with notice to the Rating Agencies, and provided that any such institution shall have a combined capital and surplus of at least U.S.$200,000,000 and a CR Assessment of at least "Baa1 (cr)" (and not on credit watch with negative implications) by Moody's) to act jointly with the Trustee, with respect to all or any part of the Collateral, with the power to file proofs of claim and take any other actions pursuant to Section 5.6 in this Indenture and to make claims and enforce rights of action on behalf of the Holders of the Notes and the, as the Holders themselves have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint a co-trustee.  If the Co-Issuers do not join in the appointment within 15 days after they receive a request to do so, the Trustee may make the appointment.

Any instruments to more fully confirm a co-trustee's appointment shall, on request, be executed, acknowledged, and delivered by the Co-Issuers.  The Co-Issuers agree to pay as Administrative Expenses (but only from and to the extent of the Collateral), to the extent funds are available therefor under the Priority of Payments, any reasonable fees and expenses in connection with the appointment.

Every co-trustee shall, to the extent permitted by law, but to that extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights and obligations under this Indenture in respect of the custody of securities, Cash, and other personal property held by, or required to be deposited or pledged with, the Trustee under this Indenture, shall be exercised solely by the Trustee;

(b) the rights and obligations conferred or imposed on the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed on and exercised or performed by the Trustee or by the Trustee and the co-trustee jointly as provided in the instrument appointing the co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and if an Event of Default is continuing, the Trustee shall have the power to accept the resignation of, or remove, any co-trustee without the concurrence of the Co-Issuers.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee under this Indenture shall be personally liable because of any act or omission of the Trustee under this Indenture;

(e) the Trustee shall not be liable because of any act or omission of a co-trustee; and

(f) any Act of Holders of Notes delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13. Certain Duties of the Trustee Related to Delayed Payment of Proceeds.

If in any month the Trustee has not received a payment with respect to any Collateral Obligation on its Due Date,

(a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing, including by electronic mail, and

(b) unless the payment is received by the Trustee within three Business Days (or the end of the applicable grace period for the payment, if longer) after the notice, or unless the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), makes provision for the payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee, at the direction of the Collateral Manager, shall request the issuer of the Collateral Obligation, the trustee under the related Underlying Instrument, or paying agent designated by either of them to make the payment as soon as practicable after the request but in no event later than three Business Days after the date of the request.  If the payment is not made within that time period, the Trustee shall take the action directed by the Collateral Manager in writing; provided that any expenses incurred or to be incurred in taking such action shall be deemed not to be performance of ordinary services for purposes of clause (iv) of Section 6.1(c).  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture.  If the Issuer or the Collateral Manager requests a release of a Collateral Obligation or delivers a Collateral Obligation in connection with any such action under the Management Agreement or under this Indenture, such release or substitution shall be subject to Section 10.6 and Article 12.  Notwithstanding any other provision of this Indenture, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Collateral Obligation or any Collateral Obligation received after its Due Date to the extent the Issuer previously made provisions for the payment satisfactory to the Trustee in accordance with this Section 6.13 and the payment shall not be part of the Collateral.

Section 6.14. Authenticating Agents; Paying Agents; Transfer Agents.

Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers, and exchanges under Sections 2.5, 2.6, 2.7 and 8.5, as fully to all intents and purposes as though each Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be the authentication of such Notes "by the Trustee."

Any Paying Agent, Transfer Agent or Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Trustee may at any time terminate the agency of any Paying Agent, Transfer Agent or Authenticating Agent by giving written notice of termination to such Paying Agent, Transfer Agent or Authenticating Agent and the Co-Issuers.

The Co-Issuers agree to pay to each Paying Agent, Transfer Agent or Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating to its services as an Administrative Expense; provided that, if the Trustee elects to appoint a Paying Agent, Transfer Agent or Authenticating Agent without the approval or request of the Co-Issuers, then the Trustee shall pay such compensation and reimbursement.  Sections 2.9, 6.4, and 6.5 shall be applicable to any Paying Agent, Transfer Agent or Authenticating Agent.

Any entity into which any Paying Agent, Transfer Agent or Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Paying Agent, Transfer Agent or Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Paying Agent, Transfer Agent or Authenticating Agent, shall be the successor of such Paying Agent, Transfer Agent or Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Paying Agent, Transfer Agent or Authenticating Agent or such successor entity.

Section 6.15. Representative for Holders of Secured Notes; Agent for Other Secured Parties.

With respect to the security interest created under this Indenture, the delivery of any item of the Collateral to the Trustee is to the Trustee as representative of the Holders of Secured Notes, respectively, and agent for the other Secured Parties.  In furtherance of the foregoing, the possession by the Trustee of any item of the Collateral, the endorsement to or registration in the name of the Trustee of any item of the Collateral, and the status of the Trustee as entitlement holder with respect to the Accounts are all undertaken by the Trustee in its capacity as representative of the Holders of Secured Notes, respectively, and agent of the Collateral Manager.  The Trustee shall not by reason of this Indenture be deemed to be acting as a fiduciary for the Collateral Manager; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.16. Representations and Warranties of the Bank.

The Bank represents and warrants as follows for the benefit of the Noteholders:

(a) Organization.  The Bank has been duly organized and is validly existing as a limited purpose national banking association with trust powers formed under the laws of the United States of America and has the power to conduct its business and affairs as a trustee.

(b) Authorization; Binding Obligations.  The Bank has the power and authority to perform the duties and obligations of trustee under this Indenture.  The Bank has taken all necessary action to authorize the execution, delivery, and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant to this Indenture.  Upon execution and delivery by the Bank, this Indenture will be the valid and legally binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) No Conflict.  Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated hereby, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it or any of its property is bound.

(d) Eligibility.  The Bank is eligible under Section 6.8 to serve as Trustee under this Indenture.

ARTICLE 7

COVENANTS

Section 7.1. Payment of Principal and Interest.

The Applicable Issuers shall pay the principal of and interest on the Secured Notes in accordance with the Secured Notes and this Indenture.  The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes.

The Issuer shall, subject to the Priority of Payments, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the Notes or this Indenture.  The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the Notes or this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Holder of principal and/or interest shall be considered as having been paid by the applicable Issuers to the Holder for all purposes of this Indenture.

Section 7.2. Maintenance of Office or Agency.

The Co-Issuers appoint the Trustee as a Paying Agent for the payment of principal of and interest on the Secured Notes.  The Co-Issuers appoint Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as the Co-Issuers' agent (the "Process Agent") where notices and demands on the Co-Issuers in respect of the Notes or this Indenture may be served.  Secured Notes may be surrendered for registration of transfer or exchange at the office of the Trustee designated by the Trustee.  The Co-Issuers appoint the Trustee as a Transfer Agent to exchange or register the transfer of Notes.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any Paying Agent or Process Agent or appoint any additional agents for all of these purposes.

The Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands on the Co-Issuers in respect of the Notes and this Indenture may be served.

No paying agent shall be appointed in a jurisdiction that subjects payments on the Notes to withholding tax.

The Co-Issuers appoint, for so long as any Class of Notes are listed on the Irish Stock Exchange and the guidelines of the exchange so require, Maples and Calder (the "Irish Listing Agent") as listing agent in Ireland with respect to the Notes, as the Co-Issuers' agent where notices and demands on the Co-Issuers in respect of the Notes or this Indenture may be served and where the Notes may be surrendered for transfer, exchange or replacement.  If the Irish Listing Agent is replaced at any time when any Class of Notes is listed on the Irish Stock Exchange, notice of the appointment of any replacement shall be given to the Irish Stock Exchange as promptly as practicable after the appointment.  The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency, and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or fail to furnish the Trustee with their addresses, notices and demands may be served on the Co-Issuers.

Section 7.3. Money for Note Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Applicable Issuers by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Applicable Issuers have a Paying Agent that is not also the Registrar, they shall furnish no later than the third calendar day after each Record Date a list in the form the Paying Agent reasonably requests, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each Holder.

Whenever the Applicable Issuers have a Paying Agent other than the Trustee, they shall, on or before the Business Day before each Payment Date or Redemption Date direct the Trustee to deposit on the Payment Date or Redemption Date with the Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for that purpose in the Payment Account), that sum to be held in trust for the benefit of the persons entitled to it and (unless the Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act.  Any monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which the deposit was made shall be paid over by the Paying Agent to the Trustee for application in accordance with Article 10.

Additional or successor Paying Agents shall be appointed with consent of the Collateral Manager (so long as no Collateral Manager Event is continuing) by Issuer Order with written notice of the appointment to the Trustee.  So long as Notes of any Class are rated by a Rating Agency, any Paying Agent must have a CR Assessment of at least "Baa1(cr)" (and not on credit watch with negative implications) by Moody's and a long-term debt rating of at least "A" and a short-term debt rating of at least "F1" by Fitch (or, if not rated by Fitch, a long-term debt rating of at least "BBB" by S&P).  If a successor Paying Agent ceases to satisfy such ratings and each Rating Agency is not notified with respect to the appointment of such Paying Agent, the Co-Issuers shall promptly remove the Paying Agent and appoint a successor Paying Agent with the consent of the Collateral Manager (so long as no Collateral Manager Event is continuing).  The Co-Issuers shall not appoint any Paying Agent that is not, at the time of the appointment, a depository institution or trust company subject to supervision and examination by federal or state or national banking authorities.  The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee, subject to this Section 7.3, that the Paying Agent will:

(i) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among the Holders in the proportion specified in the applicable report to the extent permitted by applicable law;

(ii) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the persons entitled to them until they are paid or otherwise disposed of as provided in this Indenture;

(iii) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(iv) immediately give the Trustee notice of any default by the Issuer or the Co-Issuer (or any other obligor on the Notes) in the making of any payment required to be made; and

(v) during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

To obtain the satisfaction and discharge of this Indenture or for any other purpose, the Co-Issuers may at any time, with the consent of the Collateral Manager (so long as no Collateral Manager Event is continuing), pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or the Paying Agent, and, upon the payment by any Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to the money paid.

Any money deposited with a Paying Agent and not previously returned that remains unclaimed for 20 Business Days shall be returned to the Trustee.  Except as otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after the principal or interest has become due and payable shall be paid to the Applicable Issuers.  The Holder of the Note shall thereafter look only to the Applicable Issuers for payment of the amounts due to it as an unsecured general creditor and all liability of the Trustee or the Paying Agent with respect to that money (but only to the extent of the amounts so paid to the Applicable Issuers) shall thereupon cease.  The Trustee or the Paying Agent, before being required to release any payment, may, but shall not be required to, adopt and employ, at the expense of the Applicable Issuers any reasonable means of notification of the release of the payment, including mailing notice of the release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each Holder.

Section 7.4. Existence of Co-Issuers.

(a) The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force their existence and rights as companies incorporated or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which the qualifications are necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral.

However, the Issuer may change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as

(i) the Issuer has received a legal opinion (on which the Trustee may rely) to the effect that the change is not disadvantageous in any material respect to the Holders or the Collateral Manager,

(ii) written notice of the change has been given by the Issuer to the Trustee, the Holders of the Notes, the Collateral Manager and each Rating Agency, and

(iii) on or before the 15th Business Day following its receipt of the notice the Trustee has not received written notice from a Supermajority of the Controlling Class objecting to the change.

(b) The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors' and shareholders', or other similar, meetings to the extent required by applicable law) are followed.  Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other person in a bankruptcy, reorganization, or other insolvency proceeding.  Without limiting the foregoing,

(i) the Issuer shall not have any subsidiaries other than the Co-Issuer and any Blocker Subsidiary,

(ii) the Co-Issuer shall not have any subsidiaries,

(iii) The Co-Issuer shall not elect to be treated as an association taxable as a corporation.

(iv) Subject to the rights of the holders of the NS Shares, the Issuer shall to the extent within its control, maintain at all times at least one director who is Independent of the Collateral Manager, the Trustee, and any of their respective Affiliates,

(v) the Issuer shall not commingle its funds with the funds of any other person, except as expressly permitted by this Indenture, and

(vi) except to the extent contemplated in the Management Agreement, the Administration Agreement, the Registered Office Agreement, and the declaration of trust executed by the Share Trustee, the Issuer and the Co-Issuer shall not:

(A) have any employees (other than their respective directors or officers),

(B) engage in any transaction with any shareholder that would be a conflict of interest (the entry into the Administration Agreement and the Registered Office Agreement with the Administrator shall not be deemed a conflict of interest), or

(C) pay dividends in violation of this Indenture, its organizational documents, or make any distributions in violation of the terms of this Indenture.

(c) The Issuer shall ensure that any Blocker Subsidiary:

(i) will be governed by constitutive documents which shall provide that (A) recourse with respect to the costs, expenses or other liabilities of such Blocker Subsidiary shall be solely to the assets of such Blocker Subsidiary and no creditor of such Blocker Subsidiary shall have any recourse whatsoever to the Issuer or its assets except to the extent otherwise required under applicable law, (B) the activities and business purposes of such Blocker Subsidiary shall be limited to holding securities or obligations in accordance with Section 12.1(h) and activities reasonably incidental thereto (including holding interests in other Blocker Subsidiaries), (C) such Blocker Subsidiary will not incur any indebtedness, (D) such Blocker Subsidiary will not create, incur, assume or permit to exist any lien (other than a lien arising by operation of law), charge or other encumbrance on any of its assets, or sell, transfer, exchange or otherwise dispose of any of its assets, or assign or sell any income or revenues or rights in respect thereof except as permitted under this Indenture, (E) such Blocker Subsidiary will be subject to the limitations on powers set forth in the organizational documents of the Issuer, (F) if such Blocker Subsidiary is a foreign corporation for U.S. federal income tax purposes, such Blocker Subsidiary shall file a U.S. federal income tax return reporting all effectively connected income, if any, arising as a result of owning the permitted assets of such Blocker Subsidiary, (G) after paying taxes and expenses payable by such Blocker Subsidiary or setting aside adequate reserves for the payment of such taxes and expenses, such Blocker Subsidiary will distribute to the Issuer 100% of the cash proceeds of the assets acquired by it (net of such taxes, expenses and reserves) in the manner and time designated by the Issuer; provided, however, that distributions of cash proceeds may be deferred until complete liquidation of the Blocker Subsidiary (or such other time as the Issuer may reasonably determine) if doing so would result in more favorable tax consequences for the Issuer, (H) such Blocker Subsidiary will not form or own any subsidiary or any interest in any other entity other than interests in another Blocker Subsidiary or securities or obligations held in accordance with Section 12.1(h) and (I) such Blocker Subsidiary will not acquire or hold title to any real property or a controlling interest in any entity that owns real property;

(ii) will be governed by constitutive documents which shall provide that such Blocker Subsidiary will (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds; provided that the Issuer may pay expenses of such Blocker Subsidiary to the extent that collections on assets held by such Blocker Subsidiary are insufficient for such purpose, (G) observe all corporate formalities and other formalities in its by-laws and its certificate of incorporation, (H) maintain an arm's length relationship with its Affiliates, (I) not have any employees, (J) not guarantee or become obligated for the debts of any other person or hold out its credit as being available to satisfy the obligations of others, (K) not acquire obligations or securities of the Issuer, (L) allocate fairly and reasonably any overhead for shared office space, (M) use separate stationery, invoices and checks, (N) not pledge its assets for the benefit of any other Person or make any loans or advance to any Person, (O) hold itself out as a separate Person, (P) correct any known misunderstanding regarding its separate identity and (Q) maintain adequate capital in light of its contemplated business operations;

(iii) will be governed by constitutive documents which shall provide that the business of such Blocker Subsidiary shall be managed by or under the direction of a board of at least one director and that at least one such director shall be a person who is not at the time of appointment and for the five years prior thereto has not been (A) a direct or indirect legal or beneficial owner of the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates (excluding de minimis ownership), (B) a creditor, supplier, officer, manager, or contractor of the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates and (C) a person who controls (whether directly, indirectly or otherwise) the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates or any creditor, supplier, officer, manager or contractor of the Collateral Manager, such Blocker Subsidiary or any of their respective Affiliates;

(iv) will be governed by constitutive documents which shall provide that, so long as the Blocker Subsidiary is owned directly or indirectly by the Issuer, upon the occurrence of the earliest of the date on which the Aggregate Principal Amount of each Class of Secured Notes is paid in full or the date of any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or the Co-Issuer, (x) the Issuer shall sell or otherwise dispose of all of its equity interests in such Blocker Subsidiary within a reasonable time or (y) such Blocker Subsidiary shall (i) sell or otherwise dispose of all of its property or, to the extent such Blocker Subsidiary is unable to sell or otherwise dispose of such property within a reasonable time, distribute such property in kind to its stockholders, (ii) make provision for the filing of a tax return and any action required in connection with winding up such Blocker Subsidiary, (iii) liquidate and (iv) distribute the proceeds of liquidation to its stockholders;

(v) to the extent payable by the Issuer, with respect to any Blocker Subsidiary, any expenses related to such Blocker Subsidiary will be considered Administrative Expenses pursuant to clause (ii) of the definition thereof and will be payable as Administrative Expenses to the extent that collections on assets held by such Blocker Subsidiary are insufficient to pay such expenses as described under Section 11.1(a); and

(vi) If the jurisdiction of organization of any Blocker Subsidiary is the Cayman Islands, such Blocker Subsidiary may, notwithstanding Section 7.4(c)(iii), have directors who are employees and/or officers of the Administrator and who may have been a director or officer of the Blocker Subsidiary or any of its Affiliates during the period five years prior to the time of their appointment to the Blocker Subsidiary.

(d) The Co-Issuers and the Trustee hereby agree not to institute against any Blocker Subsidiary any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law, or a petition for its winding-up or liquidation (other than, in the case of the Issuer, a winding-up or liquidation of a Blocker Subsidiary that no longer holds any assets), until the payment in full of all Notes (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

Section 7.5. Protection of Collateral.

(a) The Collateral Manager on behalf of the Issuer will procure any action within the Collateral Manager's control that is reasonably necessary to maintain the perfection and priority of the security interest of the Trustee in the Collateral.  The Issuer from time to time shall execute, deliver and file any supplements and amendments to this Indenture and shall authorize, execute, deliver and file any financing statements, amendments of financing statements, continuation statements, instruments of further assurance, and other instruments and shall take any other action appropriate to secure the rights and remedies of the Trustee and the other Secured Parties under this Indenture and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain or preserve the lien of this Indenture (and its priority) or to carry out more effectively the purposes of this Indenture;

(iii) perfect, publish notice of, or protect the validity of any Grant made by this Indenture (including any actions appropriate as a result of changes in law);

(iv) enforce any of the Collateral Obligations or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights of the Trustee and the other Secured Parties in the Collateral against the claims of anyone; and

(vi) pay when due all taxes levied or assessed on any part of the Collateral.

The Issuer hereby authorizes the filing of financing statements (and amendments of financing statements and continuation statements) that name the Issuer as debtor and the Trustee as secured party and that cover some or all personal property of the Issuer.  The Issuer also hereby ratifies the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof.  The Issuer designates each of the Trustee and the Collateral Manager as its agent and attorney in fact to prepare, authorize, execute, deliver and file any financing statement, amendment of financing statement, continuation statement, and other instruments, and take all other actions, required pursuant to this Section 7.5; provided that such appointment of the Trustee shall not impose upon the Trustee, or release or diminish, any of the Issuer's or the Collateral Manager's obligations under this Section 7.5.

(b) The Trustee shall not, except in accordance with Section 5.5, Section 10.6 and Section 12.1, remove any portion of the Collateral (i) that consists of money, is evidenced by an instrument, certificate or other writing or is otherwise tangible, from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (ii) from its possession or control.

(c) Without at least 30 days' prior written notice to the Trustee and the Collateral Manager, and delivery to the Trustee of an Opinion of Counsel to the effect that the perfection and priority of the Trustee's security interest in the Collateral will be maintained, the Issuer shall not change its name, its place of business, its chief executive officer or its type or jurisdiction of organization.

(d) The Issuer shall, subject to the Priority of Payments, enforce all of its material rights and remedies under the Management Agreement and the Collateral Administration Agreement.

(e) The Issuer shall pay any taxes levied because any Collateral Obligations are owned by the Issuer.

Section 7.6. Opinions as to Collateral.

On or before the Payment Date in July of each calendar year, commencing in 2017, the Issuer shall furnish to the Trustee (with copies to the Rating Agencies and the Collateral Manager), an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, this Indenture creates in favor of the Trustee a security interest in the Collateral and that such security interest is perfected and no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.  Such Opinion of Counsel may be subject to customary assumptions, limitations, qualifications and exceptions.

Section 7.7. Performance of Obligations.

(a) The Co-Issuers, each as to itself, shall not take any action, and shall use their reasonable commercial efforts not to permit any action to be taken by others, that would release any person from any of the person's covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with this Indenture and actions by the Collateral Manager under the Management Agreement and in conformity with this Indenture or as otherwise required by this Indenture.

(b) The Applicable Issuers may, with the prior written consent of a Majority of each Class of Notes (voting separately by Class) (except in the case of the Management Agreement and the Collateral Administration Agreement, in which case no consent shall be required), contract with other persons

(including the Collateral Manager, the Trustee and the Collateral Administrator) for the performance of actions and obligations to be performed by the Applicable Issuers under this Indenture.  Notwithstanding any such arrangement, the Applicable Issuers shall remain primarily liable for performance under this Indenture.  The Applicable Issuers shall punctually perform, and use their reasonable commercial efforts to cause the Collateral Manager, the Trustee, the Collateral Administrator, and any other person to perform, all of their obligations in the Management Agreement, this Indenture, the Collateral Administration Agreement or any other agreement.

Section 7.8. Negative Covenants.

(a) The Issuer shall not and, with respect to clauses (ii), (iii), (iv), (vi), (viii), (ix), (x) and (xiii) the Co-Issuer shall not, in each case from and after the Closing Date:

(i) sell, transfer, assign, exchange, or otherwise dispose of, or pledge, mortgage, hypothecate, or otherwise encumber (or permit or suffer the sale, transfer, assignment, exchange, or other disposition of, or pledge, mortgage, hypothecation, or other encumbering of), any part of the Collateral, except as expressly permitted by this Indenture and the Management Agreement;

(ii) claim any credit on, make any deduction from, or, to the fullest extent permitted by applicable laws, dispute the enforceability of payment of the principal or interest (or any other amount) payable in respect of the Notes (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future Holder of Notes because of the payment of any taxes levied or assessed on any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated by this Indenture, or (B) issue any additional class of Notes, except in accordance with Sections 2.13 and 3.2 or as otherwise expressly provided herein;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant under this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated, or discharged, or permit any person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted by this Indenture or by the Management Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage, or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise on or burden any part of the Collateral, except as expressly permitted by this Indenture or (C) take any action that would permit the lien of this Indenture not to be a valid first priority perfected security interest in the Collateral, except as expressly permitted by this Indenture;

(v) amend the Management Agreement except pursuant to its terms, amend the Securities Account Control Agreement except pursuant to its terms or amend the Collateral Administration Agreement except pursuant to its terms unless written notice is provided to each Rating Agency with respect to the amendment, or enter into any waiver in respect of any of the foregoing agreements without providing written notice to each Rating Agency and the Trustee (and, with respect to the Collateral Administration Agreement, without the consent of the Collateral Administrator);

(vi) dissolve or liquidate in whole or in part, except as permitted under this Indenture or as required by applicable law;

(vii) other than as expressly provided herein, pay any dividends or other distributions other than in accordance with the Priority of Payments;

(viii) conduct business under any name other than its own;

(ix) have any employees (other than directors and officers to the extent they are employees);

(x) except for any agreements involving the purchase or sale of Collateral Obligations having customary purchase or sale terms and documented with customary trading documentation, enter into any agreement unless the agreement contains "non-petition" and "limited recourse" provisions or amend such "non-petition" and "limited recourse" provisions in any existing agreement or any agreement entered into after the date hereof;

(xi) operate so as to become subject to U.S. Federal income taxes on its net income; or

(xii) enter into any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

Notwithstanding the foregoing, for the avoidance of doubt, this Section 7.8(a) shall not prohibit or limit the Issuer and the Co-Issuer from granting a participation interest in all or a portion of the Collateral as contemplated by Section 9.3(c).

(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange, or otherwise dispose of Collateral, or enter into an agreement or commitment to do so, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted by this Indenture and, with respect to the Issuer, the Management Agreement.

(c) The Co-Issuer shall not invest any of its assets in "securities" as the term is defined in the Investment Company Act, and shall keep all of its assets in Cash.

(d) Neither the Issuer nor the Co-Issuer shall use the proceeds of the Notes to buy or carry Margin Stock.

Section 7.9. Notice of Default; Statement as to Compliance.

(a) Other than in the event that the Trustee has notified the Co-Issuers of the occurrence of a Default, the Co-Issuers shall notify the Trustee, the Collateral Manager and the Rating Agencies within 10 days of acquiring actual knowledge of Default.

(b) On or before the Payment Date in October of each calendar year, commencing in 2017, and prior to the issuance of any additional notes pursuant to Section 2.13, the Issuer shall deliver to the Collateral Manager and the Trustee (to be forwarded by the Trustee to each Holder of Notes making a written request therefor and, upon written request therefor by a Beneficial Owner in the form of Exhibit D hereto certifying that it is a Beneficial Owner, to the Beneficial Owner (or its designee), and each Rating Agency) a certificate of an Authorized Officer of the Issuer that, having made reasonable inquiries of the Collateral Manager, to the best knowledge of the Issuer, no Default exists, and has not existed since the date of the last certificate or, if a Default does then exist or had existed, specifying the same and its nature and status, including actions undertaken to remedy it, and that the Issuer has complied with all of its obligations under this Indenture or, if that is not the case, specifying those obligations with which it has not complied.

Section 7.10. Co-Issuers May Consolidate, etc., Only on Certain Terms.

Neither the Issuer nor the Co-Issuer (the "Merging Entity") shall consolidate or merge with or into any other person or transfer or convey all or substantially all of its assets to any person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:

(a) either:

(x) the Merging Entity shall be the surviving corporation; or

(y) the person (if other than the Merging Entity) formed by the consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity"):

(i) is, if the Merging Entity is the Issuer, a company organized and existing under the laws of the Cayman Islands or another jurisdiction approved by a Supermajority of the Controlling Class (except that no approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4), and

(ii) in any case shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Secured Notes issued by the Merging Entity and of all amounts from time to time due and payable on all Subordinated Notes issued by the Merging Entity, and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided in this Indenture and related transaction documents;

(iii) shall have agreed with the Trustee:

(A) to observe the same legal requirements for the recognition of the formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates, and

(B) not to consolidate or merge with or into any other person or transfer or convey the Collateral or all or substantially all of its assets to any other person except in accordance with this Section 7.10; and

(iv) the Successor Entity shall have delivered to the Trustee and each Rating Agency an Officer's certificate and an Opinion of Counsel each stating that it is duly organized, validly existing, and in good standing in the jurisdiction in which it is organized; that it has sufficient power and authority to assume the obligations in subsection (a) above and to execute and deliver an indenture supplemental to this Indenture for the purpose of assuming the obligations in subsection (a) above; that it has duly authorized the execution, delivery, and performance of an indenture supplemental to this Indenture for the purpose of assuming the obligations in subsection (a) above and that the supplemental indenture is its valid and legally binding obligation, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium, and other laws affecting the enforcement of creditors' rights generally and to general principles of equity; if the Merging Entity is the Issuer, that, following the event that causes the Successor Entity to become the successor to the Issuer, (i) the Successor Entity has title, free of any lien, security interest, or charge, other than the lien and security interest of this Indenture, to the Collateral and (ii) the lien of this Indenture continues to be effective in the Collateral; and in each case as to any other matters the Trustee or any Noteholder reasonably requires; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(b) after giving effect to the transaction, no Default or Event of Default shall be continuing;

(c) the Merging Entity shall have notified each Rating Agency of the consolidation, merger, transfer, or conveyance and shall have delivered to the Trustee and each Noteholder an Officer's certificate and an Opinion of Counsel each stating that the consolidation, merger, transfer, or conveyance and the supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 relating to the transaction have been complied with and that no adverse tax consequences will result therefrom to the Issuer or the Holders of the Notes (including causing a deemed retirement and reissuance, or exchange, of Notes);

(d) the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to the transaction, neither of the Co-Issuers (or, if applicable, the Successor Entity) will be required to register as an investment company under the Investment Company Act;

(e) after giving effect to the transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. person; and

(f) the Successor Entity will not be engaged in a trade or business within the United States.

Section 7.11. Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right of, the Merging Entity under this Indenture with the same effect as if the person had been named as the Issuer or the Co-Issuer, as the case may be, in this Indenture.  Upon any such consolidation, merger, transfer, or conveyance, the person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor may be dissolved, wound up, and liquidated at any time thereafter, and the person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and other transaction documents.

Section 7.12. No Other Business.

From and after the Closing Date, the Issuer shall not engage in any business or activity other than:

(a) (x) issuing and selling the Notes (including any replacement Notes) and any additional notes issued or co-issued, as applicable, pursuant to this Indenture, (y) issuing and selling the Ordinary Shares and the NS Shares and (z) incurring other indebtedness permitted pursuant to Section 9.2(b);

(b) acquisition and disposition of, and investment and reinvestment in, Collateral Obligations and Eligible Investments;

(c) entering into, and performing its obligations under, the applicable Transaction Documents;

(d) the pledge of the Collateral as security for its obligations in respect of the Secured Notes;

(e) acting as the sole member of the Co-Issuer and Blocker Subsidiaries; and

(f) undertaking other activities incidental to the foregoing as provided in this Indenture.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes to be issued by it pursuant to this Indenture, as applicable, and, with respect to the Issuer and the Co-Issuer, other activities appropriate to accomplish the foregoing or incidental thereto or connected therewith.

The Co-Issuer shall not engage in any activity other than: (i) co-issuing and selling the Co-Issued Notes pursuant to this Indenture; (ii) executing and delivering this Indenture, the Notes and the Purchase Agreement, and performing its obligations thereunder and exercising rights and remedies with respect thereto; (iii) executing, delivering and performing such other agreements, documents and certificates as may be necessary to effectuate the purposes and intent of this Indenture, the Notes and the Purchase Agreement; (iv) taking any and all other action necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware; and (v) engaging in any other lawful act or activity which is necessary or desirable to accomplish the foregoing purposes.

The Issuer and the Co-Issuer may amend, or permit the amendment of, the Memorandum and Articles of Association or the Co-Issuer's certificate of formation and limited liability company agreement upon prior notice to each Rating Agency.

Section 7.13. Listing on Irish Stock Exchange.

So long as any Notes remain Outstanding, the Issuer, and, with respect to the Co-Issued Notes, the Co-Issuer, shall use all reasonable efforts to obtain and maintain the listing of the Notes (other than the Class X Notes) on the Irish Stock Exchange.

Section 7.14. Annual Rating Review.

(a) So long as any Notes of any Class remain Outstanding, on or before the Payment Date in October of each year commencing in 2017, the Co-Issuers shall obtain and pay for an annual review or ongoing surveillance of the rating of each Outstanding Class of Secured Notes from each Rating Agency, as applicable.  The Co-Issuers shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide a copy of the notice to the Noteholders) if at any time the rating of any Class of Secured Notes has been, or is known will be, changed or withdrawn.

(b) With respect to any Collateral Obligation for which a Moody's rating estimate is used to determine the Moody's Default Probability Rating of such Collateral Obligation, the Issuer shall refresh such rating estimate (x) annually and (y) following the consummation of a material amendment to any Collateral Obligation and, in each case, comply with its other obligations on Schedule 4 hereto in connection therewith.

Section 7.15. Reporting.

At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of any Note, the Co-Issuers shall promptly furnish "Rule 144A Information" to the Holder or Beneficial Owner, to a prospective purchaser of a Note designated by the Holder or Beneficial Owner or to the Trustee for delivery upon an Issuer Order to the Holder or Beneficial Owner or a prospective purchaser designated by the Holder or Beneficial Owner, as the case may be, to permit compliance by the Holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of the Note by the Holder or Beneficial Owner.  "Rule 144A Information" is the information specified pursuant to Rule 144A(d)(4) under the Securities Act.

Section 7.16. Calculation Agent.

(a) The Issuer agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (that does not control and is not controlled by or under common control with the Issuer or its Affiliates and that is a leading bank engaged in transactions in U.S. dollar deposits in the international U.S. dollar market) to calculate LIBOR in respect of each Periodic Interest Accrual Period (the "Calculation Agent").  The Issuer hereby appoints the Collateral Administrator as Calculation Agent.  The Calculation Agent may be removed by the Issuer with the consent of the Collateral Manager (so long as no Collateral Manager Event is continuing) or by the Collateral Manager (on the Issuer's behalf), at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, the Issuer or the Collateral Manager (on its behalf) shall promptly appoint a replacement Calculation Agent.  For so long as any Notes are listed on the Irish Stock Exchange and the guidelines of the exchange so require, notice of the appointment of a Calculation Agent shall be given via the Irish Stock Exchange as promptly as practicable after the appointment.  No resignation or removal of the Calculation Agent shall be effective until a successor has been appointed.

(b) As soon as possible after 11:00 a.m., London time, on each LIBOR Determination Date, but in no event later than 11:00 a.m., New York time, on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate the Applicable Periodic Rate for each Class of Secured Notes for the next Periodic Interest Accrual Period.  The Calculation Agent shall communicate those rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Initial Purchaser and, for any Secured Notes, Euroclear, Clearstream, the Depository.  The Calculation Agent shall also specify to the Co-Issuers the quotations on which the foregoing rates are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m., New York time, on each LIBOR Determination Date if it has not determined and is not in the process of determining the Applicable Periodic Rate for each Class of Secured Notes together with its reasons therefor.

The Calculation Agent's determination of the foregoing rates for any Periodic Interest Accrual Period shall (in the absence of manifest error) be final and binding on all parties.

Section 7.17. Certain Tax Matters.

(a) The Co-Issuers and each Holder of the Secured Notes (and any interest therein) will be deemed to have represented and agreed to treat the Secured Notes as indebtedness for U.S. federal income tax purposes, provided that this shall not prevent such Holder from making a "protective qualified electing fund" election (although any such election will be at the cost of any Holder other than a Holder of the Class F Notes).

(b) The Co-Issuers and each Holder of the Subordinated Notes (and any interest therein) will be deemed to have represented and agreed to treat the Subordinated Notes as equity for U.S. federal, state and local income and franchise tax purposes.

(c) The failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a Person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.  Any amounts withheld under this Section 7.17(c) will not be grossed up and will be deemed to have been paid with respect to such Note.

(d) Each Holder of a Note (and any interest therein) will (i) provide the Issuer, the Trustee and their respective agents with any correct, complete and accurate information that may be requested by the Issuer, the Trustee or their respective agents in connection with FATCA and will take any other actions that the Issuer, the Trustee or their respective agents deem necessary to comply with FATCA and (ii) update any such information provided in clause (i) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required.  In the event the Holder fails to provide such information, take such actions or update such information, or if such holder's ownership would prevent the Issuer from complying with any obligations or requirements imposed on a "Participating FFI" within the meaning of the Code or any Treasury Regulations promulgated thereunder or a "deemed-compliant FFI" within the meaning of the Code or any Treasury Regulations promulgated thereunder, or otherwise prevent the Issuer from complying with FATCA, (a) the Issuer is authorized to withhold amounts otherwise distributable to the Holder as required by FATCA or as compensation for any cost, loss or liability suffered as a result of such failure and any amounts so withheld will be deemed to have been paid in respect of the relevant Notes; and (b) the Issuer will have the right to compel the Holder to sell its Notes or, if such Holder does not sell its Notes within 10 Business Days after notice from the Issuer, to sell such Notes in the same manner as if such Holder were a Non-Permitted Holder, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes.  Each such Holder agrees, or by acquiring the Note or an interest therein will be deemed to agree, that the Issuer may provide such information and any other information regarding its investment in the Note to the IRS, the Cayman Islands Tax Information Authority or other relevant governmental authority.

(e) Each Holder of a Class F Note and a Subordinated Note (and any interest therein) will make, or by acquiring the Note or an interest in the Note will be deemed to make, a representation that (i) either (a) it is not an Affected Bank or (b) it has provided an IRS Form W-8ECI (or successor form) representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the Unites states, and (ii) it is not purchasing the Note or an interest in the Note in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan within the meaning of Treasury Regulation Section 1.881-3.

(f) Each purchaser, beneficial owner and subsequent transferee of Subordinated Notes, by acceptance of such Notes or an interest in such Notes, shall be required or deemed to agree to provide the Issuer and the Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to comply with U.S. tax information reporting requirements relating to its adjusted basis in such Notes and (ii) any additional information that the Issuer, the Trustee or their agents request in connection with any IRS Form 1099 reporting requirements, and to update any such information provided in clause (i) or (ii) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required.  Each purchaser, beneficial owner and subsequent transferee of Subordinated Notes shall be required or deemed to acknowledge that the Issuer or the Trustee may provide such information and any other information concerning its investment in such Notes to the U.S. Internal Revenue Service.

(g) If the Issuer has purchased an interest and the Issuer is aware that such interest is a "reportable transaction" within the meaning of Section 6011 of the Code, and a Holder or beneficial owner of an Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) requests in writing the information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available with respect to such transaction that is required to be obtained by such Holder or such beneficial owner under the Code as soon as practicable after such request.

(h) Notwithstanding anything herein to the contrary, the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Notes and each listed employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons (except for the Accountants' Reports and the Accountants' Effective Date AUP Reports).  This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(i) Upon the Issuer's receipt of a request of a Holder of a Note or written request of a Person certifying that it is an owner of a beneficial interest in a Note (including, in each case, Holders and beneficial owners of any additional Notes issued hereunder) for the information described in United States Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note such information.  Upon request by the Independent accountants, the Trustee shall provide to the Independent accountants information reasonably available to it as reasonably requested by the Independent accountants to comply with this Section 7.17, including information contained in the Register.

(j) The Co-Issuers shall prepare and file, and the Issuer shall cause each Blocker Subsidiary to prepare and file, or in each case shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders) for each taxable year of the Issuer, the Co-Issuer and the Blocker Subsidiary the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any governmental authority that the Issuer, the Co-Issuer or the Blocker Subsidiary are required to file (and deliver), and shall provide (to the extent such information is reasonably available to it) to each Holder any information that such Holder reasonably requests  in order for such Holder to (i) make and maintain a "qualified electing fund" ("QEF") election (as defined in the Code) with respect to the Issuer or, if applicable, any

Blocker Subsidiary, (ii) file a protective statement preserving such Holder's ability to make a retroactive QEF election with respect to the Issuer or, if applicable, any Blocker Subsidiary (such information to be provided at such Holder's expense other than with respect to the Class F Notes), or (iii) with respect to the Subordinated Notes and any other Class of Notes treated as equity in the Issuer, complete IRS Form 5471 or IRS Form 926; provided that neither the Issuer nor the Co-Issuer shall file, or cause to be filed, any income or franchise tax return in the United States or any state of the United States taking a position that it is engaged in a trade or business within the United States unless it shall have obtained an opinion or written advice from Paul Hastings LLP or Seward & Kissel LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters prior to such filing that, under the laws of such jurisdiction, the Issuer or the Co-Issuer (as applicable) is required to file such income or franchise tax return.

(k) The Issuer shall not elect to be treated as other than a corporation for United States federal income tax purposes and shall make any election necessary to avoid classification as a partnership or disregarded entity for U.S. federal income tax purposes.

(l) The Issuer and the Trustee agree that they do not intend this Indenture to represent an agreement to enter into a partnership, a joint venture or any other business entity for United States federal income tax purposes.  The Issuer and the Trustee shall not represent or otherwise hold themselves out to the IRS or other third parties as partners in a partnership or members of a joint venture or other business entity for United States federal income tax purposes.

(m) It is the intention of the Issuer and, by its acceptance of a Note, each Holder of a Note shall be deemed to have agreed not to treat any income generated by such Note as derived in connection with the active conduct of a banking, financing, insurance, or other similar business for purposes of Section 954(h)(2) of the Code.

(n) If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered an appropriate IRS Form W-8 or applicable successor form certifying as to the non-U.S. Tax Person status of the Issuer, together with any other tax certifications or agreements, to each issuer or Obligor of or counterparty with respect to any Collateral Obligation and each issuer or Obligor of or counterparty with respect to any Eligible Investment in the Collateral at the time such Collateral Obligation or Eligible Investment is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(o) Notwithstanding any provision herein to the contrary, the Issuer shall take, and shall cause any Blocker Subsidiary to take, any and all actions that may be necessary or appropriate to ensure that the Issuer or such Blocker Subsidiary complies with FATCA including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary to comply with FATCA, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer pursuant to FATCA, and any other action that the Issuer would be permitted to take under this Indenture in furtherance of complying with FATCA. The Issuer shall provide any certification or documentation (including the applicable IRS Form W-8 or any successor form) to any payor or withholding agent from time to time as provided by law to minimize U.S. withholding tax or backup withholding tax.  Without limiting the generality of the foregoing, the Issuer shall use reasonable best efforts to (and cause any Blocker Subsidiary to) qualify as, and comply with any obligations or requirements imposed on, a "Participating FFI" within the meaning of U.S. Treasury Regulation Section 1.1471-1T(b)(91) or a "deemed-compliant FFI" within the meaning of U.S. Treasury Regulation Section 1.1471-5(f).  In furtherance of the preceding sentence the Issuer shall use reasonable best efforts to (and cause any Blocker Subsidiary to) comply with the provisions of the intergovernmental agreement (the "IGA") entered into by the Cayman Islands government and the United States in respect of FATCA

(including the provisions of Cayman Islands legislation enacted, and other official guidance issued, in connection therewith).  In the event that the Issuer or any Blocker Subsidiary is unable to comply with such IGA (or such compliance will not preclude FATCA withholding on payments to it), it will use reasonable best efforts to (or cause any Blocker Subsidiary to) enter into an agreement with the IRS described in Section 1471(b)(1) of the Code.  In addition, the Issuer shall use reasonable best efforts to make any amendments to this Indenture reasonably necessary to enable the Issuer and any Blocker Subsidiary to comply with FATCA and to cause the Noteholders to provide the Holder FATCA Information.  Without limiting the generality of the foregoing, the Issuer shall obtain a Global Intermediary Identification Number from the IRS (and cause any Blocker Subsidiary to obtain such number prior to such date, or if formed after such date, as of the date of its formation), and shall comply (and cause any Blocker Subsidiary to comply) with any requirements necessary to establish and maintain its status as a "Reporting Model 1 FFI" within the meaning of FATCA.  Further, each of the Issuer and any Blocker Subsidiary may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person.

(p) Upon reasonable written request, the Trustee and the Registrar shall provide to the Issuer, the Collateral Manager, or any agent thereof any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Registrar, as the case may be, by reason of its acting in such capacity and as may be necessary for compliance with FATCA, subject in all cases to confidentiality provisions or applicable law.  Neither the Trustee nor the Registrar will have any liability for any disclosure under this Section 7.17(p) or for the accuracy thereof.

(q) The Issuer will treat each acquisition of Collateral Obligations as a "purchase" for tax accounting and reporting purposes.

Section 7.18. Section 3(c)(7) Procedures.

(a) Section 3(c)(7) Reminder Notices.  The Issuer shall cause to be sent to the Noteholders a Section 3(c)(7) Reminder Notice when required under Sections 10.5(a) and 10.5(b).  The Issuer shall cause to be sent a copy of each report referred to in Section 10.5(b) to DTC, with a request that DTC forward it to the relevant DTC participants for further delivery to Beneficial Owners of interests in the Global Notes.

(b) DTC Actions.  The Issuer shall procure a direction to DTC to take the following steps in connection with the Rule 144A Global Notes (or such other appropriate steps regarding Rule 144A and Section 3(c)(7) restrictions on the Rule 144A Global Notes as may be customary under DTC procedures at any given time):

(i) The Issuer shall procure a direction to DTC to include the "3c7" marker in the DTC 20-character security descriptor and the 48-character additional descriptor for the Rule 144A Global Notes of each Class to indicate that sales are limited to QIB/QPs.

(ii) The Issuer shall procure a direction to DTC to cause each physical deliver order ticket delivered by DTC to purchasers to contain the DTC 20-character security descriptor and shall procure a direction to DTC to cause each DTC deliver order ticket delivered by DTC to purchasers in electronic form to contain the "3c7" indicator and a related user manual for participants, which shall contain a description of the relevant restrictions.

(iii) The Issuer shall procure an instruction to DTC to send a Section 3(c)(7) Reminder Notice to all DTC participants in connection with the offering of the Rule 144A Global Notes.

(iv) The Issuer shall cause DTC to be advised that it is a Section 3(c)(7) issuer and shall procure a request to DTC to include the Rule 144A Global Notes in DTC's "Reference Directory" of Section 3(c)(7) offerings.

(v) The Issuer shall from time to time (upon the request of the Trustee, the Registrar, or the Collateral Manager) procure a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Notes.

(c) Bloomberg Screens, Etc.  The Issuer shall from time to time procure a request to all third-party vendors to include on screens they maintain appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Rule 144A Global Notes.  The Issuer shall procure a request to Bloomberg, L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Notes (or such other appropriate steps regarding Rule 144A and Section 3(c)(7) restrictions on the Rule 144A Global Notes as may be customary under Bloomberg, L.P. procedures at any given time):

(i) The "Note Box" on the bottom of the "Security Display" page describing each Rule 144A Global Note should state: "Iss'd Under 144A/3c7."

(ii) The "Security Display" page should have a flashing red indicator stating "See Other Available Information."

(iii) The indicator should link to an "Additional Security Information" page, which should state that the Rule 144A Global Notes "are being offered in reliance on the exemption from registration under Rule 144A to persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7))."

(d) CUSIP.  The Issuer shall cause each "CUSIP" number obtained for the Rule 144A Global Notes to have an attached "fixed field" that contains "3c7" and "144A" indicators.

Section 7.19. Use of Proceeds; Effective Date.

(a) The Issuer will use commercially reasonable efforts to purchase (or enter into commitments to purchase), on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Overcollateralization Tests.

(b) Unless clause (c) below is applicable, within 30 Business Days after the Effective Date, the Issuer will provide, or cause the Collateral Manager to provide, the following documents: (i) to the Rating Agencies, a report identifying the Collateral Obligations; (ii) to the Trustee, the Collateral Manager and the Rating Agencies, (x) a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) stating the following information (the "Effective Date Report"): (A) the issuer, principal balance, coupon/spread, stated maturity, Moody's Default Probability Rating, Moody's Industry Classification, S&P Industry Classification, S&P Rating and the LoanX Mark-It Partners identifier (if any), the CUSIP or other applicable identification number, the LIBOR floor (if applicable), the identity, purchase price and Market Value of each Collateral Obligation with respect to which the trade date (but not the settlement date) has occurred, country of Domicile with respect to each Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Collateral, by reference to such sources as shall be specified therein, and (B) calculating as of the Effective Date the compliance with, or satisfaction or non-satisfaction of (1) the Target Initial Par Condition, (2) the Overcollateralization Tests, (3) the

Concentration Limitations and (4) the Collateral Quality Test (the tests reflected in the foregoing clauses (1) through (4) above, the "Effective Date Tests"); and (y) a certificate of the Issuer (such certificate, the "Effective Date Issuer Certificate") certifying that the Issuer has received: (I) an accountants' report that compares and agrees to the information above in clause (x)(A) with respect to each Collateral Obligation set forth in the Effective Date Report by reference to such sources as shall be specified in such accountants' report and specifying the procedures undertaken to compare such data (such accountants' report, the "Accountants' Effective Date Comparison AUP Report"); and (II) an Accountants' Report recalculating and comparing as of the Effective Date each item described in the definition of Effective Date Tests (such Accountants' Report, the "Accountants' Effective Date Recalculation AUP Report", and together with the Accountants' Effective Date Comparison AUP Report, the "Accountants' Effective Date AUP Reports"); and (iii) to the Trustee, the Accountants' Effective Date AUP Reports.  Upon receipt of the Effective Date Report, the Trustee and the Collateral Manager shall each compare the information contained in such Effective Date Report to the information contained in their respective records with respect to the Collateral and shall, within three Business Days after receipt of such Effective Date Report, notify such other party and the Issuer, the Collateral Administrator and the Rating Agencies if the information contained in the Effective Date Report does not conform to the information maintained by the Trustee or the Collateral Manager, as the case may be, with respect to the Collateral.  In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy.  If such discrepancy cannot be resolved within five Business Days after the delivery of such a notice of discrepancy, the Collateral Manager shall request that the Independent accountants selected by the Issuer pursuant to Section 10.7 perform agreed-upon procedures on the Effective Date Report and the Collateral Manager's and Trustee's records to determine the cause of such discrepancy.  If such procedures reveal an error in the Effective Date Report or the Collateral Manager's or Trustee's records, the Effective Date Report or the Collateral Manager's or Trustee's records shall be revised accordingly and notice of any error in the Effective Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report. For the avoidance of doubt, neither the Effective Date Report nor the Effective Date Issuer Certificate shall contain or include any Accountants' Report, except that in accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form, which includes the Accountants' Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the Issuer's Rule 17g-5 website.  Copies of the Accountants' Effective Date Recalculation AUP Report or any other agreed upon procedures report provided by the Independent accountants to the Issuer will not be provided to any other party including the Rating Agencies or posted on the Issuer's Rule 17g-5 website.  The Trustee shall promptly provide or make available a copy of the Effective Date Report (following any reconciliation as set forth above, if applicable) to the Holders.

(c) (c) If (1) the Issuer or the Collateral Manager, as the case may be, has not provided to Moody's both (A) an Effective Date Report that shows that the Target Initial Par Condition was satisfied, the Overcollateralization Tests were satisfied, the Concentration Limitations were complied with and the Collateral Quality Test was satisfied and (B) the Effective Date Issuer Certificate that (i) indicates the Issuer has received the Accountants' Effective Date AUP Reports that recalculate and compare the information set forth on the Effective Date Report, (ii) certifies, based on the information in such Accountants' Effective Date AUP Reports and the comparisons performed by the Trustee and the Collateral Manager in accordance with clause (b) above, that the information in the Effective Date Report is accurate in all material respects and (iii) attributes such conclusions from the foregoing review to the Issuer (such Effective Date Report described in clause (A) above, together with such Effective Date Issuer Certificate described in clause (B) above, a "Passing Report") prior to the date 30 Business Days after the Effective Date or (2) the Moody's Rating Condition has not been satisfied within 30 Business Days following the Effective Date, then, if by the Determination Date immediately preceding the second Payment Date, the Issuer (or the Collateral Manager on the Issuer's behalf) has not provided a Passing Report to Moody's or satisfied the Moody's Rating Condition, each as described in the preceding clauses (1) and (2) of this paragraph, the Issuer (or the Collateral Manager on the Issuer's behalf) shall instruct the Trustee to treat certain Interest Proceeds as

Principal Proceeds and may, prior to the second Payment Date, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Collateral Manager on the Issuer's behalf) to (i) provide a Passing Report to Moody's or (ii) satisfy the Moody's Rating Condition; provided that, in lieu of complying with this clause (c), the Issuer (or the Collateral Manager on the Issuer's behalf) may take such action, including but not limited to, an Effective Date-Related Redemption and/or recharacterizing Interest Proceeds as Principal Proceeds (for use in an Effective Date-Related Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer's behalf) to (1) provide to Moody's a Passing Report or (2) satisfy the Moody's Rating Condition; provided further that Interest Proceeds may not be recharacterized as Principal Proceeds if, after giving effect to such recharacterization, (I) the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Secured Notes due and payable on such next succeeding Payment Date or (II) such recharacterization would result in a deferral of interest with respect to the Deferrable Notes on the next succeeding Payment Date. The Issuer shall provide notice to Fitch if the Moody's Rating Condition has not been satisfied within 30 Business Days following the Effective Date.

(d) On or prior to the Effective Date, the Collateral Manager shall elect the "row/column combination" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix that shall, on and after the Effective Date, apply to the Collateral Obligations for purposes of determining compliance with the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test, and if such row differs from the row chosen to apply as of the Closing Date, the Collateral Manager will so notify the Trustee and the Collateral Administrator by providing written notice in the form of Exhibit E.  Thereafter, at any time on written notice of one Business Day to the Trustee and the Collateral Administrator, the Collateral Manager may (but shall be under no obligation to) elect a different "row/column combination" to apply to the Collateral Obligations; provided that (1) (i) if the Collateral Obligations are currently in compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case to which the Collateral Manager desires to change or (ii) if the Collateral Obligations are not currently in compliance with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case then applicable to the Collateral Obligations, the Collateral Obligations need not comply with the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix case to which the Collateral Manager desires to change and (2) immediately after giving effect to the change in rows, each of the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test would be satisfied or, if not satisfied, the extent of compliance is maintained or improved.  If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the rows of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix chosen on the Effective Date in the manner set forth above, the "row/column combinations" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix chosen on or prior to the Effective Date shall continue to apply.

Section 7.20. Rule 17g-5 Compliance.

(a) To enable the Issuer to comply with its obligations under Rule 17g-5, the Issuer shall post on a password-protected internet website, at the same time such information is provided to the Rating Agencies, all information the Issuer provides to the Rating Agencies for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes.  Pursuant to the Collateral Administration Agreement, the Issuer has appointed the Collateral Administrator as its agent (in such capacity, the "Information Agent") to post to such website any information that the Information Agent receives from the Issuer, the Trustee or the Collateral Manager that is designated as information to be so posted.

(b) The Co-Issuers and the Trustee agree that any notice, report or other information provided by either of the Co-Issuers or the Trustee to the Rating Agencies hereunder or under any other transaction document for the purposes of undertaking credit rating surveillance of the Secured Notes shall be provided, substantially concurrently, by the Co-Issuers or the Trustee, as the case may be, to the Information Agent for posting on such website.

(c) To the extent that the Issuer, the Trustee or the Collateral Manager is obligated pursuant to this Indenture or any other Transaction Document to provide any information to the Rating Agencies, such information shall be provided to the Rating Agencies in writing and in accordance with the procedures described in this Section 7.20 and the Collateral Administration Agreement. The Issuer, the Trustee or the Collateral Manager, as applicable, shall provide a copy of the information to be provided to the Information Agent.

(d) To the extent that the Issuer, the Trustee or the Collateral Manager engages in oral communications with the Rating Agencies for the purposes of undertaking credit rating surveillance of any Class of Notes, the Issuer, the Trustee or the Collateral Manager, as applicable, shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be delivered to the Information Agent in accordance with the Collateral Administration Agreement or (y) summarized in writing and the summary to be delivered to the Information Agent in accordance with the Collateral Administration Agreement promptly, and in any event, not more than one Business Day after such communication.

(e) Each of the Issuer, the Trustee and the Collateral Manager specifically authorizes the Information Agent to post, or cause to be posted, to the password-protected internet website referred to in the first paragraph of this Section 7.20, any information provided to the Information Agent pursuant to this Section 7.20.

(f) Notwithstanding the requirements of this Section 7.20, neither the Trustee nor the Collateral Administrator shall have any obligation to engage in, or respond to, any inquiry or oral communications from either Rating Agency (provided that the foregoing shall not limit any express obligations of the Trustee hereunder to notify the Rating Agencies of specified events or circumstances as set forth in this Indenture). Neither the Trustee nor the Collateral Administrator shall be responsible for ensuring that the password-protected internet website referred to in the first paragraph of this Section 7.20 complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation.

Section 7.21. Rule 3a-7 Reliance on the Closing Date

On the Closing Date, the Issuer will rely on Rule 3a-7 for its exemption from registration as an investment company under the Investment Company Act; provided that on any date, the Issuer (or the Portfolio Manager on its behalf) may elect not to rely on Rule 3a-7 for its exemption from registration under the Investment Company Act in accordance with Section 12.3(c).

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1. Supplemental Indentures Without Consent of Holders.

(a) Without the consent of the Holders of any Notes (except as expressly provided below in this Section 8.1), when authorized by Board Resolutions, and subject to the requirements provided below in this Section 8.1, the Co-Issuers and the Trustee may execute one or more indentures supplemental to this Indenture, in form satisfactory to the Trustee, to:

(1) evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by the successor Person of the obligations of the Issuer or the Co-Issuer in this Indenture and in the Notes;

(2) evidence the addition of an additional issuer that will acquire securities from the Issuer and pledge its assets to secure the obligations of the Issuer secured by the Collateral, to the extent necessary to permit the Issuer to comply with any statute, rule, or regulation applicable to the Issuer, and the assumption by the additional issuer of the obligations of the Issuer under this Indenture and in the Notes;

(3) add to the covenants of the Co-Issuers or the Trustee for the benefit of the Holders of the Notes or to surrender any right in this Indenture conferred on the Co-Issuers;

(4) convey, transfer, assign, mortgage, or pledge any property to the Trustee, or add to the conditions, limitations, or restrictions on the authorized amount, terms, and purposes of the issue, authentication, and delivery of the Notes;

(5) evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee and to add to or change any of the provisions of this Indenture necessary to facilitate the administration of the trusts under this Indenture by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10, and 6.12;

(6) correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey, and confirm to the Trustee any property subject or required to be subject to the lien of this Indenture (including all actions appropriate as a result of changes in applicable law or regulations) or to subject to the lien of this Indenture any additional property;

(7) modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in applicable law or regulation (or its interpretation) (and with the consent of the Collateral Manager regarding changes in procedures or restrictions based upon ERISA or regulations used thereunder) or to enable the Co-Issuers to rely on any exemption from registration under the Securities Act or the Investment Company Act (including without limitation, Rule 3a-7 of the Investment Company Act) or to remove restrictions on resale and transfer to the extent not required under this Indenture;

(8) to make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable (A) for any Class of Secured Notes to not be considered an "ownership interest" as defined for purposes of the Volcker Rule or (B) for the Issuer to not otherwise be considered a "covered fund" as defined for purposes of the Volcker Rule, in each case so long (1) as any such modification or amendment would not have a material adverse effect on any Class of Notes, as evidenced by an opinion of counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the counsel delivering the opinion), and (2) written consent to such supplemental indenture has been obtained from a Majority of the Controlling Class;

(9) conform any terms of this Indenture to those described in the Offering Memorandum;

(10) otherwise correct any inconsistency or cure any ambiguity or errors in this Indenture; provided that written consent to such supplemental indenture has been obtained from a Majority of the Controlling Class, such consent not to be unreasonably withheld, delayed or conditioned;

(11) accommodate the issuance of the Notes in book-entry form through the facilities of DTC or otherwise (and, after the occurrence of an event described in Section 2.11(a), to accommodate the issuance of the Notes in definitive form);

(12) take any appropriate action to prevent the Co-Issuers, the Holders of Notes, or the Trustee from becoming subject to withholding or other taxes, fees, or assessments or to prevent the Issuer from being (or as if it were) treated as being engaged in a U.S. trade or business for U.S. federal income tax purposes or otherwise from being subject to tax on a net income basis;

(13) take any action necessary or advisable to allow the Issuer to comply (or facilitate compliance) with FATCA (including providing for remedies against, or imposing penalties upon, any holder who fails to deliver the information required under FATCA or is non-compliant with FATCA);

(14) authorize the appointment of any listing agent, Transfer Agent, Paying Agent, or additional registrar for any Class of Notes appropriate in connection with the listing of any Class of Notes (other than the Class X Notes) on the Irish Stock Exchange or any other stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, Transfer Agent, Paying Agent, or additional registrar for any Class of Notes in connection with its appointment, so long as the supplemental indenture would not materially and adversely affect any Holder of any Class of Notes, as evidenced by an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion), to the effect that the modification would not be materially adverse to the Holders of any Class of Notes;

(15) modify Section 3.4 to be consistent with applicable laws or Rating Agency requirements (provided that any supplemental indenture pursuant to this clause shall require the consent of a Majority of the Controlling Class);

(16) evidence any waiver by any Rating Agency as to any requirement or condition, as applicable, of the Rating Agencies in this Indenture; to evidence or reflect changes in (or inapplicability of) Rating Agency methodologies or ratings criteria; or to remove references to the Rating Agencies (and remove components of the Collateral Quality Test, Concentration Limitations and other Investment Criteria and requirements reflecting such Rating Agency's methodologies or ratings criteria) if any such Rating Agency ceases to rate any Secured Notes (provided that any supplemental indenture pursuant to this clause shall require the consent of a Majority of the Controlling Class);

(17) modify any provision to facilitate an A/B Exchange, including to effect any serial designation relating to the exchange;

(18) make such changes as shall be necessary to permit the Co-Issuers (A) to issue or co-issue, as applicable, additional Notes of any one or more new classes that are subordinated to the existing Secured Notes (or to the most junior class of securities of the Issuer (other than the Subordinated Notes) issued pursuant to the Indenture, if any class of securities issued pursuant to the Indenture other than the Secured Notes, the Subordinated Notes is then Outstanding); provided that any such additional issuance or co-issuance, as applicable, of notes shall be issued or co-issued, as applicable, in accordance with the Indenture; (B) to issue or co-issue, as applicable, additional Notes of any one or more existing Classes (other than the Class X Notes); provided that any such additional issuance or co-issuance, as applicable, of notes shall be issued or co-issued, as applicable, in accordance with the Indenture; (C) to issue or co-issue, as applicable, replacement securities in connection with a Refinancing in accordance with the Indenture and with the consent of a Majority of the Subordinated Notes directing the related redemptions; provided that any such Refinancing shall be effected in accordance with the Indenture; or (D) without limitation, issue a new Note or Notes in respect of, or issue one or more new sub-classes of, any Class of Notes, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable), to the extent that the Issuer or the Trustee determines that one or more beneficial owners of the Notes of such Class are Recalcitrant Holders or in connection with any Bankruptcy Subordination Agreement and to provide for procedures under which beneficial owners of such Class that are not Recalcitrant Holders (or subject to a Bankruptcy Subordination Agreement, as the case may be) may take an interest in such new Note(s) or sub-class(es);

(19) to make any such modifications as shall be necessary, in the determination of the Collateral Manager, to facilitate a Re-Pricing;

(20) to modify the procedures in the Indenture (x) relating to compliance with Rule 17g-5 of the Exchange Act, or (y) to make any modifications necessary to enable the Issuer to comply with the EU Retention Requirements or the U.S. Risk Retention Rules; provided that with respect to any proposed supplemental indenture pursuant to clause (y) of this clause (20) (other than any supplemental indenture in connection with an Optional Redemption by Refinancing), if a Majority of the Controlling Class has provided written notice to the Trustee (with a copy to the Collateral Manager) at least one Business Day prior to the execution of such supplemental indenture that the Controlling Class would be materially and adversely affected thereby, the Trustee and the Co-Issuers shall not enter into such supplemental indenture without the consent of a Majority of the Controlling Class;

(21) to change the dates within the month on which reports are required to be delivered under the Indenture;

(22) to modify the definitions of Collateral, Equity Security, Eligible Investment, Participation, Volcker Rule, or the criteria required for an additional issuance of Secured Notes; provided that written consent to such supplemental indenture has been obtained from a Majority of the Controlling Class;

(23) to modify (x) the Weighted Average Life Test, (y) any of the definitions of Concentration Limitations, Collateral Obligation, Eligible Investments or (z) the Investment Criteria; provided that written consent to such supplemental indenture has been obtained from a Majority of each Class of Notes (voting separately by Class).

(b) With the consent of (i) the Collateral Manager and (ii) a Majority of the Subordinated Notes, the Trustee and the Co-Issuers may enter into one or more indentures supplemental hereto:

(1) (x) in connection with an Optional Redemption by Refinancing involving the issuance of replacement Notes, to accommodate the issuance of such replacement Notes and to establish the terms thereof or (y) in connection with an Optional Redemption by Refinancing involving secured loans, to accommodate borrowings under such secured loans and to establish the terms thereof, in each case in accordance with Section 9.2; and

(2) in connection with a Re-Pricing effected in accordance with Section 9.6, to reflect the Re-Pricing Rate applicable to each Re-Priced Class.

Each of the Co-Issuers and the Trustee shall take reasonable steps to enter into any such supplemental indenture, although they will not be obligated to enter into any such supplemental indenture that affects their respective rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 8.2. Supplemental Indentures With Consent of Holders.

The Trustee and the Co-Issuers may, with the consent of a Majority of each Class of Notes materially and adversely affected thereby, if any, (and with prior notice to all Holders) and with the consent of the Collateral Manager, with notice to the Rating Agencies, execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any of the provisions of this Indenture or modify in any manner the rights of the holders of any Notes of any Class under the Indenture; provided that, notwithstanding anything in this Indenture to the contrary, without the consent of the holder of each Outstanding Note materially and adversely affected thereby, no supplemental indenture shall:

(i) except as expressly permitted in Section 9.6, change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce its principal amount or the rate of interest thereon (other than in the case of a Re-Pricing), or the default interest rate or the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed or re-priced at the option of the Issuer, change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest on any Notes, change the terms of payments to the Holders of the Subordinated Notes, or change any place where, or the coin or currency in which, Notes or their principal or interest on or distributions relating to them is payable, or impair the right to institute suit for the enforcement of any such payment on or after their Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Principal Amount of Holders of Notes whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults under this Indenture or their consequences provided for in this Indenture;

(iii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate the lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;

(iv) reduce or increase the percentage of the Aggregate Principal Amount of Holders of any Class whose consent is required to request the Trustee to preserve the Collateral or rescind the Trustee's election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(v) modify any of the provisions of this Article 8, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi) modify the definition of "Outstanding," "Controlling Class," "Business Day," "Majority" or "Supermajority," the Priority of Payments in Section 11.1(a) or Section 13.1; or

(vii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of Redemption Price or of interest or principal on any Secured Note or any payments made in respect of the Subordinated Notes on any Payment Date or to affect the rights of the Holders of Notes to the benefit of any provisions for the redemption of Notes contained in this Indenture.

(b) Any proposed supplemental indenture that would also necessitate a change to the Memorandum and Articles of Association may only be made after a "Special Resolution" (as defined in the Memorandum and Articles of Association) has been passed to permit the Issuer's constitutional documents to be altered to conform them to the proposed change to this Indenture as certified to the Trustee by the Issuer.  Notice of any such "Special Resolution" will be given to the Rating Agencies by the Issuer (or the Collateral Manager on its behalf).

(c) With respect to any supplemental indenture that modifies or amends any component of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix, the Recovery Rate Modifier Matrix or the definitions related thereto, written consent to such supplemental indenture must be obtained from a Majority of the Controlling Class, such consent not to be unreasonably withheld, delayed or conditioned.

Section 8.3. Execution of Supplemental Indentures.

(a) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee and the Issuer may receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of the supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise. The Collateral Manager shall not be bound by any amendment or supplement to this Indenture if such amendment or supplement would, as determined by the Collateral Manager in its sole discretion, alter or affect the rights or obligations of the Collateral Manager in any way, including (i) modifying the restrictions on the acquisition and disposition of Collateral Obligations or the requirements specified in the definition of "Collateral Obligation,", (ii) expanding or restricting the Collateral Manager's discretion or duties, (iii) changing the amount or priority of any fees or other amounts payable to the Collateral Manager under and in accordance with the Management Agreement and this Indenture or (iv) causing any of the Collateral Manager, any Affiliate of the Collateral Manager or any Sponsor of the Issuer to be under any additional obligation to purchase any obligations of the Issuer or to fail to be in compliance with the U.S. Risk Retention Rules or any related regulations, in each case unless the Collateral Manager consents to such amendment or supplement in writing.  The Collateral Manager shall follow any amendment or supplement to this Indenture by which it is bound of which it has received written notice from the time it receives a copy of the amendment from the Issuer or the Trustee.

(b) The Trustee is authorized to join in the execution of any supplemental indenture, whether made with or without the consent of the Holders, and to make any further appropriate agreements and stipulations that may be in the agreements, but the Trustee shall not be obligated to enter into any supplemental indenture that affects the Trustee's own rights, duties, liabilities, or immunities under this Indenture or otherwise, except to the extent required by law.  With respect to any supplemental indenture the consent to which is expressly required from all or a Majority of holders of each Class materially and adversely affected thereby, the Trustee and the Issuer may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates (which certificates may be based on any information deemed relevant by the persons providing such certificates) and other documents necessary or advisable in the judgment of counsel delivering the opinion) as to whether the interests of any Holder of Notes would be materially and adversely affected by any such supplemental indenture. In addition, in executing or accepting the additional trusts created by any supplemental indenture, the Trustee shall be entitled to receive an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted under this Indenture and an Opinion of Counsel (which may be supported as to factual matters by relevant certificates necessary or advisable in the judgment of counsel delivering the opinion) stating that all conditions precedent thereto have been satisfied.  The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel or such certificate delivered to the Trustee as described in the Indenture.  Such determination, in each such case, shall be conclusive and binding on all present and future Holders of Notes.  The Trustee shall give notice of any proposed supplemental indenture (a copy of which will be attached thereto) to the Rating Agencies, the Retention Holder and the Holders of each Class of Notes at least 15 Business Days before execution of such supplemental indenture by the Trustee and in the case of a proposed supplemental indenture under clauses (7), (8), (10), (15), (16), (18), (20), (22) and (23) of Section 8.1 and under Section 8.2, will request that any required consent from the applicable holders of Notes be given no later than the Business Day prior to the date indicated as the proposed execution date of the proposed supplemental indenture.

(c) In connection with any proposed supplemental indenture the consent to which is required from Holders of any Notes, it shall not be necessary for any Act of such Holders of Notes to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the Act or consent approves its substance.  Any Class of Notes being refinanced will be deemed not to be materially and adversely affected by any terms of the supplemental indenture relating to such Refinancing.

(d) The Collateral Administrator shall not be bound to follow any amendment, modification, supplement or waiver to this Indenture until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Issuer or the Trustee; provided, however, that the Collateral Administrator shall not be bound by any amendment, modification, supplement or waiver to this Indenture that adversely affects the obligations or rights of the Collateral Administrator unless the Collateral Administrator shall have consented thereto.

(e) The Trustee, at the expense of the Co-Issuers, shall mail to the Holders of the Notes, the Collateral Manager, the Retention Holder and the Rating Agencies (so long as any Secured Notes are still rated by each Rating Agency) a copy of any supplemental indenture pursuant to this Article 8 promptly after its execution by the Co-Issuers and the Trustee.  Any failure of the Trustee to mail a copy of any supplemental indenture as provided in this Indenture, or any defect in the mailing, shall not in any way affect the validity of the supplemental indenture.

(f) The Issuer is not currently permitted to enter into any Hedge Agreements.  If any supplemental indenture permits the Issuer to enter into any Hedge Agreement, such supplemental indenture shall require that, before entering into any such Hedge Agreement, (x) the Issuer shall obtain a certification from the Collateral Manager that (1) the written terms of such Hedge Agreement directly relate to the Collateral Obligations and the Notes and (2) such Hedge Agreement reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Notes and (y) the Moody's Rating Condition is satisfied.

Section 8.4. Effect of Supplemental Indentures; Certain Required Consents.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and the supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered under this Indenture shall be bound thereby.

Section 8.5. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in the supplemental indenture.  If the Applicable Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE 9

REDEMPTION OF NOTES

Section 9.1. Mandatory Redemption.

If an Overcollateralization Test is not met on any Determination Date or if an Interest Coverage Test is not met on the Determination Date related to the third Payment Date or, in each case, on any subsequent Determination Date on which Secured Notes are Outstanding, principal payments on the Secured Notes shall be made on the related Payment Date in accordance with the Priority of Payments.

Section 9.2. Optional Redemption.

(a) Optional Redemption of Secured Notes by Liquidation of Collateral.

The Secured Notes may be redeemed by the Applicable Issuers on any Payment Date (i) during or after the Non-Call Period) upon the occurrence of a Tax Event by written notice from a Majority of any Affected Class or (ii) after the Non-Call Period, by written notice from (x) a Majority of the Subordinated Notes (with the prior written consent of the Collateral Manager), (y) the Collateral Manager (with the prior written consent of a Majority of the Subordinated Notes) or (z) the Collateral Manager if the

Collateral Principal Amount is less than 20% of the Target Initial Par Amount, in either case, with Sale Proceeds, funds credited to the Accounts and/or Refinancing Proceeds (with respect to the Secured Notes, an "Optional Redemption by Liquidation"), which direction must be given to the Trustee and the Issuer not later than 30 days before the Payment Date on which the redemption is to be made, at the applicable Redemption Price (exclusive of installments of interest and principal maturing on or before that date, payment of which shall have been made or duly provided for, to the Holders of the Secured Notes on relevant Record Dates or as otherwise provided in this Indenture).  All Secured Notes must be simultaneously redeemed.  The Redemption Prices may be paid only from Sale Proceeds, funds credited to the Accounts and/or Refinancing Proceeds.

Upon receipt of a notice of redemption for an Optional Redemption by Liquidation (including, for the avoidance of doubt, upon the occurrence of a Tax Event), the Collateral Manager in its sole discretion will (subject to the standard of care specified in the Management Agreement), on behalf of the Issuer, direct the sale of the Collateral Obligations so that the Sale Proceeds, funds credited to the Accounts and/or Refinancing Proceeds will be at least sufficient to redeem all of the Secured Notes and to pay all administrative and other fees and expenses payable under the Priority of Payments without regard to any payment limitations.  If, in the Collateral Manager's reasonable discretion, the sale would not be sufficient to redeem the Secured Notes and to pay the fees, expenses, and obligations, the Secured Notes shall not be redeemed.

Upon any Optional Redemption by Liquidation, the Issuer shall, at least 25 days before the Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Trustee, the Collateral Manager, the Retention Holder and the Rating Agencies of the Redemption Date, the applicable Record Date, the principal amount of Secured Notes to be redeemed on the Redemption Date, and the applicable Redemption Prices.

(b) Optional Redemption of Secured Notes Using Replacement Notes or Secured Loans.

The Secured Notes may be redeemed on any Payment Date after the Non-Call Period in whole or in part by Class, in each case, from the proceeds of a Refinancing (the "Refinancing Proceeds") (and, in the case of a Refinancing of all Classes of Secured Notes, with Sale Proceeds) if a Majority of the Subordinated Notes (with the prior written consent of the Collateral Manager) or the Collateral Manager (with the prior written consent of a Majority of the Subordinated Notes) directs the Issuer in writing (with a copy to the Trustee and the Rating Agencies) at least 30 days prior to the Payment Date fixed by the Issuer (and noticed to the Trustee) for such redemption (such date, the "Refinancing Date") to redeem such Class or Classes of Secured Notes, by obtaining a loan or an issuance of a replacement class of notes, the terms of which loan or issuance will be negotiated by the Collateral Manager (who will take direction, if received, from a Majority of the Subordinated Notes, subject to the Collateral Manager's consent, which consent will not be unreasonably withheld), on behalf of the Issuer, from one or more financial institutions or purchasers (which may include the Collateral Manager or its Affiliates) selected by the Collateral Manager (a refinancing provided pursuant to such loan or issuance, a "Refinancing", and a redemption of such Class or Classes of Secured Notes in connection with such Refinancing, an "Optional Redemption by Refinancing").

In the case of a Refinancing upon an Optional Redemption by Refinancing of the Secured Notes in whole but not in part, such Refinancing will only be effective if:

(i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth in this Indenture, proceeds of any Contribution, and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Prices and all accrued and unpaid Management Fees and Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such Refinancing;

(ii) the Sale Proceeds, Refinancing Proceeds, proceeds of any Contribution and other available funds are used (to the extent necessary) to make such redemption;

(iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in the Indenture;

(iv) the Collateral Manager has consented in writing to such Refinancing; and

(v) (A) neither the Issuer nor any Sponsor of the Issuer shall fail to be in compliance with the U.S. Risk Retention Rules as a result of such Refinancing as determined by the Collateral Manager at the time a direction to effect a Refinancing is delivered and with respect to the law and regulations then applicable and (B) unless it otherwise consents to do so, none of the Collateral Manager, any Affiliate of the Collateral Manager, the Retention Holder or any Sponsor of the Issuer shall be required to acquire any obligations of the Issuer issued in such Refinancing.

In the case of a Refinancing upon an Optional Redemption by Refinancing of the Secured Notes in part by Class, the Issuer will obtain such Refinancing only if the Collateral Manager determines and certifies to the Trustee that:

(i) the aggregate principal amount of any obligations providing the Refinancing is equal to the aggregate principal amount of the Secured Notes being redeemed;

(ii) the spread over LIBOR of any obligations providing the Refinancing will not be greater than the spread over LIBOR of the Secured Notes subject to such Refinancing;

(iii) the stated maturity of the obligations providing the Refinancing is the same as the Stated Maturity of the Secured Notes being redeemed;

(iv) the agreements relating to the Refinancing contain limited-recourse and non-petition provisions equivalent (mutatis mutandis) to those set forth in this Indenture;

(v) the proceeds from the Refinancing and other amounts available for application pursuant to the Priority of Payments shall be at least sufficient to redeem the applicable Secured Notes (at the Redemption Prices therefor) plus an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing;

(vi) the Refinancing Proceeds shall be used (to the extent necessary) to redeem the applicable Secured Notes;

(vii) the Rating Agencies shall have been notified of such Refinancing;

(viii) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced;

(ix) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced;

(x) the Collateral Manager has consented to such Refinancing in writing;

(xi) with respect to any replacement Notes issued pursuant to such Refinancing, the Issuer has caused to be delivered to the Trustee an opinion of Paul Hastings LLP or Seward & Kissel LLP, or of other tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Collateral Manager to the effect that such replacement Notes that are pari passu with the Secured Notes other than the Class E Notes and the Class F Notes will, and any replacement Notes that are pari passu with any Class E Notes should, be treated as debt for U.S. federal income tax purposes and any replacement Notes that are pari passu with the Class F Notes are not materially more likely to be treated as equity than the Class F Notes; and

(xii) (A) neither the Issuer nor any Sponsor of the Issuer shall fail to be in compliance with the U.S. Risk Retention Rules as a result of such Refinancing and (B) unless it otherwise consents to do so, none of the Collateral Manager, any Affiliate of the Collateral Manager, the Retention Holder or any Sponsor of the Issuer shall be required to acquire any obligations of the Issuer issued in such Refinancing.

Any Refinancing Proceeds shall not constitute Interest Proceeds and shall be applied directly on the related Refinancing Date pursuant to this Indenture to redeem the Secured Notes being refinanced without regard to the Priority of Payments; provided that, to the extent that any Refinancing Proceeds are not applied to redeem the Secured Notes including accrued interest thereon being refinanced, such Refinancing Proceeds shall be treated as Principal Proceeds.  None of the Co-Issuers, the Trustee or any other Person shall be liable to the Holders of the Notes for the failure to issue replacement Notes or to obtain secured loans.  If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes other than Holders of the Subordinated Notes approving the redemption.

(c) Optional Redemption of Subordinated Notes.

On any Payment Date on or after payment in full of the Secured Notes and all administrative and other fees (without regard to any payment limitations) payable under the Priority of Payments (including the Management Fee), at the direction of a Majority of the Subordinated Notes or the Collateral Manager (with the prior written consent of a Majority of the Subordinated Notes), the Trustee will make payments in redemption of all of the Subordinated Notes at the applicable Redemption Price, in an aggregate amount equal to all of the proceeds from the sale or other disposition of all of the remaining Collateral less any fees and expenses owed by the Issuer (including the Redemption Price of any Secured Notes being simultaneously redeemed), the aggregate amount to be distributed to the Holders of the Subordinated Notes in accordance with the Priority of Payments (a redemption of the Subordinated Notes in accordance with the foregoing, an "Optional Redemption of Subordinated Notes").

Upon receipt of a written notice directing an Optional Redemption of Subordinated Notes, the Issuer shall redeem the Subordinated Notes in accordance with Section 9.3.  Any Optional Redemption of Subordinated Notes shall be made at the Redemption Prices for the Subordinated Notes.

Upon a direction of a Majority of the Subordinated Notes or the Collateral Manager as described above, the Collateral Manager will (subject to the standard of care specified in the Management Agreement), on behalf of the Issuer, direct the sale of all remaining Collateral Obligations.

Section 9.3. Redemption Procedures.

(a) Upon any redemption pursuant to Section 9.2, a notice of redemption shall be given by the Trustee by first-class mail, postage prepaid, mailed not later than 10 days and not earlier than 90 days before the applicable Redemption Date, (i) to each Holder of Notes to be redeemed, at the Holder's address in the Register or otherwise in accordance with the rules and procedures of DTC, Euroclear, and Clearstream, as applicable and (ii) (in the case of a redemption pursuant to Sections 9.2(a) and (b)) to the Rating Agencies.  In addition, for so long as any Notes are listed on the Irish Stock Exchange and so long as the guidelines of the exchange so require, notice of redemption of Secured Notes or Subordinated Notes pursuant to Section 9.2 shall also be given via the Irish Stock Exchange.

(b) All notices of redemption delivered pursuant to Section 9.3(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Notes to be redeemed (in the case of a redemption pursuant to Section 9.2);

(iii) in the case of an Optional Redemption by Liquidation, that all of the Secured Notes are to be redeemed in full and that interest on the Secured Notes to be redeemed shall cease to accrue on the Payment Date specified in the notice;

(iv) in the case of an Optional Redemption by Refinancing, that all of the Secured Notes of the Class or Classes that are the subject of such Refinancing are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Payment Date specified in the notice; and

(v) the places where Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2 and, so long as any Notes to be redeemed are listed on the Irish Stock Exchange, the Irish Listing Agent.

Any notice of redemption may be withdrawn (A) by the Issuer, (B) at the written direction of a Majority of the Subordinated Notes (if the commencement of such redemption was directed by a Majority of the Subordinated Notes) or (C) at the direction of the Collateral Manager (if the commencement of such redemption was directed by the Collateral Manager), in each case, up to the second Business Day before the scheduled Redemption Date by written notice to the Trustee, (unless such withdrawal direction is given by the Collateral Manager) the Collateral Manager, the Retention Holder and Fitch.

Notice of any withdrawal shall be sent, not later than the one Business Day before the scheduled Redemption Date (assuming that the Trustee has received timely written notice from the Issuer as provided above), by the Trustee, to each Holder of Notes scheduled to be redeemed at the Holder's address in the Register by overnight courier guaranteeing next day delivery (or, to the extent the address contained in the Register is not sufficient for that purpose, by first-class mail or by clearing system).  If the Issuer so withdraws any notice of redemption or is otherwise unable to complete any redemption of the Notes, the Sale Proceeds received from the sale of any Collateral Obligations sold pursuant to

Sections 9.2 and 12.1(e) may, during the Reinvestment Period at the Collateral Manager's discretion, be reinvested in accordance with the Investment Criteria.

The Notes subject to redemption shall be redeemed by the Co-Issuers or the Issuer as applicable.  Notice of redemption shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(c) The Secured Notes may not be redeemed pursuant to an Optional Redemption by Liquidation under Section 9.2 unless either of the following conditions are satisfied:

(i) at least three Business Days before the scheduled Redemption Date, the Collateral Manager shall have furnished to the Trustee evidence (in form reasonably satisfactory to the Trustee) that the Issuer has entered into a binding agreement or agreements (which may be in the form of a confirmation of sale) with a financial or other institution or entity active in the market for assets of the nature of the Collateral to sell to the financial or other institution or entity, not later than the Business Day before the Redemption Date in immediately available funds, all or part of the Collateral (directly or by participation or other arrangement) at a purchase price at least equal to an amount sufficient (together with any Cash and other Eligible Investments not subject to the agreements and maturing on or before the scheduled Redemption Date) to pay all administrative and other fees and expenses payable under the Priority of Payments without regard to any payment limitations (including the Senior Management Fee and the Subordinated Management Fee), and to redeem the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices; or

(ii) before entering into any binding agreement to sell all or a portion of the Collateral, the Collateral Manager shall have certified that, in its judgment, the settlement dates of the sales will be scheduled to occur on or before the Business Day before the scheduled Redemption Date and that the expected proceeds from the sales are to be delivered to the Trustee no later than the Business Day before the scheduled Redemption Date, in immediately available funds, and the expected proceeds from such sales (which shall be deemed to equal, with respect to any Collateral Obligation, the Market Value thereof), together with any other amounts available to be distributed in connection with such Optional Redemption by Liquidation, will be in an amount sufficient to pay all administrative and other fees and expenses payable under the Priority of Payments (including the Senior Management Fee and the Subordinated Management Fee), and to redeem the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices.

For the avoidance of doubt, the Issuer may, in effecting the sale contemplated by subclause (i) of Section 9.3(c), enter into a participation agreement or similar arrangement with the purchaser of the Collateral whereby, in connection with the Issuer's receipt of the purchase price with respect to all or a portion of the Collateral, the Issuer shall grant to such purchaser a participation interest in all or a portion of such Collateral and agree to use commercially reasonable efforts (or such other efforts as shall be specified) to complete the transfer of such Collateral to such purchaser thereafter.

Any certification delivered pursuant to this Section 9.3(c) shall include (A) the prices of, and expected proceeds from, the sale of any Collateral Obligations or Eligible Investments and (B) all calculations required by this Section 9.3(c).

Section 9.4. Notes Payable on Redemption Date.

(a) Notice of redemption pursuant to Section 9.3 having been given as aforesaid, the Secured Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest), such Secured Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Secured Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or before the Redemption Date unless the Co-Issuers and the Trustee receive the security or indemnity required by them to save each of them harmless and an undertaking thereafter to surrender such Note, and in the absence of notice to the Co-Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, the final payment shall be made without presentation or surrender.  Payments of interest on Secured Notes so to be redeemed whose Stated Maturity is on or before the Redemption Date shall be payable to the Holders of the Secured Notes, or one or more predecessor Secured Notes, registered as such at the close of business on the relevant Record Date if the Record Date is a Business Day (or, if the Record Date is not a Business Day, the close of business on the Business Day before the Record Date) according to Section 2.8(e).

(b) If any Secured Note called for redemption is not paid on its surrender for redemption, its principal shall bear interest from the Redemption Date at the Applicable Periodic Rate for each successive Periodic Interest Accrual Period such Note remains Outstanding if the reason for the non-payment is not the fault of the Holder of such Note.

Section 9.5. Special Redemption and Effective Date-Related Redemption.

Principal payments on the Notes shall be made in whole or in part, at par without payment of any redemption premium in accordance with the Priority of Payments if (i) during the Reinvestment Period, the Collateral Manager in its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, after using commercially reasonable efforts for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would meet the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations (each, a "Special Redemption") or (ii) after the Effective Date, the Collateral Manager notifies the Trustee and Fitch that a redemption is required in order to obtain Effective Date Ratings Confirmation (each, an "Effective Date-Related Redemption").

For each Effective Date-Related Redemption, on the first Payment Date following the Due Period for which the notice thereof is effective (an "Effective Date-Related Redemption Date"), funds in the Collection Account or the Payment Account will be available to be applied in accordance with Section 11.1(a)(i) or Section 11.1(a)(ii) to the extent of available Interest Proceeds or Principal Proceeds, as applicable (an "Effective Date-Related Redemption Amount").

For each Special Redemption, on the first Payment Date following the Due Period for which the notice thereof is effective (a "Special Redemption Date"), the Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations will be available to be applied in accordance with Section 11.1(a)(ii) to the extent of available Principal Proceeds (a "Special Redemption Amount").

Notice of a payment of a Special Redemption Amount or Effective Date-Related Redemption Amount, as applicable, shall be given by first-class mail, postage prepaid, mailed not later than three

Business Days before the applicable Special Redemption Date or Effective Date-Related Redemption Date, as applicable, to each Holder of Notes to be redeemed, at the Holder's address in the Register or otherwise in accordance with the rules and procedures of DTC.  In addition, for so long as any Notes are listed on the Irish Stock Exchange and so long as the guidelines of the exchange so require, notice of an Effective Date-Related Redemption and/or Special Redemption of Notes shall also be given via the Irish Stock Exchange.

In connection with an Effective Date-Related Redemption, the principal of the Secured Notes will be paid from Interest Proceeds (and, to the extent necessary, Principal Proceeds) in accordance with the Secured Note Payment Sequence pursuant to the Priority of Payments in an aggregate amount sufficient to obtain Effective Date Ratings Confirmation.

Section 9.6. Optional Re-Pricing.

On any Business Day after the Non-Call Period, at the direction of a Majority of the Subordinated Notes (with the prior written consent of the Collateral Manager) or the Collateral Manager (with the prior written consent of a Majority of the Subordinated Notes), the Issuer (or the Collateral Manager on its behalf) shall reduce the spread over LIBOR applicable with respect to the Re-Pricing Eligible Notes (such reduction with respect to any such Class of Notes, a "Re-Pricing" and any Secured Notes to be subject to a Re-Pricing, a "Re-Priced Class"); provided that the Issuer shall not effect any Re-Pricing unless each condition specified below is satisfied with respect thereto.  For the avoidance of doubt, no terms of any Secured Notes other than the Applicable Periodic Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing.  In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the "Re-Pricing Intermediary") upon the recommendation and subject to the approval of a Majority of the Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

At least 20 Business Days prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (such Business Day, the "Re-Pricing Date"), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Collateral Manager, the Retention Holder, the Trustee and the Rating Agencies) to each Holder of the proposed Re-Priced Class, which notice shall:

(i) specify the proposed Re-Pricing Date and the revised spread over LIBOR with respect to the Re-Priced Class (the "Re-Pricing Rate"),

(ii) request each Holder of the Re-Priced Class approve the proposed Re-Pricing, and

(iii) specify the price at which Notes of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to the following paragraph, which, for purposes of such Re-Pricing, shall be an amount equal to the Aggregate Principal Amount of such Notes together with any accrued and unpaid interest thereon, including any Periodic Rate Shortfall Amount, in each case after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date.

In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is 10 Business Days prior to the proposed Re-Pricing Date, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the consenting Holders of the Re-Priced Class, specifying the Aggregate Principal Amount of the Notes of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary

if such Holder would like to purchase all or any portion of the Notes of the Re-Priced Class held by the non-consenting Holders (each such notice, an "Exercise Notice") within five Business Days after receipt of such notice.  In the event the Issuer shall receive Exercise Notices with respect to more than the Aggregate Principal Amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Principal Amount of the Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices.  In the event the Issuer shall receive Exercise Notices with respect to less than the Aggregate Principal Amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof, for settlement on the Re-Pricing Date to the Holders delivering Exercise Notices with respect thereto, and any excess Notes of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to a transferee designated by the Issuer or a Re-Pricing Intermediary on behalf of the Issuer.  All sales of Notes to be effected pursuant to this paragraph shall be made at a price equal to the Aggregate Principal Amount of such Notes together with any accrued and unpaid interest thereon, including any Periodic Rate Shortfall Amount, in each case after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions hereof.  The Holder of each Note, by its acceptance of an interest in the Notes, agrees to sell and transfer its Notes in accordance with this section and agrees to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effect such sales and transfers.  The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than four Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Notes of the Re-Priced Class held by non-consenting Holders.  For the avoidance of doubt, such Re-Pricing will apply to all the Notes of the Re-Priced Class, including the Notes of the Re-Priced Class held by non-consenting Holders.

The Issuer shall not effect any proposed Re-Pricing unless:

(i) the Co-Issuers and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date, solely to decrease the spread over LIBOR applicable to the Re-Priced Class;

(ii) all Notes of the Re-Priced Class held by non-consenting Holders have been sold and transferred pursuant to clause (iii) above;

(iii) the Rating Agencies shall have been notified of such Re-Pricing;

(iv) all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes, unless such expenses shall have been paid or shall be adequately provided for by an entity other than the Issuer or from the proceeds of any Contribution; and

(v) (A) neither the Issuer nor any Sponsor of the Issuer shall fail to be in compliance with the U.S. Risk Retention Rules as a result of such Re-Pricing as determined by the Collateral Manager at the time a direction to effect a Re-Pricing is delivered and with respect to the law and regulations then applicable and (B) unless it otherwise consents to do so, none of the Collateral

Manager, any Affiliate of the Collateral Manager, the Retention Holder or any Sponsor of the Issuer shall be required to acquire any Notes in connection with a Re-Pricing.

If notice has been received by the Trustee from the Issuer (or the Collateral Manager on its behalf) pursuant to this Indenture, notice of a Re-Pricing shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 10 Business Days prior to the proposed Re-Pricing Date, to each Holder of Notes of the Re-Priced Class at the address in the Register (with a copy to the Collateral Manager), specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer.  Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.  Any notice of a Re-Pricing may be withdrawn by (A) a Majority of the Subordinated Notes (if such Re-Pricing was directed by a Majority of the Subordinated Notes) or (B) the Collateral Manager (if such Re-Pricing was directed by the Collateral Manager), in each case on or prior to the fourth Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee and (unless such withdrawal direction is given by the Collateral Manager) the Collateral Manager for any reason.  Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of Notes and the Rating Agencies.

The Collateral Manager shall determine and certify to the Trustee that, with respect to any Re-Priced Class, the Issuer has caused to be delivered to the Trustee an opinion of Paul Hastings LLP or Seward & Kissel LLP or other tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Collateral Manager to the effect that (A) the Re-Pricing will not (a) result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income, (b) result in the Issuer being treated as being engaged in a trade or business within the United States, or (c) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the holders of any Class of Notes outstanding at the time of such Re-Pricing that are not subject to the Re-Pricing and (B) such Re-Priced Class that is pari passu with the Class D Notes will, and any Re-Priced Class that is pari passu with any Class E Notes should, be treated as debt for U.S. federal income tax purposes.

The Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager, as the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Collateral Manager shall deem necessary or desirable to effect a Re-Pricing.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS, AND RELEASES

Section 10.1. Collection of Money.

Except as otherwise expressly provided in this Indenture, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Collateral Obligations, in accordance with the terms of the Collateral Obligations.  The Trustee shall segregate and hold all money and property received by it in trust for the Secured Parties and shall apply it as provided in this Indenture.  Each account shall be established and maintained (a) with a federal or state-chartered depository institution that satisfies the Fitch Eligible Counterparty Ratings (so long as any Class X Notes, the Class A Notes, the Class C Notes and the Class D Notes are Outstanding) and has a deposit rating (or, if a deposit rating is unavailable, senior unsecured debt rating) of at least "A2" and of at least "P-1" by Moody's, and if such institution's rating no longer satisfies the Fitch Eligible Counterparty Ratings (so long as any Class X Notes, the Class

A Notes, the Class C Notes and the Class D Notes are Outstanding) or such institution's rating falls below the Moody's rating requirements set forth above, the assets held in such Account shall be moved within 30 calendar days to another institution that satisfies such ratings requirements or (b) in segregated trust accounts with the corporate trust department of a federal or state chartered deposit institution that satisfies the Fitch Eligible Counterparty Ratings and a deposit rating of at least "Baa3" by Moody's and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) and, if such institution no longer satisfies the Fitch Eligible Counterparty Ratings or such institution's rating falls below the Moody's rating requirements set forth above, the assets held in such Account shall be moved within 30 calendar days to another institution that satisfies such ratings.  Each such institution shall have a combined capital and surplus of at least U.S.$200,000,000. If at any time the Custodian fails to satisfy these requirements, the Trustee shall appoint a successor Custodian in accordance with this Section 10.1.  Any Account may contain any number of sub-accounts for the convenience of the Trustee or as requested by the Collateral Manager for convenience in administering the Account or the Collateral.  Each Account (including any sub-account) shall be a securities account established with U.S. Bank National Association in the name of "Arch Street CLO, Ltd., subject to the lien of U.S. Bank National Association, as Trustee" and shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.

Section 10.2. Collection Account.

(a) Before the Closing Date, the Trustee shall establish at the Custodian a single, segregated non-interest bearing trust account that shall be designated as the "Collection Account" (which may be a sub-account of the Custodial Account), and to which the Trustee shall from time to time credit, in addition to the credits required pursuant to Section 10.6(e), immediately upon the Trustee's receipt thereof:

(i) all funds transferred from the Closing Date Expense Account pursuant to Section 10.3(d),

(ii) all proceeds from any additional issuances pursuant to Sections 2.13 and 3.2 or any replacement of Notes or secured loans pursuant to Section 9.2(b),

(iii) all Principal Proceeds received by the Trustee unless (A) simultaneously reinvested in Collateral Obligations or Eligible Investments in accordance with Article 12 or in Eligible Investments or (B) credited to the Funding Reserve Account; provided that prior to the Effective Date, any Principal Proceeds shall be deposited into the Ramp-Up Account,

(iv) all Interest Proceeds received by the Trustee (unless simultaneously reinvested in accrued interest in respect of Collateral Obligations in accordance with Article 12 or in Eligible Investments),

(v) all funds transferred from the Ramp-Up Account pursuant to this Indenture, and

(vi) all other funds received by the Trustee and not excluded above.

In addition to the items described above, the Issuer and the Collateral Manager may, but under no circumstances shall be required to, jointly deposit from time to time additional funds into the Collection Account that they deem, in their sole discretion, to be advisable (and may designate any amounts credited pursuant to this sentence as Principal Proceeds or Interest Proceeds in its discretion).  All funds and other property credited from time to time to the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes provided in this Indenture.  Amounts in the Collection Account shall be reinvested pursuant to Section 10.4(a).

(b) Within one Business Day after receipt of any distribution or other proceeds of the Collateral that are not Cash, the Trustee shall so notify the Issuer and the Collateral Manager.  Within five Business Days of receipt of the notice from the Trustee, the Collateral Manager, on behalf of the Issuer, shall sell the distribution or other proceeds for Cash in an arm's length transaction to a person that is not the Collateral Manager or an Affiliate of the Collateral Manager and credit its proceeds to the Collection Account.  The Issuer need not sell the distributions or other proceeds if it delivers an Issuer Order or an Officer's certificate to the Trustee and the Collateral Manager certifying that the distributions or other proceeds are Collateral Obligations, Eligible Investments, or Workout Assets (and if such distributions or other proceeds are Workout Assets that are Qualified Equity Securities, the Collateral Manager may transfer such Qualified Equity Securities and/or any Collateral Obligation yielding such proceeds to a Blocker Subsidiary).

(c) At any time when reinvestment is permitted pursuant to Article 12, at the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order the Trustee shall withdraw funds credited to the Collection Account representing (i) Principal Proceeds (and, to the extent expressly provided in this Indenture, Interest Proceeds) or (ii) after the Reinvestment Period, Post-Reinvestment Principal Proceeds (subject, for the avoidance of doubt, to Section 10.2(d)(i)) and reinvest the funds in Collateral Obligations, in each case in accordance with the requirements of Article 12 and the Issuer Order.

(d) At any time during or after the Reinvestment Period, at the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order the Trustee shall, pay from amounts credited to the Collection Account on any Business Day during any Periodic Interest Accrual Period:

(i) from Interest Proceeds only, any amount required to exercise a warrant held in the Collateral in accordance with the requirements of Article 12 and the Issuer Order; and

(ii) from Interest Proceeds only, any Administrative Expenses that require payment before the next Payment Date to the extent that the amount of the payments does not exceed the Administrative Expense Cap.

(e) The Trustee shall transfer to the Payment Account from the Collection Account for application pursuant to Section 11.1(a), as applicable, on or not later than the Business Day preceding each Payment Date, the amount set forth to be so transferred in the Valuation Report for such Payment Date.

Section 10.3. Other Accounts.

(a) Custodial Account.  Before the Closing Date, the Trustee shall establish at the Custodian a single, segregated non-interest bearing trust account that shall be designated as the "Custodial Account."  All funds and other property credited to the Custodial Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  The only permitted withdrawals from the Custodial Account shall be in accordance with this Indenture.

(b) Funding Reserve Account.  Before the Closing Date, the Trustee shall establish at the Custodian a single, segregated non-interest bearing trust account that shall be designated as the "Funding Reserve Account."

(i) Deposits to Account.  (A)  Upon the purchase of any Collateral Obligation that is a Revolving Loan or a Delayed Drawdown Loan, the Collateral Manager shall direct the Trustee to,

and if so directed, the Trustee shall deposit Principal Proceeds into the Funding Reserve Account, in an amount equal to the unfunded Commitment Amount of the Revolving Loan or Delayed Drawdown Loan, respectively, and the Principal Proceeds so credited shall be considered part of the Purchase Price of the Revolving Loan or Delayed Drawdown Loan, as applicable, for purposes of Article 12.

(A) If the Issuer receives proceeds of a repayment (except to the extent of any commitment reduction) in respect of a Revolving Loan at any time during or after the Reinvestment Period, the Trustee shall credit the proceeds to the Funding Reserve Account.  Upon the sale of a Revolving Loan or a Delayed Drawdown Loan with unfunded payment obligations in whole or in part or the reduction in part or termination of the Issuer's commitment or payment obligation thereunder, as applicable, an amount credited to the Funding Reserve Account specified by the Collateral Manager as being equal to:

(I) the unfunded amount of the commitment or payment obligation (in the case of a sale in whole or a termination of the commitment or payment obligation),

(II) the proportionate amount of the amount credited (in the case of a sale in part), or

(III) the amount by which the commitment or payment obligation is reduced (in the case of a reduction thereof in part) shall be transferred by the Trustee to the Collection Account as Principal Proceeds.

(ii) Withdrawals and Transfers.  (A)  At the direction of the Collateral Manager at any time during or after the Reinvestment Period, the Trustee shall withdraw funds from the Funding Reserve Account to fund extensions of credit pursuant to Revolving Loans or Delayed Drawdown Loans with unfunded payment obligations.

(B) On any date prior to a Determination Date, at the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order the Trustee will transfer the Funding Reserve Excess, if any, to the Collection Account for one or more of the following purposes, subject to the limitations set forth in this Indenture:  (i) to the Collection Account for reinvestment in Collateral Obligations in accordance with this Indenture or (ii) to the Payment Account for application in accordance with the Priority of Payments as Principal Proceeds on such Payment Date.  On any date of determination, the "Funding Reserve Excess" is equal to the excess of (a) the amount on deposit in the Funding Reserve Account over (b) the sum of the aggregate unfunded commitment amounts of Revolving Loans and Delayed Drawdown Loans.

(iii) Reinvestment.  Amounts credited to the Funding Reserve Account shall be reinvested pursuant to Section 10.4(a).  All interest and other income from amounts in the Funding Reserve Account credited to the Collection Account pursuant to Section 10.4(a) shall be considered Interest Proceeds in the Due Period in which they are so credited.

(c) Expense Reimbursement Account.  Before the Closing Date, the Trustee shall establish at the Custodian a single, segregated non-interest bearing trust account that shall be designated as the "Expense Reimbursement Account."  On any Payment Date and on any date between Payment Dates, the Trustee will apply amounts, if any, in the Expense Reimbursement Account to the payment of expenses and fees in the order of priority set forth in the definition of "Administrative Expenses" that must be paid between

Payment Dates or that are due on that Payment Date under clause (2) of Section 11.1(a)(i)(A).  Funds in the Expense Reimbursement Account shall be invested in accordance with Section 10.4(a).

(d) Closing Date Expense Account.  Before the Closing Date, the Trustee shall establish at the Custodian a single, segregated non-interest bearing trust account that shall be designated as the "Closing Date Expense Account."  At any time before the Determination Date related to the Payment Date in April 2017, at the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order the Trustee shall, pay from amounts credited to the Closing Date Expense Account any fees and expenses of the Offering.  On the Determination Date related to the Payment Date in April 2017, the Trustee shall transfer all funds credited to the Closing Date Expense Account to the Collection Account as Principal Proceeds or Interest Proceeds at the discretion of the Collateral Manager and close the Closing Date Expense Account.  Amounts credited to the Closing Date Expense Account shall be reinvested pursuant to Section 10.4(a).

(e) Payment Account.  Before the Closing Date, the Trustee shall establish at the Custodian a single, segregated non-interest bearing trust account that shall be designated as the "Payment Account."  The only permitted withdrawal from or application of funds credited to the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses and other amounts specified in this Indenture, each in accordance with the Priority of Payments.

(f) Interest Reserve Account.  Before the Closing Date, the Trustee will establish at the Custodian a single, segregated non-interest bearing trust account which will be designated as the "Interest Reserve Account."  On the Closing Date, at the direction of the Collateral Manager, the Trustee will transfer proceeds from the offering of the Notes in an amount equal to the Interest Reserve Amount.  On or before the Determination Date in the first Due Period, at the direction of the Collateral Manager, the Issuer may direct that any portion of the then remaining Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds (or some combination of the two) for such Due Period.  On the Payment Date relating to the second Due Period, all amounts on deposit in the Interest Reserve Account will be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (or some combination of the two, in each case as directed by the Collateral Manager) in accordance with the Priority of Payments, and the Trustee will close the Interest Reserve Account.  Amounts credited to the Interest Reserve Account shall be reinvested pursuant to Section 10.4(a).

(g) Ramp-Up Account.  Before the Closing Date, the Trustee will establish at the Custodian a single, segregated non-interest bearing trust account which will be designated as the "Ramp-Up Account."  On the Closing Date, the net proceeds of the issuance of the Notes remaining after payment of fees, expenses and allocations to other accounts as described herein, will be deposited into the Ramp-Up Account.  Of the proceeds of the issuance of the Notes which are not applied to pay for the purchase of Collateral Obligations purchased by the Issuer on or before the Closing Date (including, without limitation, repayment of any amounts borrowed by the Issuer in connection with the purchase of Collateral Obligations prior to the Closing Date) U.S.$183,842,954.77 representing proceeds of the issuance of the Notes will be deposited in the Ramp-Up Account on the Closing Date.  In addition, Principal Proceeds received by the Issuer prior to the Effective Date shall be deposited into the Ramp-Up Account.  On behalf of the Issuer, the Collateral Manager will direct the Trustee to, from time to time prior to the Effective Date, purchase additional Collateral Obligations and invest in Eligible Investments any amounts not used to purchase such additional Collateral Obligations.  Any purchase of a Collateral Obligation that will settle after the Closing Date shall be settled first with Principal Proceeds on deposit in the Collection Account and, only if sufficient amounts are not available in the Collection Account, with remaining amounts on deposit in the Ramp-Up Account. Upon the occurrence of an Event of Default, the Trustee will deposit any remaining amounts in the Ramp-Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to that date) into the Collection Account as Principal Proceeds.  On the first Business Day after Effective Date Ratings Confirmation has been obtained, the Trustee will, at the direction of the Collateral Manager, deposit any remaining amounts in the principal subaccount of the Ramp-Up Account into the Collection Account as Principal Proceeds, and any remaining amounts in the interest subaccount of the Ramp-Up Account shall be deposited into the Collection Account as Interest Proceeds or Principal Proceeds, at the discretion of the Collateral Manager.  Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Collection Account as Interest Proceeds.

(h) The Contribution Account.  The Trustee will, on or prior to the Closing Date, establish a segregated, non-interest bearing trust account, which will be designated as the "Contribution Account."  At any time during or after the Reinvestment Period, any holder of Subordinated Notes may, by notice given in accordance with the Indenture, (i) make a contribution of cash (substantially in the form of Exhibit F) or (ii) solely in the case of holders of Certificated Subordinated Notes, by notice to the Collateral Manager, the Collateral Administrator and the Trustee (substantially in the form of Exhibit F) no later than four Business Days prior to the applicable Payment Date, designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on its Notes in accordance with the Priority of Payments, to the Issuer as a contribution (each, a "Contribution" and each such Holder, a "Contributor").  The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its reasonable discretion (subject to such restrictions) and will notify the Trustee of any such acceptance or rejection; provided that in the case of clause (ii) of the definition of "Contribution," such notice must be provided no later than four Business Days prior to the applicable Payment Date.  Each accepted Contribution will be received into the Contribution Account.  If a Contribution is accepted, the Collateral Manager on behalf of the Issuer will apply such Contribution to a Permitted Use as directed by the Contributor at the time such Contribution is made or, if no direction is given by the Contributor, at the Collateral Manager's reasonable discretion.  No Contribution or portion thereof will be returned to the Contributor at any time (other than by operation of the Priority of Payments).  Amounts on deposit in the Contribution Account shall be invested in Eligible Investments as directed by the Collateral Manager.  Any income earned on amounts deposited in the Contribution Account will be deposited in the Collection Account as Interest Proceeds.  For the avoidance of doubt, any amounts deposited into the Contribution Account pursuant to clause (ii) of the definition of "Contribution" will be deemed for all purposes as having been paid to the Contributor pursuant to the Priority of Payments.

(i) The Class X Notes Account.  The Trustee will, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account, which will be designated as the "Class X Notes Account".  The Trustee shall immediately upon receipt deposit in the Class X Notes Account the proceeds received for the Class X Notes.  The only permitted withdrawal from or application of funds or property on deposit in the Class X Notes Account shall be in accordance with this Indenture.  On the Determination Date preceding the first Payment Date, all amounts in the Class X Notes Account will be withdrawn and deposited into the Collection Account and treated as Interest Proceeds, and the Trustee will close the Class X Notes Account.  Eligible Investments in the Class X Notes Account must mature no later than the Business Day immediately preceding such Payment Date and earnings on such Eligible Investments will be credited to the Collection Account and treated as Interest Proceeds.

(j) Other Withdrawals, Etc.  In addition to any credit, withdrawal, transfer or other application of funds with respect to any Account set forth in this Section 10.3 or in Section 10.2, any credit, withdrawal, transfer or other application of funds with respect to any Account authorized elsewhere in this Indenture is hereby authorized pursuant to this Section 10.3.

Section 10.4. Reinvestment of Funds in Accounts; Reports by Trustee.

(a) By Issuer Order (which may be in the form of standing instructions), at the direction of the Collateral Manager, the Issuer shall at all times direct the Trustee to, and, upon receipt of the Issuer Order, the Trustee shall, invest all funds credited to the Collection Account, the Interest Reserve Account, the Expense Reimbursement Account, the Closing Date Expense Account, the Ramp-Up Account, the Contribution Account and the Funding Reserve Account as so directed in Eligible Investments having Stated Maturities no later than the Business Day before the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date.  All investments on any Business Day shall be subject to the timely receipt of the funds and the availability of any investments.  If, at a time when no acceleration of the maturity of the Secured Notes following an Event of Default has occurred and is continuing, the Issuer has not given investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to the Collection Account, the Interest Reserve Account, the Expense Reimbursement Account, the Closing Date Expense Account, the Ramp-Up Account or the Funding Reserve Account.  If the Trustee does not receive written instructions from the Collateral Manager within five Business Days after transfer of the funds to the Account, it shall invest and reinvest the funds held in the Account, as fully as practicable, but only in one or more Eligible Investments of the type described in clause (iv) of the definition of "Eligible Investments" maturing no later than the Business Day before the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date.  If, at a time when an acceleration of the maturity of the Secured Notes following an Event of Default has occurred and is continuing, the Issuer does not give investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest the monies as fully as practicable in Eligible Investments of the type described in clause (iv) of the definition of "Eligible Investments" maturing not later than the earlier of (i)  30 days after the date of the investment or (ii) the Business Day before the next Payment Date.  All interest and other income from the investments shall be credited to the Collection Account, any gain realized from the investments shall be credited to the Collection Account, and any loss resulting from the investments shall be charged to the Collection Account.  Subject to Section 6.6, the Trustee shall not in any way be held liable for the selection of investments or because of any insufficiency of the Collection Account, the Interest Reserve Account, the Expense Reimbursement Account, the Closing Date Expense Account, the Ramp-Up Account, the Funding Reserve Account or any other Account that results from any loss relating to any such investment.

(b)The Trustee agrees to give the Issuer notice as soon as reasonably practicable if a Trust Officer obtains actual knowledge that any Account or any funds or other property credited to any Account shall become subject to any writ, order, judgment, warrant of attachment, execution, or similar process.

(c) The Trustee and the Securities Intermediary shall supply, in a timely fashion, to the Co-Issuers and the Collateral Manager any information regularly maintained by the Trustee or the Securities Intermediary that the Co-Issuers or the Collateral Manager may from time to time request with respect to the Collateral Obligations, the Accounts and the Collateral and provide any other requested information reasonably available to the Trustee or the Securities Intermediary because of its acting as the Trustee or the Securities Intermediary under this Indenture and required to be provided by Section 10.5 or to permit the Collateral Manager to perform its obligations under the Management Agreement.  The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of the security of any rights that the holders might have with respect to the Collateral Obligation (including requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from the issuer and Clearing Agencies with respect to the issuer.

(d) The Trustee and its Affiliates may for their own account invest in obligations or securities that would be appropriate for inclusion in the Collateral, and the Trustee in making those investments has no duty to act in a way that is favorable to the Issuer or the Holders of the Notes.  The Trustee's Affiliates currently serve, and may in the future serve, as investment advisor for other issuers of collateralized debt obligations.

Section 10.5. Accountings.

(a) Monthly.  The Issuer shall not later than the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) (the "Monthly Report Date"), commencing in January 2017, cause to be compiled and provided or made available to the Collateral Manager, the Trustee, the Initial Purchaser, the Rating Agencies, each Holder of Notes, and, upon written request therefor by a Beneficial Owner in the form of Exhibit D hereto certifying that it is a Beneficial Owner, the Beneficial Owner (or its designee), a monthly report (the "Monthly Report"); provided that, in any month when a Valuation Report is due, such Monthly Report shall be due at the same time and the information provided therein will be determined as of the same day as the Valuation Report.  Each Monthly Report shall be accompanied by a Section 3(c)(7) Reminder Notice.  Each Monthly Report shall contain the following information with respect to the Collateral Obligations and Eligible Investments, determined on a trade date basis as of the close of business on the Business Day which is seven Business Days prior to the Monthly Report Date of the current month (the "Monthly Determination Date") (assets of any Blocker Subsidiary shall be included as if such assets were owned by the Issuer):

(i) Portfolio:

(A) The Aggregate Principal Balance (and, in the case of a Revolving Loan or Delayed Drawdown Loan, its funded and unfunded amount), interest rate, Stated Maturity, obligor and CUSIP or security identifier of each Collateral Obligation (including the Bloomberg Loan ID and the LoanX Mark-It Partners identifier, if any);

(B) The stated Principal Balance of Defaulted Obligations, the identity of each Defaulted Obligation and the Moody's Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof;

(C) The identity of all Collateral Obligations and all obligations that at the time of acquisition, conversion, or exchange do not satisfy the requirements of a Collateral Obligation that were released for sale or other disposition; and the identity of all Collateral Obligations that were acquired, in each case since the date of the previous Monthly Report;

(D) The obligor of each Workout Asset;

(E) (1) The identity, Principal Balance, Purchase Price, and Principal Proceeds expended, in respect of each Collateral Obligation acquired since the previous Monthly Report; (2) the identity, Principal Balance, sale price (or the adjusted purchase or sale price with respect to any exchange of securities requiring an allocation by the Collateral Manager), and Principal Proceeds received, in respect of each Collateral Obligation sold since the date of the previous Monthly Report; and (3) in the case of the immediately preceding clause (2), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was made pursuant to Section 12.1(f);

(F) The identity of each Collateral Obligation (1) that became a Defaulted Obligation or a Workout Asset or (2) in respect of which an obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation has been received, in each case since the date of the previous Monthly Report;

(G) For each Collateral Obligation, the Moody's Recovery Rate;

(H) For each Collateral Obligation, the S&P Rating, and if any S&P Rating for any Collateral Obligation in any Monthly Report is a credit estimate or "shadow" rating, the rating shall not be disclosed, but shall be replaced with an asterisk in the place of the applicable credit estimate or "shadow" rating;

(I) For each Collateral Obligation, the Moody's Rating and the Moody's Rating Factor, determined, for this purpose, and set forth both with and without regard to whether the Collateral Obligation has been put on watch for possible upgrade or downgrade; provided that (1) if any Moody's Rating for any Collateral Obligation in any Monthly Report is an "estimated" or "shadow" rating, the rating shall not be disclosed, but shall be replaced with an asterisk in the place of the applicable "estimated" or "shadow" rating; and (2) for each such "estimated" rating, the date of the most recent review by Moody's of such "estimated" rating shall be specified;

(J) The Aggregate Principal Balance of the Collateral Obligations that have a Moody's Rating of "Caa1" or lower and the identity and Market Value of each such Collateral Obligation;

(K) The Aggregate Principal Balance of the Collateral Obligations that have an S&P Rating of "CCC+" or lower;

(L) For each Collateral Obligation that is a Participation, the related Selling Institution and each Rating Agency's long-term unsecured debt rating of the Selling Institution;

(M) The identity and Market Value of each Collateral Obligation whose Market Value (in the determination of the Adjusted Collateral Principal Amount) was determined pursuant to clause (iv) in the definition of "Market Value";

(N) For each Collateral Obligation, the Domicile of the related Obligor, the Moody's Industry Classification, the S&P Industry Classification and an indication of whether the Collateral Obligation is a Senior Secured Loan, Second Lien Loan, Unsecured Loan, First-Lien Last-Out Loan, Fixed Rate Obligation, Collateral Obligation that pays interest less frequently than quarterly, Current Pay Obligation, DIP Loan, Delayed Drawdown Loan, Revolving Loan, Permitted Deferrable Obligation, Participation, obligation with an S&P Rating derived from a Moody's Rating as set forth in clause (iii)(a) of the definition of the term "S&P Rating," obligation with a Moody's Rating derived from an S&P Rating as provided in clause (b) of the definition of the term "Moody's Derived Rating" and/or Cov-Lite Loan;

(O) With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (b) of the proviso to the definition "Discount Obligation," (1) the identity of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation, (2) the purchase price (expressed as a percentage of par) of the purchased Collateral Obligation and the sale price (expressed as a percentage of par) of the sold Collateral Obligation, (3) the Moody's Default Probability Rating assigned to the purchased Collateral Obligation and the Moody's Default Probability Rating assigned to the sold Collateral Obligation; and (4) the Aggregate Principal Balance of Collateral Obligations to which such clause (b) has been applied and relevant calculations indicating whether such amount is in compliance with the limitations described in clause (c) of the proviso to the definition of "Discount Obligation;"

(P) The Aggregate Principal Balance, measured cumulatively from the Closing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the proviso in the definition of "Distressed Exchange";

(Q) The identity of all Collateral Obligations that are LIBOR Floor Obligations and the respective LIBOR floor for each such LIBOR Floor Obligation;

(R) The identity of all Collateral Obligations with a Moody's Rating derived from an S&P Rating as provided in clause (b) of the definition of the term "Moody's Derived Rating";

(S) The Adjusted Collateral Principal Amount of Collateral Obligations;

(T) On a separate page of the Monthly Report, whether the stated maturity of each Substitute Obligation is the same as or earlier than the latest stated maturity of the Collateral Obligation that produced the Post-Reinvestment Principal Proceeds;

(U) On a separate page of the Monthly Report, the details of any Trading Plan (including the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan and the details regarding any failed Trading Plan);

(V) Whether such Collateral Obligation is included in the calculation of the CCC/Caa Excess; and

(W) The identity of all Collateral Obligations made pursuant to Underlying Instruments that, together with all other Underlying Instruments of the same Obligor (it being understood that any co-borrowers will be treated as one Obligor) governing loans secured by substantially the same collateral, govern the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than U.S.$250,000,000.

(ii) Accounts:  The balance of all Cash in each of the Accounts;

(iii) Coverage Tests and Collateral Quality Test:

(A) The Overcollateralization Ratios;

(B) The Interest Coverage Ratios;

(C) The Diversity Score;

(D) The Weighted Average Life;

(E) (x) The Weighted Average Floating Spread and (y) the Weighed Average Floating Spread determined (solely for purposes of this clause (y)) as if the LIBOR floor of each LIBOR Floor Obligation were equal to zero;

(F) The Weighted Average Moody's Rating Factor and the Adjusted Weighted Average Moody's Rating Factor;

(G) The related minimum or maximum test level; and

(H) A statement as to whether each Collateral Quality Test and each Coverage Test is satisfied.

(iv) Concentration Limitations and Withholding Taxes:

(A) The percentage of the Aggregate Principal Balance itemized against each element of the Concentration Limitations, the related minimum or maximum test level and a statement as to whether each Concentration Limitation is satisfied; and

(B) Any withholding tax on payments under any Collateral Obligation;

(v) Event of Default calculation:  The calculation set forth in Section 5.1(g);

(vi) Other:

(A) The Weighted Average Coupon;

(B) The Interest Diversion Test and a statement as to whether it is satisfied;

(vii) For each Eligible Investment, the obligor, credit rating, and maturity date;

(viii) Confirmation that the Retention Holder has sent to the Collateral Administrator written confirmation that (i) the Retention Holder continues to hold Subordinated Notes with an Aggregate Principal Amount representing not less than 5 percent of the Retention Basis Amount as of the Closing Date (or any higher Retention Basis Amount from time to time) in accordance with its undertaking, (ii) the Retention Holder has not sold, hedged or otherwise mitigated its credit risk under or associated with the Retention (as defined in the Risk Retention Letter) or the underlying portfolio of Collateral Obligations, except to the extent permitted in accordance with the EU Retention Requirements and (iii) no Retention Event has occurred or, if it has, the occurrence thereof;

(ix) Confirmation of whether the Retention Holder has supplied any other information to satisfy the EU Retention Requirements from time to time subject to and in accordance with the Risk Retention Letter;

(x) The calculation of 5 percent of the Retention Basis Amount as of the most recent Determination Date;

(xi) The amount of any Investment Gains paid into the Collection Account since the previous Payment Date;

(xii) Whether, since the previous Payment Date, an actual or potential Retention Deficiency has prohibited the Collateral Manager from reinvesting in any Collateral Obligations; and

(xiii) Any other information the Trustee or the Collateral Manager reasonably requests.

Upon receipt of each Monthly Report, the Trustee shall compare the information contained in the Monthly Report to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of the Monthly Report, notify the Issuer, the Collateral Administrator, and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral.  If any discrepancy exists, the Collateral Administrator, the Issuer, and the Collateral Manager shall attempt to resolve the discrepancy.  If the discrepancy cannot be promptly resolved, the Trustee or the Collateral Manager shall within five Business Days request the Independent accountants appointed by the Issuer pursuant to Section 10.7 to recalculate and compare, as applicable, the Monthly Report and the Trustee's records to determine the cause of the discrepancy.  If the recalculation reveals an error in the Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be used in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of the report.  If the recalculation by the Independent accountants does not resolve the discrepancy, the Trustee, upon receipt of an Officer's certificate of the Collateral Manager certifying that, to the best knowledge of the Collateral Manager, the information contained in the related Monthly Report is correct, shall conform the information it maintains to the Monthly Report received.

(b) Payment Date Accounting.  The Issuer shall cause to be rendered an accounting report (the "Valuation Report"), determined as of the close of business on each Determination Date, and provided or made available to the Collateral Manager, the Trustee, the Issuer, the Rating Agencies, each Holder of Notes, and upon written request therefor by a Beneficial Owner in the form of Exhibit D hereto certifying that it is a Beneficial Owner and the Beneficial Owner (or its designee) not later than the Business Day preceding the related Payment Date.  Each Valuation Report shall be accompanied by a Section 3(c)(7) Reminder Notice.  The Valuation Report shall contain the following information as of the related Payment Date (unless otherwise stated):

(i) Portfolio:  The Aggregate Principal Balance of the Collateral Obligations;

(ii) Notes:

(A) The amount of principal payments to be made on each Class of Secured Notes on the related Payment Date;

(B) The Aggregate Principal Amount of each Class of Secured Notes after giving effect to any principal payments on the related Payment Date and, for each Class of Secured Notes, the percentage of its initial Aggregate Principal Amount that amount represents;

(C) The interest payable in respect of each Class of Secured Notes on the related Payment Date (in the aggregate and by Class) and its calculation in reasonable detail; and

(D) The payments on the Subordinated Notes on the related Payment Date;

(iii) Payment Date Payments:  The amounts to be distributed under each clause of Sections 11.1(a)(i) and (ii), or Section 11.1(a)(iii), as applicable, itemized by clause, and to the extent applicable, by type of distribution under the clause;

(iv) Accounts:

(A) The amount of any proceeds in the Collection Account prior to all payments and deposits to be made on the related Payment Date, distinguishing between amounts credited as Interest Proceeds and as Principal Proceeds;

(B) The amount in the Collection Account after all payments and deposits to be made on the related Payment Date, distinguishing between amounts credited as Interest Proceeds and as Principal Proceeds;

(C) The amount of any Principal Proceeds in the Funding Reserve Account;

(D) The amount in the Interest Reserve Account;

(E) The amount in the Expense Reimbursement Account;

(F) The amount in the Closing Date Expense Account;

(G) The amount in the Ramp-Up Account;

(H) The amount in the Contribution Account; and

(I) The amount in the Class X Notes Account;

(v) A notice setting forth the Applicable Periodic Rate for the next Payment Date as determined by the Calculation Agent; and

(vi) Any other information the Trustee or the Collateral Manager reasonably requests.

Each Valuation Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Valuation Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article 13.

Upon receipt of each Valuation Report, the Trustee shall compare the information contained in the Valuation Report to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of the Valuation Report, notify the Issuer, the Collateral Administrator, and the Collateral Manager if the information contained in the Valuation Report does not conform to the information maintained by the Trustee with respect to the Collateral.  If any discrepancy exists, the Collateral Administrator, the Issuer, and the Collateral Manager shall attempt to resolve the discrepancy.  If the discrepancy cannot be promptly resolved, the Trustee or the Collateral Manager shall within five Business Days request the Independent accountants appointed by the Issuer pursuant to Section 10.7 to recalculate and compare, as applicable, the Valuation Report and the Trustee's records to determine the cause of the discrepancy.  If the recalculation reveals an error in the Valuation Report or the Trustee's records, the Valuation Report or the Trustee's records shall be revised accordingly and, as so revised, shall be used in making all calculations pursuant to this Indenture and notice of any error in the Valuation Report shall be sent as soon as practicable by the Issuer to all recipients of the report.  If the recalculation by the Independent accountants does not resolve the discrepancy, the Trustee, upon receipt of an Officer's certificate of the Collateral Manager certifying that, to the best knowledge of the Collateral Manager, the information contained in the related Valuation Report is correct, shall conform the information it maintains to the Valuation Report received.

Each Valuation Report shall contain the following statement: "Each Holder of a Secured Note (other than those issued pursuant to Regulation S) or any interest therein is required at all times to be (A) a "Qualified Institutional Buyer" within the meaning of Rule 144A ("Rule 144A") under the U.S. Securities Act of 1933, as amended (the "Securities Act") and (B) a "Qualified Purchaser" within the meaning of Section 3(c)(7) of the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") and each such Holder (i) is not formed for the purpose of investing in the Notes (unless all of its beneficial owners are Qualified Purchasers), (ii) is not a dealer described in paragraph (a)(1)(ii) of Rule 144A (unless such Holder owns and invests on a discretionary basis at least U.S.$25 million in securities of issuers that are not affiliated persons of such dealer), (iii) is not a plan referred to in paragraph (a)(1)(i)(D) or (E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan (unless investment decisions are made solely by the fiduciary, trustee or sponsor of such plan), (iv) each account for which it is holds Notes is holding Notes in at least the minimum denomination set forth in this Indenture and (v) will provide written notice of the foregoing and any other applicable transfer restrictions to any transferee of a Note or any interest therein.  Each Holder of a Subordinated Note (other than those issued pursuant to Regulation S) or any interest therein is required at all times to be (i) either (A) a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act who is also a "Qualified Purchaser" within the meaning of Section 3(c)(7) of the Investment Company Act and each such Holder (i) is not formed for the purpose of investing in the Notes (unless all of its beneficial owners are Qualified Purchasers), (ii) is not a dealer described in paragraph (a)(1)(ii) of Rule 144A (unless such Holder owns and invests on a discretionary basis at least U.S.$25 million in securities of issuers that are not affiliated persons of such dealer), (iii) is not a plan referred to in paragraph (a)(1)(i)(D) or (E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan (unless investment decisions are made solely by the fiduciary, trustee or sponsor of such plan), (iv) each account for which it is holds Notes is holding Notes in at least the minimum denomination set forth in this Indenture and (v) will provide written notice of the foregoing and any other applicable transfer restrictions to any transferee of a Note or any interest therein, (B) an Institutional Accredited Investor that is a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers but not Qualified Institutional Buyers or (B) an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act who is also a "Knowledgeable Employee" as defined for purposes of Rule 3c-5 of the Investment Company Act or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is an Accredited Investor that a Knowledgeable Employee.  The Secured Notes (other than those issued pursuant to Regulation S) and any interest therein may only be transferred to a transferee that can make the foregoing representations, as applicable, and the Co-Issuers have the right, at any time, to force any Holder of a Secured Note who is not a Qualified Institutional Buyer and Qualified Purchaser to sell or redeem its Secured Notes. The Subordinated Notes (other than those issued pursuant to Regulation S) and any interest therein may only be transferred to a transferee that can make the foregoing representations, as applicable, and the Issuer has the right, at any time, to force any Holder of a Subordinated Note who is not a Qualified Institutional Buyer, Qualified Purchaser, Institutional Accredited Investor, and/or Qualified Purchaser, Accredited Investor and/or Knowledgeable Employee, as applicable, to sell or redeem its Subordinated Notes.

(c) Failure to Provide Accounting.  If the Trustee shall not have received any accounting provided for in Section 10.5(b) (or Section 10.5(a), to the extent the accounting provided for in Section 10.5(a) is required to produce the accounting provided for in Section 10.5(b)) on the first Business Day after the date on which the accounting is due to the Trustee, the Trustee shall use all reasonable efforts to obtain the accounting to be made by the applicable Payment Date.  To the extent the

Collateral Manager is required to provide any information or reports pursuant to this Section 10.5 as a result of the failure of the Issuer (or anyone acting on the Issuer's behalf) to provide the information or reports, the Trustee may retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for the Independent certified public accountant shall be reimbursed pursuant to the Priority of Payments.

(d) Irish Stock Exchange.  So long as any Class of Notes is listed on the Irish Stock Exchange:  (i) the Trustee shall communicate to the Irish Listing Agent to inform the Irish Stock Exchange the Aggregate Principal Amount of each listed Class of Notes following each Payment Date and inform the Irish Listing Agent to inform the Irish Stock Exchange if any such Class of Notes did not receive scheduled payments of principal or interest on the Payment Date; and (ii) the Trustee shall inform the Irish Listing Agent if the Trustee receives notice that ratings assigned to the Secured Notes are reduced or withdrawn and the information shall be given to the Irish Stock Exchange.

(e) Appointment of Agent.  The Issuer may appoint an administrator or other agent to provide reports required pursuant to this Section 10.5 and to provide certain calculations related to the reports.  Pursuant and subject to the Collateral Administration Agreement, the Issuer has appointed the Collateral Administrator as its initial agent for certain of those purposes, and the Collateral Administrator has accepted the appointment and has agreed to perform the obligations, as provided in the Collateral Administration Agreement.

(f) Reporting Website.  Obligations of the Issuer for information and reports required by this Section 10.5 may be satisfied notwithstanding anything in this Indenture to the contrary, by making the information, reports, and other materials available electronically through a website.  In addition, the Issuer may post, on terms acceptable to it and the Collateral Manager, this Indenture, the Offering Memorandum, any amendments or supplements to them, and other such information and reports on such website.  Upon the written request of any Holder or other person entitled to them, the Trustee shall make available the reports required by Section 10.5(a) or (b) to any Holder or other person entitled to them.  For any month in which both a Monthly Report and a Valuation Report are to be made available, such reports may be combined into a single report containing the information required to be contained in each such report.

(g) Intex, Bloomberg and Kanerai.  The Trustee is authorized to make available via its website to Intex Solutions, Inc., Bloomberg Finance L.P.  and Kanerai, each Monthly Report and each Valuation Report.

(h) Trading Plan.  Upon receipt of notice and information from the Collateral Manager, the Trustee shall post the Collateral Manager's notice and information, which shall contain all information required by Section 10.5(a)(i)(U) to be set forth in the most recent Monthly Report, to the Trustee's website and, within one Business Day of notice from the Collateral Manager of a pending Trading Plan, a statement that such a Trading Plan is pending and, within one Business Day of notice from the Collateral Manager that a Trading Plan has been executed, a statement that such Trading Plan has been executed.

Section 10.6. Release of Collateral.

(a) The Trustee shall present Collateral for redemption or payment in full in accordance with the terms of the Collateral upon receipt of an Issuer Order.  The Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee at least two Business Days before the settlement date for any sale of Collateral certifying that the sale of the Collateral is being made in accordance with Sections 12.1 and 12.3 and the sale complies with all applicable requirements of Section 12.1, direct the Trustee to release the Collateral and, upon receipt of the Issuer Order, the Trustee shall transfer and deliver any such Collateral to the broker or purchaser designated in the Issuer Order against receipt of the sales price therefor as specified by the Collateral Manager in the Issuer Order.  The Trustee may deliver any such Collateral in physical form for examination pursuant to a bailee letter.

(b) The Trustee shall upon an Issuer Order executed by an Authorized Officer of the Collateral Manager, certifying that such Collateral is being redeemed or paid in full, transfer and deliver any Collateral that is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for the call, redemption, or payment, in each case against receipt of its call or redemption price or payment in full and provide notice of it to the Collateral Manager.

(c) Upon receiving actual notice of any Offer, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Collateral that is subject to a tender offer, voluntary redemption, exchange offer, conversion, or other similar action (an "Offer"). Unless the Trustee has commenced remedies pursuant to Section 5.4, the Collateral Manager may direct by Issuer Order certifying that such Collateral Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, the Trustee to accept or participate in or decline or refuse to participate in the Offer and, in the case of acceptance or participation, to dispose of the Collateral in accordance with the Offer against receipt of payment for it.  Except for certain permitted exchanges contemplated by Section 12.2(c), if the consideration to be received by the Issuer for the Collateral is other than Cash, the consideration must be a Collateral Obligation that would be eligible for purchase by the Issuer pursuant to Section 12.2 assuming for this purpose that the Issuer committed to purchase the same on the date on which the Issuer accepts the Offer.

(d) Upon disposition by the Trustee of Collateral to any person against receipt of payment therefor as provided in any of the foregoing clauses (a), (b) and (c), the Collateral shall be transferred and delivered free of the lien of this Indenture.  The lien shall continue in the proceeds received from the disposition.  Notwithstanding the foregoing, for the avoidance of doubt, this Section 10.6(d) shall not prohibit or limit the Issuer and the Co-Issuer from granting a participation interest in all or a portion of the Collateral as contemplated by Section 9.3(c).

(e) The Trustee shall, upon receipt of an Issuer Order when no Secured Notes are Outstanding and all obligations of the Co-Issuers under this Indenture have been satisfied, as evidenced by an Officer's certificate or an Opinion of Counsel, release any remaining Collateral from the lien of this Indenture.

(f) Any Collateral withdrawn by the Issuer in accordance with Section 10.3(d), (e) or (f) shall be released from the lien of this Indenture by the Trustee to the extent returned to the appropriate counterparty pursuant to Sections 10.3(d), (e) or (f).

Section 10.7. Reports by Independent Accountants.

(a) At the Closing Date, the Issuer, at the direction of the Collateral Manager, shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of the accountants required by this Indenture.  Within 30 days of any resignation by the firm, the Issuer, at the direction of the Collateral Manager, shall promptly appoint by Issuer Order delivered to the Trustee a successor firm that is a firm of Independent certified public accountants of recognized international reputation.  If the Issuer, at the direction of the Collateral Manager, fails to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after the resignation, the Collateral Manager shall promptly appoint a successor firm of Independent certified public accountants of recognized international reputation.  The fees of the Independent certified public accountants and its successor shall be payable by the Issuer as an Administrative Expense.

(b) On or before the Payment Date in October of each calendar year, commencing in 2017, the Issuer shall cause to be delivered to the Trustee and the Collateral Manager an agreed-upon procedures report from a firm of Independent certified public accountants for each Valuation Report received since the last statement (i) indicating that the calculations within those Valuation Reports have been recalculated and compared to the information provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) recalculating and comparing to the information provided by the Issuer, the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer as of the preceding Determination Date as shown in the Valuation Report.  If a conflict exists between the firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.7, the findings by that firm of Independent public accountants shall be conclusive.  The procedures in the Accountants' Report issued to the Issuer, shall be agreed on by the Collateral Manager on behalf of the Issuer.

Section 10.8. Reports to Rating Agencies.

In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to this Indenture, the Collateral Manager, on behalf of the Issuer, shall provide each Rating Agency such additional information in its possession as either Rating Agency may from time to time reasonably request (except for the Accountants' Reports and Accountants' Effective Date AUP Reports).  In addition, any notices of restructurings and amendments received by the Issuer or the Trustee in connection with the Issuer's ownership of a DIP Loan shall be delivered by the Issuer or the Trustee, as the case may be, promptly to the Rating Agencies.  The Issuer shall post, or cause the Information Agent to post, on the 17g-5 website, Form 15-E, in its complete and unedited form which will be provided by the Independent accountants and includes an Accountants' Effective Date Comparison AUP Report as an attachment (defined in accordance with SEC Release No. 34-72936).

ARTICLE 11

APPLICATION OF MONIES

Section 11.1. Disbursements of Monies from Payment Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, and in accordance with the Valuation Report for the Determination Date immediately preceding such Payment Date, the Trustee shall disburse available amounts from the Payment Account as follows and for application by the Trustee in accordance with the following priorities (the "Priority of Payments"):

(i) On each Payment Date, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account as described in Section 10.2, shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes, governmental fees, filing and registration fees and registered office fees owing by the Issuer or the Co-Issuer (without limit) and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to (in the case of this clause (2)) the Administrative Expense Cap;

(B) (1) first, to the payment of the Senior Management Fee (including any previously involuntarily deferred Senior Management Fee payable pursuant to the

Management Agreement and any accrued interest thereon) due and payable to the Collateral Manager until such amount has been paid in full (to the extent not voluntarily waived by the Collateral Manager) minus the amount of any Current Deferred Senior Management Fee, if any, and (2) second, at the election of the Collateral Manager in accordance with the Management Agreement, to the payment of any Cumulative Deferred Senior Management Fee until such amount has been paid in full (together with interest on such previously deferred amounts) (to the extent not voluntarily waived by the Collateral Manager); provided that, if any of the Coverage Tests (calculated on a pro forma basis after giving effect to all payments pursuant to this subclause (B)) would not be satisfied on such Payment Date, Interest Proceeds shall not be distributed to pay Cumulative Deferred Senior Management Fees (or any accrued interest thereon) on such Payment Date;

(C) to the payment, pro rata based on amounts due, of (i)(x) on each Payment Date, the Cumulative Interest Amount on the Class X Notes and (y) on each Payment Date other than the first Payment Date, the principal of the Class X Notes and (ii) the Cumulative Interest Amount on the Class A Notes, in each case, until such amounts have been paid in full;

(D) to the payment of the Cumulative Interest Amount on the Class B Notes;

(E) if either of the Class A/B Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first or second Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments to be made through this clause (E);

(F) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts and interest on Periodic Rate Shortfall Amounts) on the Class C Notes;

(G) if either of the Class C Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first or second Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments to be made through this clause (G);

(H) to the payment of any Periodic Rate Shortfall Amounts (including interest on Periodic Rate Shortfall Amounts) on the Class C Notes;

(I) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts and interest on Periodic Rate Shortfall Amounts) on the Class D Notes;

(J) if either of the Class D Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first or second Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause all

Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments to be made through this clause (J);

(K) to the payment of any Periodic Rate Shortfall Amounts (including interest on Periodic Rate Shortfall Amounts) on the Class D Notes;

(L) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts and interest on Periodic Rate Shortfall Amounts) on the Class E Notes;

(M) if the Class E Overcollateralization Test is not satisfied on the related Determination Date, to make payments in accordance with the Secured Note Payment Sequence to the extent necessary to cause the Class E Overcollateralization Test on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments to be made through this clause (M);

(N) to the payment of any Periodic Rate Shortfall Amounts (including interest on Periodic Rate Shortfall Amounts) on the Class E Notes;

(O) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts and interest on Periodic Rate Shortfall Amounts) on the Class F Notes;

(P) to the payment of any Periodic Rate Shortfall Amounts (including interest on Periodic Rate Shortfall Amounts) on the Class F Notes;

(Q) on the first Payment Date only, (1) if Effective Date Ratings Confirmation has not been obtained, all remaining amounts to be deposited in the Collection Account to be treated as Interest Proceeds for distribution on the second Payment Date or (2) if Effective Date Ratings Confirmation has been obtained, to pay principal on the Class X Notes until paid in full;

(R) if, with respect to any Payment Date following the Effective Date, Effective Date Ratings Confirmation has not been obtained, amounts available for distribution pursuant to this clause (R) shall be used for application in accordance with the Secured Note Payment Sequence on such Payment Date in an amount sufficient to obtain Effective Date Ratings Confirmation;

(S) during the Reinvestment Period, if the Interest Diversion Test is not satisfied on the related Determination Date, for deposit to the Collection Account as Principal Proceeds, the lesser of (i) 50% of the remaining Interest Proceeds after payments pursuant to clauses (A) through (R) above and (ii) the amount necessary to cause the Interest Diversion Test to be satisfied as of such Determination Date, on a pro forma basis after giving effect to any payments made through this clause (R);

(T) (1) first, to the payment of  the Subordinated Management Fee (including any previously involuntarily deferred Subordinated Management Fee payable pursuant to the Management Agreement and interest thereon) due and payable to the Collateral Manager until such amount has been paid in full (to the extent not voluntarily waived by the Collateral Manager) minus the amount of any Current Deferred Subordinated Management Fee, if any, and (2) second, at the election of the Collateral Manager in accordance with the Management Agreement, to the payment of any Cumulative Deferred Subordinated Management Fee until such amount has been paid in full (together with interest on such previously deferred amounts) (to the extent not voluntarily waived by the Collateral Manager);

(U) to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to Section 11.1(a)(i)(A)(2) above due to the limitation contained therein;

(V) to the Holders of the Subordinated Notes until the Subordinated Notes have realized a Subordinated Notes Internal Rate of Return of 12%; and

(W) any remaining Interest Proceeds shall be paid as follows: (i) 20% of such remaining Interest Proceeds to the Collateral Manager as the Incentive Management Fee and (ii) 80% of such remaining Interest Proceeds to the holders of the Subordinated Notes.

(ii) On each Payment Date, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include (1) amounts required to meet funding requirements with respect to Delayed Drawdown Loans and Revolving Loans that are deposited in the Funding Reserve Account; (2) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or amounts intended to be used to purchase Collateral Obligations where the commitment to make such purchase has been made and (3) after the Reinvestment Period, Post-Reinvestment Principal Proceeds that have previously been reinvested in Collateral Obligations or amounts intended to be used to purchase Collateral Obligations where the commitment to make such purchase has been made) shall be applied in the following order of priority; provided that if such Payment Date is a Redemption Date in connection with a redemption in whole of the Secured Notes, such amounts shall be applied in the order of clause (A) and clauses (O) through (U) below:

(A) to pay the amounts referred to in clauses (A) through (D) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B) to pay the amounts referred to in clause (E) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class A/B Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date;

(C) to pay the amounts referred to in clause (F) of Section 11.1(a)(i), to the extent not paid in full thereunder, but only to the extent that the Class C Notes are the Controlling Class;

(D) to pay the amounts referred to in clause (G) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Class C Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date;

(E) to pay the amounts referred to in clause (H) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class C Coverage Tests that are applicable on such Payment Date are satisfied as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date and only to the extent that the Class C Notes are the Controlling Class;

(F) to pay the amounts referred to in clause (I) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class D Notes are the Controlling Class;

(G) to pay the amounts referred to in clause (J) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Class D Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date;

(H) to pay the amounts referred to in clause (K) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class D Coverage Tests that are applicable on such Payment Date are satisfied as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date and only to the extent that the Class D Notes are the Controlling Class;

(I) to pay the amounts referred to in clause (L) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class E Notes are the Controlling Class;

(J) to pay the amounts referred to in clause (M) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Class E Overcollateralization Test to be met as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date;

(K) to pay the amounts referred to in clause (N) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class E Overcollateralization Test is satisfied as of the related Determination Date on a pro forma basis after giving effect to all payments to be made on the related Payment Date and only to the extent that the Class E Notes are the Controlling Class;

(L) to pay the amounts referred to in clause (O) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class F Notes are the Controlling Class;

(M) to pay the amounts referred to in clause (P) of Section 11.1(a)(i) to the extent not paid in full thereunder, but only to the extent that the Class F Notes are the Controlling Class;

(N) with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds as provided in clause (R) of Section 11.1(a)(i), Effective Date Ratings Confirmation has not been obtained, amounts available for distribution pursuant to this clause (N) shall be used for application in accordance with the Secured Note Payment Sequence on such Payment Date in an amount sufficient to obtain Effective Date Ratings Confirmation;

(O) (1) if such Payment Date is a Redemption Date (other than a Special Redemption Date), to make payments in accordance with the Secured Note Payment Sequence and (2) if such Payment Date is a Special Redemption Date, to make payments in the amount of the Special Redemption Amount, if any, at the election of the Collateral Manager, in accordance with the Secured Note Payment Sequence;

(P) (1) first, during the Reinvestment Period, at the discretion of the Collateral Manager, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations and (2) second, after the Reinvestment Period, in the case of Post-Reinvestment Principal Proceeds (and in accordance with Section 11.1(a)(ii)(3)), at the discretion of the Collateral Manager, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(Q) after the Reinvestment Period, to make payments in accordance with the Secured Note Payment Sequence;

(R) to the payment of any amounts referred to in clause (T) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(S) to the payment of Administrative Expenses as referred to in clause (U) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(T) to the holders of the Subordinated Notes until the Subordinated Notes have realized a Subordinated Notes Internal Rate of Return of 12%; and

(U) any remaining Principal Proceeds shall be paid as follows:  (i) 20% of such remaining Principal Proceeds to the Collateral Manager as the Incentive Management Fee and (ii) 80% of such remaining Principal Proceeds to the holders of the Subordinated Notes.

(iii) Notwithstanding the foregoing, if acceleration of the maturity of the Notes has occurred following an Event of Default and declaration of such acceleration has not been rescinded (an "Enforcement Event"), on each Payment Date (including any date or dates fixed by the Trustee in accordance with Section 5.7), all Interest Proceeds and Principal Proceeds in respect of the Collateral will be applied in the following order of priority:

(A) to the payment of (1) first, taxes, governmental fees and registered office fees owing by the Issuer or the Co-Issuer (without limit), and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, without regard to the Administrative Expense Cap;

(B) to the payment of the Senior Management Fee (including any previously involuntarily deferred Senior Management Fee payable pursuant to the Management Agreement and any accrued interest thereon) due and payable to the Collateral Manager until such amount has been paid in full (other than any Cumulative Deferred Senior Management Fees, if any, and any Senior Management Fees that have been voluntarily waived by the Collateral Manager);

(C) to the payment, pro rata based on amounts due, of the Cumulative Interest Amount on the Class X Notes and the Class A Notes;

(D) to the payment, pro rata based on Aggregate Principal Amount, of principal of the Class X Notes and the Class A Notes until the Class X Notes and the Class A Notes have been paid in full;

(E) to the payment of the Cumulative Interest Amount on the Class B Notes;

(F) to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(G) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts but including interest on Periodic Rate Shortfall Amounts) on the Class C Notes;

(H) to the payment of any Periodic Rate Shortfall Amounts on the Class C Notes;

(I) to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(J) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts but including interest on Periodic Rate Shortfall Amounts) on the Class D Notes;

(K) to the payment of any Periodic Rate Shortfall Amounts on the Class D Notes;

(L) to the payment of principal of the Class D Notes until the Class D Notes have been paid in full;

(M) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts but including interest on Periodic Rate Shortfall Amounts) on the Class E Notes;

(N) to the payment of any Periodic Rate Shortfall Amounts on the Class E Notes;

(O) to the payment of principal of the Class E Notes until the Class E Notes have been paid in full;

(P) to the payment of the Cumulative Interest Amount (excluding Periodic Rate Shortfall Amounts but including interest on Periodic Rate Shortfall Amounts) on the Class F Notes;

(Q) to the payment of any Periodic Rate Shortfall Amounts on the Class F Notes;

(R) to the payment of principal of the Class F Notes until the Class F Notes have been paid in full;

(S) (1) first, to the payment of the Subordinated Management Fee (including any involuntarily deferred Subordinated Management Fee payable pursuant to the Management Agreement) due and payable to the Collateral Manager until such amount has been paid in full (to the extent not voluntarily waived for such Payment Date by the Collateral Manager) and (2) second, at the election of the Collateral Manager in accordance with the Management Agreement, to the payment of any Cumulative Deferred Senior Management Fee and Cumulative Deferred Subordinated Management Fee until such amounts have been paid in full (together with interest on such previously deferred amounts) (to the extent not voluntarily waived for such Payment Date by the Collateral Manager);

(T) to the holders of the Subordinated Notes until the Subordinated Notes have realized a Subordinated Notes Internal Rate of Return of 12%; and

(U) any remaining amounts shall be paid as follows: (i) 20% of such remaining amounts to the Collateral Manager as the Incentive Management Fee and (ii) 80% of such remaining amounts to the holders of the Subordinated Notes.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Valuation Report, the Trustee shall make the disbursements called for in the order and according to the priority under Section 11.1(a), subject to Section 13.1, to the extent funds are available therefor.

(c) The Trustee shall remit funds to pay Administrative Expenses of the Issuer or the Co-Issuer in accordance with Section 11.1(a), to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions) delivered to the Trustee no later than the Business Day before each Payment Date.

(d) Except as otherwise expressly provided in Section 11.1(a) above, if on any Payment Date, the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by any numbered or lettered paragraph or clause of Section 11.1(a) to different persons, the Trustee shall make the disbursements called for by the paragraph or clause ratably in accordance with the respective amounts of the disbursements then payable, subject to Section 13.1, to the extent funds are available therefor.

ARTICLE 12

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF COLLATERAL OBLIGATIONS

Section 12.1. Sales of Collateral Obligations.

Subject to the other requirements set forth in this Indenture, the Collateral Manager on behalf of the Issuer may, but will not be required to (except as otherwise specified below), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security (which shall include the direct sale or liquidation of the equity interests of any Blocker Subsidiary or assets held by a Blocker Subsidiary) if such sale meets any one of the following requirements (subject in each case to any applicable requirement of disposition under clause

(d), (g) or (h) below), for purposes of which the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale; provided that each sale pursuant to this Section 12.1 (other than any sale (x) required pursuant to clause (d), (g) or (h) below or (y) to fulfill any previously contracted commitment to sell, which, in each case, shall not require any Noteholder consent at any time) shall require the prior written consent of a Majority of the Controlling Class if an Event of Default has occurred and is continuing, the Secured Notes have been declared (or have become) due and payable and such declaration and its consequences have not been rescinded:

(a) Credit Risk Obligations.  The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b) Credit Improved Obligations.  The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation at any time without restriction.

(c) Defaulted Obligations.  The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time during or after the Reinvestment Period without restriction.  With respect to each Defaulted Obligation that has remained a Defaulted Obligation for a continuous period of three years after becoming a Defaulted Obligation and has not been sold or terminated during such three year period, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero (except as otherwise expressly set forth in this Indenture).

(d) Equity Securities.  The Collateral Manager may direct the Trustee to sell any Equity Security at any time without restriction, and shall (unless such Equity Security is required to be sold as set forth in clause (g) below or has been transferred to a Blocker Subsidiary as set forth in clause (h) below) use its commercially reasonable efforts to effect the sale of any Equity Security (other than an interest in a Blocker Subsidiary), regardless of price:

(i) within 45 Business Days after receipt in the case of Equity Securities received on the exercise of a conversion option relating to any Collateral Obligation (unless such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the obligor to avoid bankruptcy); and

(ii) within 45 days after receipt if such Equity Security constitutes Margin Stock unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.

(e) Optional Redemption.  After the Issuer has notified the Trustee of an Optional Redemption by Liquidation of the Notes (including, for the avoidance of doubt, upon the occurrence of a Tax Event) and all requirements for such Optional Redemption set forth in this Indenture are met, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations.  If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f) Discretionary Sales.  The Collateral Manager may direct the Trustee to sell any Collateral Obligation at any time if:

(i) from and following the Effective Date, after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this sub-paragraph (f) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the

Effective Date, during the period commencing on the Effective Date) is not greater than 25% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Effective Date, as the case may be) (it being understood that no such limitation shall apply to sales of Collateral Obligations with respect to any period prior to the Effective Date); and

(ii) either:

(A) during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into one or more binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance of such Collateral Obligation within 25 Business Days after such sale; or

(B) at any time, either (i) the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Collateral Obligation or (ii) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) plus, without duplication, the Available Principal Amounts will be greater than the Reinvestment Target Par Balance.

For purposes of determining the percentage of Collateral Obligations sold during any such period, the amount of any Collateral Obligations sold shall be reduced to the extent of any purchases of Collateral Obligations of the same obligor (which are pari passu or senior to such sold Collateral Obligations) occurring within 45 Business Days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) so long as any such Collateral Obligation was sold with the intention of purchasing a Collateral Obligation of the same obligor (which would be pari passu or senior to such sold Collateral Obligation).

(g) Mandatory Sales.  The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that no longer meets the criteria described in clause (7) of the definition of "Collateral Obligation" (other than an interest in a Blocker Subsidiary) within 18 months after the failure of such Collateral Obligation to meet any such criteria.

(h) Transfers to Blocker Subsidiaries.  Before the Issuer acquires or receives any asset in connection with a workout or restructuring of a Collateral Obligation or as promptly as reasonably practicable upon discovery that it holds an asset that, in either case, could cause the Issuer to be treated as engaged in a trade or business in the United States or subject to U.S. federal tax on a net income basis, and prior to the time that any Collateral Obligation is modified in a manner that could cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or subject to U.S. federal tax on a net income basis, the Issuer will either (x) organize one or more Blocker Subsidiaries and contribute the Collateral Obligation that is the subject of the workout or restructuring or asset (as applicable) to a Blocker Subsidiary, (y) contribute such Collateral Obligation or asset (as applicable) to an existing Blocker Subsidiary, or (z) sell such Collateral Obligation or asset. Prior to the incorporation of any Blocker Subsidiary, the Collateral Manager will, on behalf of the Issuer, provide written notice to each Rating Agency.

(i) Unsalable Assets.  On any Business Day after the Reinvestment Period, the Collateral Manager on behalf of the Issuer, in its sole discretion, may provide written direction to the Trustee to conduct an auction on behalf of the Issuer of Unsalable Assets in accordance with the procedures described in this clause (i). Promptly after receipt of written direction from the Collateral Manager directing the Trustee to conduct such auction, the Trustee will provide notice of an auction to the Noteholders, setting forth in reasonable detail a description of each Unsalable Asset and the following auction procedures: (i) any Noteholder may submit a written bid within 10 Business Days after the date of such notice to purchase one or more Unsalable Assets no later than the date specified in the auction notice (which will be at least 15 Business Days after the date of such notice); (ii) each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice; (iii) if no Holder submits such a bid within the time period specified under clause (h) above, unless delivery in-kind is not legally or commercially practicable and provides prior written notice thereof to the Trustee, the Trustee will provide notice thereof to each Holder and offer to deliver (at such Holder's expense) a pro rata portion of each unsold Unsalable Asset to the Holders of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to minimum denominations; provided that, to the extent that minimum denominations do not permit a pro rata distribution, the Trustee will distribute the Unsalable Assets on a pro rata basis to the extent possible and the Trustee will select by lottery the Holder to whom the remaining amount will be delivered and deliver written notice thereof to the Trustee; provided, further, that the Trustee will use commercially reasonable efforts to effect delivery of such interests; and (iv) if no such Holder provides delivery instructions to the Trustee, the Trustee will promptly notify the Collateral Manager and offer to deliver the Unsalable Asset to the Collateral Manager. If the Collateral Manager declines such offer, the Trustee will take such action as directed by the Collateral Manager (on behalf of the Issuer) in writing to dispose of the Unsalable Asset, which may be by donation to a charity, abandonment or other means.

(j) The Issuer will not exercise any warrant or other similar right received in connection with a workout or a restructuring of a Collateral Obligation that requires a payment that results in receipt of an Equity Security unless the Collateral Manager on the Issuer's behalf certifies to the Trustee that (i) exercising the warrant or other similar right is necessary for the Issuer to realize the value of the workout or restructuring, (ii) such Equity Security will be sold prior to the Issuer's receipt of such Equity Security unless such sale or other disposition is prohibited by applicable law or an applicable contractual restriction in the related Underlying Instruments, in which case the Collateral Manager will sell such Equity Security as soon as such sale or disposition is permitted by applicable law and not prohibited by such contractual restriction and (iii) the Collateral Manager and the Issuer have received written advice of counsel that such exercise, retention and sale, in and of themselves, should not cause the Issuer to fail to qualify as a loan securitization under the Volcker Rule or result in the Issuer becoming a "covered fund" under the Volcker Rule.

(k) Notwithstanding any other provisions in the Indenture, any sale, acquisition or substitution of any Collateral Obligation shall satisfy the Portfolio Acquisition and Disposition Requirements until such time, if any, as the Issuer (or the Collateral Manager on its behalf) elects not to rely on Rule 3a-7 for its exemption from registration under the Investment Company Act in accordance with Section 12.3(c) in which case, at all times thereafter, there will be no Portfolio Acquisition and Disposition Requirements and all references thereto in this Indenture and the other Transaction Documents shall no longer be in effect

Section 12.2. Purchase of Collateral Obligations, Etc.

(a) Purchases Generally.  On any date during the Reinvestment Period (and after the Reinvestment Period, subject to certain limitations specified in Section 12.2(b)(ii), with respect to Post-Reinvestment Principal Proceeds), the Collateral Manager, on behalf of the Issuer, may, subject to the other requirements in this Indenture, but will not be required to, direct the Trustee to invest or reinvest Principal Proceeds (together with Interest Proceeds, but only to the extent representing interest income on funds held in the Collection Account), proceeds of additional notes issued pursuant to Section 2.13 and

3.2, amounts on deposit in the Ramp-Up Account and Principal Financed Accrued Interest in Collateral Obligations (including any related deposit into the Funding Reserve Account).  In addition, at any time during or after the Reinvestment Period, at the direction of the Collateral Manager, the Issuer may direct the Trustee to pay from amounts on deposit as Interest Proceeds in the Collection Account any amount required to exercise a warrant held in the Collateral as provided in Section 10.2(d)(i).

The Issuer shall be prohibited from purchasing a Collateral Obligation during the Reinvestment Period if such purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, the "Post-Reinvestment Period Settlement Obligation"); provided, however, that, notwithstanding the foregoing, the Issuer may purchase such Post-Reinvestment Period Settlement Obligation during the Reinvestment Period if the sum of (i) the amount of Eligible Investments and cash representing Principal Proceeds in the Collection Account as of the last day of the Reinvestment Period plus (ii) the expected sale proceeds from any Collateral Obligations that the Issuer has entered into a written trade ticket or other written binding commitment to sell that are also not scheduled to settle prior to the end of the Reinvestment Period is equal to or greater than the purchase price of the Post-Reinvestment Period Settlement Obligation being purchased (the "Reinvestment Period Settlement Condition").  If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Post-Reinvestment Period Settlement Obligation during the Reinvestment Period with respect to which the Reinvestment Period Settlement Condition is satisfied, such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation.  Immediately preceding the end of the Reinvestment Period, the Collateral Manager will deliver to the Trustee a schedule of Post-Reinvestment Period Settlement Obligations and shall certify to the Trustee that the Reinvestment Period Settlement Condition is satisfied with respect to each such Post-Reinvestment Period Settlement Obligation.

(b) Investment Criteria.  Each purchase under this Section 12.2 shall be subject to the requirement that each of the following conditions (the "Investment Criteria") are satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (i)(C), (D), (E) and (F) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date:

(i) If such commitment to purchase occurs during the Reinvestment Period:

(A) such obligation is a Collateral Obligation;

(B) such obligation is not an Equity Security or an obligation that, by its terms, is convertible into or exchangeable for Equity Securities, or attached with a warrant to purchase Equity Securities;

(C) if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Tests, on or after the Determination Date occurring immediately prior to the third Payment Date), each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved;

(D) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the

Adjusted Collateral Principal Amount of the Collateral Obligations will be maintained or increased (when compared to the Adjusted Collateral Principal Amount of the Collateral Obligations immediately prior to such sale) or (3) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the Available Principal Amounts will be greater than the Reinvestment Target Par Balance;

(E) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Improved Obligation sold pursuant to Section 12.1(b) or with the proceeds from the sale of a Collateral Obligation sold pursuant to Section 12.1(f), either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will be maintained or increased (when compared to the Aggregate Principal Balance of the sold Collateral Obligations immediately prior to such sale) or (2) the Aggregate Principal Balance of all Collateral Obligations (excluding Collateral Obligations being sold but including, without duplication, the Collateral Obligations being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the Available Principal Amounts will be greater than the Reinvestment Target Par Balance;

(F) either (1) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test will be satisfied or (2) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; provided, that, in determining whether the Weighted Average Life Test will be maintained or improved during the Reinvestment Period, the level of compliance with the Weighted Average Life Test will be measured immediately before receipt of the proceeds from any scheduled or unscheduled principal payments on, or immediately before the first sale or disposition of, any Collateral Obligation that resulted in such Principal Proceeds being reinvested, and compared to the level of compliance after giving effect to the reinvestment of such Principal Proceeds;

(G) if such Collateral Obligation is a Post-Reinvestment Period Settlement Obligation, the Reinvestment Period Settlement Condition is satisfied; and

(H) the purchase of such Collateral Obligation would not cause a Retention Deficiency.

At any time during or after the Reinvestment Period, the Collateral Manager may direct the Trustee to apply amounts on deposit in the Contribution Account (as directed by the related Contributor or, if no direction is given by the Contributor, by the Collateral Manager at its reasonable discretion) to one or more Permitted Uses.

(ii) If such commitment to purchase occurs after the Reinvestment Period, Post-Reinvestment Principal Proceeds may, in the sole discretion of the Collateral Manager (with notice to the Trustee and the Collateral Administrator), be reinvested in additional Collateral Obligations ("Substitute Obligations") subject to the satisfaction of the following conditions:

(A) the Aggregate Principal Balance of the Substitute Obligations plus any remaining Post-Reinvestment Principal Proceeds equals or exceeds the amount of Post-Reinvestment Principal Proceeds;

(B) the stated maturity of each Substitute Obligation is the same as or earlier than the stated maturity of the Collateral Obligations that produced the Post-Reinvestment Principal Proceeds;

(C) the weighted average Moody's Default Probability Rating of the Substitute Obligations is equal to or better than the Moody's Default Probability Rating of the related Prepaid/Sold Post-Reinvestment Collateral Obligations;

(D) with respect to the Concentration Limitations (other than clauses (v) and (vi) thereof) and the Collateral Quality Tests (except the Weighted Average Life Test), either (I) each requirement or test, as the case may be, will be satisfied after giving effect to such reinvestment or (II) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to such reinvestment;

(E) a Restricted Trading Period is not then in effect;

(F) the Weighted Average Life Test is satisfied immediately after giving effect to such reinvestment;

(G) clauses (v) and (vi) of the Concentration Limitations will be satisfied;

(H) the Class E Overcollateralization Test is satisfied after giving effect to such reinvestment; and

(I) the purchase of such Collateral Obligation would not cause a Retention Deficiency.

After the Reinvestment Period, all Principal Proceeds (other than (x) Post-Reinvestment Principal Proceeds invested in Substitute Obligations in compliance with the Investment Criteria and (y) Principal Proceeds applied to settle purchases of Post-Reinvestment Period Settlement Obligations) will be distributed via the Priority of Payments.

(c) Certain Permitted Exchanges.  Unless an Event of Default has occurred and is continuing, the Secured Notes have been declared (or have become) due and payable, such declaration and its consequences have not been rescinded, and the Trustee has commenced remedies pursuant to Section 5.4, the Issuer may, at the direction of the Collateral Manager, exchange any Collateral Obligation that is subject to an Offer (including in an A/B Exchange) without the need to comply with any Investment Criteria; provided that if such Offer is in connection with an "amend-to-extend" or similar transaction, such Offer would not result in such Collateral Obligation (or any other Collateral Obligation received in connection with such transaction) having a stated maturity later than the Stated Maturity of the Notes and, at the time such Offer is consummated, (i) the Weighted Average Life Test is satisfied after giving effect thereto or (ii) if the Weighted Average Life Test was not satisfied and such Offer occurs during the Reinvestment Period, the level of compliance with the Weighted Average Life Test will be improved or maintained after giving effect thereto; provided further that, if such Offer is a part of a Trading Plan, compliance with the Weighted Average Life Test in connection with such Offer shall be measured after giving effect to such Trading Plan; and provided further that any such obligation received in connection with such transaction shall be deemed to be an Equity Security if it does not satisfy the definition of "Collateral Obligation" at the time of its acquisition by the Issuer.

(d) Additional requirement for sales and purchases.  If the Issuer and the Collateral Manager have received an opinion of counsel of national reputation experienced in such matters (together with an officer's certificate of the Issuer or the Collateral Manager to the Trustee (on which the Trustee may conclusively rely) that the opinion specified in this paragraph has been received by the Issuer and the Collateral Manager) that the Issuer's ownership of any specific Collateral Obligation or Eligible Investment would in and of itself cause the Issuer to be unable to comply with the loan securitization exemption from the definition of "covered fund" under the Volcker Rule, then the Collateral Manager shall be required to use its commercially reasonable efforts to effect the sale of such Collateral Obligation or Eligible Investment, and will not purchase or otherwise receive any additional Collateral Obligation or Eligible Investment of the type identified in such opinion.

(e) Certification by Collateral Manager.  Not later than the Business Day preceding the settlement date for any Collateral Obligation purchased after the Closing Date (but in any event no later than the release of Cash for the Purchase Price of the purchase), the Collateral Manager shall deliver to the Trustee an Officer's certificate of the Collateral Manager certifying that, to the best knowledge of the Collateral Manager, the purchase complies with this Section 12.2 and with Section 12.3 (determined as of the date that the Issuer commits to make the purchase); provided that such requirement shall be satisfied, and such certification shall be deemed to have been made by the Collateral Manager, in respect of such purchase, by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Collateral Manager.

(f) Investment in Eligible Investments.  Cash on deposit in the Collection Account may be invested at any time in Eligible Investments in accordance with Section 10.4(a) pending investment in Collateral Obligations.

(g) Maturity Amendments.  During and after the Reinvestment Period, the Issuer (or the Collateral Manager on the Issuer's behalf) may not vote in favor of a Maturity Amendment unless, as determined by the Collateral Manager, (i) (A) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (B) if the Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment and such Maturity Amendment becomes effective during the Reinvestment Period, the level of compliance with the Weighted Average Life Test will be improved or maintained after giving effect to such Maturity Amendment, in either case after giving effect to any Trading Plan in effect during the applicable Trading Plan Period and (ii) after giving effect to such Maturity Amendment, the stated maturity of the Collateral Obligation that is the subject of such Maturity Amendment is not later than the Stated Maturity of the Secured Notes.

For the avoidance of doubt, after giving effect to such Maturity Amendment, the Collateral Obligation that is the subject of such Maturity Amendment must satisfy the definition of Collateral Obligation.

Section 12.3. Conditions Applicable to All Sale and Purchase Transactions.

(a) Any sale or purchase by the Issuer of a Collateral Obligation shall be conducted on an arm's length basis and, if effected with the Collateral Manager or a person Affiliated with the Collateral Manager or any fund or account for which the Collateral Manager or an Affiliate of the Collateral Manager acts as investment adviser, shall be effected in accordance with the requirements of the Management Agreement on terms no less favorable to the Issuer than would be the case if the person were not so Affiliated.  The Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b) Upon any acquisition of any Collateral Obligation, all of the Issuer's interest in the Collateral Obligation shall be Granted to the Trustee pursuant to this Indenture and the Trustee shall receive, no later than the date of Delivery of such Collateral Obligation, an Officer's certificate of the Issuer containing the statements set forth in Section 3.1(a)(xiv); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition, by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Collateral Manager.

(c) The Issuer will not acquire (whether by purchase or substitution) or dispose of a Collateral Obligation unless the following conditions (the "Portfolio Acquisition and Disposition Requirements") are satisfied in connection with such acquisition or disposition:  (a) such Collateral Obligation, if being acquired by the Issuer, is an Eligible Asset; (b) such Collateral Obligation is being acquired or disposed of in accordance with the terms and conditions set forth in the Indenture; (c) the acquisition or disposition of such Collateral Obligation does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Secured Notes then Outstanding; and (d) such Collateral Obligation is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; provided that at any time, the Issuer (or the Collateral Manager on its behalf) may elect not to rely on Rule 3a-7 for its exemption from registration under the Investment Company Act by written notice thereof to the Trustee in which case, at all times thereafter, there will be no Portfolio Acquisition and Disposition Requirements, and all references to such requirements in the Indenture and other Transaction Documents shall no longer be in effect.

ARTICLE 13

NOTEHOLDERS' RELATIONS

Section 13.1. Subordination and Bankruptcy Non-Petition.

(a) With respect to each Class of Notes, the Classes of Notes that are Priority Classes and Junior Classes are stated in the table in Section 2.3.

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that is a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to the Junior Class that the Junior Class shall be subordinate and junior to the Notes of each Priority Class to the extent and in the manner provided in this Indenture.

(c) The Holders of each Class of Notes and Beneficial Owners of each Class of Notes agree, for the benefit of all Holders of each Class of Notes and Beneficial Owners of each Class of Notes, to the provisions of Section 5.4(d).  In addition, the Co-Issuer agrees not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States, the Cayman Islands or any other jurisdiction against any Blocker Subsidiary until the payment in full of all Notes and the expiration of a period equal to one year (or, if longer, the applicable preference period then in effect) plus one day, following such payment in full.

(d) Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that the Holder of Notes of such Junior Class shall not demand, accept, or receive any payment or distribution in respect of the Notes in violation of this Indenture including this Section 13.1.  After a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of the Priority Class.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(e) The Management Fees shall have priority only to the extent provided in the Priority of Payments.

Section 13.2. Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent, or any other rights as a Noteholder under this Indenture, a Noteholder shall not have any obligation or duty to any person or to consider or take into account the interests of any person and shall not be liable to any person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether the action or inaction benefits or adversely affects any Noteholder, the Issuer, or any other person, except for any liability to which the Noteholder may be subject to the extent the same results from the Noteholder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3. Right to List of Holders.

In connection with the exercise of its voting rights and subject to Section 2.6, the Collateral Manager shall have the right, upon five Business Days' prior notice to the Issuer to obtain a complete list of Noteholders (including, if requested, the beneficial owner contact information then in the possession of the Trustee) at the expense of the Issuer.

ARTICLE 14

MISCELLANEOUS

Section 14.1. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all the matters be certified by, or covered by the opinion of, only one person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to the matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer, or the Collateral Manager may and, where required by the Issuer or Co-Issuer, shall be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Officer of the Issuer, Co-Issuer, or the Collateral Manager or Opinion of Counsel may and, where required by the Issuer or Co-Issuer, shall be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager, or any other person, stating that the information with respect to the factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager, or the other person, unless the Officer of the Issuer, Co-Issuer, or the Collateral Manager or the counsel knows that the certificate or opinion or representations with respect to factual matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Issuer, the Co-Issuer or the Collateral Manager, stating that the information with respect to factual matters is in the possession of the Issuer, the Co-Issuer or the Collateral Manager, unless the counsel knows that the certificate or opinion or representations with respect to factual matters are erroneous.

Where any person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever this Indenture provides that the absence of the continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of either Co-Issuer, then notwithstanding that the satisfaction of the condition is a condition precedent to the Co-Issuer's right to make the request or direction, the Trustee shall be protected in acting in accordance with the request or direction if it does not have knowledge of the continuation of the Default or Event of Default as provided in Section 6.1(d).

Section 14.2. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Noteholders in person or by agents duly appointed in writing.  Except as otherwise expressly provided in this Indenture the action shall become effective when the instruments are delivered to the Trustee and, if expressly required, to the Issuer.  The instruments (and the action embodied in them) are referred to as the "Act" of the Noteholders signing the instruments.  Proof of execution of any instrument or of a writing appointing an agent for a Noteholder shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any instrument may be proved by an affidavit of a witness to the execution or the certificate of any notary public or other person authorized by law to acknowledge the execution of deeds.  Any certificate on behalf of a jural entity executed by a person purporting to have authority to act on behalf of the jural entity shall itself be sufficient proof of the authority of the person executing it to act.  The fact and date of the execution by any person of any instrument may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes and the principal amount and registered numbers of Notes shall be proven by the Register.

(d) Any Act by the Holder of a Note shall bind every Holder of the same Note and every Note issued on its transfer or in exchange for it or in lieu of it, in respect of anything done, omitted, or suffered to be done by the Trustee or the Issuer in reliance on the Act, whether or not notation of the action is made on the Note.

(e) The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing.  If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank's reasonable understanding of such instructions shall be deemed controlling.  The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction.  Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.3. Notices, etc., to Certain Persons or Parties.

(a) Any request, demand, authorization, direction, order, notice, consent, waiver, or Act of Noteholders or other documents provided or permitted by this Indenture to be made, given, or furnished to, or filed with:

(i) the Trustee shall be sufficient for every purpose under this Indenture if in writing and made, given, furnished, or filed to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, or by telecopy in legible form, to the Trustee addressed to it at its Corporate Trust Office, telecopy no. (866) 350-3047, or at any other address previously furnished in writing to the other parties hereto by the Trustee (any request, direction, order, notice or other communication from the Collateral Manager to the Trustee under Article 12 (other than required certifications) may be by electronic mail, which shall be deemed to be in writing);

(ii) the Co-Issuers shall be sufficient for every purpose under this Indenture (unless otherwise in this Indenture expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service, or by telecopy in legible form, to the Issuer addressed to it at c/o MaplesFS  Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, facsimile no. (345) 945-7100, Attention: the Directors, or to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Collateral Manager at its address below;

(iii) the Collateral Manager shall be sufficient for every purpose under this Indenture if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service, or by telecopy in legible form, to the Collateral Manager addressed to it at 500 Boylston Street, 10th Floor, Boston, MA 02116, Attention: Mr. Scott D'Orsi, or at any other address previously furnished in writing to the other parties hereto;

(iv) the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York  10010, Attention: CLO Group, email: list.ib-gcp-clo-dea-tea@credit-suisse.com, or at any other address subsequently furnished in writing to the Co‑Issuers and the Trustee by the Initial Purchaser;

(v) the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to each Rating Agency addressed to it at Moody's Investors Service, Inc., 7 World Trade Center, New York, New York, 10007, Attention:  CBO/CLO Monitoring or by email to cdomonitoring@moodys.com and Fitch Ratings, Inc., 33 Whitehall Street, New York, New York, 10004 Attention: CDO Surveillance or by email to cdo.surveillance@fitchratings.com;

(vi) the Irish Stock Exchange shall be sufficient for every purpose under this Indenture if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service, or by telecopy in legible form, to the Irish Stock Exchange addressed to it at 28 Anglesea Street, Dublin 2, Ireland, (or for notices required to be released through the Irish Stock Exchange website, by submission (in Microsoft Word Format to the extent possible) via www.isedirect.ie) or at any other address previously furnished in writing to the other parties hereto; and

(vii) the Irish Listing Agent shall be sufficient for every purpose under this Indenture if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service, or by telecopy in legible form, to the Irish Listing Agent addressed to it at c/o Maples and Calder, 75 St. Stephen's Green, Dublin 2, Ireland, email: dublindebtlisting@maplesandcalder.com, or at any other address previously furnished in writing to the other parties hereto.

(b) If any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person, the Trustee's receipt of the notice or document shall entitle the Trustee to assume that the notice or document was delivered to the other person unless otherwise expressly specified in this Indenture.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Applicable Issuers or the Trustee (except information required to be provided to the Irish Stock Exchange) may be provided by providing access to a website containing such information.

Section 14.4. Notices to Holders; Waiver.

Except as otherwise expressly provided in this Indenture, where this Indenture provides for notice to the Noteholders of any event:

(a) the notice shall be sufficiently given to Noteholders if in writing and mailed, first-class postage prepaid, to each Noteholder affected by the event, at the address of the Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of the notice; and

(b) the notice shall be in the English language.

Notices shall be deemed to have been given on the date of their mailing.

Notwithstanding clause (a), a Noteholder may give the Trustee a written notice that it is requesting that notices to it be given by facsimile transmissions and stating the telecopy number for the transmission.  Thereafter, the Trustee shall give notices to the Holder by facsimile transmission.  If the notice also requests that notices be given by mail, then the notice shall also be given by mail in accordance with clause (a) above, as the case may be.  Notice for Holders may also be posted to the Trustee's internet website.

The Trustee shall deliver to the Holders of Notes any information or notice relating to this Indenture requested to be so delivered by at least 10% (by Aggregate Principal Amount) of the Holders of any Class of Notes at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law.  The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of the notice with respect to other Noteholders.  If it is impracticable to give the notice by mail of any event to Noteholders when the notice is required to be given pursuant to any provision of this Indenture because of the suspension of regular mail service as a result of a strike, work stoppage, or similar activity or because of any other cause, then the notification to Noteholders as shall be made with the approval of the Trustee shall be a sufficient notification to the Holders for every purpose under this Indenture.

Where this Indenture provides for notice in any manner, the notice may be waived in writing by any person entitled to receive the notice, either before or after the event, and the waiver shall be the equivalent of the notice.  Waivers of notice by Noteholders shall be filed with the Trustee but the filing shall not be a condition precedent to the validity of any action taken in reliance on the waiver.

So long as any Notes are listed on the Irish Stock Exchange and the guidelines of the exchange so require, all notices to Holders of the Notes shall also be given to the Irish Stock Exchange or the Irish Listing Agent.

In addition, the Holder of any Note may sign up for access to the Trustee's investor reporting website.

The Issuer shall (and authorizes the Trustee to) deliver to the Initial Purchaser all periodic reports, notices, demands, and other written information delivered or received by the Issuer, the Collateral Manager, trustees, paying agents, accountants, or other persons pursuant to this Indenture and other operative documentation relating to the Notes requested by the Initial Purchaser (collectively, the "Transaction Reports") and the Issuer consents to the Initial Purchaser 's providing Transaction Reports received by them to current and prospective investors in the Notes (including by means of electronic transmissions or posting the Transaction Reports on internet sites maintained by the Initial Purchaser or any of its Affiliates).  For the avoidance of doubt, such information shall not include the Accountants' Reports and the Accountants' Effective Date AUP Reports.

Section 14.5. Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

Section 14.6. Successors and Assigns.

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7. Separability.

Except to the extent prohibited by applicable law, in case any provision in this Indenture or in the Notes shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8. Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto and their successors under this Indenture, the Collateral Manager, and the Noteholders any benefit or any legal or equitable right, remedy, or claim under this Indenture.

Section 14.9. Legal Holidays.

If any Payment Date, Redemption Date, or Stated Maturity is not a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on that date, but shall be made on the next Business Day with the same effect as if made on the nominal date of the Payment Date, Redemption Date, or Stated Maturity date, as the case may be, and except as provided in the definition of "Due Period," no interest shall accrue on the payment for the period beginning on the nominal date.

Section 14.10. Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 14.11. Submission to Jurisdiction.

The Co-Issuers and the Trustee hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, or this Indenture, and the Co-Issuers and the Trustee hereby irrevocably agree that all claims in respect of the action or proceeding may be heard and determined in the New York State or federal court.  The Co-Issuers and the Trustee hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of the action or proceeding.  The Co-Issuers and the Trustee irrevocably consent to the service of all process in any action or proceeding by the mailing or delivery of copies of the process to the Co-Issuers at the office of the Co-Issuers' agent in Section 7.2 and to the Trustee at the Corporate Trust Office.  The Co-Issuers and the Trustee agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.12. Counterparts.

This Indenture and the Notes may be executed in any number of copies (including by e-mail (PDF) or facsimile transmission), and by the different parties on the same or separate counterparts, each of which shall be considered to be an original instrument, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Indenture by e-mail (PDF) or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.13. Acts of Issuer.

Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer's behalf.  The Collateral Manager undertakes to perform the duties and only the duties as are specifically provided in this Indenture and the Management Agreement, and no implied covenants or obligations shall be read into this Indenture or the Management Agreement against the Collateral Manager.

Section 14.14. Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Notes, or any other agreement entered into by either of the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other of the Co-Issuers under this Indenture, the Notes, any other agreement, or otherwise.  Without prejudice to the generality of the foregoing, neither of the Co-Issuers may take any action to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any other agreement, or otherwise against the other of the Co-Issuers.  In particular, neither the Co-Issuers nor the Blocker Subsidiary may petition or take any other steps for the winding up or bankruptcy of the other of the Co-Issuers or of any Blocker Subsidiary (other than, in the case of the Issuer, a winding-up or liquidation of a Blocker Subsidiary that no longer holds any assets) and neither of the Co-Issuers shall have any claim with respect to any assets of the other of the Co-Issuers.

Section 14.15. Indemnity of Co-Issuer.

The Issuer agrees to indemnify the Co-Issuer for any payments that may become due from the Co-Issuer under Article 11 with respect to any Notes issued under this Indenture and any administrative, legal, or other costs incurred by the Co-Issuer in connection with those payments.

Section 14.16. No Issuer Office Within the United States.

The Issuer (or the Collateral Manager acting in the name of or on behalf of the Issuer) shall not maintain an office located within the United States; provided that neither the performance by U.S. Bank National Association, as appointed agent for the Issuer of the Issuer's obligation to prepare reports under or pursuant to Article 10 hereof (and other services rendered by U.S. Bank National Association pursuant to the Collateral Administration Agreement as described in Section 10.5(e) hereof) at and through U.S. Bank National Association's offices in the United States nor the services rendered by the Collateral Manager pursuant to the Management Agreement at its offices in the United States shall be a violation of this Section 14.16.

Section 14.17. WAIVER OF JURY TRIAL.

EACH OF THE ISSUER, THE CO-ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

ARTICLE 15

ASSIGNMENT OF MANAGEMENT AGREEMENT

Section 15.1. Assignment of Management Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Notes and amounts payable to the Secured Parties under this Indenture and the performance and observance of the provisions of this Indenture, acknowledges that its Grant pursuant to the first Granting Clause includes all of the Issuer's interest in the Management Agreement, including:

(i) the right to give all notices, consents, and releases under it,

(ii) the right to give all notices of termination pursuant to the Management Agreement and to take any legal action upon the breach of an obligation of the Collateral Manager under it, including the commencement, conduct, and consummation of proceedings at law or in equity,

(iii) the right to receive all notices, accountings, consents, releases, and statements under it, and

(iv) the right to do all other things whatsoever that the Issuer is or may be entitled to do under it.

(v) Notwithstanding anything in this Indenture to the contrary, the Trustee may not exercise any of the rights in (i) through (iv) above or that may otherwise arise as a result of the Grant until the Trustee has commenced exercising remedies in accordance with Section 5.4.

(b) From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the applicable provisions of the Management Agreement and this Indenture.

(c) The assignment made hereby is executed as security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the Management Agreement, nor shall any of the obligations contained in the Management Agreement be imposed on the Trustee.

(d) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment, and all rights in this Indenture assigned to the Trustee for the benefit of the Holders of the Secured Notes shall cease and terminate and all the interest of the Trustee in the Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence the termination and reversion.

(e) The Issuer represents that it has not executed any other assignment of the Management Agreement.

(f) The Issuer agrees that this assignment is irrevocable, and that it shall not take any action that is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Issuer shall, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(g) The Issuer agrees to obtain the agreement and consent of the Collateral Manager in the Management Agreement to the following:

(i) The Collateral Manager consents to this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to the Collateral Manager subject to the terms (including the standard of care set forth in the Management Agreement) to the Management Agreement.

(ii) The Collateral Manager acknowledges that the Issuer is collaterally assigning all of its interest in the Management Agreement to the Trustee for the benefit of the Secured Parties and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in the Management Agreement are also for the benefit of the Trustee, on behalf of the Secured Parties.

(iii) The Collateral Manager shall deliver to the Trustee duplicate original copies of all notices, statements, communications, and instruments delivered or required to be delivered to the Issuer pursuant to the Management Agreement (other than any of them delivered to the Issuer by the Trustee or the Collateral Administrator).

(iv) Except as otherwise provided in this Indenture and the Management Agreement, subject to the resignation rights of the Collateral Manager pursuant to Section 9.02 of the Management Agreement, the Collateral Manager shall continue to serve as Collateral Manager under the Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Management Agreement because sufficient funds were not then available under this Indenture to pay the amounts pursuant to the Priority of Payments.  The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Blocker Subsidiary until the payment in full of all securities issued by the Issuer and rated by any nationally recognized rating agency at the request of the Issuer and the expiration of a period equal to the greater of (A) the applicable preference period plus one day or (B) one year and one day following the payment.  Notwithstanding the foregoing, the Collateral Manager may commence any legal action that is not a bankruptcy, insolvency, liquidation, or similar proceeding against the Issuer or the Co-Issuer or any of their properties and may take any action it deems appropriate at any time in any bankruptcy, insolvency, liquidation, or similar proceeding and any other Proceeding voluntarily commenced by the Issuer or the Co-Issuer or involuntarily commenced against the Issuer or the Co-Issuer by anyone other than the Collateral Manager or any Affiliate of the Collateral Manager.

(v) The Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of the action or proceeding may be heard and determined in the New York State or federal court.  The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of the action or proceeding.  The Collateral Manager irrevocably consents to the service of all process in any action or Proceeding by the mailing or delivery of copies of the process to it the address provided for in Section 14.3.  The Collateral Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(h) Following the resignation or removal of the Collateral Manager, the Issuer shall use its best efforts to appoint a successor Collateral Manager, and the Issuer, the Trustee, and the resigning or removed Collateral Manager shall take any action consistent with the Management Agreement and this Indenture applicable to the Collateral Manager, reasonably necessary to effectuate any such succession.

[Signature pages follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

ARCH STREET CLO, LTD. Executed as a Deed

By:	/s/ Karen Perkins
Name: Karen Perkins
Title: Director

Witness:

ARCH STREET CLO, LLC

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Independent Manager

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ralph J. Creasia Jr.
Name: Ralph J. Creasia Jr.
Title: Senior Vice President

Schedule 1

Moody's Industry Classification Group List

CORP - Aerospace & Defense	1

CORP - Automotive	2

CORP - Banking, Finance, Insurance & Real Estate	3

CORP - Beverage, Food & Tobacco	4

CORP - Capital Equipment	5

CORP - Chemicals, Plastics, & Rubber	6

CORP - Construction & Building	7

CORP - Consumer goods: Durable	8

CORP - Consumer goods: Non-durable	9

CORP - Containers, Packaging & Glass	10

CORP - Energy: Electricity	11

CORP - Energy: Oil & Gas	12

CORP - Environmental Industries	13

CORP - Forest Products & Paper	14

CORP - Healthcare & Pharmaceuticals	15

CORP - High Tech Industries	16

CORP - Hotel, Gaming & Leisure	17

CORP - Media: Advertising, Printing & Publishing	18

CORP - Media: Broadcasting & Subscription	19

CORP - Media: Diversified & Production	20

CORP - Metals & Mining	21

CORP - Retail	22

CORP - Services: Business	23

CORP - Services: Consumer	24

CORP - Sovereign & Public Finance	25

CORP - Telecommunications	26

CORP - Transportation: Cargo	27

CORP - Transportation: Consumer	28

CORP - Utilities: Electric	29

CORP - Utilities: Oil & Gas	30

CORP - Utilities: Water	31

CORP - Wholesale	32

S1-1

Schedule 2

S&P Industry Classifications

Asset Code	Asset Description
1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
6
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
29
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities
43	Life Insurance
44	Health Insurance
45	Property & Casualty Insurance
46	Diversified Insurance

S2-1

Schedule 3

Diversity Score Calculation

The Diversity Score is calculated as follows:

(i)	An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.
(ii)	An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.
(iii)	An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.
(iv)

An "Aggregate Industry Equivalent Unit Score" is then calculated for each group of the Moody's Industry Classifications (as defined in this Indenture) and is equal to the sum of the Equivalent Unit Scores for each issuer in such group.

(v)

An "Industry Diversity Score" is then established for each group of the Moody's Industry Classifications by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

S3-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(vi)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each group of the Moody's Industry Classifications.

For purposes of calculating the Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer (other than issuers that the Collateral Manager reasonably determines are affiliated but not dependent on one another for credit support and are not dependent upon a Person by which they are commonly controlled for credit support).

S3-2

Schedule 4

Moody's Rating Definitions

"Assigned Moody's Rating":  The publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised.

"CFR":  With respect to an obligor of a Collateral Obligation, if such obligor has a corporate family rating by Moody's, then such corporate family rating, provided, if such obligor does not have a corporate family rating by Moody's but any entity in the obligor's corporate family does have a corporate family rating, then the CFR is such corporate family rating

"Moody's Default Probability Rating":  With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a) With respect to a Collateral Obligation, if the obligor of such Collateral Obligation has a CFR, then such CFR;

(b) With respect to a Collateral Obligation if not determined pursuant to clause (a) above, if the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(c) With respect to a Collateral Obligation if not determined pursuant to clauses (a) or (b) above, if the obligor of such Collateral Obligation has one or more senior secured obligations with an Assigned Moody's Rating, then the Moody's rating that is one subcategory lower than the Assigned Moody's Rating on any such senior secured obligation as selected by the Collateral Manager in its sole discretion;

(d) With respect to a Collateral Obligation if not determined pursuant to clauses (a), (b) or (c) above, if a rating estimate has been assigned to such Collateral Obligation by Moody's upon the request of the Issuer, the Collateral Manager or an Affiliate of the Collateral Manager, then the Moody's Default Probability Rating shall be such rating estimate as long as such rating estimate or a renewal for such rating estimate has been issued or provided by Moody's in each case within the 15 month period preceding the date on which the Moody's Default Probability Rating is being determined; provided that if such rating estimate has been issued or provided by Moody's for a period (x) longer than 13 months but not beyond 15 months, the Moody's Default Probability Rating will be one subcategory lower than such rating estimate and (y) beyond 15 months, the Moody's Default Probability Rating will be deemed to be "Caa3;"

(e) If such Collateral Obligation is a DIP Loan, the Moody's Derived Rating set forth in clause (a) in the definition thereof;

(f) With respect to a Collateral Obligation if not determined pursuant to any of clauses (a) through (e) above and at the election of the Collateral Manager, the Moody's Derived Rating; and

(g) With respect to a Collateral Obligation if not determined pursuant to any of clauses (a) through (f) above, the Collateral Obligation will be deemed to have a Moody's Default Probability Rating of "Caa3."

S4-1

For purposes of calculating Moody's Default Probability Rating, each applicable rating on credit watch by Moody's with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

"Moody's Derived Rating":  With respect to a Collateral Obligation whose Moody's Rating or Moody's Default Probability Rating is determined as the Moody's Derived Rating, the rating as determined in the manner set forth below:

(a) With respect to any DIP Loan, the Moody's Rating or Moody's Default Probability Rating of such Collateral Obligation shall be the rating which is one subcategory below the facility rating (whether public or private) of such DIP Loan rated by Moody's.

(b) If not determined pursuant to clause (a) above, then by using any one of the methods provided below:

(A)	pursuant to the table below:

Type of Collateral Obligation	S&P Rating (Public And Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody's Equivalent of S&P Rating
Not Structured Finance Obligation	≥ "BBB-"	Not a Loan or Participation in Loan	‑1
Not Structured Finance Obligation	≤ "BB+"	Not a Loan or Participation in Loan	-2
Not Structured Finance Obligation		Loan or Participation in Loan	-2

(B)	In the event, the Collateral Obligation does not have an S&P rating, but another security or obligation of the obligor is publicly rated by S&P:

Obligation Category of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	‑1
Unsecured obligation	0
Subordinated obligation	+1

or

(C)	if such Collateral Obligation is a DIP Loan, no Moody's Derived Rating may be determined based on a rating by S&P or any other rating agency;

provided, that the Aggregate Principal Balance of the Collateral Obligations that may have a Moody's Rating derived from an S&P Rating as set forth in sub-clauses (A) or (B) of this clause (b) may not exceed 10% of the Collateral Principal Amount.

(c) If not determined pursuant to clauses (a) or (b) above and such Collateral Obligation is not rated by Moody's or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody's or S&P, and if Moody's has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the

S4-2

Moody's Derived Rating of such Collateral Obligation for purposes of the definitions of Moody's Rating or Moody's Default Probability Rating shall be (i) "B3" if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate shall be at least "B3" and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (c)(i) and clause (a) above does not exceed 5% of the Collateral Principal Amount or (ii) otherwise, "Caa1."

For purposes of calculating a Moody's Derived Rating, each applicable rating on credit watch by Moody's with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

"Moody's Rating":  With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a) With respect to a Collateral Obligation that is a Senior Secured Loan:

(A) if such Collateral Obligation has an Assigned Moody's Rating, such Assigned Moody's Rating;

(B) if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has a CFR, then the Moody's rating that is one subcategory higher than such CFR;

(C) if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Moody's rating that is two subcategories higher than the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(D) if none of clauses (A) through (C) above apply, at the election of the Collateral Manager, the Moody's Derived Rating; and

(E) if none of clauses (A) through (D) above apply, the Collateral Obligation will be deemed to have a Moody's Rating of "Caa3"; and

(b) With respect to a Collateral Obligation other than a Senior Secured Loan:

(A) if such Collateral Obligation has an Assigned Moody's Rating, such Assigned Moody's Rating;

(B) if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(C) if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has a CFR, then the Moody's rating that is one subcategory lower than such CFR;

(D) if none of clauses (A), (B) or (C) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more

S4-3

subordinated debt obligations with an Assigned Moody's Rating, then the Moody's rating that is one subcategory higher than the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(E) if none of clauses (A) through (D) above apply, at the election of the Collateral Manager, the Moody's Derived Rating; and

(F) if none of clauses (A) through (E) above apply, the Collateral Obligation will be deemed to have a Moody's Rating of "Caa3".

For purposes of calculating Moody's Rating, each applicable rating on credit watch by Moody's with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

S4-4

Schedule 5

S&P Rating Definition

"S&P Rating":  With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)

with respect to a Collateral Obligation that is not a DIP Loan (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer) or (b) if there is no issuer credit rating of the issuer by S&P but (i) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; (ii) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory below such rating; and (iii) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory above such rating if such rating is higher than "BB+," and shall be two subcategories above such rating if such rating is "BB+" or lower;

(ii)	with respect to any Collateral Obligation that is a DIP Loan, the S&P Rating thereof shall be the active credit rating assigned to such issue by S&P; or
(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating shall be the rating that corresponds to the Moody's rating of such Collateral Obligation;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating shall be treated as being one subcategory above such assigned rating, (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating shall be treated as being one subcategory below such assigned rating and (z) any reference to the S&P rating in this definition shall mean the public S&P rating and shall not include any private or confidential S&P rating unless (a) the obligor and any other relevant party has provided written consent to S&P for the use of such rating; and (b) such rating is subject to continuous monitoring by S&P.

S5-1

Schedule 6

Approved Index List

•	CSFB Leveraged Loan Index
•	The Daily S&P/LSTA U.S. Leveraged Loan 100 Index, Bloomberg ticker SPBDLLB

S6-1

Schedule 7

Fitch Rating Definition

"Fitch Rating" means the Fitch Rating of any Collateral Obligation, which will be determined as follows:

(a) if Fitch has issued an issuer default rating with respect to the issuer of such Collateral Obligation, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation, then the Fitch Rating will be such issuer default rating (regardless of whether there is a published rating by Fitch on the Collateral Obligations of such issuer held by the Issuer);

(b) if Fitch has not issued an issuer default rating with respect to the issuer or guarantor of such Collateral Obligation but Fitch has issued an outstanding long-term financial strength rating with respect to such issuer, the Fitch Rating of such Collateral Obligation will be one sub-category below such rating;

(c) subject to the proviso below, if a Fitch Rating cannot be determined pursuant to clause (a) or (b), but

(i) Fitch has issued a senior unsecured rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation will equal such rating;

(ii) Fitch has not issued a senior unsecured rating on any obligation or security of the issuer of such Collateral Obligation but Fitch has issued a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation will (x) equal such rating if such rating is "BBB-" or higher and (y) be one sub-category below such rating if such rating is "BB+" or lower; or

(iii) Fitch has not issued a senior unsecured rating or a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Collateral Obligation but Fitch has issued a subordinated, junior subordinated or senior subordinated rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation will be (x) one sub-category above such rating if such rating is "B+" or higher and (y) two sub-categories above such rating if such rating is "B" or lower;

(d) subject to the proviso below, if a Fitch Rating cannot be determined pursuant to clause (a), (b) or (c) and

(i) Moody's has issued a publicly available corporate family rating for the issuer of such Collateral Obligation, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be the Fitch equivalent of such Moody's rating;

(ii) Moody's has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but has issued a publicly available long-term issuer rating for such issuer, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be the Fitch equivalent of such Moody's rating;

(iii) Moody's has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but Moody's has issued a publicly available outstanding insurance financial

S7-1

strength rating for such issuer, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be one sub-category below the Fitch equivalent of such Moody's rating;

(iv) Moody's has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but has issued a publicly available outstanding corporate issue ratings for such issuer, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be (x) if such corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the Moody's rating for such issue, if there is no such publicly available corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer, (1) one sub-category below the Fitch equivalent of such Moody's rating if such obligations are rated "Ba1" or above or "Ca" by Moody's or (2) two sub-categories below the Fitch equivalent of such Moody's rating if such obligations are rated "Ba2" or below but above "Ca" by Moody's, or if there is no such publicly available corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such publicly available corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub-category above the Fitch equivalent of such Moody's rating if such obligations are rated "B1" or above by Moody's or (2) two sub-categories above the Fitch equivalent of such Moody's rating if such obligations are rated "B2" or below by Moody's;

(v) S&P has issued a publicly available issuer credit rating for the issuer of such Collateral Obligation, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be the Fitch equivalent of such S&P rating;

(vi) S&P has not issued a publicly available issuer credit rating for the issuer of such Collateral Obligation but S&P has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be one sub-category below the Fitch equivalent of such S&P rating; and

(vii) S&P has not issued a publicly available issuer credit rating for the issuer of such Collateral Obligation but has issued a publicly available outstanding corporate issue ratings for such issuer, then, subject to the proviso below, the Fitch Rating of such Collateral Obligation will be (x) if such publicly available corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the S&P rating for such issue, if there is no such publicly available corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such publicly available corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer, (1) the Fitch equivalent of such S&P rating if such obligations are rated "BBB-" or above by S&P or (2) one sub-category below the Fitch equivalent of such S&P rating if such obligations are rated "BB+" or below by S&P, or if there is no such publicly available corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such publicly available corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub-category above the Fitch equivalent of such S&P rating if such obligations are rated "B+" or above by S&P or (2) two sub-categories above the Fitch equivalent of such S&P rating if such obligations are rated "B" or below by S&P;

provided, that if both Moody's and S&P provide a public rating of the issuer of such Collateral Obligation or a corporate issue of such issuer, then the Fitch Rating will be the lowest of the Fitch Ratings determined pursuant to any of the subclauses of this clause (d); or

S7-2

(e) if a rating cannot be determined pursuant to clauses (a) through (d) then, (i) at the discretion of the Collateral Manager, the Collateral Manager on behalf of the Issuer may apply to Fitch for a Fitch credit opinion, and the issuer default rating provided in connection with such rating shall then be the Fitch Rating, or (ii) the Issuer may assign a Fitch Rating of "CCC" or lower to such Collateral Obligation which is not in default;

provided that on the Closing Date, if any rating described above is (i) on rating watch negative or negative credit watch, the rating will be the Fitch Rating as determined above adjusted down by one sub-category or (ii) on rating watch positive or positive credit watch, the rating will not be adjusted; provided, further, that after the Closing Date, if any rating described above is (i) on rating watch negative or negative credit watch, the rating will be adjusted down by one sub-category or (ii) on rating watch positive or positive credit watch, the rating will not be adjusted; provided, further, that the Fitch Rating may be updated by Fitch from time to time as indicated in the Global Rating Criteria for CLOs and Corporate CDOs report issued by Fitch and available at www.fitchratings.com; provided, further that if the Fitch Rating determined pursuant to any of clauses (a) through (e) above would cause the Collateral Obligation to be a Defaulted Obligation pursuant to clause (d) of the definition of "Defaulted Obligation" due to the Fitch, S&P or Moody's rating such Fitch Rating is based on being adjusted down one or more sub-categories, the Fitch Rating of such Collateral Obligation will be the Fitch, S&P or Moody's rating such Fitch Rating was based on without making such adjustment.  For the avoidance of doubt, the Fitch Rating takes into account adjustments for assets that are on rating watch negative or negative credit watch, as well as outlook negative prior to determining the issue rating and/or in the determination of the lower of the Moody's and S&P public ratings.

S7-3

Exhibit A-1

FORM OF [RULE 144A GLOBAL][REGULATION S GLOBAL][CERTIFICATED SECURED] NOTE

representing

CLASS [X][A][B][C][D][E][F] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE

NOTES DUE 2028

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A "QUALIFIED PURCHASER" (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT) THAT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, OR (B) TO A PERSON THAT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IS ACQUIRING THIS NOTE IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH REGULATION, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A GLOBAL NOTE (AS DEFINED IN THE INDENTURE) THAT IS A U.S. PERSON AND IS NOT A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE NOTES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

[THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY "PLAN" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR AN ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, SECTION 3(42) OF ERISA OR OTHERWISE, OR ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("OTHER PLAN LAW") IS PROHIBITED UNLESS SUCH ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT

A-1-1

CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW).

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES 25% OR MORE OF THE VALUE OF ANY CLASS OF EQUITY INTEREST IN THE ISSUER TO BE HELD BY BENEFIT PLAN INVESTORS TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]1

[THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY "PLAN" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR AN ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, SECTION 3(42) OF ERISA OR OTHERWISE, OR ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("OTHER PLAN LAW") IS PROHIBITED UNLESS SUCH ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (X) CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BECOME SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER'S ASSETS) TO ANY OTHER PLAN LAW ("SIMILAR LAW") OR (Y) CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW).

[1]	Insert for the Co-Issued Notes.

A-1-2

EACH INITIAL PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE IN THE FORM OF A CERTIFICATED NOTE WILL BE REQUIRED TO REPRESENT (1) WHETHER OR NOT (A) IT IS, OR IS USING THE ASSETS OF, A "BENEFIT PLAN INVESTOR" AS DEFINED IN SECTION 3(42) OF ERISA AND (B) IT IS A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE CO-ISSUERS OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS OR ANY AFFILIATE OF SUCH A PERSON (A "CONTROLLING PERSON") AND (2) THAT (A) IF IT IS , OR IS ACTING ON BEHALF OF A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE CODE OR (B) IF IT A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS SUCH NOTES OR INTEREST THEREIN WILL NOT BE, SUBJECT TO ANY SIMILAR LAW AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW).  ANY INITIAL PURCHASER ON THE CLOSING DATE OF AN INTEREST IN THIS NOTE AND ANY SUBSEQUENT PURCHASER OF THIS NOTE THAT IS A CERTIFICATED NOTE IS REQUIRED TO PROVIDE THE TRUSTEE WRITTEN CERTIFICATION OF ITS ERISA STATUS IN THE FORM SET FORTH IN THE INDENTURE.  NO ACQUISITION OF ANY INTEREST IN THIS NOTE WILL BE EFFECTIVE, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH ACQUISITION, IF IT WOULD RESULT IN 25% OR MORE OF THE VALUE OF SUCH CLASS OF NOTES BEING HELD BY BENEFIT PLAN INVESTORS.

EACH INITIAL PURCHASER AND SUBSEQUENT TRANSFEREE OF AN INTEREST IN THIS NOTE IN THE FORM OF A GLOBAL NOTE WILL BE REQUIRED OR DEEMED TO HAVE REPRESENTED AND AGREED AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD OF ITS HOLDING (INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS HEREUNDER) AND DISPOSITION OF ITS INTEREST IN THIS NOTE THAT:  (I)(A) EACH INITIAL INVESTOR WHO ACQUIRES AN INTEREST IN THIS NOTE FROM THE ISSUER ON THE CLOSING DATE WILL BE REQUIRED TO REPRESENT AND WARRANT WHETHER OR NOT THE INITIAL INVESTOR IS A "BENEFIT PLAN INVESTOR," AS DEFINED IN SECTION 3(42) OF ERISA, OR A CONTROLLING PERSON AND (B) EACH INVESTOR WHO ACQUIRES AN INTEREST IN THIS NOTE OTHER THAN FROM THE ISSUER ON THE CLOSING DATE WILL BE DEEMED OR REQUIRED, AS APPLICABLE, TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON; (II) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO OTHER PLAN LAW, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS SUCH NOTES OR INTEREST THEREIN WILL NOT BE, SUBJECT TO ANY SIMILAR LAW AND (Y) ITS ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW; (II) NO TRANSFER OF ANY INTEREST IN THIS NOTE MAY BE MADE IF, AFTER GIVING EFFECT TO SUCH TRANSFER, SUCH INTEREST IN THIS NOTE WOULD BE HELD BY A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON; (III) IT WILL NOT TRANSFER ANY INTEREST IN THIS NOTE TO A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND ANY PURPORTED TRANSFER OF AN INTEREST IN THIS NOTE TO A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON WILL BE NULL AND VOID AB INITIO; AND (IV) IN THE CASE OF A SUBSEQUENT TRANSFEREE, IF, AT ANY TIME WHILE IT HOLDS ANY INTEREST IN

A-1-3

THIS NOTE, IT BECOMES A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON, IT WILL IMMEDIATELY NOTIFY THE ISSUER OF SUCH CHANGE IN STATUS AND WILL TRANSFER ITS INTEREST IN THIS NOTE TO A PERSON WHO IS NOT A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES 25% OR MORE OF THE VALUE OF ANY CLASS OF EQUITY INTEREST IN THE ISSUER TO BE HELD BY BENEFIT PLAN INVESTORS TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]2

EACH BENEFICIAL OWNER OF THIS NOTE WILL BE REQUIRED OR DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.6 OF THE INDENTURE.

[ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]3

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH HOLDER OF THIS NOTE (AND ANY INTEREST THEREIN) WILL BE DEEMED TO HAVE REPRESENTED AND AGREED TO TREAT THE SECURED NOTES AS INDEBTEDNESS FOR U.S. FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES [, PROVIDED THAT THIS SHALL NOT PREVENT SUCH HOLDER FROM MAKING A "PROTECTIVE QUALIFIED ELECTING FUND" ELECTION WITH RESPECT TO ANY [CLASS E][CLASS F] NOTE]4.

[2]	Insert for the Class E Notes and the Class F Notes.
[3]	Insert for the Global Notes.
[4]	Insert for the Class E Notes and the Class F Notes.

A-1-4

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH ANY U.S. FEDERAL INCOME TAX FORM OR CERTIFICATION (SUCH AS IRS FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING AND REPORTING (INDIVIDUALS)), IRS FORM W-8BEN-E (CERTIFICATE OF STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING AND REPORTING (ENTITIES)), FORM W-8IMY (CERTIFICATION OF FOREIGN INTERMEDIARY STATUS), IRS FORM W-9 (REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION), OR IRS FORM W-8ECI (CERTIFICATION OF FOREIGN PERSON'S CLAIM FOR EXEMPTION FROM WITHHOLDING ON INCOME EFFECTIVELY CONNECTED WITH CONDUCT OF A U.S. TRADE OR BUSINESS) OR ANY SUCCESSORS TO SUCH IRS FORMS), OR OTHER INFORMATION, FORM OR CERTIFICATE THAT THE ISSUER OR ITS AGENTS MAY REASONABLY REQUEST INCLUDING ANY FORM OR CERTIFICATE THAT IS REASONABLY REQUESTED BY THE ISSUER OR ITS AGENTS (A) TO PERMIT THE ISSUER TO MAKE PAYMENTS TO IT WITHOUT, OR AT A REDUCED RATE OF, WITHHOLDING, (B) TO ENABLE THE ISSUER TO QUALIFY FOR A REDUCED RATE OF WITHHOLDING IN ANY JURISDICTION FROM OR THROUGH WHICH THE ISSUER RECEIVES PAYMENTS ON ITS ASSETS, OR (C) TO ENABLE THE ISSUER OR ITS AGENTS TO SATISFY REPORTING AND OTHER OBLIGATIONS UNDER THE CODE AND TREASURY REGULATIONS OR THE FAILURE TO UPDATE OR REPLACE SUCH FORM OR CERTIFICATION IN ACCORDANCE WITH ITS TERMS OR ITS SUBSEQUENT AMENDMENTS MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.  EACH HOLDER AND EACH TRANSFEREE BY PURCHASE OR HOLDING OF THIS NOTE (OR ANY INTEREST THEREIN) WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT, IN THE EVENT IT FAILS TO PROVIDE THE ISSUER WITH ANY INFORMATION REQUESTED IN CONNECTION WITH FATCA OR IF ITS HOLDING OF THE NOTES PREVENTS THE ISSUER FROM QUALIFYING AS, OR COMPLYING WITH ANY OBLIGATIONS OR REQUIREMENTS IMPOSED ON, A "PARTICIPATING FFI" WITHIN THE MEANING OF THE CODE OR ANY TREASURY REGULATIONS PROMULGATED THEREUNDER OR A "DEEMED-COMPLIANT FFI" WITHIN THE MEANING OF THE CODE OR ANY TREASURY REGULATIONS PROMULGATED THEREUNDER, THEN (I) THE ISSUER IS AUTHORIZED TO WITHHOLD AMOUNTS OTHERWISE DISTRIBUTABLE TO IT AS COMPENSATION FOR ANY AMOUNT WITHHELD FROM PAYMENTS TO THE ISSUER OR THE UNDERLYING ISSUER AS A RESULT OF SUCH FAILURE, AND (II) IF THE ISSUER IN ITS SOLE DISCRETION BELIEVES IT IS REQUIRED UNDER FATCA (INCLUDING A VOLUNTARY AGREEMENT ENTERED INTO WITH THE IRS PURSUANT THERETO) TO CLOSE OUT SUCH A NON-COMPLYING HOLDER, IT SHALL HAVE THE RIGHT, WITHOUT FURTHER NOTICE, TO COMPEL IT TO SELL ITS NOTES OR THE ISSUER MAY SELL THE NOTES TO A PURCHASER SELECTED BY THE ISSUER ON SUCH TERMS AS THE ISSUER MAY CHOOSE IN ITS SOLE DISCRETION, AND THE NET PROCEEDS OF SUCH SALE (TAKING INTO ACCOUNT ALL TAXES INCURRED BY THE ISSUER IN CONNECTION WITH SUCH SALE) SHALL BE REMITTED TO THE HOLDER AS PAYMENT IN FULL OF SUCH NOTES.  FOR THESE PURPOSES, THE ISSUER MAY SELL A BENEFICIAL OWNER'S INTEREST IN A NOTE IN ITS ENTIRETY NOTWITHSTANDING THAT THE SALE OF A PORTION OF SUCH AN INTEREST WOULD PERMIT THE ISSUER TO COMPLY WITH FATCA.  THE ISSUER MAY ALSO ASSIGN SUCH NOTE A SEPARATE CUSIP OR CUSIPS IN THE ISSUER'S SOLE DISCRETION.

A-1-5

[EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT IT IS NOT AN AFFECTED BANK UNLESS SUCH ACQUISITION IS AUTHORIZED BY THE ISSUER IN WRITING. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF THIS NOTE THAT IS AN AFFECTED BANK TO SELL ALL OR A PORTION OF ITS INTEREST IN THIS NOTE, OR MAY SELL ALL OR A PORTION OF SUCH INTEREST ON BEHALF OF SUCH OWNER. AN "AFFECTED BANK" IS A "BANK" FOR PURPOSES OF SECTION 881 OF THE CODE OR AN ENTITY AFFILIATED WITH SUCH A BANK THAT DIRECTLY OR INDIRECTLY OWNS MORE THAN 33-1/3% OF THE AGGREGATE PRINCIPAL AMOUNT OF EITHER THE CLASS F NOTES OR THE SUBORDINATED NOTES OUTSTANDING AND (X) IS NOT A "U.S. PERSON" AS DEFINED UNDER SECTION 7701(A)(30) OF THE CODE AND (Y) IS NOT ENTITLED TO THE BENEFITS OF AN INCOME TAX TREATY WITH THE UNITED STATES UNDER WHICH WITHHOLDING TAXES ON INTEREST PAYMENTS MADE BY OBLIGORS RESIDENT IN THE UNITED STATES TO SUCH BANK ARE REDUCED TO 0%.]5

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.]6

[5]	Insert for the Class F Notes.
[6]	Insert for the Deferrable Notes.

A-1-6

ARCH STREET CLO, LTD.

[ARCH STREET CLO, LLC]

[RULE 144A GLOBAL][REGULATION S GLOBAL][CERTIFICATED secured] NOTE representing

CLASS [X][A][B][C][D][E][F] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE

NOTES DUE 2028

[Up to U.S.$[_]][U.S.$[_]]
ISIN No.: [_] CUSIP No.: [_] [Common Code: [_]] Certificate No. [R][S][C]-[_]

Arch Street CLO, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), [and Arch Street CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"),] for value received, hereby promise[s] to pay to [CEDE & CO.][_], or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referenced below) [the principal amount shown on Appendix 1][the principal sum of [_] United States Dollars (U.S.$[_])] or such lesser amount as shall be the outstanding principal amount hereof after subtracting any principal payments made in accordance with the provisions hereof and the Indenture on the Payment Date in October 2028 except as provided below and in the Indenture.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is one of a duly authorized issue of Class [X][A][B][C][D][E][F] [Senior] Secured [Deferrable] Floating Rate Notes due 2028 (the "Class [X][A][B][C][D][E][F] Notes") issued under an Indenture, dated as of September 15, 2016 (the "Indenture"), among the [Co-Issuers][the Issuer, Arch Street CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers")] and U.S. Bank National Association, as trustee (the "Trustee," which term includes any successor trustee as permitted under the Indenture).  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Co-Issuers, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered.

The [Co-Issuers][Issuer] promise[s] to pay, in accordance with the Priority of Payments on each Payment Date interest on the Aggregate Principal Amount of this Note on (i) the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, then on the next succeeding Business Day) commencing in January 2017 and (ii) following the occurrence and during the continuance of an Enforcement Event, any date or dates fixed by the Trustee for the application of money (each, a "Payment Date") at a rate per annum of LIBOR plus [1.25][1.65][2.24][3.00][4.20][6.95][8.60]% on the outstanding principal amount in arrears.  Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.  To the extent lawful and enforceable, interest accrued at the Applicable Periodic Rate that is not paid when due and payable shall accrue interest at the Applicable Periodic Rate until paid as provided in the Indenture.  [Payments of Interest Proceeds and Principal Proceeds to the Holders of the Class [C][D][E][F] Notes are subordinated to payments in respect of other classes of Notes as set forth in the Indenture and failure to pay such amounts will not constitute an Event of Default under the Indenture.  Any Periodic Rate Shortfall Amount with respect to this Note shall be payable with interest at the next applicable Payment Date for which funds are available.]7

[7]	Insert for the Deferrable Notes.

A-1-7

The Notes are subject to redemption [and re-pricing]8 in accordance with the terms set forth in the Indenture.

Unless the certificate of authentication hereon has been executed by manual signature by or on behalf of the Trustee, this Note shall not be valid or obligatory for any purpose.

This Note does not represent or evidence an interest in or obligation of, and is not guaranteed by, the Trustee.

The obligations of the Co-Issuers under this Note and the Indenture, or under any other document to which it may be party, are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral and, following realization of the Collateral, application of the proceeds of the Collateral in accordance with the Indenture and the reduction of the proceeds of the Collateral to zero, all obligations of, and any claims against, the Co-Issuers under the Indenture or under this Note or arising in connection therewith shall be extinguished and shall not thereafter revive.

As set forth in the Indenture, the Holder of this Note may not, prior to the date which is one year (or if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Blocker Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation Proceedings, or other Proceedings under the Bankruptcy Law or any similar laws in any jurisdiction.

[Transfers of this Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor's nominee, except as otherwise set forth in the Indenture.

Interests in this Global Note will be transferable in accordance with DTC's rules and procedures in use at such time.

Interests in this Global Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, a [Rule 144A][Regulation S] Global Note or a Certificated Note, if applicable, subject to the restrictions set forth in the Indenture.  This Global Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this Global Note, this Global Note shall be endorsed on Appendix 1 hereto to reflect the reduction of or increase in the principal amount evidenced hereby.]9

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

[8]	Insert for the Class D Notes, the Class E Notes and the Class F Notes.
[9]	Insert for Global Notes.

A-1-8

If an Event of Default shall occur and be continuing, this Note may become or be declared immediately due and payable in the manner and with the effect provided in the Indenture.

The Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

A-1-9

IN WITNESS WHEREOF, the [Co-Issuers have][Issuer has] caused this instrument to be duly executed.

ARCH STREET CLO, LTD.

By:
Name:
Title:

[ARCH STREET CLO, LLC

By:
Name:
Title:]

A-1-10

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-1-11

[APPENDIX 1]10

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this Global Note have been made:

Date exchange/ increase made	Original principal Amount of this Global Note	Part of principal amount of this Global Note exchanged/redeemed/ increased	Remaining principal amount of this Global Note following such exchange/redemption/ increase	Notation made by or on behalf of the Issuer
$[_]

[10]	Insert for Global Notes.

A-1-12

Exhibit A-2

FORM OF [RULE 144A GLOBAL][REGULATION S GLOBAL][CERTIFICATED

SUBORDINATED] NOTE

representing

SUBORDINATED NOTES DUE 2028

THE SUBORDINATED NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) (X) TO A "QUALIFIED PURCHASER" (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT) THAT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN or (Y) IN THE CASE OF SUBORDINATED NOTES ISSUED IN THE FORM OF CERTIFICATED SUBORDINATED NOTES, to (1) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is also a "qualified purchaser" (as defined in the Investment Company Act) or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a "qualified purchaser" OR (2) AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT) THAT IS A "KNOWLEDGEABLE EMPLOYEE" (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT) WITH RESPECT TO THE ISSUER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS AN ACCREDITED INVESTOR THAT IS A KNOWLEDGEABLE EMPLOYEE OR (B) TO A PERSON THAT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IS ACQUIRING THIS SUBORDINATED NOTE IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH REGULATION, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ACQUISITION OF THE NOTES BY, OR ON BEHALF OF, OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY "PLAN" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR AN ENTITY PART OR ALL OF THE ASSETS OF WHICH CONSTITUTE ASSETS OF ANY SUCH

A-2-1

EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, SECTION 3(42) OF ERISA OR OTHERWISE, OR ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("OTHER PLAN LAW") IS PROHIBITED UNLESS SUCH ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (X) CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BECOME SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER'S ASSETS) TO ANY OTHER PLAN LAW ("SIMILAR LAW") OR (Y) CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW).

EACH INITIAL PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE IN THE FORM OF A CERTIFICATED NOTE WILL BE REQUIRED TO REPRESENT (1) WHETHER OR NOT (A) IT IS, OR IS USING THE ASSETS OF, A "BENEFIT PLAN INVESTOR" AS DEFINED IN SECTION 3(42) OF ERISA AND (B) IT IS A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE CO-ISSUERS OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS OR ANY AFFILIATE OF SUCH A PERSON (A "CONTROLLING PERSON") AND (2) THAT (A) IF IT IS , OR IS ACTING ON BEHALF OF A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR UNDER SECTION 4975 OF THE CODE OR (B) IF IT A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS SUCH NOTES OR INTEREST THEREIN WILL NOT BE, SUBJECT TO ANY SIMILAR LAW OR (Y) CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW).  ANY INITIAL PURCHASER ON THE CLOSING DATE OF AN INTEREST IN THIS NOTE AND ANY SUBSEQUENT PURCHASER OF THIS NOTE THAT IS A CERTIFICATED NOTE IS REQUIRED TO PROVIDE THE TRUSTEE WRITTEN CERTIFICATION OF ITS ERISA STATUS IN THE FORM SET FORTH IN THE INDENTURE.  NO ACQUISITION OF ANY INTEREST IN THIS NOTE WILL BE EFFECTIVE, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH ACQUISITION, IF IT WOULD RESULT IN 25% OR MORE OF THE VALUE OF SUCH CLASS OF NOTES BEING HELD BY BENEFIT PLAN INVESTORS.

EACH INITIAL PURCHASER AND SUBSEQUENT TRANSFEREE OF AN INTEREST IN THIS NOTE IN THE FORM OF A GLOBAL NOTE WILL BE REQUIRED OR DEEMED TO HAVE REPRESENTED AND AGREED AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD OF ITS HOLDING (INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS HEREUNDER) AND DISPOSITION OF ITS INTEREST IN THIS NOTE THAT:  (I)(A) EACH INITIAL INVESTOR WHO ACQUIRES AN INTEREST IN THIS NOTE FROM THE ISSUER ON THE CLOSING DATE WILL BE REQUIRED TO

A-2-2

REPRESENT AND WARRANT WHETHER OR NOT THE INITIAL INVESTOR IS A "BENEFIT PLAN INVESTOR," AS DEFINED IN SECTION 3(42) OF ERISA, OR A CONTROLLING PERSON AND (B) EACH INVESTOR WHO ACQUIRES AN INTEREST IN THIS NOTE OTHER THAN FROM THE ISSUER ON THE CLOSING DATE WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON; (II) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO OTHER PLAN LAW, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS SUCH NOTES OR INTEREST THEREIN WILL NOT BE, SUBJECT TO ANY SIMILAR LAW AND (Y) ITS ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WOULD NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW; (III) NO TRANSFER OF ANY INTEREST IN THIS NOTE MAY BE MADE IF, AFTER GIVING EFFECT TO SUCH TRANSFER, SUCH INTEREST IN THIS NOTE WOULD BE HELD BY A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON; (IV) IT WILL NOT TRANSFER ANY INTEREST IN THIS NOTE TO A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND ANY PURPORTED TRANSFER OF AN INTEREST IN THIS NOTE TO A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON WILL BE NULL AND VOID AB INITIO; AND (V) IN THE CASE OF A SUBSEQUENT TRANSFEREE, IF, AT ANY TIME WHILE IT HOLDS ANY INTEREST IN THIS NOTE, IT BECOMES A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON, IT WILL IMMEDIATELY NOTIFY THE ISSUER OF SUCH CHANGE IN STATUS AND WILL TRANSFER ITS INTEREST IN THIS NOTE TO A PERSON WHO IS NOT A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES 25% OR MORE OF THE VALUE OF ANY CLASS OF EQUITY INTEREST IN THE ISSUER TO BE HELD BY BENEFIT PLAN INVESTORS TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE WILL BE REQUIRED OR DEEMED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.6 OF THE INDENTURE.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A SUBORDINATED NOTE THAT IS A U.S. PERSON AND IS NOT (1) A QUALIFIED PURCHASER THAT IS A QUALIFIED INSTITUTIONAL BUYER, (2) AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ALSO A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER or (3) AN ACCREDITED INVESTOR THAT IS A KNOWLEDGEABLE EMPLOYEE WITH RESPECT TO THE ISSUER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS AN ACCREDITED INVESTOR THAT IS A KNOWLEDGEABLE EMPLOYEE TO SELL ITS INTEREST IN THE SUBORDINATED

A-2-3

NOTE OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

[ANY TRANSFER, PLEDGE OR OTHER USE OF THIS SUBORDINATED NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS SUBORDINATED NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]1

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON THE SECURED NOTES OF THE ISSUER AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE GOVERNING SUCH SECURED NOTES.

EACH HOLDER OF THIS NOTE (AND ANY INTEREST THEREIN) WILL BE DEEMED TO HAVE REPRESENTED AND AGREED TO TREAT THE Subordinated NOTES AS EQUITY FOR U.S. FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES.

[1]	Insert for Global Notes.

A-2-4

THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH ANY U.S. FEDERAL INCOME TAX FORM OR CERTIFICATION (SUCH AS IRS FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING AND REPORTING (INDIVIDUALS)), IRS FORM W-8BEN-E (CERTIFICATE OF STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING AND REPORTING (ENTITIES)), FORM W-8IMY (CERTIFICATION OF FOREIGN INTERMEDIARY STATUS), IRS FORM W-9 (REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION), OR IRS FORM W-8ECI (CERTIFICATION OF FOREIGN PERSON'S CLAIM FOR EXEMPTION FROM WITHHOLDING ON INCOME EFFECTIVELY CONNECTED WITH CONDUCT OF A U.S. TRADE OR BUSINESS) OR ANY SUCCESSORS TO SUCH IRS FORMS), OR OTHER INFORMATION, FORM OR CERTIFICATE THAT THE ISSUER OR ITS AGENTS MAY REASONABLY REQUEST INCLUDING ANY FORM OR CERTIFICATE THAT IS REASONABLY REQUESTED BY THE ISSUER OR ITS AGENTS (A) TO PERMIT THE ISSUER TO MAKE PAYMENTS TO IT WITHOUT, OR AT A REDUCED RATE OF, WITHHOLDING, (B) TO ENABLE THE ISSUER TO QUALIFY FOR A REDUCED RATE OF WITHHOLDING IN ANY JURISDICTION FROM OR THROUGH WHICH THE ISSUER RECEIVES PAYMENTS ON ITS ASSETS, OR (C) TO ENABLE THE ISSUER OR ITS AGENTS TO SATISFY REPORTING AND OTHER OBLIGATIONS UNDER THE CODE AND TREASURY REGULATIONS OR THE FAILURE TO UPDATE OR REPLACE SUCH FORM OR CERTIFICATION IN ACCORDANCE WITH ITS TERMS OR ITS SUBSEQUENT AMENDMENTS MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.  EACH HOLDER AND EACH TRANSFEREE BY PURCHASE OR HOLDING OF THIS NOTE (OR ANY INTEREST THEREIN) WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT, IN THE EVENT IT FAILS TO PROVIDE THE ISSUER WITH ANY INFORMATION REQUESTED IN CONNECTION WITH FATCA OR IF ITS HOLDING OF THE NOTES PREVENTS THE ISSUER FROM QUALIFYING AS, OR COMPLYING WITH ANY OBLIGATIONS OR REQUIREMENTS IMPOSED ON, A "PARTICIPATING FFI" WITHIN THE MEANING OF THE CODE OR ANY TREASURY REGULATIONS PROMULGATED THEREUNDER OR A "DEEMED-COMPLIANT FFI" WITHIN THE MEANING OF THE CODE OR ANY TREASURY REGULATIONS PROMULGATED THEREUNDER, THEN (I) THE ISSUER IS AUTHORIZED TO WITHHOLD AMOUNTS OTHERWISE DISTRIBUTABLE TO IT AS COMPENSATION FOR ANY AMOUNT WITHHELD FROM PAYMENTS TO THE ISSUER OR THE UNDERLYING ISSUER AS A RESULT OF SUCH FAILURE, AND (II) IF THE ISSUER IN ITS SOLE DISCRETION BELIEVES IT IS REQUIRED UNDER FATCA (INCLUDING A VOLUNTARY AGREEMENT ENTERED INTO WITH THE IRS PURSUANT THERETO) TO CLOSE OUT SUCH A NON-COMPLYING HOLDER, IT SHALL HAVE THE RIGHT, WITHOUT FURTHER NOTICE, TO COMPEL IT TO SELL ITS NOTES OR THE ISSUER MAY SELL THE NOTES TO A PURCHASER SELECTED BY THE ISSUER ON SUCH TERMS AS THE ISSUER MAY CHOOSE IN ITS SOLE DISCRETION, AND THE NET PROCEEDS OF SUCH SALE (TAKING INTO ACCOUNT ALL TAXES INCURRED BY THE ISSUER IN CONNECTION WITH SUCH SALE) SHALL BE REMITTED TO THE HOLDER AS PAYMENT IN FULL OF SUCH NOTES.  FOR THESE PURPOSES, THE ISSUER MAY SELL A BENEFICIAL OWNER'S INTEREST IN A NOTE IN ITS ENTIRETY NOTWITHSTANDING THAT THE SALE OF A PORTION OF SUCH AN INTEREST WOULD PERMIT THE ISSUER TO COMPLY WITH FATCA.  THE ISSUER MAY ALSO ASSIGN SUCH NOTE A SEPARATE CUSIP OR CUSIPS IN THE ISSUER'S SOLE DISCRETION.

A-2-5

EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT IT IS NOT AN AFFECTED BANK UNLESS SUCH ACQUISITION IS AUTHORIZED BY THE ISSUER IN WRITING. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF THIS NOTE THAT IS AN AFFECTED BANK TO SELL ALL OR A PORTION OF ITS INTEREST IN THIS NOTE, OR MAY SELL ALL OR A PORTION OF SUCH INTEREST ON BEHALF OF SUCH OWNER. AN "AFFECTED BANK" IS A "BANK" FOR PURPOSES OF SECTION 881 OF THE CODE OR AN ENTITY AFFILIATED WITH SUCH A BANK THAT DIRECTLY OR INDIRECTLY OWNS MORE THAN 33-1/3% OF THE AGGREGATE PRINCIPAL AMOUNT OF EITHER THE CLASS F NOTES OR THE SUBORDINATED NOTES OUTSTANDING AND (X) IS NOT A "U.S. PERSON" AS DEFINED UNDER SECTION 7701(A)(30) OF THE CODE AND (Y) IS NOT ENTITLED TO THE BENEFITS OF AN INCOME TAX TREATY WITH THE UNITED STATES UNDER WHICH WITHHOLDING TAXES ON INTEREST PAYMENTS MADE BY OBLIGORS RESIDENT IN THE UNITED STATES TO SUCH BANK ARE REDUCED TO 0%.

A-2-6

ARCH STREET CLO, LTD.

[RULE 144A GLOBAL][REGULATION S GLOBAL][CERTIFICATED

SUBORDINATED] NOTE

representing

SUBORDINATED NOTES DUE 2028

[Up to U.S.$34,000,000][U.S.$[_]]
ISIN No.: [_] CUSIP No.: [_] Common Code: [_] Certificate No. [R][S][C]-[_]

Arch Street CLO, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), for value received, hereby promises to pay to [CEDE & CO.][_], or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referenced below) [the principal amount shown on Appendix 1][the principal sum of [_] United States Dollars (U.S.$[_])] or such lesser amount as shall be the outstanding principal amount hereof after subtracting any principal payments made in accordance with the provisions hereof and the Indenture on the Payment Date in October 2028 except as provided below and in the Indenture.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is one of a duly authorized issue of Subordinated Notes due 2028 (the "Subordinated Notes") issued under an Indenture, dated as of September 15, 2016 (the "Indenture"), among the Issuer, Arch Street CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers") and U.S. Bank National Association, as trustee (the "Trustee," which term includes any successor trustee as permitted under the Indenture).  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Co-Issuers, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered.

Distributions, if any, on the Subordinated Notes will be payable in accordance with the Priority of Payments on (i) the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, then on the next succeeding Business Day) commencing in January 2017 and (ii) following the occurrence and during the continuance of an Enforcement Event, any date or dates fixed by the Trustee for the application of money (each, a "Payment Date") in arrears; provided that, following the redemption in full of the Secured Notes, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption by Liquidation of the Subordinated Notes) on any dates designated by the Collateral Manager (which dates may or may not be the dates stated above) upon eight Business Days' prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall promptly forward to the Holders of the Subordinated Notes), and each such date shall constitute a "Payment Date."

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of other classes of Notes as set forth in the Indenture and failure to pay such amounts will not constitute an Event of Default under the Indenture.

The Subordinated Notes are subject to redemption in accordance with the terms set forth in the Indenture.

A-2-7

Unless the certificate of authentication hereon has been executed by manual signature by or on behalf of the Trustee, this Subordinated Note shall not be valid or obligatory for any purpose.

This Note does not represent or evidence an interest in or obligation of, and is not guaranteed by, the Trustee.

The obligations of the Issuer under this Subordinated Note and the Indenture, or under any other document to which it may be party, are limited recourse obligations of the Issuer payable solely from the Collateral and, following realization of the Collateral, application of the proceeds of the Collateral in accordance with the Indenture and the reduction of the proceeds of the Collateral to zero, all obligations of, and any claims against, the Issuer under the Indenture or under this Subordinated Note or arising in connection therewith shall be extinguished and shall not thereafter revive.

As set forth in the Indenture, the Holder of this Subordinated Note may not, prior to the date which is one year (or if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes, institute against, or join any other person in instituting against, the Issuer, the Co-Issuer or any Blocker Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation Proceedings, or other Proceedings under the Bankruptcy Law or any similar laws in any jurisdiction.

[Transfers of this Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor's nominee, except as otherwise set forth in the Indenture.

Interests in this Global Note will be transferable in accordance with DTC's rules and procedures in use at such time.

Interests in this Global Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, a [Rule 144A][Regulation S] Global Note or a Certificated Note, if applicable, subject to the restrictions set forth in the Indenture.  This Global Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this Global Note, this Global Note shall be endorsed on Appendix 1 hereto to reflect the reduction of or increase in the principal amount evidenced hereby.]1

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving distributions on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

The Subordinated Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

[1]	Insert for Global Notes.

A-2-8

No service charge shall be made for registration of transfer or exchange of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

A-2-9

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

ARCH STREET CLO, LTD.

By:
Name:
Title:

A-2-10

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-2-11

[APPENDIX 1]1

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this Global Note have been made:

Date exchange/ Increase made	Original principal Amount of this Global Note	Part of principal amount of this Global Note exchanged/redeemed/ increased	Remaining principal amount of this Global Note following such exchange/redemption/ increase	Notation made by or on behalf of the Issuer
$[_]

[1]	Insert for Global Notes.

A-2-12

Exhibit B-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF RULE

144A GLOBAL NOTE OR CERTIFICATED NOTE TO REGULATION S

GLOBAL NOTE

U.S. Bank National Association, as Trustee 111 Filmore Avenue East St. Paul, Minnesota 55107-1402 Attention: Bond Holder Service – Arch Street CLO, Ltd.

Re:	Arch Street CLO, Ltd. [and Arch Street CLO, LLC][14] [Class X][Class A][Class B][Class C][Class D][Class E][Class F][Subordinated] Notes due 2028 (the "Notes")

Reference is hereby made to the Indenture dated September 15, 2016 (the "Indenture") among Arch Street CLO, Ltd., as issuer (the "Issuer"), Arch Street CLO, LLC, as co-issuer (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers") and U.S. Bank National Association, as trustee (the "Trustee").  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$[                    ] aggregate principal amount of Notes which are held in the form of [a Rule 144A Global Note with the Depository][a Certificated Note in the name of [                    ]] (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Regulation S Global Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to [                    ] (the "Transferee") in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum defined in the Indenture relating to such Notes and that:

(a)	the offer of the Notes was not made to a person in the United States;
(b)

at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(c)	no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act"); and
(e)	the Transferee is not a U.S. Person [and is not, and is not using the assets of, a Benefit Plan Investor][15].

[14]	Insert for the Co-Issued Notes.
[15]	Insert for the Issuer Only Notes.

B-1-1

The Transferor understands that the Applicable Issuers, the Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

Name of Transferor:

By:
Name:
Title:
Dated: ,

cc: Arch Street CLO, Ltd. [and Arch Street CLO, LLC][16]

[16]	Insert for the Co-Issued Notes.

B-1-2

Exhibit B-2

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF

REGULATION S GLOBAL NOTE or CERTIFICATED NOTE TO

RULE 144A GLOBAL NOTE

U.S. Bank National Association, as Trustee 111 Filmore Avenue East St. Paul, Minnesota 55107-1402 Attention: Bond Holder Service – Arch Street CLO, Ltd.

Re:	Arch Street CLO, Ltd. [and Arch Street CLO, LLC][1] [Class X][Class A][Class B][Class C][Class D][Class E][Class F][Subordinated] Notes due 2028 (the "Notes")

Reference is hereby made to the Indenture dated September 15, 2016 (the "Indenture") among Arch Street CLO, Ltd., as issuer (the "Issuer"), Arch Street CLO, LLC, as co-issuer (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers") and U.S. Bank National Association, as trustee (the "Trustee").  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$[                    ] aggregate principal amount of Notes which are held in the form of [a Regulation S Global Note with the Depository][a Certificated Note in the name of [                    ]] (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to [                    ] (the "Transferee") in accordance with (i) the transfer restrictions set forth in the Indenture and the Offering Memorandum relating to such Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, and the Transferor reasonably believes that (a) the Transferee is purchasing the Notes for its own account or an account with respect to which the Transferee exercises sole investment discretion and (b) the Transferee and any such account is a QIB/QP, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[1]	Insert for the Co-Issued Notes.

B-2-1

The Transferor understands that the Co-Issuers, the Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

Name of Transferor:

By:
Name:
Title:
Dated: ,

cc: Arch Street CLO, Ltd. [and Arch Street CLO, LLC][1]

1Insert for the Co-Issued Notes.

B-2-2

Exhibit B-3

FORM OF TRANSFEREE/Exchange CERTIFICATE

U.S. Bank National Association, as Trustee 111 Filmore Avenue East St. Paul, Minnesota 55107-1402 Attention: Bond Holder Service – Arch Street CLO, Ltd.

Re:	Arch Street CLO, Ltd. (the "Issuer")

Reference is hereby made to the Indenture dated September 15, 2016 (the "Indenture") among Arch Street CLO, Ltd., as issuer (the "Issuer"), Arch Street CLO, LLC, as co-issuer (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers") and U.S. Bank National Association, as trustee (the "Trustee").  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to the aggregate principal amount of [Class [X][A][B][C][D][E][F]][Subordinated] Notes (the "Notes"), referred to on the signature page hereof to be purchased by the undersigned (the "Purchaser").

In respect of such Notes, the Purchaser does hereby certify that the Notes are being purchased (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

B-3-1

In addition, the Purchaser hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that we are:

(a)	(PLEASE ONLY CHECK ONE)

a person that is not a "U.S. person" as defined in Regulation S under the Securities Act, and are acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from Securities Act registration provided by Regulation S; or

a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that is a "qualified purchaser" (as defined in Section 3(c)(7) of the Investment Company Act of 1940, as amended); or

[an institutional "accredited investor" (within the meaning of rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is a "qualified purchaser" (as defined in Section 3(c)(7) of the Investment Company Act of 1940, as amended) or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is an institutional "accredited investor" that is a "qualified purchaser"; or][1]

[an "accredited investor" (as defined in rule 501(a) under the Securities Act) that is a "knowledgeable employee" (as defined in Rule 3c-5 promulgated under the Investment Company Act) with respect to the Issuer or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is an "accredited investor" that is a "knowledgeable employee" with respect to the Issuer;][2] and

(b)	acquiring the Notes for our own account (and not for the account of any other Person) in a minimum denomination of U.S.$250,000 and in integral multiples of U.S.$1 in excess thereof.

1Insert for the Subordinated Notes.

2Insert for the Subordinated Notes.

B-3-2

The Purchaser further represents and warrants as follows:

(1)

It understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes.  In particular, it understands that the Notes may be transferred only to a person that is either (a) a person that is not a "U.S. person" as defined in Regulation S under the Securities Act, and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S thereunder; (b) both a "qualified purchaser" (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) and a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan; (c) solely in the case of the Subordinated Notes, both an institutional "accredited investor" within the meaning of rule 501(a)(1), (2), (3) or (7) under the Securities Act and a "qualified purchaser" (as defined in the Investment Company Act) or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a "qualified purchaser"; or (d) an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and a "Knowledgeable Employee" (as defined in Rule 3c-5 promulgated under the Investment Company Act) of the Issuer or a corporation, partnership, limited liability company or other entity (other than a trust) of which each shareholder, partner, member or other equity owner is an "accredited investor" that is a Knowledgeable Employee with respect to the Issuer.  It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

(2)

In connection with its purchase of the Notes:  (i) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any of the Transaction Parties or any of their respective Affiliates other than any statements in the Offering Memorandum for such Notes, and it has read and understands such Offering Memorandum; (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by any of the Transaction Parties or any of their respective Affiliates; (iv) it was not formed for the purpose of investing in such Notes; (v) it understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (vi) it will hold and transfer at least the minimum denomination of such Notes; (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (viii) it understands that the Notes are illiquid and it is prepared to hold the Notes until maturity; and (ix) it will provide notice of the relevant transfer restrictions to subsequent transferees.

B-3-3

(3)

(i) it is acquiring its interest in the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (ii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (iii) it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the Investment Company Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes.

(4)

[In the case of the Class X Notes, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, on each day from the date on which it acquires its interest in such Notes through and including the date on which it disposes of its interest in such Notes that either (A) it is neither an "employee benefit plan" subject to the fiduciary responsibility provisions of ERISA, or any "plan" subject to Section 4975 of the Code nor an entity whose underlying assets include "plan assets" by reason of such plan's investment in the entity, nor a governmental, non-U.S., church or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code ("Other Plan Law") or (B) its purchase, holding and disposition of a Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S., church or other plan, a non-exempt violation of any Other Plan Law).][3]

3Insert for the Co-Issued Notes.

B-3-4

[In the case of the Class E Notes, the Class F Notes and the Subordinated Notes in the form of Global Notes, at the time of its acquisition and throughout the period of its holding (including, without limitation, the exercise of any rights thereunder) and disposition of such interest in such Note that:  (u) (i) each initial investor who acquires an interest in such Notes from the Issuer or the Initial Purchaser on the Closing Date will be required to represent and warrant whether or not the initial investor is a Benefit Plan Investor or a Controlling Person and (ii) each investor who acquires an interest in such Notes other than from the Issuer or the Initial Purchaser as part of the initial offering will be required to represent and warrant that it is not a Benefit Plan Investor or a Controlling Person; (v) if it is, or is using the assets of, a Benefit Plan Investor and has acquired such Note on the Closing Date, the acquisition, holding and disposition of such Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; (w) if such purchaser or subsequent transferee is a non-U.S., governmental, church or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code ("Other Plan Law"), (A) it is not, and for so long as it holds such Notes or interest therein will not be, subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to Other Plan Law ("Similar Law") and (B) its acquisition, holding and subsequent disposition will not constitute or result in a non-exempt violation of any Other Plan Law; (x) no transfer of any interest in such Note may be made if, after giving effect to such transfer, such interest in such Note would be held by a Benefit Plan Investor or a Controlling Person; (y) it will not transfer any interest in such Note to a Benefit Plan Investor or a Controlling Person and any purported transfer of an interest in such Note to a Benefit Plan Investor or a Controlling Person will be null and void ab initio; and (z) in the case of a subsequent transferee, if, at any time while it holds any interest in such Note, it becomes a Benefit Plan Investor or a Controlling Person, it will immediately notify the Issuer of such change in status and will transfer its interest in such Note to a person who is not a Benefit Plan Investor or a Controlling Person.

In the case of the Class E Notes, the Class F Notes and the Subordinated Notes in the form of Certificated Notes, at the time of its acquisition and throughout the period of its holding (including, without limitation, the exercise of any rights thereunder) and disposition of such interest in such Note:  (1) whether or not, for so long as it holds such Notes or interest therein, it is, or is using the assets of, a Benefit Plan Investor, (2) whether or not, for so long as it holds such Notes or interest therein, it is a Controlling Person, (3) that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (b) if it is a governmental, church or non-U.S. plan, (x) it is not, and for so long as it holds such Notes or interest therein will not be, subject to any Similar Law and (y) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law; and if, at any time while it holds any interest in such Note, it will immediately notify the Issuer of a change in status as a Benefit Plan Investor or a Controlling Person.  The Purchaser shall make such representations in writing to the Issuer in the form of the ERISA Certificate and agrees that the representations set forth in the ERISA Certificate are true and correct.]4

4Insert for the Issuer Only Notes.

B-3-5

It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture as to its status under ERISA are correct and are for the benefit of the Issuer, the Trustee, the Initial Purchaser and the Collateral Manager.

(5)

It understands and acknowledges that the failure to provide the Issuer, the Trustee and any Paying Agent with any U.S. federal income tax form or certification (such as IRS Form W-8BEN, IRS Form W-8BEN-E, Form W-8IMY, IRS Form W-9, or IRS Form W-8ECI or any successors to such IRS forms), or other information, form or certificate that the Issuer or its agents may reasonably request including any form or certificate that is reasonably requested by the Issuer or its agents (a) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding, (b) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets, or (c) to enable the Issuer or its agents to satisfy reporting and other obligations under the Code and Treasury Regulations or the failure to update or replace such form or certification in accordance with its terms or its subsequent amendments may result in the imposition of U.S. federal withholding or back-up withholding upon payments to the Holder in respect of such Note.

(6)

[To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Subordinated Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Subordinated Note to make representations to the Issuer in connection with such compliance.]

(7)

It understands that the Issuer, the Trustee, the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the representations and agreements contained in this letter, and it hereby consents to such reliance.

(8)	It is not a member of the public in the Cayman Islands.
(9)

It will (i) provide the Issuer (and any applicable Intermediary) the information requested by the Issuer or an Intermediary (or an agent thereof) to be provided by the Holders or beneficial owners of Notes to the Issuer or an Intermediary that in the reasonable determination of the Issuer or an Intermediary (or agent thereof) is required to be requested by Sections 1471 through 1474 of the Code, any final current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such sections of the Code or analogous provisions of non-U.S. law ("FATCA") and (ii) permit the Issuer, the Collateral Manager, an Intermediary and the Trustee (on behalf of the Issuer) to (x) share such information with the IRS and any other taxing authority, (y) compel or effect the sale of Notes held by any such holder that either fails to comply with the foregoing requirement or otherwise prevents the Issuer from qualifying as, or complying with any obligations or requirements imposed on, a "Participating FFI" or a "deemed-compliant FFI" within the meaning of the Code and any regulations promulgated thereunder and (z) make other amendments to the Indenture to enable the Issuer to comply with FATCA and/or assign to such Note a separate CUSIP or CUSIPs.  For these purposes, the Issuer may sell a beneficial owner's interest in a Note in its entirety notwithstanding that the sale of a portion of such an interest would permit the Issuer to comply with FATCA.

B-3-6

(10)

It acknowledges and agrees that the obligations of the Issuer under the Notes and the Indenture, or under any other document to which it may be party, are limited recourse obligations of the Issuer payable solely from the Collateral and, following realization of the Collateral, application of the proceeds of the Collateral in accordance with the Indenture and the reduction of the proceeds of the Collateral to zero, all obligations of, and any claims against, the Issuer under the Indenture or under the Notes or arising in connection therewith shall be extinguished and shall not thereafter revive.

(11)

It acknowledges and agrees that, as set forth in the Indenture, it may not, prior to the date which is one year (or if longer, any applicable preference period then in effect) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Blocker Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation Proceedings, or other Proceedings under the Bankruptcy Law or any similar laws in any jurisdiction.

(12)

It acknowledges and agrees that the Issuer has the right to compel any Non-Permitted Holder to sell its interest in the Notes or may sell such interest in the Notes on behalf of such Non-Permitted Holder in accordance with the terms of the Indenture.

(13)

[It is not a "bank" for purposes of Section 881 of the Code or an entity affiliated with such a bank that directly or indirectly owns more than 33-1/3% of the aggregate principal amount of either the Class F Notes or the Subordinated Notes outstanding and (x) is not a "U.S. Person" as defined under Section 7701(a)(30) of the Code and (y) is not entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0% (an "Affected Bank").  It acknowledges that no transfer of any Class F Note or Subordinated Note to an Affected Bank shall be effective and the Trustee (acting solely in reliance upon such transfer certificate) shall not recognize any such transfer unless such transfer is specifically authorized by the Issuer in writing.][5]

(14)	It agrees to be subject to the Bankruptcy Subordination Agreement.
(15)

It is not a person with whom dealings are restricted or prohibited under any law relating to economic sanctions or anti-money laundering of the United States, the European Union, Switzerland, or any other applicable jurisdiction ("AML and Sanctions Laws"), and it's purchase of the Notes will not result in the violation of any AML and Sanctions Laws by any Transaction Party, whether as a result of the identity of it, their sources of funds, or otherwise.

(16)	It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture.

[Remainder of page intentionally blank]

5Insert for the Class F Notes and the Subordinated Notes.

B-3-7

Dated:

[Insert Name of Purchaser Above]

By:
Name:
Title:

Aggregate principal amount of Notes:

Taxpayer identification number:

	Address for notices:	Wire transfer information for payments:

Bank:
Address:
Bank ABA#:
Account #:

	Telephone:	FAO:

	Facsimile:	Attention:

Attention:

Denominations of notes (if more than one):

Registered name:

cc:	Arch Street CLO, Ltd.
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102, Cayman Islands

B-3-8

EXHIBIT B-4

FORM OF ERISA CERTIFICATE

The purpose of this certificate (this "Certificate") is, among other things, to (i) endeavor to ensure that less than 25% of the value of the Class E Notes, the Class F Notes and the Subordinated Notes issued by Arch Street CLO, Ltd. (the "Issuer") is held by "Benefit Plan Investors" as contemplated and defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), so that the Issuer will not be subject to the U.S. federal pension laws contained in ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (the "25% Limitation"), (ii) obtain from you certain representations and agreements and (iii) provide you with certain related information with respect to your acquisition, holding and disposition of the Class E Notes, the Class F Notes and the Subordinated Notes.

By signing this Certificate, you are agreeing to be bound by its terms.

Please be aware that the information contained in this Certificate is not intended to constitute advice and the examples given below are not intended to be, and are not, comprehensive.  You should contact your own counsel if you have any questions in completing this Certificate.  Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Offering Memorandum of the Issuer or the Indenture dated September 15, 2016, among the Issuer, Arch Street CLO, LLC, as Co-Issuer and U.S. Bank National Association, as Trustee (the "Indenture").

Please review the information in this letter and check ANY of the following boxes 1, 2, 3, 4 and 6 that are applicable to you.

If a box is not checked, you are agreeing that the applicable section does not, and will not, apply to you.  If you intend to purchase interests in Class E Notes, Class F Notes or Subordinated Notes in the form of Global Notes, you must check box 4 and you must not check boxes 1, 2, 3 or 6 unless you acquire such Note on the Closing Date; otherwise you will not be permitted to purchase such interests.

B-4-1

We, or the entity on whose behalf we are acting, acknowledge and agree as follows:

1.

Employee Benefit Plans Subject to ERISA or the Code.  We, or the entity on whose behalf we are acting, are an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.

☐

Examples:        (i) tax qualified retirement plans such as pension, profit sharing and section 401(k) plans, (ii) welfare benefit plans such as accident, life and medical plans and (iii) individual retirement accounts or "IRAs" and "Keogh" plans.

2.

Entity Holding Plan Assets by Reason of ERISA and the Plan Asset Regulations.  We, or the entity on whose behalf we are acting, are an entity or fund whose underlying assets include "plan assets" of any Benefit Plan Investor, as determined under ERISA and the Plan Asset Regulations.

☐

Examples:        (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25% or more of the value of any class of its equity is held by Benefit Plan Investors.

THE PLAN ASSET REGULATIONS ARE TECHNICAL. ACCORDINGLY, IF YOU HAVE ANY QUESTIONS ABOUT THE DEFINITION OF "BENEFIT PLAN INVESTOR," YOU SHOULD CONSULT WITH YOUR COUNSEL.

If you check Box 2, please also complete Box A.

A. The maximum percentage of the entity's assets that will constitute "plan assets" for purposes of conducting the 25% test under the Plan Asset Regulations is: ____%.

IF YOU DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE ABOVE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100% IN THE BLANK SPACE.

3.

Insurance Company General Account.  We, or the entity on whose behalf we are acting, are an insurance company purchasing the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, with funds from our or their general account (i.e., the insurance company's corporate investment portfolio), the assets of which, in whole or in part, constitute "plan assets" for purposes of ERISA and the Plan Asset Regulations.

☐

If you check Box 3, please also check either Box A or Box B.

A.         We are not able to determine an exact percentage of the general account that constitutes "plan assets" but the maximum percentage of the general account that constitutes (or will constitute) "plan assets" for purposes of the Plan Asset Regulations is less than 25%.

☐

B.         The maximum percentage of the insurance company general account that will constitute "plan assets" for purposes of conducting the 25% test under the Plan Asset Regulations is:  ____%.

             IF YOU CHECK THIS BOX B BUT DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100% IN THE BLANK SPACE.

☐

4.	None of Sections (1) Through (3) Above Apply. We, or the entity on whose behalf we are acting, are a person that does not fall into any of the categories described in Sections (1) through (3) above.	☐

B-4-2

5.

No Prohibited Transaction.  If we checked any of the boxes in Sections (1) through (3) above, we represent and agree that our acquisition, holding and disposition of the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, do not and will not constitute or give rise to a non exempt prohibited transaction under Section 406 of ERISA, under Section 4975 of the Code, or give rise to a violation of any similar federal, state, local or non-U.S. law, as applicable.

6.

Controlling Person.  We are, or we are acting on behalf of any of:  (i) the Trustee, (ii) the Collateral Manager, (iii) any person that has discretionary authority or control with respect to the assets of the Issuer, (iv) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (v) any "affiliate" of any of the above persons.  "Affiliate" shall have the meaning set forth in the Plan Asset Regulations.  Any of the persons described in the first sentence of this Section (6) is referred to in this Certificate as a "Controlling Person."

☐

Note:    We understand that, for purposes of determining whether Benefit Plan Investors hold less than 25% of the value of the Class E Notes, the Class F Notes and the Subordinated Notes, the value of any Class E Notes, Class F Notes or Subordinated Notes held by Controlling Persons (other than Benefit Plan Investors) are required to be disregarded.

7.

(i) The representations contained in this Certificate shall be deemed made on each day from the date we make such representations through and including the date on which we dispose of our interests in the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, and (ii) the information supplied in this Certificate will be used and relied upon by the Issuer to determine what percentage of the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, are owned or held by Benefit Plan Investors.

8.

If we are a governmental, church, non-U.S. or other plan, we represent, warrant and agree that our acquisition, holding and disposition of the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, do not and will not constitute or result in a non-exempt violation of any law or regulation that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or to Section 4975 of the Code and for so long as we hold such Notes or interest therein we will not be, subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer and the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or to Section 4975 of the Code.

9.

(i) All of the assurances contained in this Certificate are for the benefit of the Issuer, the Trustee, the Initial Purchaser and the Collateral Manager as third-party beneficiaries hereof, (ii) copies of this Certificate and any information contained herein may be provided to the Issuer, the Trustee, the Initial Purchaser, the Collateral Manager, affiliates of any of the foregoing parties, and to each of the foregoing parties' respective counsel and (iii) any transfer of the Class E Notes, the Class F Notes or the Subordinated Notes by us that is not in accordance with the provisions of this Certificate shall be null and void from the beginning, and of no legal effect.

B-4-3

10.

We hereby agree that we (a) will inform the Trustee of any proposed transfer by us of all or a specified portion of the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, owned by us to a transferee who would be deemed to be a Benefit Plan Investor or a Controlling Person or of any proposed change in our status under ERISA which would result in all or a portion of the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, owned by us and not previously so characterized being deemed to be held by a Benefit Plan Investor or a Controlling Person and (b) will not permit any such transfer or change of status that would cause the 25% Limitation to be exceeded.  We hereby agree and acknowledge that after the Trustee effects any permitted transfer of Class E Notes, Class F Notes or Subordinated Notes, as applicable, owned by us to a Benefit Plan Investor or a Controlling Person or receives notice of any such permitted change of status, the Trustee shall include such Class E Notes, Class F Notes or Subordinated Notes, as applicable, in future calculations of the 25% Limitation made pursuant hereto unless subsequently notified that such Class E Notes, Class F Notes or Subordinated Notes (or such portion), as applicable, would no longer be deemed to be held by Benefit Plan Investors or Controlling Persons.

Note: Unless you are notified otherwise, the name and address of the Trustee is as follows:

U.S. Bank National Association, as Trustee One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: CDO Unit – Arch Street CLO

B-4-4

11.	Compelled Disposition. We acknowledge and agree that:

(i)         if any representation that we made hereunder is subsequently shown to be false or misleading, or if our acquisition or holding of the Class E, the Class F Notes or the Subordinated Notes, as applicable, otherwise would cause the 25% Limitation to be exceeded, the Issuer shall, promptly after such discovery (or upon notice from the Trustee if the Trustee makes the discovery (who, in each case, agree to notify the Issuer of such discovery, if any)), send notice to us demanding that we transfer our interest to a person that is not a Non-Permitted ERISA Holder within 10 days of the date of such notice;

(ii)        if we fail to transfer or exchange our Class E Notes, Class F Notes or Subordinated Notes, as applicable, in accordance with the Indenture, the Issuer shall have the right, without further notice to us, to sell our Class E Notes, Class F Notes or Subordinated Notes, as applicable, or our interest in the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, to a purchaser selected by the Issuer in accordance with the terms of the Indenture;

(iii)       the Issuer will select the purchaser by soliciting one or more bids from a list of prospective purchasers provided by us and one or more brokers or other market professionals that regularly deal in securities similar to the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, and selling such securities to the highest such bidder; provided that prior to the completion of such sale we will have an opportunity to propose a prospective purchaser who may acquire the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, at the highest bid received by the Issuer, and no later than the time the other bidder would have made its acquisition, and the Issuer will sell such Class E Notes, Class F Notes or Subordinated Notes, as applicable, to such purchaser so long as it meets all applicable transfer restrictions.  However, if the foregoing procedures do not result in any qualifying bids, the Issuer may select a purchaser by any other means determined by it in its sole discretion;

(iv) by our acceptance of an interest in the Class E Notes, the Class F Notes or the Subordinated Notes, as applicable, we agree to cooperate with the Issuer to effect such transfers;

(v) the proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to us; and

(vi)        the terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to us, as applicable, sold as a result of any such sale or the exercise of such discretion.

B-4-5

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Purchaser Certificate.

[Insert Purchaser's Name Above]

By:
Name:
Title:

Dated:

This Certificate relates to:
U.S.$ of Class E Notes
U.S.$ of Class F Notes
U.S.$ of Subordinated Notes

B-4-6

EXHIBIT C

FORM OF SECTION 3(C)(7) REMINDER NOTICE

THE DEPOSITORY TRUST COMPANY

IMPORTANT

B#:	[number]

DATE:	[date]

TO:	ALL PARTICIPANTS

FROM:	[name], [title], Underwriting Department

ATTENTION:	[Managing Partner/Officer, Cashier, Operations, Data Processing and Underwriting Managers]

SUBJECT:	Section 3(c)(7) restrictions for Arch Street CLO, Ltd. Notes due 2028 issued pursuant to Rule 144A.

(A) CUSIP Number	Class X CUSIP No.	03940A AA2
	Class A CUSIP No.	03940A AC8
	Class B CUSIP No.	03940A AE4
	Class C CUSIP No.	03940A AG9
	Class D CUSIP No.	03940A AJ3
	Class E CUSIP No.	03940B AA0
	Class F CUSIP No.	03940B AB8
	Subordinated CUSIP No.	03940B AC6

(B) Security Description	U.S.$2,500,000 Class X Senior Secured Floating Rate Notes due 2028 ("Class X Notes")
U.S.$256,000,000 Class A Senior Secured Floating Rate Notes due 2028 ("Class A Notes")
U.S.$48,000,000 Class B Senior Secured Floating Rate Notes due 2028 ("Class B Notes")
U.S.$20,000,000 Class C Senior Secured Deferrable Floating Rate Notes due 2028 ("Class C Notes")
U.S.$22,750,000 Class D Senior Secured Deferrable Floating Rate Notes due 2028 ("Class D Notes")
U.S.$21,000,000 Class E Secured Deferrable Floating Rate Notes due 2028 ("Class E Notes")
U.S.$5,500,000 Class F Secured Deferrable Floating Rate Notes due 2028 ("Class F Notes")
U.S.$34,000,000 Subordinated Notes due 2028 ("Subordinated Notes")

(C) Offer Amount	See (B) above

(D) Initial Purchaser	Credit Suisse Securities (USA) LLC

(E) Paying Agent	U.S. Bank National Association

(F) Closing Date	September 15, 2016

Special Instructions

See Attached Important Instructions from the Issuer.

ARCH STREET CLO, LTD.

TITLE OF SECURITY	CUSIP NO.

U.S.$2,500,000 Class X Senior Secured Floating Rate Notes due 2028	03940A AA2
U.S.$256,000,000 Class A Senior Secured Floating Rate Notes due 2028	03940A AC8
U.S.$48,000,000 Class B Senior Secured Floating Rate Notes due 2028	03940A AE4
U.S.$20,000,000 Class C Senior Secured Deferrable Floating Rate Notes due 2028	03940A AG9
U.S.$22,750,000 Class D Senior Secured Deferrable Floating Rate Notes due 2028	03940A AJ3
U.S.$21,000,000 Class E Secured Deferrable Floating Rate Notes due 2028	03940B AA0
U.S.$5,500,000 Class F Secured Deferrable Floating Rate Notes due 2028	03940B AB8
U.S.$34,000,000 Subordinated Notes due 2028	03940B AC6

ARCH STREET CLO, LTD. (the "Issuer") is giving notice to participants that they are required to follow these purchase and transfer restrictions with regard to the above-referenced notes (the "Notes") issued pursuant to an Indenture dated as of September 15, 2016 (the "Indenture") among Arch Street CLO, Ltd., as issuer (the "Issuer"), Arch Street CLO, LLC, as co-issuer, and U.S. Bank National Association, as trustee.  Terms used but not defined herein have the respective meanings given to such terms in the Indenture.

To qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the exemption provided by Rule l44A under the Securities Act of 1933, as amended (the "Securities Act"), offers, sales, and resales, of the Class X Rule 144A Global Notes, the Class A Rule 144A Global Notes, Class B Rule 144A Global Notes, Class C Rule 144A Global Notes, Class D Rule 144A Global Notes, Class E Rule 144A Global Notes, Class F Rule 144A Global Notes and Subordinated Rule 144A Global Notes in the United States or to U.S. Persons (within the meaning of Regulation S under the Securities Act) must be made in minimum denominations of $250,000  solely to a purchaser who is a "qualified institutional buyer" within the meaning of Rule 144A ("QIB"), who is also a "qualified purchaser" as defined in section 2(a)(51)(A) of the Investment Company Act and related rules or a company each of whose beneficial owners are qualified purchasers (collectively, "QP").  Each purchaser of a beneficial interest in a Rule 144A Global Note offered and sold in the United States pursuant to an exemption from the registration requirements of the Securities Act will be deemed to represent, warrant, acknowledge, and agree, for the benefit of the Issuer, that, at the time of purchase:

(a) It is described in one or more of the following clauses of this paragraph (a) (an "Authorized Holder"): it and each person it is acting for are both QPs and QIBs that are aware that the related sale, pledge, exchange or other transfer is being made in reliance on Rule 144A or it and each person it is acting for are purchasing or otherwise acquiring a beneficial interest in the Note in a transaction that has received the prior written authorization of the Issuer.

(b) It and each person it is acting for are either purchasing or otherwise acquiring a beneficial interest in a Rule 144A Global Note in a transaction exempt from or not subject to the registration requirements of the Securities Act and any other applicable securities laws or purchasing or otherwise acquiring a beneficial interest in a Rule 144A Global Note in a transaction that has received the prior written authorization of the Issuer.

(c) Unless it and each person it is acting for are QIBs and QPs and all of the beneficial holders of its securities and the securities of any persons it is acting for are QIBs and QPs, neither it nor any person it is acting for was formed, reformed, or recapitalized for the specific purpose of investing in beneficial interests in securities of the Issuer or has invested more than 40% of its assets in beneficial interests in securities of the Issuer.

(d) If it or any person it is acting for is organized as a corporation, partnership, common trust fund, special trust, pension fund or retirement plan, or other entity, none of the shareholders, partners, members, beneficiaries, beneficial owners, or participants, as the case may be, of any such entity may designate the particular investments to be made by the entity or the allocation of the investment to the shareholders, partners, members, beneficiaries, beneficial owners, or participants, as the case may be, of the entity.

(e) If it is a company excluded from the definition of investment company pursuant to Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (or a foreign investment company under Section 7(d) of the Investment Company Act relying on Section 3(c)(1) or Section 3(c)(7) with respect to its Holders that are U.S. Persons) and was formed on or before April 30, 1996, it has received the consent of all its beneficial owners that acquired their interests on or before April 30, 1996 with respect to its treatment as a QP in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules and regulations promulgated under Section 2(a)(51)(C) of the Investment Company Act.

(f) It shall not hold or transfer any interests in the Note in an amount below the minimum authorized denominations of the Note and shall not sell participation interests in the Note or in its interests in the Note.

(g) It will notify any person that acquires the Note or a beneficial interest in the Note from it that: (i) neither the Note nor any beneficial interests in it have been or are expected to be registered under the Securities Act, the securities laws of any state of the United States, or the securities laws of any other jurisdiction; (ii) the Issuer has not registered and does not intend to register as an investment company under the Investment Company Act, in reliance on the exclusion to the definition of investment company provided by Section 3(c)(7) of the Investment Company Act; (iii) the Note and beneficial interests in it are subject to the restrictions on resales, pledges, exchanges, and other transfers and rights to compel sales described in this notice and the legends on the Notes and as may otherwise be applicable; and (iv) the person, by accepting the Note, or by purchasing or otherwise acquiring a beneficial interest in the Note, will be deemed to have represented, warranted, acknowledged, and agreed, for the benefit of the Issuer, as to all matters in this notice and the legends on the Notes.

(h) It understands and agrees that any purported resale, pledge, exchange, or other transfer of the Note or any interest in it that does not comply with the foregoing requirements will be void ab initio.

Any person that is required or deemed to represent that it is a QP will also be required or deemed to represent as follows: (1) if it is a dealer described in paragraph (a)(1)(ii) of Rule 144A, it owns or invests on a discretionary basis at least $25,000,000 in securities of issuers that are not its affiliated persons, and is therefore a QP pursuant to Rule 2a51-1(g)(1)(i) under the Investment Company Act; and (2) if it is a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan, investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of the plan, and the plan or trust fund is therefore a QP pursuant to Rule 2a51-1(g)(1)(ii) under the Investment Company Act.

The Indenture provides that each beneficial owner of a Rule 144A Global Note, by purchasing or otherwise acquiring a beneficial interest in a Rule 144A Global Note, is deemed to agree, for the benefit of the Issuer, that if the beneficial owner is determined to be a Non-Permitted Holder with respect to its acquisition of a beneficial interest in a Rule 144A Global Note, the Issuer, subject to the guidelines set forth in the Indenture, may compel the beneficial owner to sell its beneficial interest  (within 10 days after notice of the sale requirement is given) to either

•	a person that is both a QIB and a QP taking delivery in the form of a Note represented by a Rule 144A Global Note in a transaction meeting the requirements of Rule 144A,
•	in the case of a Subordinated Note, a person taking delivery in the form of a Certificated Note that satisfies all of the requirements to be a transferee of such Certificated Note or
•	a person that is not a U.S. Person taking delivery in the form of a Note represented by a Regulation S Global Note in an offshore transaction meeting the requirements of Regulation S.

If the beneficial owner fails to effect the sale within the 10 day period, subject to the guidelines set forth in the Indenture, the Issuer may cause this Note or the beneficial interest in this Note to be transferred to a transferee that certifies to the Registrar and the Issuer that

•	if the transferee is taking delivery in the form of a Note represented by a Rule 144A Global Note, it is both a QIB and a QP and is aware that the transfer is being made in reliance on Rule 144A,
•	in the case of a Subordinated Note, if the transferee is taking delivery in the form of a Certificated Note, it satisfies all of the requirements to be a transferee of such Certificated Note or
•	if the transferee is taking delivery of a Note represented by a Regulation S Global Note, it is not a U.S. Person.

The Issuer may waive the foregoing certification requirement if it has been advised by counsel that the sale would not require the Issuer to register as an investment company under the Investment Company Act.

The restrictions on transfer required by the Issuer (outlined above) will be reflected under the notation "3c7" in DTC's User Manuals and in upcoming editions of DTC's Reference Directory.

Instruction to Participant:

Please send this to the beneficial owners of the Notes

Reminder to Owner of Notes:

To rely on the "exclusion" to the definition of "investment company" provided by Section 3(c)(7) of the United States Investment Company Act of 1940 (the "Investment Company Act"), and for holders of Notes to resell them in reliance on the exemption from registration provided by Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), resales, pledges, and other transfers of beneficial interests in Notes represented by Rule 144A Global Notes may be made only in a principal amount of not less than $250,000 and only to persons that are QIB/QPs.

"QIB/QP" means a person that is both a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "Qualified Institutional Buyer" or "QIB") and a "qualified purchaser" within the meaning of Section 2(a)(51)(A) of the Investment Company Act, or the rules and regulations under Section 2(a)(51)(B) of the Investment Company Act (a "Qualified Purchaser" or "QP"), acting for its own account or for the account or accounts of one or more other persons that are both QIBs and QPs, and neither it nor any person it is acting for is: (I) a dealer described in paragraph (a)(1)(ii) of Rule 144A, unless the person owns or invests on a discretionary basis at least U.S. $25 million in securities of issuers that are not its affiliates; (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such plan, unless the investment decisions with respect to the plan are made solely by the fiduciary, trustee, or sponsor of the plan; (iii) a corporation, partnership, common trust fund, special trust, pension fund, retirement plan, or other entity in which the shareholders, partners, beneficiaries, beneficial owners, or participants, as the case may be, may designate the particular investments to be made by the entity or the allocation of any investment to the shareholders, partners, beneficiaries, beneficial owners, or participants, unless all the shareholders, partners, beneficiaries, beneficial owners, or participants are QIB/QPs; (iv) an entity that was formed, reformed, or recapitalized for the specific purpose of investing in Notes or beneficial interests in them or in other securities of the Issuer, unless all of the beneficial owners of the entity's securities are QIB/QPs; (v) an investment company that relies on the exclusion from the definition of "investment company" provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and that was formed before April 30, 1996, unless the entity has received the consent of its beneficial owners with respect to the treatment of the entity as a QP in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules and regulations thereunder; or (vi) an entity that, immediately after its purchase or other acquisition of a Note or a beneficial interest in one, will have invested more than 40% of its assets in Notes or beneficial interests in them or in other securities of the Issuer, unless all of the beneficial owners of the entity's securities are QIB/QPs.

_____________________

cont'd on next page

Instruction to Participant cont'd:

Accordingly, each owner of an interest in a Rule 144A Global Note shall be deemed to represent and agree as follows:

(i) it is a Qualified Institutional Buyer that is also a Qualified Purchaser;

(ii) it was not formed for the purpose of investing in the Notes;

(iii) it is aware that the sale of the Notes to it (other than the initial sale by the Issuer) is being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act and understands that the Notes offered in reliance on Rule 144A will bear appropriate legends;

(iv) it is acquiring its beneficial interest for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer that is also a Qualified Purchaser, and as to which the beneficial owner exercises sole investment discretion, and in a principal amount of not less than $250,000 for the beneficial owner and each other account;

(v) neither it nor any such account is a broker-dealer that owns and invests on a discretionary basis less than U.S. $25,000,000 or a participant-directed employee plan, such as a 401(k) plan;

(vi) it acknowledges that the Issuer is not registered as an investment company under the Investment Company Act and that the Notes have not been registered under the Securities Act, and agrees that it will not resell, pledge, or otherwise transfer beneficial interests in Notes represented by a Rule 144A Global Note except to a Qualified Institutional Buyer that is also a Qualified Purchaser in a transaction meeting the requirements of Rule 144A; and

(vii) it will provide notice of these transfer restrictions to any transferee from it.

EXHIBIT D

FORM OF BENEFICIAL OWNER CERTIFICATE

Address this Certificate to the following parties as applicable:

U.S. Bank National Association, as Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: CDO Unit – Arch Street CLO, Ltd.

Arch Street CLO, Ltd.
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102, Cayman Islands

[for Co-Issued Notes only]
Arch Street CLO, LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

Ladies and Gentlemen:

The undersigned certifies that it is the beneficial owner of $                            in principal amount of the [Class [X][A][B][C][D][E][F]][Subordinated] Notes due 2028 of Arch Street CLO, Ltd. [and Arch Street CLO, LLC] and requests the Trustee to provide to it at the following address [notice of all Defaults pursuant to Section 6.2][a certificate of an Authorized Officer of the Issuer specified in Section 7.9(b)][the Monthly Reports specified in Section 10.5(a)][the Valuation Reports specified in Section 10.5(b)] of the Indenture:

Name:
Address:

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this           day of                      ,      .

[NAME OF BENEFICIAL OWNER]

By:
Authorized Signature

D-1

EXHIBIT E

FORM OF MINIMUM DIVERSITY SCORE/MAXIMUM RATING/MINIMUM SPREAD MATRIX NOTICE

U.S. Bank National Association,

as Trustee and as Collateral Administrator

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: CDO Unit – Arch Street CLO, Ltd.

Re:	Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix Notice Pursuant to Section 7.19(d) of the Indenture referred to below

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of September 15, 2016, among Arch Street CLO, Ltd., Arch Street CLO, LLC and U.S. Bank National Association (as amended, supplemented or otherwise modified from time to time, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

1. Pursuant to Section 7.19(d) of the Indenture, the Collateral Manager hereby notifies the Trustee that the row/column combination of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix set forth on the attached Annex A shall apply to the Collateral Obligations for purposes of determining compliance with the Moody's Diversity Test, the Maximum Moody's Rating Factor Test and the Minimum Floating Spread Test.

2. The Collateral Manager hereby requests that such election be made effective on the following date:                        .

3. The Collateral Manager hereby certifies that all conditions applicable to the election of a different row/column combination of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix have been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this          day of                         ,          .

Newstar Capital LLC,

as the Collateral Manager

By:
Name:
Title:

E-1

ANNEX A TO EXHIBIT E

[ROW/COLUMN COMBINATION]

E-2

EXHIBIT F

FORM OF CONTRIBUTION NOTICE

U.S. Bank National Association, as Trustee and Collateral Administrator

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: CDO Unit – Arch Street CLO, Ltd.

Arch Street CLO, Ltd.

c/o MaplesFS Limited

P.O. Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102, Cayman Islands

NewStar Capital LLC

500 Boylston Street, 12th Floor

Boston, Massachusetts 02116

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of U.S. $[                         ] in principal amount of the Subordinated Notes of Arch Street CLO, Ltd., and hereby notifies the Issuer and the Collateral Manager that it proposes to make a Contribution in the amount of $[                 ] on [       ], 20[    ].

If accepted in accordance with the Indenture, such Contribution will be sent in accordance with the following wire instructions:

U.S. Bank National Association

ABA  [   ]

For Credit to [   ]

Account Name: Arch Street CLO, Ltd.

Attn:  Contribution / [Insert Contributor Name]

For final Credit:  [   ]

F-1

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this [       ] day of [                    ,        ].

[NAME OF CONTRIBUTOR]

By:
Authorized Signature

[Name of Contributor]
[Address]
Tel. No.:
Facsimile No.:
Email:

F-2

EXHIBIT G

FORM OF BANKING ENTITY NOTICE

U.S. Bank National Association, as Trustee

One Federal Sreet, 2rd Floor

Boston, Massachusetts 02110

Attn:  CDO Unit—Arch Street CLO, Ltd.

NewStar Capital LLC

500 Boylston Street, 12th Floor

Boston, Massachusetts 02116

Re:	Banking Entity Notice Pursuant to the Indenture, dated as of September 15, 2016, among Arch Street CLO, Ltd., Arch Street CLO, LLC and U.S. Bank National Association, as trustee (the "Indenture").

Ladies and Gentlemen:

The undersigned hereby certifies that (i) it is the beneficial owner of U.S.$                            in principal amount of the [Class [X][A][B][C][D][E][F] [Senior] Secured [Deferrable] Floating Rate Notes due 2028 of Arch Street CLO, Ltd.[ and Arch Street CLO, LLC]] [Subordinated Notes due 2028 of Arch Street CLO, Ltd.] (the "Holder") and (ii) it is a Section 13 Banking Entity.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The Holder hereby waives its right to engage in any vote, consent, waiver, objection or similar action in connection with the resignation, removal and replacement of the Collateral Manager under the Management Agreement.  The Holder hereby agrees that such Notes shall be deemed Outstanding and such Holder may vote, consent, waive, object or take any similar action in connection with any other matters under the Management Agreement or under any other Transaction Document.

For the avoidance of doubt, (i) no subsequent notice or other action by the Holder purporting to modify, amend or rescind this Banking Entity Notice shall be effective and shall be void ab initio, (ii) no Holder or beneficial owner of Notes shall be required to provide a Banking Entity Notice (regardless of whether such Holder or beneficial owner is or is not a Section 13 Banking Entity) and (iii) no Banking Entity Notice shall bind any subsequent transferee of a Holder or beneficial owner delivering such Banking Entity Notice (unless such transferee also delivers a Banking Entity Notice) and any vote, consent, waiver, objection or similar action of such transferee shall be effective for all purposes in connection with the resignation, removal and replacement of the Collateral Manager.

G-1

IN WITNESS WHEREOF, the undersigned has caused this Banking Entity Notice to be duly executed this          day of                     ,           .

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:	Authorized Signatory

Tel.:
Fax:

ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

NEWSTAR CAPITAL LLC, as Collateral Manager

By:
Authorized Signatory

G-2